As filed with the Securities and Exchange Commission on August 6, 1997
                                                      Registration No. 333-32927


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                          Pre-Effective Amendment No. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -------------------

                            MEYER-SMITH HOLDCO, INC.
             (Exact name of registrant as specified in its charter)

                               -------------------

           Delaware                   5331                    91-1826443
        (State or other        (Primary Standard           (I.R.S. Employer
         jurisdiction of           Industrial               Identification
        incorporation or         Classification                   No.)
          organization)           Code Number)

                               3800 SE 22nd Avenue
                             Portland, Oregon 97202
                                 (503) 232-8844
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               -------------------

                                 ROGER A. COOKE
                       Senior Vice President and Secretary
                               3800 SE 22nd Avenue
                             Portland, Oregon 97202
                                 (503) 232-8844
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     It is respectfully requested that the Commission send copies of all notices, orders and communications to:

   MARGARET HILL NOTO          DANIEL S. STERNBERG         THOMAS C. SADLER
    Stoel Rives LLP             Cleary, Gottlieb,          Latham & Watkins
  900 SW Fifth Avenue,          Steen & Hamilton         633 West Fifth Street,
       Suite 2300               One Liberty Place              Suite 4000
 Portland, Oregon 97204      New York, New York 10016         Los Angeles,
     (503) 224-3380              (212) 225-2000             California 90071
                                                            (213) 485-1234

                               -------------------

     Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                Proposed             Proposed
                                                                 maximum             maximum
   Title of each class of                 Amount to be       offering price          aggregate              Amount of
 securities to be registered              registered(1)        per share          offering price(2)     registration fee(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value........       44,596,272        Not applicable        $2,469,088,659           $768,420
===========================================================================================================================

(1)  Represents the maximum amount of Common Stock, par value $.01 per share
     ("Holdings Common Stock"), of Meyer-Smith Holdco, Inc. ("Holdings") issuable upon consummation of the Merger (as defined in this Registration
     Statement), assuming (a) the conversion of each outstanding share of Common
     Stock, par value $.01 per share ("Fred Meyer Common Stock"), of Fred Meyer,
     Inc. into one share of Holdings Common Stock, (b) the conversion of each outstanding share of Class A Common Stock, par value $.01 per share
     ("Smith's Class A Common Stock"), of Smith's Food & Drug Centers, Inc.
     ("Smith's") into 1.05 shares of Holdings Common Stock, (c) the conversion of each outstanding share of Class B Common Stock, par value $.01 per share
     ("Smith's Class B Common Stock"), of Smith's into 1.05 shares of Holdings
     Common Stock and (d) the exercise of each outstanding Fred Meyer and Smith's option to the extent exercisable as of the consummation of the Merger and the conversion of such shares into Holdings Common Stock in the Merger.
(2)  Pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended
     (the "Act"), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based upon (a) $57, the average of the high and low sale prices of Fred Meyer Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions
     Reporting System on August 1, 1997, (b) $59 1/4, the average of the high and low sale prices of Smith's Class B Common Stock as reported on the NYSE
     Composite Transactions Reporting System on August 1, 1997, and (c) the estimated book value of Series I Preferred Stock, par value $.01 per share, of Smith's on August 1, 1997.
(3) Pursuant to Rule 457(b) of the Act, the registration fee hereunder is offset by the fee of $156,146 previously paid in connection with the filing on June 13, 1997 with the Commission of the preliminary proxy materials relating to the transactions described herein, resulting in a payment hereunder of $612,274.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such a date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                                     [LOGO]
                                FRED MEYER, INC.
                               3800 SE 22ND AVENUE
                             PORTLAND, OREGON 97202

                                                                August [ ], 1997

Dear Fellow Stockholders:

     You are cordially invited to attend a special meeting of stockholders (the "Fred Meyer Special Meeting") of Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), to be held on September 8, 1997 at 10:00 a.m. local time, at the DoubleTree Hotel, Lloyd Center, 1000 NE Multnomah, Portland, Oregon.

     At the Fred Meyer Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997 (the "Merger Agreement"), by and between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), and Fred Meyer. Upon consummation of the transactions contemplated by the Merger
Agreement: (i) Smith's and Fred Meyer will become wholly owned subsidiaries of Meyer-Smith Holdco, Inc., a newly formed holding company ("Holdings"); (ii) each outstanding share of Class A Common Stock and Class B Common Stock of Smith's will be converted into 1.05 shares of common stock of Holdings; (iii) each outstanding share of Series I Preferred Stock of Smith's will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.331/3); and (iv) each outstanding share of common stock of Fred Meyer will be converted into one share of common stock of Holdings (the "Fred Meyer Exchange Ratio"). See "The Merger Agreement -- Conversion of Shares" and "-- Exchange of Stock Certificates," in the accompanying Joint Proxy Statement/Prospectus. You will also be asked to consider and vote on proposals to approve and adopt the Holdings 1997 Stock Incentive Plan (the "1997 Plan") and the Holdings Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan").

     After careful consideration, your Board of Directors has determined that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of Fred Meyer. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and recommends that all Fred Meyer stockholders vote for the approval and adoption of the Merger Agreement. In making that determination, the Board of Directors took into account, among other things, the written opinion, dated May 11, 1997, of Salomon Brothers Inc, financial advisor to Fred Meyer. Your Board of Directors also recommends that all Fred Meyer stockholders vote for the approval and adoption of the 1997 Plan and the Directors' Plan.

     Stockholders of Fred Meyer are urged to read carefully the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, including the Appendices thereto, which contain important information about the transactions contemplated by the Merger Agreement and about the 1997 Plan and the Directors' Plan.

     Whether or not you plan to attend the Fred Meyer Special Meeting in person, please be sure to complete, sign and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope so that your shares are represented at the Fred Meyer Special Meeting and voted in accordance with your wishes. You may, of course, attend the Fred Meyer Special Meeting and vote in person, even if you have previously returned your proxy card.

     We appreciate your support of this transaction. If you have questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc., which is assisting us with this transaction, toll-free at (800) 322-2885.

                                       Yours very truly,



                                       Robert G. Miller
                                       Chairman of the Board of Directors
                                       and Chief Executive Officer

                                     [LOGO]
                                FRED MEYER, INC.
                               3800 SE 22ND AVENUE
                             PORTLAND, OREGON 97202

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be held on September 8, 1997

To the Stockholders of
FRED MEYER, INC.

     A special meeting of stockholders (the "Fred Meyer Special Meeting") of Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), will be held on September 8, 1997 at 10:00 a.m. local time, at the DoubleTree Hotel, Lloyd Center, 1000 NE Multnomah, Portland, Oregon, for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997 (the "Merger Agreement"), by and between Fred Meyer and Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), pursuant to which, among other things, (i) Smith's and Fred Meyer will become wholly owned subsidiaries of Meyer-Smith Holdco, Inc., a newly formed holding company ("Holdings"); (ii) each outstanding share of Class A Common Stock and Class B Common Stock of Smith's will be converted into 1.05 shares of common stock of Holdings; (iii) each outstanding share of Series I Preferred Stock of Smith's will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.331/3); (iv) each outstanding share of common stock of Fred Meyer will be converted into one share of common stock of Holdings; and (v) the name of Holdings will be changed to "Fred Meyer, Inc.", and the name of Fred Meyer, Inc. will be changed to "FM Stores, Inc.";

     2. To consider and vote on a proposal to approve and adopt the Holdings 1997 Stock Incentive Plan (the "1997 Plan");

     3. To consider and vote on a proposal to approve and adopt the Holdings Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"); and

     4. To transact such other business as may properly come before the Fred Meyer Special Meeting or any postponements and/or adjournments thereof.

     The Board of Directors of Fred Meyer recommends that stockholders vote "FOR" the approval and adoption of the Merger Agreement, "FOR" the approval and adoption of the 1997 Plan and "FOR" the approval and adoption of the Directors' Plan.

     The close of business on July 18, 1997 has been fixed by the Board of Directors of Fred Meyer as the record date for determination of the stockholders of Fred Meyer entitled to notice of, and to vote at, the Fred Meyer Special Meeting or any postponements and/or adjournments thereof. Whether or not you plan to attend the Fred Meyer Special Meeting, we urge you to complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by delivering to Fred Meyer, at 3800 SE 22nd Avenue, Portland, Oregon 97202, Attn: Roger A. Cooke, Secretary, a written notice of such revocation or a duly executed, later-dated proxy or by attending the Fred Meyer Special Meeting and voting in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Roger A. Cooke
                                       Secretary
Portland, Oregon
August [  ], 1997
--------------------------------------------------------------------------------



                             YOUR VOTE IS IMPORTANT

                     TO VOTE YOUR SHARES, PLEASE SIGN, DATE,
                    COMPLETE AND MAIL THE ENCLOSED PROXY CARD
                    PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.


--------------------------------------------------------------------------------

                                     [LOGO]
                        SMITH'S FOOD & DRUG CENTERS, INC.
                             1550 South Redwood Road
                           Salt Lake City, Utah 84104

                                August [ ], 1997

Dear Fellow Stockholders:

     You are cordially invited to attend a special meeting of stockholders (the "Smith's Special Meeting") of Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), to be held on September 8, 1997 at 10:00 a.m. local time, at the offices of Latham & Watkins, 633 West Fifth Street, 6th Floor, Los Angeles, California.

     At the Smith's Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997 (the "Merger Agreement"), by and between Smith's and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"). Upon consummation of the transactions contemplated by the Merger Agreement: (i) Smith's and Fred Meyer will become wholly owned subsidiaries of Meyer-Smith Holdco, Inc., a newly formed holding company ("Holdings"); (ii) each outstanding share of Class A Common Stock and Class B Common Stock of Smith's will be converted into 1.05 shares of common stock of Holdings; (iii) each outstanding share of Series I Preferred Stock of Smith's will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.331/3); and
(iv) each outstanding share of common stock of Fred Meyer will be converted into one share of common stock of Holdings. See "The Merger Agreement --Conversion of Shares" and "-- Exchange of Stock Certificates" in the accompanying Joint Proxy Statement/Prospectus. You will also be asked to consider and vote on proposals to approve and adopt the Holdings 1997 Stock Incentive Plan (the "1997 Plan") and the Holdings Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan").

     After careful consideration, your Board of Directors has determined that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of Smith's. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and recommends that all Smith's stockholders vote for the approval and adoption of the Merger Agreement. In making that determination, the Board of Directors took into account, among other things, the written opinion, dated May 11, 1997, of Donaldson, Lufkin & Jenrette Securities Corporation, financial advisor to Smith's. Your Board of Directors also recommends that all Smith's stockholders vote for the approval and adoption of the 1997 Plan and the Directors' Plan.

     Fred Meyer has entered into voting agreements with certain stockholders of Smith's (including, among others, the undersigned, Fred L. Smith, a director of Smith's, and The Yucaipa Companies and certain of its affiliates) owning in the aggregate approximately 70% of the combined voting power of the outstanding capital stock of Smith's, pursuant to which such stockholders have each agreed, among other things, to vote all shares of Class A Common Stock, Class B Common Stock or Series I Preferred Stock owned by each of them in favor of the approval and adoption of the Merger Agreement. Assuming such stockholders vote their shares in accordance with the voting agreements at the Smith's Special Meeting, the requisite vote for the approval and adoption of the Merger Agreement would be assured. See "Other Agreements -- Voting Agreements" in the accompanying Joint Proxy Statement/Prospectus.

     Stockholders of Smith's are urged to read carefully the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, including the Appendices thereto, which contain important information about the transactions contemplated by the Merger Agreement and about the 1997 Plan and the Directors' Plan.

     Whether or not you plan to attend the Smith's Special Meeting in person, please be sure to complete, sign and return the enclosed proxy card(s) as soon as possible in the enclosed postage-paid envelope so that your shares are represented at the Smith's Special Meeting and voted in accordance with your wishes. You may, of course, attend the Smith's Special Meeting and vote in person, even if you have previously returned your proxy card(s).

                                       Yours very truly,



                                       Jeffrey P. Smith
                                       Chairman of the Board of Directors

                                     [LOGO]
                        SMITH'S FOOD & DRUG CENTERS, INC.
                             1550 South Redwood Road
                           Salt Lake City, Utah 84104

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be held on September 8, 1997

To the Stockholders of
SMITH'S FOOD & DRUG CENTERS, INC.

     A special meeting of stockholders (the "Smith's Special Meeting") of Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), will be held on September 8, 1997 at 10:00 a.m. local time, at the offices of Latham & Watkins, 633 West Fifth Street, 6th Floor, Los Angeles, California, for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997 (the "Merger Agreement"), by and between Smith's and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), pursuant to which, among other things, (i) Smith's and Fred Meyer will become wholly owned subsidiaries of Meyer-Smith Holdco, Inc., a newly formed holding company ("Holdings"); (ii) each outstanding share of Class A Common Stock and Class B Common Stock of Smith's will be converted into 1.05 shares of common stock of Holdings; (iii) each outstanding share of Series I Preferred Stock of Smith's will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.331/3); and (iv) each outstanding share of common stock of Fred Meyer will be converted into one share of common stock of Holdings;

     2. To consider and vote on a proposal to approve and adopt the Holdings 1997 Stock Incentive Plan (the "1997 Plan");

     3. To consider and vote on a proposal to approve and adopt the Holdings Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"); and

     4. To transact such other business as may properly come before the Smith's Special Meeting or any postponements and/or adjournments thereof.

     The Board of Directors of Smith's unanimously recommends that stockholders vote "FOR" the approval and adoption of the Merger Agreement, "FOR" the approval and adoption of the 1997 Plan and "FOR" the approval and adoption of the Directors' Plan.

     The close of business on July 18, 1997 has been fixed by the Board of Directors of Smith's as the record date (the "Record Date") for determination of the stockholders of Smith's entitled to notice of, and to vote at, the Smith's Special Meeting or any postponements and/or adjournments thereof.

     Fred Meyer has entered into voting agreements with certain stockholders of Smith's (including, among others, Jeffrey P. Smith, the Chairman of the Board of Directors of Smith's, Fred L. Smith, a director of Smith's, and The Yucaipa Companies and certain of its affiliates) who at the Smith's Record Date owned in the aggregate approximately 70% of the combined voting power of the outstanding capital stock of Smith's, pursuant to which such stockholders have each agreed, among other things, to vote all shares of Class A Common Stock, Class B Common Stock or Series I Preferred Stock owned by each of them in favor of the approval and adoption of the Merger Agreement. Assuming such stockholders vote their shares in accordance with the voting agreements at the Smith's Special Meeting, the requisite vote for the approval and adoption of the Merger Agreement would be assured. See "Other Agreements -- Voting Agreements" in the accompanying Joint Proxy Statement/Prospectus.

     Whether or not you plan to attend the Smith's Special Meeting, we urge you to complete, sign and return the enclosed proxy card(s) in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by delivering to Smith's, at 1550 South Redwood Road, Salt Lake City, Utah 84104, Attn: Michael C. Frei, Secretary, a written notice of such revocation or a duly executed, later-dated proxy or by attending the Smith's Special Meeting and voting in person.

     If you own any shares of Class A Common Stock, Class B Common Stock or Series I Preferred Stock, please sign and return all proxy card(s) provided to you for each type of stock owned by you as of the Record Date.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Michael C. Frei
                                       Secretary
Salt Lake City, Utah
August [  ], 1997

--------------------------------------------------------------------------------


                             YOUR VOTE IS IMPORTANT

                     TO VOTE YOUR SHARES, PLEASE SIGN, DATE,
                  COMPLETE AND MAIL THE ENCLOSED PROXY CARD(S)
                    PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

--------------------------------------------------------------------------------

                              JOINT PROXY STATEMENT

FRED MEYER, INC.                               SMITH'S FOOD & DRUG CENTERS, INC.
SPECIAL MEETING OF STOCKHOLDERS                SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 8, 1997                TO BE HELD ON SEPTEMBER 8, 1997

                                   -----------

                     PROSPECTUS OF MEYER-SMITH HOLDCO, INC.
               (to be renamed "Fred Meyer, Inc." upon consummation
                         of the Merger described herein)

                                   -----------

     This Joint Proxy Statement/Prospectus is being furnished to stockholders of Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), in connection with the solicitation of proxies by the Board of Directors of Fred Meyer (the "Fred Meyer Board") for use at the special meeting of stockholders of Fred Meyer to be held on September 8, 1997, or any adjournments and/or postponements thereof (the "Fred Meyer Special Meeting"), and to stockholders of Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), in connection with the solicitation of proxies by the Board of Directors of Smith's (the "Smith's Board") for use at the special meeting of stockholders of Smith's to be held on September 8, 1997, or any adjournments and/or postponements thereof (the "Smith's Special Meeting"). This Joint Proxy Statement/Prospectus and accompanying form(s) of proxy are first being mailed to the stockholders of Fred Meyer and Smith's on or about August 8, 1997.

     The Fred Meyer Special Meeting has been called to consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997 (the "Merger Agreement"), by and between Fred Meyer and Smith's, pursuant to which, among other things, (i) Meyer-Smith Holdco, Inc., a newly formed Delaware corporation to be renamed "Fred Meyer, Inc." following the consummation of the transactions contemplated by the Merger Agreement ("Holdings"), will form two wholly owned subsidiaries ("Fred Meyer Sub" and "Smith's Sub"), and Fred Meyer Sub will merge with and into Fred Meyer, with Fred

                   ------------------------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        -------------------------------

      The date of this Joint Proxy Statement/Prospectus is August 6, 1997.

Meyer surviving the merger and becoming a wholly owned subsidiary of Holdings (the "Fred Meyer Merger"); and (ii) each issued and outstanding share of common stock, par value $.01 per share, of Fred Meyer ("Fred Meyer Common Stock"), will be converted into one fully paid and nonassessable share of common stock, par value $.01 per share ("Holdings Common Stock"), of Holdings (the "Fred Meyer Exchange Ratio"). See "The Merger Agreement --Conversion of Shares" and "-- Exchange of Stock Certificates." At the Fred Meyer Special Meeting, stockholders of Fred Meyer will also consider and vote on proposals to approve and adopt the Holdings 1997 Stock Incentive Plan (the "1997 Plan") and the Holdings Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"). Approval and adoption of the Merger Agreement requires the approval of the holders of a majority of the outstanding shares of Fred Meyer Common Stock. Approval and adoption of each of the 1997 Plan and the Directors' Plan requires the approval of the holders of a majority of the shares present and entitled to vote on the matter at the Fred Meyer Special Meeting, provided that the total votes cast on the matter represent over 50% of the Fred Meyer Common Stock entitled to vote on the matter. See "Fred Meyer Special Meeting."

     The Smith's Special Meeting has been called to consider and vote upon the Merger Agreement, pursuant to which, among other things, (i) Smith's Sub will merge with and into Smith's, with Smith's surviving the merger and becoming a wholly owned subsidiary of Holdings (the "Smith's Merger" and, together with the Fred Meyer Merger, the "Merger"); (ii) each issued and outstanding share of (x) Class A Common Stock, par value $.01 per share, of Smith's (the "Smith's Class A Common Stock") and (y) Class B Common Stock, par value $.01 per share, of Smith's (the "Smith's Class B Common Stock" and, together with the Smith's Class A Common Stock, the "Smith's Common Stock") will be converted into 1.05 fully paid and nonassessable shares of Holdings Common Stock (the "Smith's Exchange Ratio" and, together with the Fred Meyer Exchange Ratio, the "Exchange Ratios"); and (iii) each issued and outstanding share of Series I Preferred Stock, par value $.01 per share, of Smith's (the "Smith's Series I Preferred Stock" and, together with the Smith's Common Stock, the "Smith's Stock") will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.331/3). See "The Merger Agreement -- Conversion of Shares" and "-- Exchange of Stock Certificates." At the Smith's Special Meeting, stockholders of Smith's will also consider and vote on proposals to approve and adopt the 1997 Plan and the Directors' Plan.

     Approval and adoption of the Merger Agreement requires the approval of the holders of a majority of the total votes of the outstanding shares of Smith's Stock. Fred Meyer has entered into voting agreements with certain stockholders of Smith's (including, among others, Jeffrey P. Smith, the Chairman of the Smith's Board, Fred L. Smith, a director of Smith's, and The Yucaipa Companies and certain of its affiliates) who at the Smith's Record Date owned in the aggregate approximately 70% of the combined voting power of the outstanding capital stock of Smith's, pursuant to which such stockholders have each agreed, among other things, to vote all shares of Smith's Stock owned by each of them in favor of the approval and adoption of the Merger Agreement. Assuming such stockholders vote their shares in accordance with the voting agreements at the Smith's Special Meeting, the requisite vote for the approval and adoption of the Merger Agreement by the stockholders of Smith's would be assured. See "Other Agreements -- Voting Agreements." Approval and adoption of each of the 1997 Plan and the Directors' Plan requires the approval of the holders of a majority of the total votes of the shares present and entitled to vote on the matter at the Smith's Special Meeting, provided that the total votes cast on the matter represent over 50% in interest of all securities entitled to vote on the matter. See "Smith's Special Meeting."

     In considering the Merger, stockholders should be aware that certain members of management of Fred Meyer and Smith's and the Fred Meyer Board and the Smith's Board have interests in the Merger that are different from, or in addition to, the interests of the stockholders of Fred Meyer and Smith's generally. See "The Merger -- Interests of Certain Persons in the Merger" and "Management of Holdings Following the Merger."

     This Joint Proxy Statement/Prospectus also serves as a prospectus of Holdings with respect to up to 44,596,272 shares of Holdings Common Stock to be issued to (i) the holders of Fred Meyer Common Stock outstanding immediately prior to the Effective Time (as defined herein) and (ii) the holders of Smith's Common Stock outstanding immediately prior to the Effective Time. See "The Merger Agreement -- Conversion of Shares."

     The Fred Meyer Common Stock and the Smith's Class B Common Stock are listed on the New York Stock Exchange (the "NYSE"). Upon consummation of the Merger, the Holdings Common Stock will be listed on the NYSE, at which time the Fred Meyer Common Stock and the Smith's Class B Common Stock will be removed from listing thereon. The last reported sale price of Fred Meyer Common Stock on the NYSE was $56 per share on August 5, 1997, the most recent practicable trading day prior to the date of this Joint Proxy Statement/Prospectus, and $417/8 per share on May 9, 1997, the last trading day preceding public announcement of the proposed Merger. The last reported sale price of Smith's Class B Common Stock on the NYSE was $58 5/16 per share on August 5, 1997, the most recent practicable trading day prior to the date of this Joint Proxy Statement/Prospectus, and $40 per share on May 9, 1997, the last trading day preceding public announcement of the proposed Merger. The Exchange Ratios are fixed and are not subject to adjustment in the event of fluctuations in the market price of Fred Meyer Common Stock or Smith's Class B Common Stock. There is no assurance as to the market price of Fred Meyer Common Stock or Smith's Class B Common Stock at any time prior to the Effective Time or as to the market price of Holdings Common Stock at any time thereafter. Stockholders are urged to obtain current market quotations for Fred Meyer Common Stock and Smith's Class B Common Stock.

     Based on (i) the 15,857,652 shares of Smith's Common Stock outstanding on the Smith's Record Date, (ii) the 26,760,434 shares of Fred Meyer Common Stock outstanding on the Fred Meyer Record Date and (iii) the Exchange Ratios, a total of approximately 16,650,535 shares, or 38%, and approximately 26,760,434 shares, or 62%, of Holdings Common Stock would be issuable to stockholders of Smith's and Fred Meyer, respectively, upon consummation of the Merger. In addition, based on (i) the 2,601,370 shares of Smith's Class B Common Stock issuable upon the exercise of outstanding options, warrants or other rights to acquire shares of Smith's Class B Common Stock, (ii) the 2,626,592 shares of Fred Meyer Common Stock issuable upon the exercise of outstanding options to purchase shares of Fred Meyer Common Stock and (iii) the Exchange Ratios, on a fully diluted basis a total of approximately 19,381,974 shares, or 40%, and approximately 29,387,026 shares, or 60%, of Holdings Common Stock would be issuable to stockholders of Smith's and holders of options, warrants or other rights to acquire shares of Smith's Class B Common Stock, on the one hand, and stockholders of Fred Meyer and holders of options to purchase shares of Fred Meyer Common Stock, on the other hand, respectively, upon consummation of, and upon exercise of such options, warrants and other rights following the consummation of, the Merger.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION..........................................................1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................1
CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION....................................................4
SUMMARY........................................................................5
    The Companies..............................................................5
         Fred Meyer............................................................5
         Smith's  .............................................................5
         Holdings .............................................................5
    Fred Meyer Special Meeting.................................................6
    Smith's Special Meeting....................................................6
    The Merger.................................................................7
         Ownership of Holdings after the Merger................................7
         Recommendation of the Fred Meyer Board................................7
         Recommendation of the Smith's Board...................................8
         Opinion of Fred Meyer Financial Advisor...............................8
         Opinion of Smith's Financial Advisor..................................8
         Interests of Certain Persons in the Merger............................8
         Certain Federal Income Tax Consequences..............................11
         Accounting Treatment.................................................11
         Regulatory Approvals.................................................11
         Appraisal Rights.....................................................11
         Stock Exchange Listing of Holdings Common Stock......................12
    The Merger Agreement......................................................12
         Conversion of Shares.................................................12
         Representations and Warranties.......................................13
         Certain Covenants....................................................13
         No Solicitation of Acquisition Proposals.............................13
         Conditions to the Obligations of the Parties to Effect the Merger....14
         Termination Fee......................................................14
         Amendment and Waiver.................................................15
    Other Agreements..........................................................15
         Stock Option Agreement...............................................15
         Voting Agreements....................................................16
         Registration Rights Agreement........................................16
         Holdings Management Services Agreement...............................16

    Management of Holdings Following the Merger...............................17
    Comparison of Stockholders' Rights........................................17
    Comparative Market Prices and Dividends...................................17
    1997 Stock Incentive Plan.................................................18
    Non-Employee Directors' Deferred Compensation Plan........................18
    Refinancing Arrangements..................................................19
    Selected Historical and Pro Forma Financial Data..........................20
    Fred Meyer Selected Historical Financial Data.............................21
    Smith's Selected Historical Financial Data................................24
    Holdings Selected Unaudited Pro Forma Condensed Combined
    Financial Data and per Share Data.........................................27
THE COMPANIES.................................................................30
    Fred Meyer................................................................30
    Smith's...................................................................31
         Smitty's Merger and Recapitalization.................................31
    Holdings..................................................................32
    The Combined Company......................................................32
         Estimated Cost Savings and Improvements from Operating Synergies.....32
         Estimated Reductions in Financing Costs..............................33
FRED MEYER SPECIAL MEETING....................................................34
    General...................................................................34
    Solicitation, Voting and Revocability of Proxies..........................34
    Recommendations of the Fred Meyer Board...................................36
SMITH'S SPECIAL MEETING.......................................................38
    General...................................................................38
    Solicitation, Voting and Revocability of Proxies..........................38
    Recommendations of the Smith's Board......................................41
THE MERGER....................................................................42
    Background of the Merger..................................................42
    Reasons of Fred Meyer for the Merger......................................45
         Enhanced Franchise and Resources.....................................45
         Long-Term Strategic Issues...........................................45
         Opportunities for Efficiencies and Cost Savings......................46
         Financial Considerations.............................................46
         Advice of Financial Advisor and Fairness Opinion.....................46
         Terms of Merger Agreement and Related Agreements.....................46
         Complementary Nature of Businesses...................................47
         Regulatory Approval..................................................47
         Directors and Management of Fred Meyer after the Merger..............47
         Tax Treatment of the Merger..........................................47

    Reasons of Smith's for the Merger.........................................47
         Strategic Combination................................................48
         Implementation of Long-Term Strategy.................................48
         Financial Performance and Business...................................48
         Opportunities for Efficiencies and Cost Savings......................48
         Complementary Nature of Businesses...................................48
         Reduced Leverage.....................................................49
         Management Team......................................................49
         Consideration to be Received by Stockholders.........................49
         The Merger Agreement and Other Agreements............................49
         Structure of Merger..................................................50
         Regulatory Approval..................................................50
         Financing............................................................50
         DLJ Opinion..........................................................50
    Opinion of Fred Meyer Financial Advisor...................................51
         Discounted Cash Flow Valuation.......................................52
         Transaction Multiples Valuation......................................52
         Comparable Company Valuation.........................................53
         Pro Forma Combination Analysis.......................................54
         Contribution Analysis................................................54
         Historical Trading and Premium Analysis..............................54
    Opinion of Smith's Financial Advisor......................................56
         Common Stock Performance Analysis....................................57
         Historical Exchange Ratio Analysis...................................58
         Earnings Per Share Impact Analysis...................................58
         Premiums Paid in Public Merger and Acquisition Transactions..........58
         Relative Contribution Analysis.......................................59
         Comparable Company Analysis..........................................59
         Comparable Transaction Analysis......................................60
         Discounted Cash Flow Analysis........................................61
    Interests of Certain Persons in the Merger................................63
         Existing Arrangements................................................63
              Fred Meyer Stock Option Plans...................................63
              Fred Meyer Non-Employee Directors Stock Compensation Plan.......63
              Indemnification Arrangements with Fred Meyer Officers and
              Directors.......................................................64
              Smith's Employment Agreements...................................64
              Smith's Deferred Compensation Agreements........................64
              Smith's Stock Option Plan.......................................65

              Smith's Management Services Agreement and Transaction
              Consulting Agreement............................................65
              The Yucaipa Warrants............................................66
              Indemnification Arrangements with Smith's Officers and
              Directors.......................................................67
              Registration Rights Agreement...................................67
         The Merger...........................................................67
              Directors and Officers of Holdings..............................67
              Fred Meyer Stock Option Plans and Compensation..................68
              Holdings Executive Severance Agreements and
              Employment Agreement............................................69
              Fred Meyer Non-Employee Directors Stock Compensation Plan.......70
              Indemnification Arrangements with Fred Meyer Officers and
              Directors.......................................................70
              Smith's Employment Agreements...................................70
              New Employment Agreements.......................................71
              Smith's Deferred Compensation Agreements........................72
              Smith's Stock Option Plan.......................................72
              Holdings Management Services Agreement..........................73
              The Yucaipa Warrants............................................73
              Indemnification Arrangements with Smith's Officers and
              Directors.......................................................74
              Registration Rights Agreement...................................74
    Certain Federal Income Tax Consequences...................................74
    Accounting Treatment......................................................76
    Regulatory Approvals and Other Legal Matters..............................76
         Regulatory Approvals.................................................76
         Legal Proceedings....................................................77
    Appraisal Rights..........................................................78
    Stock Exchange Listing of Holdings Common Stock...........................82
    Federal Securities Law Consequences.......................................82
THE MERGER AGREEMENT..........................................................84
    The Merger................................................................84
    Conversion of Shares......................................................84
    Fractional Shares.........................................................86
    Exchange of Stock Certificates............................................87
    Representations and Warranties............................................88
    Certain Covenants.........................................................88
         Interim Operations...................................................89
         Capital Expenditures.................................................89

         Indebtedness.........................................................89
         Changes in Capital Stock.............................................89
         Issuance of Stock; Dispositions; Acquisitions........................89
         Employment Agreements................................................89
         Employee Compensation and Benefits...................................89
         Inventory............................................................90
         Labor Matters........................................................90
         Consents ............................................................90
         Further Assurance and Cooperation....................................90
    No Solicitation of Acquisition Proposals..................................90
    Indemnification...........................................................91
    Conditions to Each Party's Obligation to Effect the Merger................92
    Conditions to Obligation of Smith's to Effect the Merger..................93
    Conditions to Obligation of Fred Meyer to Effect the Merger...............94
    Termination Fee...........................................................96
    Amendment and Waiver......................................................96
OTHER AGREEMENTS..............................................................97
    Stock Option Agreement....................................................97
    Voting Agreements........................................................100
    Registration Rights Agreement............................................101
    Holdings Management Services Agreement...................................103
REFINANCING ARRANGEMENTS.....................................................106
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS...................................................................108
COMPARATIVE MARKET PRICES AND DIVIDENDS......................................119
MANAGEMENT OF HOLDINGS FOLLOWING THE MERGER..................................121
SECURITY OWNERSHIP OF HOLDINGS...............................................124
DESCRIPTION OF HOLDINGS CAPITAL STOCK........................................126
    Authorized Capital Stock.................................................126
    Holdings Common Stock....................................................126
    Holdings Preferred Stock.................................................127
    Certain Anti-Takeover Provisions.........................................127
COMPARISON OF STOCKHOLDERS' RIGHTS...........................................128
    Comparison of Rights of Holders of Common Stock Generally................128
         Number of Directors.................................................128
         Classified Board of Directors.......................................128
         Removal of Directors................................................129
         Vacancies on the Board of Directors.................................129
         Stockholder Action by Written Consent...............................129
         Amendments of Certificate of Incorporation..........................129

         Amendment of Bylaws.................................................129
         Notice of Stockholders Proposals/Nominations of Directors...........130
         Calling of Special Meeting of Stockholders..........................131
    Comparison of Rights of Holders of Smith's Class A Common Stock and
    Holders of Holdings Common Stock.........................................131
         General  ...........................................................131
         Voting Rights.......................................................131
         Conversion Rights...................................................132
PROPOSAL TO APPROVE THE 1997 STOCK INCENTIVE PLAN
OF HOLDINGS..................................................................133
    Description of the 1997 Plan.............................................133
         Eligibility.........................................................133
         Administration......................................................133
         Term of Plan........................................................133
         Stock Options.......................................................133
         Stock Appreciation Rights...........................................134
         Stock Bonus Awards..................................................135
         Restricted Stock....................................................135
         Cash Bonus Rights...................................................135
         Performance-based Awards............................................136
         Changes in Capital Structure........................................136
         Acceleration in Certain Events......................................137
    Tax Consequences.........................................................137
    Recommendation of the Boards of Directors................................138
PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS'
DEFERRED COMPENSATION PLAN OF HOLDINGS ......................................139
    General..................................................................139
    Administration...........................................................139
    Eligibility and Participation............................................139
    Form of Election.........................................................140
    Deferral Accounts........................................................140
    Miscellaneous Provisions.................................................141
    Federal Income Tax Consequences..........................................141
    Recommendation of the Boards of Directors................................141
STOCKHOLDER PROPOSALS........................................................143
LEGAL MATTERS................................................................143
EXPERTS......................................................................143
OTHER MATTERS................................................................144

APPENDIX A  -   MERGER AGREEMENT
APPENDIX B  -   FAIRNESS OPINION OF SALOMON BROTHERS INC
APPENDIX C  -   FAIRNESS OPINION OF DONALDSON, LUFKIN
                & JENRETTE SECURITIES CORPORATION
APPENDIX D  -   RESTATED CERTIFICATE OF INCORPORATION OF HOLDINGS
APPENDIX E  -   BYLAWS OF HOLDINGS
APPENDIX F  -   VOTING AGREEMENTS
APPENDIX G  -   SECTION 262 OF THE DELAWARE GENERAL
                CORPORATION LAW
APPENDIX H  -   STOCK OPTION AGREEMENT
APPENDIX I  -   1997 STOCK INCENTIVE PLAN OF HOLDINGS
APPENDIX J  -   NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN
                        OF HOLDINGS

                              AVAILABLE INFORMATION

     Fred Meyer and Smith's are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Fred Meyer and Smith's with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The Fred Meyer Common Stock is listed on the NYSE. The Smith's Class B Common Stock is also listed on the NYSE. The periodic reports, proxy statements and other information filed by Fred Meyer and Smith's with the Commission may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Joint Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") filed with the Commission by Holdings, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Holdings Common Stock offered hereby. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, to which reference is hereby made for further information with respect to Fred Meyer and Smith's and the Holdings Common Stock offered hereby. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such provisions and documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by Fred Meyer are incorporated herein by reference: (a) Fred Meyer's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, Amendment No. 1 thereto on Form 10-K/A filed May 20, 1997, and Amendment No. 2 thereto on Form 10-K/A filed on August [5,] 1997 (the "Fred Meyer Form 10-K"); (b) Fred Meyer's Quarterly Report on Form 10-Q for the fiscal quarter ended May 24,

1997 and Amendment No. 1 thereto on Form 10-Q/A filed on August [5], 1997; and
(c) Fred Meyer's Current Report on Form 8-K dated May 11, 1997.

     The following documents filed with the Commission by Smith's are incorporated herein by reference: (a) Smith's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, Amendment No. 1 thereto on Form 10-K/A filed April 7, 1997, and Amendment No. 2 thereto on Form 10-K/A filed on August [5,] 1997 (the "Smith's Form 10-K"); (b) Smith's Quarterly Report on Form 10-Q for the fiscal quarter ended April 5, 1997; (c) the portions of Smith's Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on April 23, 1997 filed on April 10, 1997 that have been incorporated by reference into the Smith's Form 10-K; and (d) Smith's Current Report on Form 8-K dated May 11, 1997.

     All documents filed by either Fred Meyer or Smith's pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the time at which the Fred Meyer Special Meeting and the Smith's Special Meeting have been finally adjourned shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO FRED MEYER (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO FRED MEYER, INC., 3800 SE 22ND AVENUE, PORTLAND, OREGON 97202,
ATTENTION: ROGER A. COOKE, SECRETARY (TELEPHONE NUMBER (503) 232-8844). THE DOCUMENTS RELATING TO SMITH'S (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO SMITH'S FOOD & DRUG CENTERS, INC., 1550 SOUTH REDWOOD ROAD, SALT LAKE CITY, UTAH 84104, ATTENTION: MICHAEL C. FREI, SECRETARY. FRED MEYER OR SMITH'S, AS THE CASE MAY BE, WILL SEND THE REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN

ONE BUSINESS DAY OF THE RECEIPT OF THE REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS BEFORE THE APPLICABLE MEETING DATE. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FRED MEYER OR SMITH'S. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF FRED MEYER OR SMITH'S SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. FRED MEYER HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO FRED MEYER AND ITS SUBSIDIARIES, AND SMITH'S HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO SMITH'S AND ITS SUBSIDIARIES.

     THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALE OF THE SECURITIES TO BE RECEIVED BY STOCKHOLDERS OF FRED MEYER OR SMITH'S UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ANY SUCH RESALE.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

     Certain matters discussed herein are forward-looking statements that involve risks and uncertainties. This Joint Proxy Statement/Prospectus contains certain forward-looking statements with respect to the financial condition, results of operations and business of each of Fred Meyer and Smith's on a stand-alone basis and of Holdings on a pro forma combined basis following the completion of the Merger, including statements relating to (a) the market presence and growth opportunities of the combined companies expected to result from the Merger; (b) the operating efficiencies, cost savings and refinancing opportunities anticipated to result from the Merger; (c) earnings per share and earnings per share growth projected to result from the Merger; and (d) the impact on revenues of the Merger. See "The Merger -- Reasons of Fred Meyer for the Merger," "-- Reasons of Smith's for the Merger," and "Unaudited Pro Forma Condensed Combined Financial Statements." These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the information set forth under the heading "Risk Factors" in the Smith's Form 10-K and the following possibilities: (1) conditions to the completion of the Merger may not be satisfied; (2) regulatory or government authorities may make adverse determinations regarding the Merger;
(3) expected cost savings from the Merger may not be fully realized or realized within the expected time frame; (4) revenues following the Merger may be lower than expected; (5) competitive pressures among food and nonfood retailers may increase significantly; (6) costs or difficulties related to the integration of the businesses of Fred Meyer and Smith's may be greater than expected; (7) unanticipated increases may occur in financing and other costs; (8) general economic or business conditions, either nationally or in the states in which Fred Meyer and Smith's conduct business, may be less favorable than expected;
(9) legislative or regulatory changes may adversely affect the businesses in which Fred Meyer and Smith's are engaged; (10) relations with the union bargaining units representing the employees of Fred Meyer or Smith's may deteriorate; and (11) other opportunities may be presented to and pursued by Fred Meyer or Smith's.

                                     SUMMARY

     The following summary of certain information contained in this Joint Proxy Statement/Prospectus is qualified in its entirety by, and reference is made to, the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus, including the accompanying Appendices and the documents incorporated by reference herein. Each stockholder is urged to read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety and with care. As used in this Joint Proxy Statement/Prospectus, the term "Fred Meyer" refers to Fred Meyer and, unless the context otherwise requires, its subsidiaries, the term "Smith's" refers to Smith's and, unless the context otherwise requires, its subsidiaries and the term "Holdings" refers to Holdings following completion of the Merger and, unless the context otherwise requires, its subsidiaries.

The Companies

     Fred Meyer. Fred Meyer is a regional retailer of a wide range of food, apparel, fine jewelry and products for the home. As of February 1, 1997, Fred Meyer operated 109 multidepartment stores under the name "Fred Meyer" in Alaska, Idaho, Montana, Oregon, Utah and Washington, and 110 specialty stores in 17 states. The multidepartment stores average approximately 144,000 square feet of retail space and emphasize one-stop-shopping for necessities and items of everyday use. All but five of the specialty stores are mall jewelry stores, which average approximately 1,300 square feet of retail space and operate under the names "Fred Meyer Jewelers" or "Merksamer Jewelers." See "The Companies -- Fred Meyer."

     Smith's. Smith's is a regional supermarket and drug store chain operating in the Intermountain and Southwestern Regions of the United States. Smith's develops and operates combination food and drug centers which offer one-stop-shopping convenience through a full-line supermarket with drug and pharmacy departments and some or all of the following specialty departments: delicatessens, hot prepared food sections, in-store bakeries, video rental shops, floral shops, one-hour photo processing labs, full-service banking and frozen yogurt shops. As of April 5, 1997, Smith's operated 144 combination food and drug stores, 5 warehouse stores and 2 conventional supermarkets in Arizona, Idaho, New Mexico, Nevada, Texas, Utah and Wyoming. The 144 combination food and drug stores average approximately 69,000 square feet in size and offer an extensive line of supermarket, non-food and drug products. See "The Companies -- Smith's."

     Holdings. Holdings, a newly formed Delaware corporation, all of the issued and outstanding common stock of which is owned 50% by each of Fred Meyer and Smith's, has not conducted any substantial business to date. As a result of the Merger, Fred Meyer and Smith's will become wholly owned subsidiaries of Holdings. Accordingly, the business of Holdings will be the business currently conducted by Fred Meyer and Smith's. Upon consummation of the Merger, Holdings will be renamed "Fred Meyer, Inc." and Fred Meyer will change its name. See "The Companies -- Holdings."

Fred Meyer Special Meeting

     The Fred Meyer Special Meeting is scheduled to be held on September 8, 1997 at 10:00 a.m. local time, at DoubleTree Hotel, Lloyd Center, 1000 NE Multnomah, Portland, Oregon. The purpose of the Fred Meyer Special Meeting is (i) to consider and vote on a proposal to approve and adopt the Merger Agreement and to change the name of Fred Meyer to "FM Stores, Inc."; (ii) to consider and vote on a proposal to approve and adopt the 1997 Plan; (iii) to consider and vote on a proposal to approve and adopt the Directors' Plan; and (iv) to transact such other business that may properly come before the Fred Meyer Special Meeting. The Fred Meyer Board is not aware of any such other matters.

     The record date for the Fred Meyer Special Meeting (the "Fred Meyer Record Date") is the close of business on July 18, 1997. As of the close of business on the Fred Meyer Record Date, there were 26,760,434 shares of Fred Meyer Common Stock outstanding and entitled to vote, held by 1,203 stockholders of record. Each holder of Fred Meyer Common Stock on the Fred Meyer Record Date is entitled to one vote per share held on all matters properly presented at the Fred Meyer Special Meeting.

     Approval and adoption of the Merger Agreement requires the approval of the holders of a majority of the outstanding shares of Fred Meyer Common Stock. Approval and adoption of each of the 1997 Plan and the Directors' Plan requires the approval of the holders of a majority of the shares present and entitled to vote on the matter at the Fred Meyer Special Meeting, provided that the total votes cast on the matter represent over 50% of the Fred Meyer Common Stock entitled to vote on the matter. See "Fred Meyer Special Meeting."

Smith's Special Meeting

     The Smith's Special Meeting is scheduled to be held on September 8, 1997 at 10:00 a.m. local time, at the offices of Latham & Watkins, 633 West Fifth Street, 6th Floor, Los Angeles, California. The purpose of the Smith's Special Meeting is (i) to consider and vote on a proposal to approve and adopt the Merger Agreement; (ii) to consider and vote on a proposal to approve and adopt the 1997 Plan; (iii) to consider and vote on a proposal to approve and adopt the Directors' Plan; and (iv) to transact such other business that may properly come before the Smith's Special Meeting. The Smith's Board is not aware of any such other matters.

     The record date for the Smith's Special Meeting (the "Smith's Record Date") is the close of business on July 18, 1997. As of the close of business on the Smith's Record Date, there were 3,677,205 shares of Smith's Class A Common Stock outstanding and entitled to vote, held by 156 stockholders of record, 12,180,447 shares of Smith's Class B Common Stock outstanding and entitled to vote, held by 777 stockholders of record, and 9,956,747 shares of Smith's Series I Preferred Stock outstanding and entitled to vote, held by eight stockholders of record. Holders of outstanding shares of Smith's Stock on the Smith's Record Date will vote together as a single class, with each share of Smith's Class A Common Stock and Smith's Series I Preferred Stock entitling the holder thereof to ten votes, and each share of Smith's Class B Common Stock entitling the holder thereof to one vote, on all matters properly presented at the Smith's Special Meeting.

     Approval and adoption of the Merger Agreement requires the approval of the holders of a majority of the total votes of the outstanding shares of Smith's Stock. Prior to the execution of the Merger Agreement, certain stockholders of Smith's who at the Smith's Record Date owned in the aggregate approximately 70% of the combined voting power of the outstanding capital stock of Smith's, entered into voting agreements with Fred Meyer pursuant to which such stockholders agreed, among other things, to vote the shares of Smith's Stock owned or acquired by them in favor of approval and adoption of the Merger Agreement. Assuming such stockholders vote their shares in accordance with the voting agreements at the Smith's Special Meeting, the presence of a quorum and the requisite vote for the approval and adoption of the Merger Agreement would be assured. Approval and adoption of each of the 1997 Plan and the Directors' Plan requires the approval of the holders of a majority of the total votes of the shares present and entitled to vote on the matter at the Smith's Special Meeting, provided that the total votes cast on the matter represent over 50% in interest of all securities entitled to vote on the matter. See "Smith's Special Meeting."

The Merger

     Ownership of Holdings after the Merger. Immediately following the Merger based upon shares of Common Stock of Fred Meyer and Smith's outstanding on July 18, 1997 (the Smith's Record Date and the Fred Meyer Record Date), it is anticipated that former holders of outstanding Fred Meyer Common Stock and Smith's Common Stock will collectively own approximately 62% and 38%, respectively, of the issued and outstanding shares of Holdings Common Stock.

     Recommendation of the Fred Meyer Board. The Fred Meyer Board believes that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of Fred Meyer and unanimously recommends that stockholders of Fred Meyer vote "FOR" approval and adoption of the Merger Agreement. See "The Merger -- Reasons of Fred Meyer for the Merger."

     Recommendation of the Smith's Board. The Smith's Board believes that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of Smith's and unanimously recommends that stockholders of Smith's vote "FOR" approval and adoption of the Merger Agreement. See "The Merger -- Reasons of Smith's for the Merger."

     Opinion of Fred Meyer Financial Advisor. On May 11, 1997, Salomon Brothers Inc ("Salomon"), financial advisor to Fred Meyer, delivered its written opinion to the Fred Meyer Board, that, as of such date, the Fred Meyer Exchange Ratio was fair to the stockholders of Fred Meyer from a financial point of view. The full text of Salomon's written opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on and scope of the review undertaken in connection with the opinion, is attached to this Joint Proxy Statement/Prospectus as Appendix B. Stockholders should read the entire opinion carefully. See "The Merger -- Opinion of Fred Meyer Financial Advisor."

     Opinion of Smith's Financial Advisor. On May 9, 1997, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), financial advisor to Smith's, rendered an oral opinion to the Smith's Board, which was confirmed by delivery of its written opinion dated May 11, 1997, to the effect that, as of such date, the Smith's Exchange Ratio was fair to the common stockholders of Smith's from a financial point of view. The full text of DLJ's written opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on and scope of the review undertaken in connection with the opinion, is attached to this Joint Proxy Statement/Prospectus as Appendix C. Stockholders should read the entire opinion carefully. See "The Merger -- Opinion of Smith's Financial Advisor."

     Interests of Certain Persons in the Merger. In considering the Merger, stockholders should be aware that certain members of management of Fred Meyer and Smith's and the Fred Meyer Board and the Smith's Board have interests in the Merger that are different from, or in addition to, the interests of the stockholders of Fred Meyer and Smith's generally.

     Following the Merger, certain of the current officers and directors of Fred Meyer and Smith's, respectively, will become officers and directors of Holdings. See "The Merger --Interests of Certain Persons in the Merger -- The Merger -- Directors and Officers of Holdings" and "Management of Holdings Following the Merger."

     In connection with the Merger, the Smith's Board determined that it was in the best interest of Smith's to provide certain assurances to its senior management in order to ensure management stability pending the consummation of the Merger. As a result, Smith's has entered into employment agreements with 17 employees, including three executive officers, of Smith's pursuant to which such employees will be entitled to certain benefits including, without limitation, a specified base salary and participation in incentive bonus programs, life insurance and medical, health, disability and accident and other benefit programs, upon a "change of control" of Smith's. The Merger will constitute such a "change of control." Following the Merger, it is also anticipated that Allen R. Rowland, President and Chief Operating Officer of Smith's, and Matthew G. Tezak, Senior Vice President and Chief Financial Officer of Smith's, will enter into agreements with Smith's on terms similar to the terms of the foregoing agreements. In addition, prior to its consideration of the Merger, Smith's had entered into deferred compensation agreements with five executive officers and five other current or former employees which, subject to certain conditions set forth in such agreements, provide for fixed monthly cash payments for a period of up to 20 years to commence following the first to occur of such employee's disability or death or a date specified in the agreement. The amount of benefits under each of the deferred compensation agreements increases annually with each year of service to Smith's by the respective employee, except that the agreements provide that the employee shall become entitled to the maximum amount of benefits thereunder in the event of a "change of control." The Merger will constitute a "change of control" resulting in the employee's entitlement to the maximum benefits under such agreements as if such employee had continued his employment with Smith's, through the applicable dates specified therein. See "The Merger -- Interests of Certain Persons in the Merger -- Existing Arrangements -- Smith's Employment Agreements," "-- Smith's Deferred Compensation Agreements," "-- The Merger -- Smith's Employment Agreements," "-- New Employment Agreements" and "-- Smith's Deferred Compensation Agreements."

     In connection with the Merger, substantially all outstanding stock options to purchase Fred Meyer Common Stock and Smith's Class B Common Stock granted under Fred Meyer stock option plans and Smith's stock option plan, respectively, will become immediately exercisable at the Effective Time for shares of Holdings Common Stock. See "The Merger --Interests of Certain Persons in the Merger -- Existing Arrangements -- Fred Meyer Stock Option Plans," "-- Smith's Stock Option Plan," "-- The Merger -- Fred Meyer Stock Option Plans" and "-- Smith's Stock Option Plan."

     Following the Merger and as a part of the integration of the compensation programs of Fred Meyer and Smith's, Holdings will enter into or amend employment agreements with senior officers of Fred Meyer, grant options to them pursuant to the 1997 Plan and make other compensation changes. See "The Merger -- Interests of Certain Persons in the Merger -- The Merger -- Fred Meyer Stock Option Plans and Compensation" and "-- Fred Meyer Executive Severance Agreements."

     Following the Merger all shares of Fred Meyer Common Stock purchased for non-employee directors under the Fred Meyer Non-Employee Directors Stock Compensation Plan will become immediately vested in full. See "The Merger -- Interests of Certain Persons in the Merger -- The Merger -- Fred Meyer Non-Employee Directors Stock Compensation Plan" (the "Fred Meyer Non-Employee Directors Plan").

     Smith's and The Yucaipa Companies LLC, a Delaware limited liability company ("Yucaipa"), of which Ronald W. Burkle, the Chief Executive Officer of Smith's, is the managing member, have entered into a transaction consulting agreement pursuant to which, among other things, Smith's has agreed to pay Yucaipa a total fee of $15 million upon consummation of certain transactions, including the Merger. In addition, Holdings has agreed to enter into a management services agreement with Yucaipa on the Closing Date (as defined herein). See "The Merger -- Interests of Certain Persons in the Merger -- Existing Arrangements -- Smith's Management Services Agreement and Transaction Consulting Agreement" and "-- The Merger -- Holdings Management Services Agreement."

     In May 1996, Smith's and an affiliate of Yucaipa entered into a warrant agreement for the purchase of up to 1,842,555 shares of Smith's nonvoting Class C Common Stock. Pursuant to the terms of the Merger Agreement and the warrant agreement, Holdings will enter into a supplemental warrant agreement with respect to the issuance of Holdings Common Stock upon exercise of the warrants subject to the initial warrant agreement, pursuant to which such warrants will be exercisable for an aggregate of 1,934,683 shares of Holdings Common Stock at an exercise price of $50 for each 1.05 shares of Holdings Common Stock, for an aggregate purchase price of $92,127,750. See "The Merger -- Interests of Certain Persons in the Merger -- Existing Arrangements -- The Yucaipa Warrants" and "-- The Merger -- The Yucaipa Warrants."

     Upon consummation of the Merger, Holdings will be obligated to indemnify certain current and former directors and officers of Fred Meyer and Smith's to the fullest extent such persons are indemnified by Fred Meyer and Smith's, respectively, pursuant to existing arrangements among the parties. In addition, for a period of five years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering such directors and officers on terms substantially no less advantageous to such directors and officers than existing insurance. See "The Merger -- Interests of Certain Persons in the Merger -- Existing Arrangements -- Indemnification Arrangements with Fred Meyer Officers and Directors," "--Indemnification Arrangements with Smith's Officers and Directors," "-- The Merger --Indemnification Arrangements with Fred Meyer Officers and Directors" and "-- The Merger -- Indemnification Arrangements with Smith's Officers and Directors."

     In connection with the Merger, Holdings will enter into a registration rights agreement with Jeffrey P. Smith, Fred L. Smith, Richard D. Smith, certain Smith family trusts and certain affiliates of Yucaipa providing them with certain "demand," "piggyback" and "shelf" registration rights with respect to Holdings Common Stock then owned by them. See "The Merger -- Interests of Certain Persons in the Merger -- Existing Arrangements -- Registration Rights Agreement" and "-- The Merger -- Registration Rights Agreement."

     Certain Federal Income Tax Consequences. The obligations of Fred Meyer and Smith's to consummate the Merger are conditioned on, among other things, the receipt of opinions of Cleary, Gottlieb, Steen & Hamilton and Latham & Watkins, special tax counsel to Fred Meyer and Smith's, respectively, based on certain facts and assumptions set forth therein and certain representations by their respective managements, substantially to the effect that for federal income tax purposes the Merger will be treated as an "exchange" within the meaning of
Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly (i) no gain or loss will be recognized by Smith's, Fred Meyer or Holdings as a result of the Merger; (ii) no gain or loss will be recognized by holders of Smith's Common Stock or Fred Meyer Common Stock upon the conversion of such stock into Holdings Common Stock (except with respect to any cash received in respect of fractional shares); and (iii) the aggregate tax basis and holding period of the shares of Holdings Common Stock received by holders of Smith's Common Stock or Fred Meyer Common Stock will be the same as the aggregate tax basis and holding period of the Smith's Common Stock or Fred Meyer Common Stock, as the case may be, surrendered in exchange therefor. Each stockholder of Fred Meyer and Smith's is urged to consult his or her own tax advisor concerning the federal income tax consequences of the Merger, as well as any applicable state, local, foreign or other tax consequences, based on such stockholder's own particular facts and circumstances. See "The Merger -- Certain Federal Income Tax Consequences."

     Accounting Treatment. The Merger will be accounted for as a purchase, with Fred Meyer as acquiror, in accordance with generally accepted accounting principles ("GAAP"). See "The Merger -- Accounting Treatment."

     Regulatory Approvals. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Merger may not be consummated until such time as the applicable waiting period requirements of the HSR Act have been satisfied. The applicable waiting period under the HSR Act has expired. See "The Merger -- Regulatory Approvals and Other Legal Matters -- Regulatory Approvals."

     Appraisal Rights. Under the Delaware General Corporation Law (the "DGCL"), holders of Fred Meyer Common Stock and Smith's Class B Common Stock are not entitled to appraisal rights in connection with the Merger. Holders of Smith's Class A Common Stock and Smith's

Series I Preferred Stock who do not vote in favor of the approval and adoption of the Merger Agreement and who have properly complied with Section 262 of the DGCL ("Section 262") will be entitled to appraisal rights. To preserve their rights, stockholders who wish to exercise their statutory appraisal rights must submit a written demand for appraisal prior to the Smith's Special Meeting and comply with the other procedural requirements of Section 262 described herein.
SECTION 262 IS REPRINTED IN ITS ENTIRETY AS APPENDIX G TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE DISCUSSION OF APPRAISAL RIGHTS IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NECESSARILY A SUMMARY OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX G. THE DISCUSSION CONTAINED HEREIN AND APPENDIX G SHOULD BE REVIEWED CAREFULLY BY ANY STOCKHOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS, IF AVAILABLE. See "The Merger -- Appraisal Rights."

     Stock Exchange Listing of Holdings Common Stock. Application has been made for the listing on the NYSE of the shares of Holdings Common Stock to be issued in the Merger. This listing is a condition to the consummation of the Merger. See "The Merger -- Stock Exchange Listing of Holdings Common Stock" and "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Merger."

The Merger Agreement

     Conversion of Shares. The Merger Agreement provides that, following the approval of the Merger Agreement by the stockholders of Fred Meyer and Smith's and the satisfaction or waiver of the other conditions to the Merger, Fred Meyer Sub will merge with and into Fred Meyer and Smith's Sub will merge with and into Smith's, with Fred Meyer and Smith's surviving the Fred Meyer Merger and the Smith's Merger, respectively, and becoming wholly owned subsidiaries of Holdings. At the Effective Time, (i) each issued and outstanding share of Smith's Common Stock will be converted into 1.05 shares of Holdings Common Stock, (ii) each issued and outstanding share of Smith's Series I Preferred Stock will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.331/3) and (iii) each issued and outstanding share of Fred Meyer Common Stock will be converted into one share of Holdings Common Stock.

     If the Merger Agreement is approved by the stockholders of Fred Meyer and Smith's, and the other conditions to the Merger are satisfied or waived, the closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on the third business day following the date on which the last of the conditions is satisfied or waived, or at such other time and date to which Fred Meyer and Smith's mutually agree (the "Closing Date"). On the Closing Date, Smith's and Fred Meyer will cause certificates of merger to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL, at which time and date of such filing (the "Effective Time") the Merger will become effective. See "The Merger Agreement -- Conversion of Shares."

     Representations and Warranties. The Merger Agreement contains customary reciprocal representations and warranties by Fred Meyer and Smith's relating to, among other things, (a) the organization, standing, capital structure and similar corporate matters of each of Fred Meyer and Smith's; (b) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (c) compliance with applicable laws and agreements; (d) the accuracy of certain reports and financial statements filed with the Commission; (e) the absence of adverse material suits, claims or proceedings or other litigation; and (f) the absence of any material adverse changes to their respective businesses. See "The Merger Agreement -- Representations and Warranties."

     Certain Covenants. The Merger Agreement contains various customary covenants, including, among others, covenants of each of Fred Meyer and Smith's that, until the Effective Time and subject to certain exceptions, unless consented to in writing by the other party, each of Fred Meyer and Smith's (a) will conduct its business in the ordinary course; (b) will not split, combine or reclassify its shares of outstanding capital stock or make any distributions with respect to such shares, or redeem or otherwise acquire any shares of its capital stock; (c) will not issue or sell additional shares of, or grant options or rights to acquire shares of, its capital stock; (d) will use all reasonable efforts to obtain certain required third-party consents; and (e) will use reasonable efforts to cause to be done all things necessary to consummate the Merger. See "The Merger Agreement -- Certain Covenants."

     No Solicitation of Acquisition Proposals. Each of Fred Meyer and Smith's has agreed, prior to the Effective Time, (a) that neither it nor any of its subsidiaries will, nor will it or any of its subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Acquisition Proposal (as defined herein) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; and (b) that it will immediately advise the other party to the Merger Agreement orally and in writing of (i) any inquiry or any request for information or data, (ii) any request or invitation to engage in negotiations or discussions with any person relating to an Acquisition Proposal, (iii) any request to otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or (iv) any Acquisition Proposal, and in each case, the material terms and conditions of such inquiry, request, invitation or Acquisition Proposal and the identity of the person making any such inquiry, request, invitation or Acquisition Proposal; provided, however, that nothing contained in the Merger Agreement will prohibit the Fred Meyer Board or the Smith's Board from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act (which relates to the communication of a recommendation with respect to certain tender offers) with regard to an Acquisition Proposal or from making any disclosure to, or communicating with, its stockholders if, in the good faith judgment of the Fred Meyer Board or the Smith's Board, as applicable, after consultation with outside counsel, failure to so disclose or communicate would be inconsistent with its fiduciary duties under applicable law. See "The Merger Agreement -- No Solicitation of Acquisition Proposals."

     Conditions to the Obligations of the Parties to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment or waiver of various conditions, including, among others: (a) approval of the Merger Agreement by the stockholders of Smith's and Fred Meyer;
(b) compliance with the filing requirements and expiration of the applicable waiting periods imposed by the HSR Act; (c) the absence of any governmental order, rule or injunction prohibiting or otherwise impairing the ability of Holdings to operate the business of Smith's and Fred Meyer on a consolidated basis; (d) the effectiveness of the Registration Statement; (e) receipt of all other necessary governmental approvals; (f) approval of the Holdings Common Stock for listing on the NYSE; (g) termination of all rights to acquire equity securities of Smith's or Fred Meyer; (h) the absence of any material adverse effect with respect to Smith's or Fred Meyer; (i) receipt of legal opinions to the effect that the Merger will be treated as an exchange under Section 351(a) of the Code; (j) execution of certain related agreements and the termination of the Smith's Management Services Agreement; and (k) that certain existing litigation will not have had, or reasonably be expected to have, a material adverse effect with respect to Smith's or Holdings or a material adverse effect on the intended benefits of the Merger to Fred Meyer, Smith's or Holdings. See "The Merger Agreement --Conditions to Each Party's Obligation to Effect the Merger," "-- Conditions to Obligation of Smith's to Effect the Merger" and "-- Conditions to Obligation of Fred Meyer to Effect the Merger."

     Termination Fee. Under the terms of the Merger Agreement, Fred Meyer has agreed under certain circumstances to reimburse certain expenses of Smith's and/or to pay Smith's a termination fee of $35 million (the "Termination Fee") in connection with the termination of the Merger Agreement. More specifically,
(a) if the Merger Agreement is terminated by Smith's as a result of a failure to obtain the approval of the stockholders of Fred Meyer and at the time of the event giving rise to such termination Fred Meyer would not itself have been entitled to terminate the Merger Agreement under certain circumstances, Fred Meyer will pay Smith's up to $5 million as reimbursement for certain expenses of Smith's actually incurred prior to such termination; (b) if the Merger Agreement is terminated by Smith's as a result of a failure to obtain the approval of the stockholders of Fred Meyer and at the time of the event giving rise to such termination Fred Meyer would not itself have been entitled to terminate the Merger Agreement under certain circumstances and any Acquisition Proposal relating to Fred Meyer was pending, then, if within eighteen (18) months following such termination, any Alternative Transaction (as defined in the Merger Agreement) relating to Fred Meyer is consummated (or if any specified Alternative Transaction relating to Fred Meyer shall have been consummated prior to such termination), Fred Meyer will pay Smith's the Termination Fee; and (c) if the Merger Agreement is terminated by Smith's as a result of the Merger not having been consummated by January 31, 1998 under certain circumstances and at the time of the event giving rise to such termination (i) the approval of the stockholders of Fred Meyer has not been obtained, (ii) Fred Meyer would not itself have been entitled to terminate the Merger Agreement under certain circumstances and (iii) any Acquisition Proposal relating to Fred Meyer is pending (or any specified Alternative Transaction relating to Fred Meyer has been consummated), Fred Meyer will pay Smith's the Termination Fee. In addition, Fred Meyer has granted Smith's a stock option that becomes exercisable if the Termination Fee becomes payable to Smith's. See "The Merger Agreement -- Termination Fee" and "Other Agreements -- Stock Option Agreement."

     Amendment and Waiver. The Merger Agreement may be amended by mutual agreement of Fred Meyer and Smith's by action taken by their respective Boards of Directors at any time prior to the completion of the Merger; provided that, after approval of the Merger Agreement by the stockholders of Fred Meyer or Smith's, no amendment may be made that by law requires further approval by the stockholders without obtaining such further approval. In addition, either company may waive any provision of the Merger Agreement. See "The Merger Agreement --Amendment and Waiver."

Other Agreements

     Stock Option Agreement. As an inducement and condition to the willingness of Smith's to enter into the Merger Agreement, Fred Meyer entered into a Stock Option Agreement, dated as of May 11, 1997 (the "Stock Option Agreement"), with Smith's pursuant to which Fred Meyer granted to Smith's an irrevocable option to purchase 5,258,036 shares of Fred Meyer Common Stock (equal to 19.6% of the outstanding shares of Fred Meyer Common Stock) for a purchase price of $45 per share, subject to adjustment in certain circumstances. The option will become exercisable only if the Termination Fee has become payable prior to the termination of the option pursuant to the terms of the Stock Option Agreement, provided, that the profit realized under the Stock Option Agreement may not exceed the sum of $10 million and an amount (not to exceed $35 million) equal to any portion of the Termination Fee which Smith's advises Fred Meyer in writing it has irrevocably waived. See "The Merger Agreement -- Termination Fee" and "Other Agreements -- Stock Option Agreement."

     Voting Agreements. As an inducement and condition to the willingness of Fred Meyer to enter into the Merger Agreement, certain stockholders of Smith's, who at the Smith's Record Date owned in the aggregate approximately 70% of the combined voting power of the outstanding capital stock of Smith's, entered into voting agreements, each dated as of May 11, 1997, with Fred Meyer (the "Voting Agreements"). Each stockholder who is party to a Voting Agreement has agreed, among other things, to vote the shares of Smith's Stock owned or acquired by such stockholder (i) in favor of approval and adoption of the Merger Agreement,
(ii) against any other merger agreement or Acquisition Proposal and (iii) against any amendment of the certificate of incorporation of Smith's (the "Smith's Certificate") or the bylaws of Smith's (the "Smith's Bylaws") or any other proposals or transactions that would in any manner impede the transactions contemplated by the Merger Agreement. Assuming such stockholders vote their shares in accordance with the voting agreements at the Smith's Special Meeting, the requisite vote for the approval of the Merger Agreement by the stockholders of Smith's would be assured. See "Other Agreements -- Voting Agreements."

     Registration Rights Agreement. On the Closing Date, Holdings will enter into a registration rights agreement (the "Registration Rights Agreement") with
(i) Jeffrey P. Smith, Richard D. Smith, Fred L. Smith and certain Smith family trusts, and (ii) certain affiliates of Yucaipa, each of which will receive shares of Holdings Common Stock in the Smith's Merger. Pursuant to the terms of the Registration Rights Agreement, certain "demand", "piggyback" and "shelf" registration rights will be granted for periods ranging up to 15 years following the Closing Date. See "Other Agreements -- Registration Rights Agreement."

     Holdings Management Services Agreement. On the Closing Date, Holdings will enter into a management services agreement (the "Holdings Management Services Agreement") with Yucaipa, pursuant to which Yucaipa, through its members, employees or other designated representatives or agents, will agree to provide Holdings and its subsidiaries, subject to the supervision of the Board of Directors of Holdings (the "Holdings Board"), management consultation and advice regarding strategic planning and development, budgeting, future financing plans, selection and retention of management employees, general business management and governmental affairs and such other similar management services that may be requested by the Holdings Board and/or the Chief Executive Officer of Holdings from time to time for a term of five years. In return, Holdings will agree to pay Yucaipa an annual management fee of $500,000 and will reimburse Yucaipa for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the Holdings Management Services Agreement. If the Holdings Management Services Agreement is terminated by (i)

Holdings without cause, (ii) Yucaipa for cause in accordance with the terms of such agreement or (iii) pursuant to a change of control of Holdings, Holdings has agreed to pay or cause to be paid to Yucaipa a termination payment equal to the greater of (x) $2.5 million and (y) twice the consulting fees that would have been earned by Yucaipa during the remaining term of the Holdings Management Services Agreement had the agreement not been terminated. See "Other Agreements -- Holdings Management Services Agreement."

Management of Holdings Following the Merger

     The Merger Agreement provides that, following the Merger, the Holdings Board will consist of (i) four of Smith's current directors (including Ronald W. Burkle and three others selected by the Smith's Board) and (ii) seven individuals selected by the Fred Meyer Board, one of which will be Robert G. Miller. The members of the Holdings Board will be divided among three classes, with each class to be constituted substantially proportionately of the directors selected by Fred Meyer and those selected by Smith's. The Merger Agreement also provides that, as of the Effective Time, Mr. Burkle will be the Chairman of the Holdings Board and that Mr. Miller will be the President and Chief Executive Officer of Holdings. See "The Merger --Interests of Certain Persons in the Merger" and "Management of Holdings Following the Merger."

Comparison of Stockholders' Rights

     Upon consummation of the Merger, holders of Fred Meyer Common Stock and Smith's Common Stock will become holders of Holdings Common Stock. Because each of Fred Meyer, Smith's and Holdings is organized under the laws of the state of Delaware, differences in the rights of the holders of Holdings Common Stock, on the one hand, and Fred Meyer Common Stock and Smith's Common Stock, on the other, arise solely from differences in the certificate of incorporation of Holdings, as restated (the "Holdings Certificate") and the bylaws of Holdings (the "Holdings Bylaws"), on the one hand, and the certificate of incorporation of Fred Meyer (the "Fred Meyer Certificate"), the bylaws of Fred Meyer (the "Fred Meyer Bylaws"), the Smith's Certificate and the Smith's Bylaws, on the other. For a discussion of certain similarities and differences in the rights of holders of Fred Meyer Common Stock and Smith's Common Stock and the rights of holders of Holdings Common Stock, see "Comparison of Stockholders' Rights."

Comparative Market Prices and Dividends

     The Fred Meyer Common Stock and the Smith's Class B Common Stock are listed on the NYSE under the ticker symbols FMY and SFD, respectively.

     The table below sets forth the closing price per share of Fred Meyer Common Stock and Smith's Class B Common Stock, as reported on the NYSE Composite Transactions Reporting System, on May 9, 1997, the last trading day before Fred Meyer and Smith's publicly announced the execution of the Merger Agreement and on August 5, 1997, the most recent practicable trading day prior to the date of this Joint Proxy Statement/Prospectus.


                                             Market Prices
                          -----------------------------------------------------
                                Fred Meyer                  Smith's Class B
                               Common Stock                  Common Stock
                          -----------------------       -----------------------

May 9, 1997...............       $41 7/8                           $40
August 5, 1997............        56                                58 5/16

     The Exchange Ratios are fixed and are not subject to adjustment in the event of fluctuations in the market price of Fred Meyer Common Stock or Smith's Class B Common Stock. There is no assurance as to the market price of Fred Meyer Common Stock or Smith's Class B Common Stock at any time prior to the Effective Time or as to the market price of Holdings Common Stock at any time thereafter. Stockholders are urged to obtain current market quotations for Fred Meyer Common Stock and Smith's Class B Common Stock prior to making any decision with respect to the Merger.

     Fred Meyer has never declared or paid a dividend, and does not expect to do so in the foreseeable future. In the past, Smith's has declared and paid dividends, but has not done so since the first quarter of 1996, and does not expect to do so in the foreseeable future. Upon consummation of the Merger, Holdings does not expect to declare or pay dividends in the foreseeable future. See "Comparative Market Prices and Dividends."

1997 Stock Incentive Plan

     The Holdings Board has adopted the 1997 Stock Incentive Plan (the "1997 Plan") to permit the grant of stock options and other stock awards to employees, directors and consultants of Holdings and its subsidiaries and has reserved a total of 5,000,000 shares of Holdings Common Stock for purposes of the 1997 Plan. The 1997 Plan is subject to approval by the stockholders of Fred Meyer and Smith's and will be considered by the stockholders of Fred Meyer at the Fred Meyer Special Meeting and by the stockholders of Smith's at the Smith's Special Meeting. The Boards of Directors of Holdings, Fred Meyer and Smith's recommend approval of the 1997 Plan. See "Proposal to Approve the 1997 Stock Incentive Plan of Holdings."

Non-Employee Directors' Deferred Compensation Plan

     The Holdings Board has adopted the Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan") to permit non-employee directors to defer their directors' fees in cash or Holdings Common Stock and has reserved a total of 100,000 shares of Holdings Common Stock for purposes of the Directors' Plan. The Directors' Plan is subject to approval by the stockholders of Fred Meyer and Smith's and will be considered by the stockholders of Fred Meyer at the Fred Meyer Special Meeting and by the stockholders of Smith's at the Smith's Special Meeting. The Boards of Directors of Holdings, Fred Meyer and Smith's recommend approval of the Directors' Plan. See "Proposal to Approve the Non-Employee Directors' Deferred Compensation Plan of Holdings."

Refinancing Arrangements

     In connection with the Merger, Holdings intends to refinance and consolidate a majority of the existing indebtedness of the combined company. The refinancing is expected to be completed on or about the Effective Time, but is not, however, a condition to the obligations of Fred Meyer and Smith's to effect the Merger. Fred Meyer has entered into a commitment letter (the "Financing Commitment") with The Chase Manhattan Bank, Bankers Trust Company and certain of their affiliates (the "Banks"), which is currently anticipated to provide the sources of funds required by Holdings to complete the refinancing. Pursuant to the Financing Commitment, the Banks have agreed to provide senior credit facilities to Holdings in the aggregate principal amount of up to $2.03 billion and a lease financing program for Fred Meyer of up to $270 million.

                Selected Historical and Pro Forma Financial Data

     The summary below sets forth selected historical and pro forma financial data. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Fred Meyer and Smith's, incorporated herein by reference, and in conjunction with the unaudited pro forma condensed combined financial statements and related notes thereto of Holdings included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements."

                  Fred Meyer Selected Historical Financial Data

     The following selected consolidated financial data of Fred Meyer for each of the five fiscal years in the period ended February 1, 1997 have been derived from Fred Meyer's consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. The selected consolidated financial data of Fred Meyer for the 16 weeks ended May 24, 1997 and May 25, 1996 have been derived from the unaudited financial statements of Fred Meyer and include all adjustments consisting of normal recurring items considered necessary by Fred Meyer management for a fair presentation of the results for the entire fiscal year. The results of the interim periods are not necessarily indicative of results for the entire fiscal year. The data should be read in conjunction with Fred Meyer's consolidated financial statements, the pro forma selected financial data and the unaudited pro forma condensed combined financial statements, including the respective notes thereto, incorporated by reference into, or appearing elsewhere in, this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Certain Information by Reference," "Pro Forma Selected Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                              52 Weeks      52 Weeks           52 Weeks       53 Weeks       52 Weeks       16 Weeks       16 Weeks
                                 Ended         Ended              Ended          Ended          Ended          Ended          Ended
                            January 30,   January 29,        January 28,    February 3,    February 1,        May 25,        May 24,
                                  1993          1994               1995           1996           1997           1996           1997
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
                                                                (In thousands, except per share data)
Income Statement Data
Net sales/1               $  2,849,521  $  2,973,825       $  3,122,635  $   3,422,718  $   3,724,839  $   1,040,028  $   1,193,936
Cost of goods sold           1,996,700     2,088,568          2,261,315      2,449,204      2,619,312        737,956        838,515
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Gross margin                   852,821       885,257/4          861,320        973,514      1,105,527        302,072        355,421
Operating and admini-
  strative expenses/1          738,581       747,151            807,924        885,087        971,667        273,736        320,428
Writedown of California
  assets                       15,978
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Income from operations         114,240       138,106/4           37,418         88,427        133,860         28,336         34,993
Interest expense, net of
  interest income/2             18,070        17,604             25,857         39,578         39,432         13,104         13,607
Provision for income taxes      35,583        49,598/5            4,393         18,563         35,883          5,788          8,127
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Income before accounting
  change                       60,587         70,904/4,5          7,168         30,286         58,545          9,444         13,259
Accounting change                             (2,588)/6
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Net income                $     60,587  $     68,316/4,5,6 $      7,168  $      30,286  $      58,545  $       9,444  $      13,259
                          ============  ============       ============  =============  =============  =============  =============

Earnings per common share:
  Income before accounting
    change                $       2.21  $        2.5/4,5   $       .25   $        1.07  $        2.09  $         .33  $         .48
  Accounting change                             (.09)/6
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
  Net income              $       2.21  $        2.4/4,5,6 $        .35  $        1.07  $        2.09  $         .33  $         .48
                          ============  ============       ============  =============  =============  =============  =============

Common shares outstanding
  (weighted average)/3          27,446        28,375             28,625         28,333         27,962         28,539         27,817

Balance Sheet Data (end of
  period)
Working capital           $    173,975  $    192,737       $   249,514   $     283,082  $     233,202  $     250,427  $     221,702
Inventories                    426,078       477,568           514,473         520,555        604,910        559,009        624,356
Total assets                 1,081,627     1,326,076         1,562,672       1,671,592      1,693,414      1,704,559      1,788,589
Long-term obligations          222,898       341,353           564,058         677,542        540,041        637,480        576,826
Deferred lease transactions     44,785        48,254            45,655          42,271         46,318         41,411         41,547
Stockholders' equity           450,128       527,686           538,620         571,234        567,298        580,844        592,832
Other Data
EBITDA (as defined)/7     $    185,673  $    205,673       $   148,979   $     194,876  $     249,548  $      65,601  $      75,108
EBITDA margin/7,8                 6.52%         6.92%             4.77%           5.69%          6.70%          6.31%          6.29%

Cash Flows
Operating                 $    141,159  $    118,128       $    50,040   $     133,052  $     166,244  $      68,145  $      69,378
Financing                       (5,415)      134,766           231,266          98,088       (148,099)       (40,890)        52,242
Investing                     (133,848)     (250,724)         (280,492)       (224,159)       (11,225)       (30,304)      (106,237)

                                       22

-------------

/1 For fiscal years 1992 through 1996, the amounts shown reflect the reclassification of employee discounts to make the reporting consistent with the reporting for the 1996 and 1997 interim periods.

/2   Interest income was $544, $707, $885, $1,060, $858, $343 and $42, respectively, for each period.

/3 Based upon shares outstanding during each period and the application of the treasury stock method of computing the effect of outstanding stock options.

/4   Includes a nonrecurring LIFO credit of $6,178.

/5 Includes $3,588 from the resolution of an Internal Revenue Service audit, ($2,286) related to the LIFO credit and a 38% tax rate.

/6 Effect of adopting Statement of Financial Accounting Standards No. 109 relating to income taxes.

/7 EBITDA (as defined) represents income (loss) before interest expense, income taxes, depreciation and amortization expense, LIFO provision and restructuring charges. EBITDA and EBITDA margin are viewed by management as important alternative measures of cash flow because they are commonly used by sell-side analysts and institutional investors in analyzing the financial performance of retailers in the supermarket sector. With certain variations in definition, EBITDA is an indicator of compliance with various covenants in Fred Meyer's debt agreements. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Fred
     Meyer's operating performance or as a measure of liquidity. EBITDA as presented may not be comparable to similarly entitled measures reported by other companies.

/8   EBITDA margin represents EBITDA as a percentage of net sales.

                   Smith's Selected Historical Financial Data

     The following selected consolidated financial data of Smith's for each of the five fiscal years in the period ended December 28, 1996 have been derived from the financial statements of Smith's audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data of Smith's for the 14 weeks ended April 5, 1997 and the 13 weeks ended March 30, 1996 have been derived from the unaudited financial statements of Smith's and include all adjustments consisting of normal recurring items considered necessary by Smith's management for a fair presentation of the results of these periods. The results for the interim periods are not necessarily indicative of results for the entire fiscal year. The data should be read in conjunction with Smith's consolidated financial statements, the pro forma selected financial data and the unaudited pro forma condensed combined financial statements, including the respective notes thereto, incorporated by reference into, or appearing elsewhere in, this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Certain Information by Reference," "Pro Forma Selected Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                              52 Weeks      52 Weeks           52 Weeks       53 Weeks       52 Weeks       16 Weeks       16 Weeks
                                 Ended         Ended              Ended          Ended          Ended          Ended          Ended
                            January 30,   January 29,        January 28,    February 3,    February 1,        May 25,        May 24,
                                  1993          1994               1995           1996           1997           1996           1997
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
                                                                (In thousands, except per share data)
Income Statement Data
Net sales                 $  2,649,860  $  2,807,165       $  2,981,359  $   3,083,737  $   2,889,988  $     693,165  $     831,821
Cost of goods sold           2,038,235     2,169,987          2,312,228      2,386,707      2,237,789        546,606        645,995
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Gross margin                   611,625       637,178            669,131        697,030        652,199        146,559        185,826

Expenses:
  Operating, selling and
    administrative             419,402       429,914            440,335        461,401        449,247        111,353        116,028
  Depreciation and
    amortization                67,781        82,173             94,491        104,963         93,951         22,639         22,909
  Interest                      36,130        44,627             53,715         60,046        104,602         14,437         32,723
  Amortization of deferred
    financing costs                262           344                509            432          5,406            108          2,300
  Restructuring charges/1                                                      140,000        201,622
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
                               523,575       557,058            589,050        766,842        854,828        148,537        173,960
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Income (loss) before
  income taxes and
  extraordinary charge          88,050        80,120             80,081        (69,812)      (202,629)        (1,978)        11,866
Income taxes (benefit)          34,400        34,300             31,300        (29,300)       (80,245)          (800)         5,000
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Income (loss) before
  extraordinary charge          53,650        45,820             48,781        (40,512)      (122,384)        (1,178)         6,866

Extraordinary charge on
  extinguishment of
  debt, net of tax benefit/2                                                                   41,782                        25,030
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
Net income (loss)         $     53,650  $     45,820       $     48,781  $     (40,512) $    (164,166) $     (1,178)  $     (18,164)
                          ============  ============       ============  =============  =============  =============  =============

Income (loss) per share
  of Common Stock:
  Income (loss) before
    extraordinary charge  $       1.79  $       1.52       $       1.73  $       (1.62) $      (6.28)  $      (0.05)  $        0.42
  Extraordinary charge                                                                         (2.14)                         (1.54)
                          ------------  ------------       ------------  -------------  -------------  -------------  -------------
  Net income (loss)       $       1.79  $       1.52       $       1.73  $       (1.62) $      (8.42)  $      (0.05)  $       (1.12)
                          ============  ============       ============  =============  =============  =============  =============
Average number of
  common shares
  outstanding                   29,962        30,239             28,177         25,031        19,493         25,072          16,195

Balance Sheet Data
  (end of period)
Working capital (deficit) $     91,235  $    160,358       $     62,273  $     162,722  $    110,370   $     87,819   $     (12,173)
Inventories                    341,416       377,939            389,564        394,982       371,912        297,974         374,585
Total assets                 1,486,085     1,654,308          1,653,467      1,686,180     1,786,005      1,485,986       1,643,140
Total debt2,3                  608,432       720,587            713,679        738,693     1,376,394        665,282       1,247,820
Redeemable preferred stock       7,508         6,469              5,427          4,319         3,319          4,319           3,319
Total stockholders' equity/2   515,389       542,197            475,342        416,720      (122,203)       411,664        (141,175)
Dividends per share               0.44          0.52               0.52           0.60          0.15           0.15

Other Data
EBITDA (as defined)/4     $    192,223  $    208,864       $    231,296  $     239,629  $    260,336/6  $    59,093/6 $      71,383
EBITDA margin/5                    7.3%          7.4%               7.8%           7.8%          9.2%/6         9.5%6           8.6%

Cash Flows
Operating                 $     84,588  $    118,550       $    204,059  $     141,081  $     82,038          6,431   $     104,803
Investing                     (286,569)     (164,422)          (127,885)      (146,674)       49,041         65,978          (2,631)
Financing                      203,113        92,267           (123,907)         7,484       (98,692)       (77,466)       (147,027)

                                       25

-------------

/1 The charges for the 52 weeks ended December 30, 1995 were recorded in connection with the sale, lease or closure of Smith's Southern California operations. An additional charge was recorded during the 52 weeks ended
     December 28, 1996 following consummation of the Recapitalization (as defined below) and the implementation of a plan to accelerate the disposition of certain California nonoperating stores and excess land. See
     Note L to Notes to Consolidated Financial Statements of Smith's incorporated by reference herein from the Smith's Form 10-K.

/2 On May 23, 1996, Smith's completed a tender offer for, and repurchased, 50% of the then outstanding Smith's Common Stock at a price of $36 per share
     (the "Tender Offer"). The total consideration paid in the Tender Offer was $451.3 million. Concurrently with the Tender Offer, Smith's acquired
     Smitty's Supermarket's, Inc. ("Smitty's") in a stock-for-stock merger (the
     "Smitty's Merger"). At the time of its acquisition, Smitty's operated 28 supermarkets in Phoenix and Tucson, Arizona. In order to finance the Tender
     Offer, refinance substantially all of the existing indebtedness of Smith's and Smitty's and pay related premiums and other fees and expenses, Smith's entered into a $995 million bank credit facility (the "Smith's
     Recapitalization Credit Facility") and issued $575 million of its 11 1/4% senior subordinated notes due 2007 (the "Smith's Notes"). The Tender Offer and the related financings and refinancings are collectively referred to herein as the "Recapitalization". In connection with the Recapitalization, Smith's recorded an extraordinary charge of $41.8 million. On March 27, 1997, the Smith's Recapitalization Credit Facility was refinanced with a new $750 million bank credit facility and a $25 million extraordinary charge was recorded in connection with the write-off of debt issuance costs related to the Smith's Recapitalization Credit Facility.

/3 Total debt includes current maturities and long-term portions of debt and capital lease obligations.

/4 EBITDA (as defined) represents income (loss) before interest expense, income taxes, depreciation and amortization expense, LIFO provision and restructuring charges. EBITDA and EBITDA margin are viewed by management as important alternative measures of cash flow because they are commonly used by sell-side analysts and institutional investors in analyzing the financial performance of retailers in the supermarket sector. With certain variations in definition, EBITDA is an indicator of compliance with various covenants in Smith's debt agreements. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Smith's operating performance or as a measure of liquidity. EBITDA as presented may not be comparable to similarly entitled measures reported by other companies.

/5   EBITDA margin represents EBITDA as a percentage of net sales.

/6 Excludes the effect of the closed California region and one-time expenses resulting from the Smitty's Merger and the Recapitalization.

            Holdings Selected Unaudited Pro Forma Condensed Combined
                        Financial Data and per Share Data

     The following table sets forth selected unaudited pro forma condensed combined financial data of Holdings and gives effect to the Merger as if such transaction occurred as of February 3, 1996 with respect to the pro forma operating and other data for the 52 weeks ended February 1, 1997 and for the 16 weeks ended May 24, 1997, and as of May 24, 1997 with respect to the balance sheet data. Such pro forma information: (i) includes the historical results of operations data of Fred Meyer for the 52 weeks ended February 1, 1997 and for the 16 weeks ended May 24, 1997 and the historical balance sheet data of Fred Meyer as of May 24, 1997 and (ii) includes the historical results of operations data of Smith's for the 52 weeks ended December 28, 1996, as adjusted (x) to eliminate the effect of Smith's California Disposition (as defined herein), (y) to combine the results of operations of Smitty's Supermarkets, Inc. ("Smitty's") from January 15, 1996 through May 22, 1996, and (z) to eliminate certain non-recurring expenses incurred in connection with the Smitty's Merger (as defined herein), and includes the historical results of operations data for Smith's for the 14 weeks ended April 5, 1997 and the historical balance sheet data of Smith's as of April 5, 1997. See "Unaudited Pro Forma Condensed Combined Financial Statements." The pro forma condensed combined financial data set forth below is not necessarily indicative of either future results of operations or results that might have been achieved if the Merger had been consummated as of the indicated dates. The pro forma condensed combined financial data does not reflect approximately $40 million in annualized operating savings which management believes are achievable by the end of 1998. In addition, the selected pro forma condensed combined operating data do not reflect an extraordinary charge on extinguishment of debt as a result of refinancing certain debt. The selected unaudited pro forma condensed combined financial data should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the historical consolidated financial statements of Smith's and Fred Meyer, and related notes thereto, included elsewhere, or incorporated by reference, in this Joint Proxy Statement/Prospectus. See "Available Information," "Incorporation of Certain Information by Reference," "-- Fred Meyer Selected Historical Financial Data," "-- Smith's Selected Historical Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                               52 Weeks Ended          16 Weeks Ended
                                                              February 1, 1997          May 24, 1997
                                                              ----------------          ------------
                                                                          (In thousands)
Operating data:
  Net sales                                                      $ 6,742,523            $ 2,025,757
  Gross margin                                                     1,813,927                543,485
  Operating and administrative expenses                            1,293,941                400,412
  Depreciation and amortization expense                              237,032                 68,002
  Income from operations                                             282,954                 75,071
  Interest expense                                                   144,797                 42,264
  Income before income taxes and extraordinary charge                136,493                 32,306
  Income before extraordinary charge                                  74,053                 16,873

Balance sheet data:
  Total assets                                                                            4,384,983
  Total debt                                                                              1,926,013
  Stockholders' equity                                                                    1,211,638

Other data:
  Capital expenditures                                               248,220                132,719
  EBITDA (as defined)/1, 2                                           521,046                146,506
  EBITDA margin/3                                                        7.7%                   7.2%

                                                               52 Weeks Ended          16 Weeks Ended
                                                              February 1, 1997          May 24, 1997
                                                              ----------------          ------------
Per share data for
  Fred Meyer Common Stock:/4
    Income (loss) before extraordinary charge:
      Historical                                                 $      2.09            $      0.48
      Pro forma combined/5                                              1.64                   0.38
    Book value:
      Historical                                                       21.65                  22.25
      Pro forma combined/6                                             27.15                  28.02

                                                               52 Weeks Ended          14 Weeks Ended
                                                             December 28, 1996         April 5, 1997
                                                             -----------------         -------------
Per share data for
  Smith's Common Stock:/4
    Income (loss) before extraordinary charge:
      Historical                                                 $     (6.28)           $      0.42
      Pro forma equivalent combined/7                                   1.72                   0.40
    Book value:
      Historical (deficit)                                             (7.73)                 (8.93)
      Pro forma equivalent combined/7                                  28.51                  29.42

                                       28

NOTES TO SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL DATA AND PER SHARE DATA

/1 EBITDA (as defined) represents income (loss) before interest expense, income taxes, depreciation and amortization, LIFO provision and restructuring charges. EBITDA and EBITDA margin are viewed by management as important alternative measures of cash flow because they are commonly used by sell-side analysts and institutional investors in analyzing the financial performance of retailers in the supermarket sector. With certain variations in definition, EBITDA is an indicator of compliance with various covenants in Fred Meyer's and Smith's debt agreements. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Holdings operating performance or as a measure of liquidity.
     EBITDA as presented may not be comparable to similarly entitled measures reported by other companies.

/2 Pro forma EBITDA (as defined) does not give effect to net annual cost savings (as compared to such costs for the pro forma combined fiscal year ended February 1, 1997) which management believes are achievable by the end of 1998. The sum of the components of the estimated annual cost savings exceeds $40 million; however, management's estimate of $40 million in net annual cost savings gives effect to an offsetting adjustment to reflect its expectation that a portion of the savings will be reinvested in Holdings operations. The estimates of potential cost savings resulting from the Merger contained in this Joint Proxy Statement/Prospectus are forward looking statements that involve risks and inherent uncertainties that could cause actual net annual cost savings to differ materially from those projected. The sum of Holdings pro forma EBITDA (as defined) ($521.0 million) and the full amount of the estimated net annual cost savings which management believes are achievable by the end of 1998 ($40 million) is $561.0 million. See "Cautionary Statement Concerning Forward-Looking
     Information."

/3   EBITDA margin represents EBITDA as a percentage of net sales.

/4 Fred Meyer has never declared or paid a dividend, and does not expect to do so in the foreseeable future. In 1994, 1995 and 1996, Smith's declared cash dividends aggregating $0.52, $0.60 and $0.15 per share of Smith's Common
     Stock, respectively, all of which were paid. Smith's has not declared or paid a dividend since the first quarter of 1996, and does not expect to do so in the foreseeable future.

/5 The pro forma combined per share data combines the financial information of Fred Meyer for each of the 52 weeks ended February 1, 1997 and the 16 weeks ended May 24, 1997 with the financial information of Smith's for each of the 52 weeks ended December 28, 1996 and the 14 weeks ended April 5, 1997, respectively. See "Unaudited Pro Forma Condensed Combined Financial
     Statements."

/6 Amount is calculated by dividing total pro forma common stockholders' equity by the sum of total outstanding shares of Fred Meyer Common Stock plus new shares of Holdings Common Stock to be issued in the Merger to holders of Smith's Common Stock based on the number of shares outstanding at period end.

/7 Amounts are calculated by multiplying Fred Meyer's pro forma combined amounts by the Smith's Exchange Ratio of 1.05.

                                  THE COMPANIES

Fred Meyer

     Fred Meyer is a regional retailer of a wide range of food, apparel, fine jewelry, and products for the home. As of February 1, 1997, Fred Meyer operated 109 multidepartment stores under the name "Fred Meyer" in Alaska, Idaho, Montana, Oregon, Utah and Washington, and 110 specialty stores in 17 states. The multidepartment stores are unique in the Pacific Northwest in combining food with a wide range of nonfood merchandise under one roof. These stores average approximately 144,000 square feet of retail space and emphasize one-stop-shopping for necessities and items of everyday use. All but five of the specialty stores are mall jewelry stores, which average approximately 1,300 square feet of retail space and operate under the names "Fred Meyer Jewelers" or "Merksamer Jewelers." The multidepartment stores accounted for approximately 97.4% and 96.6% of Fred Meyer's total sales and operating income, respectively, for the fiscal year ended February 1, 1997 ("1996"). For 1996, food and nonfood sales were 41.1% and 58.9% of total sales, respectively.

     Fred Meyer's principal business strategy is to operate one-stop-shopping stores that provide convenient shopping for a broad selection of products in one location. Stores are organized into distinct departments that specialize in the sale of particular products. Multidepartment stores that include food, apparel and general merchandise are Fred Meyer's primary focus. Fred Meyer believes that its food departments increase the shopping frequency of area residents, build customer loyalty and enable its nonfood departments to generate higher levels of sales through increased customer traffic. In more recent years, Fred Meyer added food to previously nonfood multidepartment stores and replaced some of its older nonfood stores with new full-service stores which include food departments. Fred Meyer promotes cross-shopping by providing convenient access between departments and sections, by making each of these a strong competitor in the market for its products and by facilitating easy customer checkout through a common cash register system that allows customers to purchase merchandise from most departments at any checkstand location. The strength of the individual departments and sections, with their breadth and depth of product selection, national and private-label brands and emphasis on products of everyday use, distinguishes Fred Meyer's stores from other retailers and enables Fred Meyer to compete with supermarkets, drug stores, discount stores, mass merchandisers, department stores and specialty stores, including category-dominant retailers.

     Fred Meyer was incorporated in Delaware in 1981 as a successor to the business of a company which opened its first store in downtown Portland, Oregon in 1922 and was incorporated in Oregon in 1923. Fred Meyer's principal executive offices are located at 3800 SE 22nd Avenue, Portland, Oregon 97202, and its telephone number is (503) 232-8844. For further information concerning Fred Meyer, see the Fred Meyer documents incorporated by reference herein as described under "Incorporation of Certain Information by Reference."

Smith's

     Smith's is a regional supermarket and drug store chain operating in the Intermountain and Southwestern regions of the United States. As of April 5, 1997, Smith's operated 151 stores in Arizona, Idaho, New Mexico, Nevada, Texas, Utah, and Wyoming. Smith's develops and operates 144 combination food and drug centers which offer one-stop shopping convenience through a full-line supermarket with drug and pharmacy departments and some or all of the following specialty departments: delicatessens, hot prepared food sections, in-store bakeries, video rental shops, floral shops, one-hour photo processing labs, full-service banking and frozen yogurt shops. In addition, Smith's operates five warehouse stores and two conventional supermarkets. The food and drug combination stores range in size from 33,000 to 112,000 square feet (with an average size of 69,000 square feet). Through its 49 years of operations, Smith's has developed a valuable and strategically located store base, strong name recognition, customer loyalty and a reputation for quality and service.

     Smitty's Merger and Recapitalization. On May 23, 1996, Smith's acquired Smitty's Supermarkets, Inc. ("Smitty's") which became a wholly owned subsidiary of Smith's in a stock-for-stock exchange (the "Smitty's Merger"). Smitty's was controlled by affiliates of Yucaipa, a private investment group specializing in the supermarket industry, and, at the time it was acquired, operated 28 stores (two of which were subsequently leased to other retailers) in the Phoenix and Tucson, Arizona areas. Smith's issued 3,038,877 shares of Smith's Class B Common Stock for all of Smitty's outstanding common stock. Following the Smitty's Merger, Smith's consolidated its Arizona operations with those of Smitty's in order to enhance its market position in Arizona by expanding its store base. In connection with the Smitty's Merger, on May 23, 1996 Smith's also purchased 50% of its outstanding Smith's Class A Common Stock and Smith's Class B Common Stock for $36 per share, excluding shares issued to the stockholders of Smitty's in connection with the Smitty's Merger (the "Tender Offer"). In order to finance the Tender Offer, refinance substantially all of the existing indebtedness of Smith's and Smitty's and pay refinancing premiums and other fees and expenses, Smith's entered into a $995 million bank credit facility (the "Smith's Recapitalization Credit Facility") and issued $575 million of its 11 1/4% senior subordinated notes due 2007 (the "Smith's Notes"). The Tender Offer and related financings are collectively referred to herein as the "Recapitalization." Concurrently with the Recapitalization, Smith's entered into a five-year management services agreement with an affiliate of Yucaipa (the "Smith's Management Services Agreement") and Ronald W. Burkle, the managing partner of an affiliate of Yucaipa, became Smith's Chief Executive Officer. Since the completion of the Smitty's Merger, Smith's has integrated the operations of Smitty's with its existing Arizona operations and accelerated its disposition of certain non-core assets. Smith's decided late in fiscal 1995 to exit the California market. By the end of fiscal 1996, it had subleased a major distribution center, sold or subleased 23 of 34 closed stores and six non-operating properties in that market. With the proceeds from these asset sales, together with other proceeds and excess cash, Smith's was able to reduce its total indebtedness by $175 million and, on March 27, 1997, the Smith's Recapitalization Credit Facility was replaced with a $750 million bank credit facility (the "Smith's Credit Facility").

     Smith's was founded in 1948 and reincorporated under Delaware law in 1989. Its principal executive offices are located at 1550 South Redwood Road, Salt Lake City, Utah 84104 (telephone (801) 974-1400). For further information concerning Smith's, see the Smith's documents incorporated by reference herein as described under "Incorporation of Certain Information by Reference."

Holdings

     Holdings, a newly formed Delaware corporation, all of the issued and outstanding common stock of which is owned 50% by each of Fred Meyer and Smith's, has not conducted any substantial business to date. As a result of the Merger, Fred Meyer and Smith's will become wholly owned subsidiaries of Holdings. Accordingly, the business of Holdings will be the business currently conducted by Fred Meyer and Smith's. Upon consummation of the Merger, Holdings will be renamed "Fred Meyer, Inc." and Fred Meyer will change its name. Holdings' principal executive offices will be located at 3800 SE 22nd Avenue, Portland, Oregon 97202, and Holdings' telephone number will be (503) 232-8844.

The Combined Company

     The Merger will result in the creation of a premier multi-regional supermarket and general merchandise retailing company with leading competitive positions in the Pacific Northwest, Intermountain and Southwest regions of the United States. Upon consummation of the Merger, Holdings will operate 265 major stores in eleven states with $7 billion in estimated 1997 annual sales, on a pro forma basis.

     Fred Meyer and Smith's regard the Merger as an opportunity to achieve certain costs savings and synergies. Based on a preliminary review of their respective businesses, Fred Meyer and Smith's currently estimate that the Merger will result in approximately $40 million in net annual cost savings and improvements attributable to operating synergies and approximately $25 million in annual savings attributable to reductions in financing costs. These cost savings are believed to be achievable by the end of 1998.

     Estimated Cost Savings and Improvements from Operating Synergies. Fred Meyer and Smith's preliminarily estimate that the Merger will result in approximately $40 million in annual cost savings and improvements attributable to operating synergies. Among the significant operating synergies identified by Fred Meyer and Smith's which are expected to be realized by Holdings upon consummation of the Merger are the following: the elimination of duplicative overhead and administrative expenses; the integration of management information systems; the consolidation of the distribution centers and manufacturing facilities of Fred Meyer and Smith's, including using Smith's distribution centers located in Salt Lake City and Layton, Utah to supply Fred Meyer's Utah and Idaho stores; and the enhanced purchasing power for Fred Meyer and Smith's through Yucaipa's Best Practices cooperative buying program.

     Upon consummation of the Merger, Holdings intends to review Fred Meyer and Smith's and their respective assets, businesses, operations, properties, policies, corporate structures, capitalization and management in order to identify any additional synergies and cost savings.

     Estimated Reductions in Financing Costs. Fred Meyer and Smith's preliminarily estimate that the Merger will also result in approximately $25 million in annual savings attributable to reductions in financing costs. In connection with the Merger, Holdings intends to refinance and consolidate a majority of the existing indebtedness of Smith's and Fred Meyer. See "Refinancing Arrangements."

THE FOREGOING ESTIMATES OF COST SAVINGS AND SYNERGIES ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF FRED MEYER, SMITH'S AND HOLDINGS. THERE IS NO ASSURANCE THAT THEY WILL BE ACHIEVED AND ACTUAL SAVINGS AND SYNERGIES MAY VARY MATERIALLY FROM THOSE ESTIMATED. THE INCLUSION OF SUCH ESTIMATES HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT FRED MEYER, SMITH'S, HOLDINGS OR ANY OTHER PERSON CONSIDERS SUCH ESTIMATES AN ACCURATE PREDICTION OF FUTURE EVENTS. See "Cautionary Statement Concerning Forward-Looking Information."

                           FRED MEYER SPECIAL MEETING

General

     This Joint Proxy Statement/Prospectus is being furnished to stockholders of Fred Meyer as part of the solicitation of proxies by the Fred Meyer Board for use at the Fred Meyer Special Meeting to be held on September 8, 1997 at 10:00 a.m. local time, at the DoubleTree Hotel, Lloyd Center, 1000 NE Multnomah, Portland, Oregon. This Joint Proxy Statement/Prospectus and the enclosed form of proxy are first being mailed to stockholders of Fred Meyer on or about August [ ], 1997.

     The purpose of the Fred Meyer Special Meeting is: (a) to consider and vote on a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) Holdings will form two wholly owned subsidiaries, Fred Meyer Sub and Smith's Sub, (ii) Fred Meyer Sub will merge with and into Fred Meyer, with Fred Meyer surviving the Fred Meyer Merger and becoming a wholly owned subsidiary of Holdings, and (iii) each issued and outstanding share of Fred Meyer Common Stock will be converted into one fully paid and nonassessable share of Holdings Common Stock, and to change the name of Fred Meyer to "FM Stores, Inc."; (b) to consider and vote on a proposal to approve and adopt the 1997 Plan; (c) to consider and vote on a proposal to approve and adopt the Directors' Plan; and (d) to transact such other business that may properly come before the Fred Meyer Special Meeting. See "The Merger Agreement -- Exchange of Stock Certificates." Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Fred Meyer Common Stock is accompanied by a form of proxy for use at the Fred Meyer Special Meeting.

     Pursuant to the Merger Agreement, each share of Fred Meyer Common Stock that is outstanding as of the Effective Date will be converted into one fully paid and nonassessable share of Holdings Common Stock. Based on the number of shares of Fred Meyer Common Stock outstanding on the Fred Meyer Record Date, consummation of the Fred Meyer Merger would result in the issuance of approximately 26,760,434 shares of Holdings Common Stock to stockholders of Fred Meyer.

     The Merger is subject to a number of conditions, including the receipt of required regulatory and stockholder approvals. See "The Merger -- Conditions to the Merger" and "--Regulatory Approvals."

Solicitation, Voting and Revocability of Proxies

     The Fred Meyer Record Date is the close of business on July 18, 1997. Stockholders of Fred Meyer as of the Fred Meyer Record Date are entitled to notice of, and to vote at, the Fred Meyer Special Meeting. Accordingly, only holders of record of shares of Fred Meyer Common Stock at the close of business on such date will be entitled to vote at the Fred Meyer Special Meeting. Each holder of Fred Meyer Common Stock on the Fred Meyer Record Date is entitled to one vote per share held on all matters properly presented at the Fred Meyer Special Meeting. As of the close of business on the Fred Meyer Record Date, there were 26,760,434 shares of Fred Meyer Common Stock outstanding and entitled to vote, held by 1,203 holders of record. The presence in person or by proxy at the Fred Meyer Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Fred Meyer Special Meeting is necessary to constitute a quorum for the transaction of business. Approval and adoption of the Merger Agreement requires the approval of the holders of a majority of the outstanding shares of Fred Meyer Common Stock. Approval and adoption of the 1997 Plan and the Directors' Plan requires the approval of holders of a majority of the shares present and entitled to vote on the matter at the Fred Meyer Special Meeting, provided that the total votes cast on the matter represent over 50% of the Fred Meyer Common Stock entitled to vote on the matter.

     If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any matter, the shares represented by such proxy will be considered present at the Fred Meyer Special Meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of such matter, and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement. With respect to the adoption and approval of the 1997 Plan and the Directors' Plan, abstentions will not be counted as votes cast for purposes of determining whether the votes cast represent over 50% of the Fred Meyer Common Stock entitled to vote, but because an affirmative vote of a majority of the shares present and entitled to vote is required, abstentions have the same effect as votes against approval and adoption of the 1997 Plan and the Directors' Plan. Broker non-votes will be counted for purposes of determining whether a quorum exists at the Fred Meyer Special Meeting, but will not be considered to have been voted in favor of any matter and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement. Broker non-votes will not be counted as votes cast for purposes of determining whether a majority of shares entitled to vote has been cast with respect to approval and adoption of the 1997 Plan and the Directors' Plan and will be disregarded in determining the outcome of the vote on approval and adoption of the 1997 Plan and the Directors' Plan.

     If the enclosed proxy card is properly executed and returned to Fred Meyer in time to be voted at the Fred Meyer Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, THE 1997 PLAN AND THE DIRECTORS' PLAN. The Fred Meyer Board does not know of any matters other than those described in the notice of the Fred Meyer Special Meeting that are to come before the Fred Meyer Special Meeting. If any other business is properly brought before the Fred Meyer Special Meeting, including, among other things, a motion to adjourn or postpone the Fred Meyer Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement, the 1997 Plan or the Directors' Plan or to permit dissemination of information regarding material developments relating to the Merger or otherwise germane to the Fred Meyer

Special Meeting, one or more of the persons named in the proxy card will vote the shares represented by such proxy upon such matters as determined in their discretion.

     If the Fred Meyer Special Meeting is adjourned for any reason, the approval of the Merger Agreement, the 1997 Plan and the Directors' Plan will be considered and voted upon by stockholders at the subsequent reconvened meeting, if any.

     The presence of a stockholder at the Fred Meyer Special Meeting will not automatically revoke such stockholder's proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of Fred Meyer at any time before it is voted, by delivering to Fred Meyer a duly executed, later-dated proxy or by attending the Fred Meyer Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of Fred Meyer proxies should be addressed to Fred Meyer, Inc., 3800 SE 22nd Avenue, Portland, OR 97202, Attn: Roger A. Cooke, Secretary.

     The cost of soliciting proxies for the Fred Meyer Special Meeting will be borne by Fred Meyer, except that the cost of preparing and mailing this Joint Proxy Statement/Prospectus will be borne equally by Smith's and Fred Meyer. In addition to use of the mail, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of Fred Meyer, who will not be specifically compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Fred Meyer will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. Fred Meyer will reimburse such persons for their reasonable expenses incurred in connection therewith. Fred Meyer has retained MacKenzie Partners to assist in the solicitation of proxies by Fred Meyer for a customary fee (estimated to be approximately $7,500), plus reasonable out of pocket expenses.

Recommendations of the Fred Meyer Board

     The Fred Meyer Board has unanimously approved the Merger Agreement. The Fred Meyer Board believes that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of Fred Meyer and unanimously recommends that stockholders of Fred Meyer vote "FOR" approval and adoption of the Merger Agreement. See "The Merger -- Reasons of Fred Meyer for the Merger."

     The Holdings Board and the Fred Meyer Board have unanimously approved each of the 1997 Plan and the Directors' Plan, and the Fred Meyer Board unanimously recommends that stockholders of Fred Meyer vote "FOR" approval and adoption of the 1997 Plan and "FOR" approval and adoption of the Directors' Plan. See "Proposal to Approve the 1997 Stock

Incentive Plan of Holdings" and "Proposal to Approve the Non-Employee Directors' Deferred Compensation Plan of Holdings."

                             SMITH'S SPECIAL MEETING

General

     This Joint Proxy Statement/Prospectus is being furnished to stockholders of Smith's as part of the solicitation of proxies by the Smith's Board for use at the Smith's Special Meeting to be held on September 8, 1997 at 10:00 a.m. local time, at the offices of Latham & Watkins, 633 West Fifth Street, 6th Floor, Los Angeles, California. This Joint Proxy Statement/Prospectus and the enclosed form(s) of proxy are first being mailed to stockholders of Smith's on or about August [ ], 1997.

     The purpose of the Smith's Special Meeting is: (a) to consider and vote on a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) Holdings will form two wholly owned subsidiaries, Fred Meyer Sub and Smith's Sub, (ii) Smith's Sub will merge with and into Smith's, with Smith's surviving the Smith's Merger and becoming a wholly owned subsidiary of Holdings, (iii) each issued and outstanding share of Smith's Class A Common Stock and Smith's Class B Common Stock will be converted into 1.05 fully paid and nonassessable shares of Holdings Common Stock, and (iv) each issued and outstanding share of Smith's Series I Preferred Stock will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.331/3); (b) to consider and vote on a proposal to approve and adopt the 1997 Plan; (c) to consider and vote on a proposal to approve and adopt the Directors' Plan; and (d) to transact such other business that may properly come before the Smith's Special Meeting. See "The Merger Agreement -- Exchange of Stock Certificates." Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Smith's Stock is accompanied by form(s) of proxy for use at the Smith's Special Meeting.

     Pursuant to the Merger Agreement, each share of Smith's Common Stock that is outstanding as of the Effective Date will be converted into 1.05 fully paid and nonassessable shares of Holdings Common Stock. Based on the number of shares of Smith's Common Stock outstanding on the Smith's Record Date, consummation of the Smith's Merger would result in the issuance of approximately 16,650,535 shares of Holdings Common Stock to stockholders of Smith's.

     The Merger is subject to a number of conditions, including the receipt of required regulatory and stockholder approvals. See "The Merger -- Conditions to the Merger" and "--Regulatory Approvals."

Solicitation, Voting and Revocability of Proxies

     The Smith's Record Date is the close of business on July 18, 1997. Stockholders of Smith's as of the Smith's Record Date are entitled to notice of, and to vote at, the Smith's Special Meeting. Accordingly, only holders of record of shares of Smith's Stock at the close of business on such date will be entitled to vote at the Smith's Special Meeting. Holders of outstanding shares of Smith's Stock on the Smith's Record Date will vote together as a single class, with each share of Smith's Class A Common Stock and Smith's Series I Preferred Stock entitling its owner to ten (10) votes and each share of Smith's Class B Common Stock entitling its owner to one vote, on all matters properly presented at the Smith's Special Meeting. As of the close of business on the Smith's Record Date, there were 3,677,205 shares of Smith's Class A Common Stock outstanding and entitled to vote, held by 156 holders of record, 12,180,447 shares of Smith's Class B Common Stock outstanding and entitled to vote, held by 777 holders of record, and 9,956,747 shares of Smith's Series I Preferred Stock outstanding and entitled to vote, held by eight holders of record. The presence in person or by proxy at the Smith's Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Smith's Special Meeting is necessary to constitute a quorum for the transaction of business. Approval and adoption of the Merger Agreement requires the approval of the holders of a majority of the total votes of the outstanding shares of Smith's Stock. Approval and adoption of the 1997 Plan and the Directors' Plan requires the approval of the holders of a majority of the shares present and entitled to vote on the matter at the Smith's Special Meeting, provided that the total votes cast on the matter represent over 50% in interest of all securities entitled to vote on the matter.

     Prior to the execution of the Merger Agreement, Jeffrey P. Smith, the Chairman of the Smith's Board, Fred L. Smith, a director of Smith's, Richard D. Smith (all of whom are brothers) and certain related family trusts, certain affiliates of Yucaipa and certain other stockholders of Smith's, who at the Smith's Record Date owned in the aggregate approximately 70% of the combined voting power of the outstanding capital stock of Smith's, entered into voting agreements with Fred Meyer pursuant to which such stockholders agreed, among other things, to vote the shares of Smith's Stock owned or acquired by them (i) in favor of approval and adoption of the Merger Agreement and (ii) against any other merger agreement or Acquisition Proposal and against any amendment of the Smith's Certificate or the Smith's Bylaws or any other proposals or transactions which would in any manner impede the transactions contemplated by the Merger Agreement. Therefore, assuming such stockholders vote their shares in accordance with the voting agreements at the Smith's Special Meeting, the presence of a quorum and the requisite vote for the approval and adoption of the Merger Agreement would be assured. See "Other Agreements -- Voting Agreements."

     If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any matter, the shares represented by such proxy will be considered present at the Smith's Special Meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of such matter, and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement. With respect to the adoption and approval of the 1997 Plan and the Directors' Plan, abstentions will not be counted as votes cast for purposes of determining whether the votes cast represent over 50% in interest of all securities entitled to vote on the matter, but because an affirmative vote of a majority of the total votes of the shares present and entitled to vote is required, abstentions have the same effect as votes against approval and adoption of the 1997 Plan and the Directors' Plan. Broker non-votes will be counted for purposes of determining whether a quorum exists at the Smith's Special

Meeting, but will not be considered to have been voted in favor of any matter and therefore will have the same effect as a vote against the approval and adoption of the Merger Agreement. Broker non-votes will not be counted as votes cast for purposes of determining whether a majority of shares entitled to vote has been cast with respect to approval and adoption of the 1997 Plan and the Directors' Plan and will be disregarded in determining the outcome of the vote on approval and adoption of the 1997 Plan and the Directors' Plan.

     If the enclosed form(s) of proxy are properly executed and returned to Smith's in time to be voted at the Smith's Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, THE 1997 PLAN AND THE DIRECTORS' PLAN. The Smith's Board does not know of any matters other than those described in the notice of the Smith's Special Meeting that are to come before the Smith's Special Meeting. If any other business is properly brought before the Smith's Special Meeting, including, among other things, a motion to adjourn or postpone the Smith's Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement, the 1997 Plan or the Directors' Plan or to permit dissemination of information regarding material developments relating to the Merger or otherwise germane to the Smith's Special Meeting, one or more of the persons named in the proxy card will vote the shares represented by such proxy upon such matters as determined in their discretion.

     If the Smith's Special Meeting is adjourned for any reason, the approval of the Merger Agreement, the 1997 Plan and the Directors' Plan will be considered and voted upon by stockholders at the subsequent reconvened meeting, if any.

     The presence of a stockholder at the Smith's Special Meeting will not automatically revoke such stockholder's proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of Smith's at any time before it is voted, by delivering to Smith's a duly executed, later-dated proxy or by attending the Smith's Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of Smith's proxies should be addressed to Smith's Food & Drug Centers, Inc., 1550 South Redwood Road, Salt Lake City, Utah 84104, Attn: Michael C. Frei, Secretary.

     The cost of soliciting proxies for the Smith's Special Meeting will be borne by Smith's, except that the cost of preparing and mailing this Joint Proxy Statement/Prospectus will be borne equally by Smith's and Fred Meyer. In addition to use of the mail, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of Smith's, who will not be specifically compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Smith's will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. Smith's will reimburse such persons for their reasonable expenses incurred in connection therewith.

Recommendations of the Smith's Board

     The Smith's Board has unanimously approved the Merger Agreement. The Smith's Board believes that the transactions contemplated by the Merger Agreement are in the best interests of the stockholders of Smith's and unanimously recommends that stockholders of Smith's vote "FOR" approval and adoption of the Merger Agreement. See "The Merger --Reasons of Smith's for the Merger."

     The Holdings Board and the Smith's Board have unanimously approved the 1997 Plan and the Directors' Plan, and the Smith's Board unanimously recommends that stockholders of Smith's vote "FOR" approval and adoption of the 1997 Plan and "FOR" approval and adoption of the Directors' Plan. See "Proposal to Approve the 1997 Stock Incentive Plan of Holdings" and "Proposal to Approve the Non-Employee Directors' Deferred Compensation Plan of Holdings."

                                   THE MERGER

Background of the Merger

     Over the last several years, the food retailing industry has undergone increasing consolidation. A number of competitive factors underlie this trend, including advantages of economies of scale from improved vendor purchasing power and self-distribution, increasing capital required to develop and maintain a modern store base and information systems and benefits of geographic diversity. In early February 1997, Salomon met with principals of Yucaipa regarding various supermarket industry opportunities. Salomon inquired about a proposed combination between Smith's and Fred Meyer. Upon receiving initial indications from Yucaipa that Smith's might be receptive to considering a business combination with Fred Meyer, representatives of Salomon contacted Robert G. Miller, the Chairman of the Board and Chief Executive Officer of Fred Meyer, to suggest that Fred Meyer consider a transaction involving Smith's. Salomon had previously provided financial advisory services to Fred Meyer from time to time.

     On February 24, 1997, Mr. Miller and other representatives of Fred Meyer senior management met with representatives of Salomon to review the financial and business aspects and the potential strategic benefits of a combination of Fred Meyer and Smith's. Thereafter, at the request of Mr. Miller, Salomon contacted Ronald W. Burkle, the Chief Executive Officer of Smith's and Managing Member of Yucaipa, on behalf of Fred Meyer, to propose a meeting with Mr. Miller.

     Mr. Miller, Mr. Burkle and a representative of Salomon met on March 7, 1997, discussed the possibility of a business combination and agreed that it would be appropriate to exchange detailed information regarding Fred Meyer and Smith's, respectively, to facilitate those discussions. Later in March the two companies executed confidentiality agreements and on March 27, 1997, representatives of Fred Meyer senior management and representatives of Salomon met with Mr. Burkle and Lawrence K. Kalantari, a member of Yucaipa, to begin an exchange of views and information regarding a possible transaction.

     Over the next several weeks, the companies exchanged certain financial and operating information and representatives of Smith's and Fred Meyer senior managements continued their internal consideration of a combination transaction. In addition, following discussions between Salomon and Mr. Miller regarding the possible structure and terms, including the proposed consideration, with respect to a business combination with Smith's, Salomon had discussions with Mr. Burkle and Mr. Kalantari regarding such terms including, among other things, consideration of a proposed common stock exchange ratio, the cash compensation to be received by holders of preferred stock, and the board composition and management structure of the combined company. Salomon communicated the results of its discussions with the Yucaipa principals to Mr. Miller.

     On April 16, 1997, Mr. Burkle met again with Mr. Miller and other representatives of Fred Meyer senior management to discuss the possible transaction and their management and operating philosophies. Following that meeting, Mr. Miller wrote to Mr. Burkle outlining the terms of a transaction toward which he proposed that the parties continue their discussions. The transaction outlined by Mr. Miller involved a merger of equals on the basis of an exchange ratio of 1.05 shares of Fred Meyer Common Stock for each share of Smith's Common Stock. Mr. Miller proposed that the composition of the board of directors of any combined company reflect the relative share interests of stockholders of Fred Meyer and Smith's (with Fred Meyer designating seven directors and Smith's designating four directors) and that Mr. Burkle serve as chairman of the board and Mr. Miller serve as president and chief executive officer of any combined company. Mr. Burkle responded to Mr. Miller's letter and indicated Smith's willingness to continue discussions on the basis outlined by Mr. Miller. Each company agreed it would discuss the proposed combination at its next board meeting.

     On April 23, 1997, at the regularly scheduled quarterly meeting of the Smith's Board, Mr. Burkle and Mr. Kalantari made a presentation to all members of the Smith's Board with regard to a potential combination between Fred Meyer and Smith's, including the merits of the transaction and the terms proposed by Fred Meyer, as well as information relating to operations and valuation of the two companies. At this meeting, the Smith's Board considered the appropriateness of a combination and was asked to consider engaging Yucaipa to proceed with discussions with Fred Meyer. A committee of disinterested directors (the "Smith's Disinterested Directors"), which included all directors of Smith's other than Mr. Burkle, Linda McLoughlin Figel, a member of Yucaipa, and Allen R. Rowland, President of Smith's, was appointed to consider the retention of Yucaipa. In addition, the Smith's Board assigned responsibility for the negotiation of employee compensation and retention issues to Jeffrey P. Smith, the Chairman of Smith's Board, and Mr. Burkle, subject to the approval of the Compensation Committee of the Smith's Board.

     On April 24, 1997, at a regularly scheduled meeting of the Fred Meyer Board, Fred Meyer's senior management and representatives of Salomon made a presentation to the Fred Meyer Board with regard to the potential combination under discussion, including the status of discussions, the potential strategic benefits of the transaction, as well as information relating to the finances, operations and valuation of the two companies. All Fred Meyer directors participated in the meeting. Fred Meyer senior management also briefed the Fred Meyer Board with respect to other possible strategic transactions that management had considered prior to the commencement of discussions with Smith's. The Fred Meyer Board authorized Fred Meyer senior management to pursue its discussions with Smith's on the basis presented, to proceed with financial and operational due diligence and to seek to arrive at an agreement for consideration by the Fred Meyer Board. The Fred Meyer Board also authorized the engagement of Salomon as its financial advisor in connection with a possible transaction involving Smith's.

     On April 26, 1997, at a special meeting of the Smith's Disinterested Directors, the Smith's Disinterested Directors authorized the engagement of Yucaipa to act as Smith's advisor

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in discussions with Fred Meyer and authorized Yucaipa and Smith's senior management to pursue discussions with Fred Meyer on the basis previously presented to the Smith's Board, to proceed with financial and operational due diligence and to seek to arrive at an agreement for consideration by the Smith's Board. In addition, the Smith's Disinterested Directors authorized the retention of DLJ as Smith's financial advisor in connection with a possible transaction involving Fred Meyer.

     Over the course of the following two weeks, Fred Meyer and Smith's, assisted by their respective financial advisors, legal counsel and accountants, exchanged information and conducted due diligence with respect to each other. In addition, the companies' legal counsel commenced the preparation and negotiation of agreements to provide for the business combination and related matters.

     On May 9, 1997, at a special meeting, the Fred Meyer Board received a presentation and update as to the status of negotiations by Fred Meyer's management, legal counsel and financial advisors. All Fred Meyer directors participated in the special meeting. Members of senior management presented the findings of their due diligence. Salomon reviewed for the Fred Meyer Board various financial and other information and indicated that Salomon expected to be in a position to deliver its opinion that the Fred Meyer Exchange Ratio was fair, from a financial point of view, to the holders of Fred Meyer Common Stock when the terms of the transaction were finalized. Legal counsel summarized the terms of the then current draft of the Merger Agreement and related agreements. The Fred Meyer Board unanimously approved moving forward with the proposed transaction as presented, subject to its review of the final terms.

     Also on May 9, 1997, a special meeting of the Smith's Board was held at which the Smith's Board received a presentation and update as to the status of negotiations by representatives of Yucaipa, legal counsel and DLJ. All Smith's directors participated in the special meeting. DLJ reviewed various financial and other information and delivered its oral opinion that the Smith's Exchange Ratio was fair, from a financial point of view, to the common stockholders of Smith's. Legal counsel summarized the terms of the then current draft of the Merger Agreement and related agreements. The Smith's Board unanimously approved moving forward with the proposed transaction as presented, subject to its review of the final terms. In a separate session of the Smith's Disinterested Directors, such directors unanimously approved moving forward with the proposed transaction as presented, subject to their review of the final terms.

     On May 11, 1997, at a special meeting, the Fred Meyer Board was updated by Fred Meyer's senior management, legal counsel and financial advisors as to the final terms of the Merger Agreement and related agreements. All Fred Meyer directors participated in the special meeting. Salomon delivered its written fairness opinion to the Fred Meyer Board to the effect that the Fred Meyer Exchange Ratio provided for in the Merger Agreement was fair, from a financial point of view, to the holders of Fred Meyer Common Stock. After considering and discussing the various presentations at such meeting and at prior meetings, as well as the

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
recommendation of Fred Meyer senior management, the Fred Meyer Board, by a unanimous vote, approved the Merger Agreement and the transactions contemplated thereby and by the related agreements, and authorized their execution.

     On May 11, 1997, at a special meeting, the Smith's Board was updated by Yucaipa and legal counsel as to the final terms of the Merger Agreement and related agreements. All Smith's directors participated in the special meeting. DLJ delivered its written fairness opinion to the Smith's Board, dated as of May 11, 1997, confirming the oral opinion rendered on May 9, 1997, to the effect that Smith's Exchange Ratio was fair, from a financial point of view, to the common stockholders of Smith's. After considering and discussing the various presentations at such meeting and at prior meetings, as well as the recommendation of Smith's senior management, the Smith's Disinterested Directors, voting separately, and the entire Smith's Board, by a unanimous vote, approved the Merger Agreement and the transactions contemplated thereby and by the related agreements, and authorized their execution.

     On May 11, 1997, Fred Meyer and Smith's executed and delivered the Merger Agreement and the Stock Option Agreement, and Fred Meyer and certain stockholders of Smith's executed the Voting Agreements.

Reasons of Fred Meyer for the Merger

     The Fred Meyer Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of Fred Meyer and its stockholders. Accordingly, the Fred Meyer Board has unanimously approved the Merger Agreement and recommends approval and adoption thereof by the stockholders of Fred Meyer.

     Enhanced Franchise and Resources. The Fred Meyer Board considered that the Merger will result in the creation of a multi-regional supermarket and general merchandise retailing company with a leading presence in several of the highest growth markets in the United States. The Fred Meyer Board also considered the current trend toward consolidation in the supermarket and general merchandise retailing industries, the prospect for further changes in these industries and the importance of operational scale, financial resources and geographic diversity to remaining competitive in the long term and, in that connection, took into account that Holdings will have 265 major stores in eleven states with approximately $7 billion in annual sales.

     Long-Term Strategic Issues. The Fred Meyer Board considered that the Merger will assist Fred Meyer in addressing certain long-term strategic issues faced by Fred Meyer, in particular a pre-Merger geographic concentration in the Pacific Northwest and a related perception that Fred Meyer lacks significant opportunities for internal growth. The Fred Meyer Board also considered the likelihood that the multiple of price to earnings ratio of Holdings Common Stock would be higher than that of Fred Meyer Common Stock in view of, among other things, the makeup of the combined company.

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
     Opportunities for Efficiencies and Cost Savings. The Fred Meyer Board considered that the combined company will be capable of increasing its profitability through significant cost savings, operating efficiencies, economies of scale and other synergies stemming from the strategic geographical fit of the combined company, the strong market position of the combined company and the opportunity to participate with other companies affiliated with Yucaipa in their cooperative purchasing and other programs ("Best Practices"), as well as substantial refinancing opportunities. The Fred Meyer Board was advised by management that, excluding the effect of one-time Merger-related expenses, the combined company was estimated to achieve approximately $40 million in annual savings and improvements attributable to such operating factors and approximately $25 million in annual savings attributable to such refinancing opportunities. The Fred Meyer Board also took into account the uncertainties and risks associated with achieving such potential savings. See "Cautionary Statement Concerning Forward-Looking Information."

     Financial Considerations. The Fred Meyer Board considered its evaluation of the financial terms of the Merger and their effect on holders of Fred Meyer Common Stock. The Fred Meyer Board considered the financial performance and condition, businesses and prospects of Fred Meyer and Smith's, including, but not limited to, information with respect to their respective recent and historical stock prices and earnings performance, as well as the results of Fred Meyer's due diligence review of Smith's. The Fred Meyer Board also took into account the detailed financial analyses and pro forma and other information with respect to Fred Meyer and Smith's presented to it by Salomon, including projected earnings per share accretion and enhanced earnings per share growth of the combined companies. In addition, the Fred Meyer Board considered projections indicating cash flows resulting from the Merger that will be sufficient to repay certain outstanding indebtedness of the combined company and still permit the combined company to pursue present store remodeling and growth strategies. See "Cautionary Statement Concerning Forward-Looking Information."

     Advice of Financial Advisor and Fairness Opinion. The Fred Meyer Board considered the financial advice of Salomon (including the assumptions and methodologies underlying its analysis in connection therewith) and the May 11, 1997 opinion of Salomon that the Fred Meyer Exchange Ratio is fair, from a financial point of view, to the holders of Fred Meyer Common Stock. The opinion of Salomon and the analysis underlying its opinion are summarized below, and a copy of the opinion delivered on May 11, 1997, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by Salomon is attached hereto as Appendix B. See "-- Opinion of Fred Meyer Financial Advisor."

     Terms of Merger Agreement and Related Agreements. The Fred Meyer Board took into consideration the terms of the Merger Agreement, the Voting Agreements and the Stock Option Agreement and the transactions contemplated thereby, as well as the terms of the Holdings Management Services Agreement. The Fred Meyer Board was aware that the Termination Fee and the Stock Option Agreement might discourage an offer for Fred Meyer from a third party prior to consummation of the Merger.

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
     Complementary Nature of Businesses. The Fred Meyer Board considered the complementary nature of the two companies' businesses and the creation of significant opportunities for development of the companies on a combined basis without the need for significant restructuring, redirection or asset dispositions. The Fred Meyer Board also took into account the challenges of combining the businesses of two large corporations and the attendant diversion of management's focus and resources from other operational matters and other strategic opportunities for an extended period of time.

     Regulatory Approval. The Fred Meyer Board considered that Fred Meyer and Smith's have strong market positions in contiguous geographic regions but with limited overlap within geographic regions. Based on these facts, the Fred Meyer Board considered the likelihood of obtaining required regulatory approvals, as well as the possibility that regulatory authorities may impose conditions to the grant of such approvals.

     Directors and Management of Fred Meyer after the Merger. The Fred Meyer Board considered the structure of the Merger and the proposed arrangements with respect to the Board of Directors and management structure and operations of the combined company following the Merger. In particular, the Fred Meyer Board took into account that a majority of the Holdings Board will initially consist of certain current directors of Fred Meyer and that Mr. Robert G. Miller will, as President and Chief Executive Officer of Holdings, have a significant influence in the management of Holdings. See "-- Interests of Certain Persons in the Merger" and "Management of Holdings Following the Merger."

     Tax Treatment of the Merger. The Fred Meyer Board considered that the Fred Meyer Merger was expected to be tax-free to stockholders of Fred Meyer for federal income tax purposes.

     The foregoing discussion of the information and factors considered by the Fred Meyer Board is not intended to be exhaustive but is believed to include all material factors considered by the Fred Meyer Board. In reaching its determination to approve the Fred Meyer Merger, the Stock Option Agreement and the transactions contemplated thereby, the Fred Meyer Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors.

Reasons of Smith's for the Merger

     The Smith's Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of Smith's and its stockholders. Accordingly, the Smith's Board has unanimously approved the Merger Agreement and recommends approval and adoption thereof by the stockholders of Smith's.

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
     In reaching its determination to recommend approval and adoption of the Merger Agreement, the Smith's Board consulted with Smith's senior management, as well as its legal counsel and financial advisor, and considered a number of factors, including the following:

     Strategic Combination. The Smith's Board considered that the merger of Smith's and Fred Meyer will create a premier multi-regional supermarket and general merchandise retailing company with 265 major stores in eleven states concentrated in the Pacific Northwest, Intermountain and Southwestern regions of the United States, with estimated 1997 annual sales of $7 billion. The Smith's Board took into account that the combined company will have an enhanced market presence, which is expected to facilitate its ability to further increase its capitalization and provide increased liquidity for stockholders.

     Implementation of Long-Term Strategy. The Smith's Board considered the effectiveness of the Merger in implementing and accelerating Smith's basic long-term growth strategy of expanding in markets with favorable growth prospects.

     Financial Performance and Business. In evaluating the terms of the Merger, the Smith's Board reviewed, among other things, information with respect to the financial performance and condition, businesses, assets, capital structure and prospects of Smith's and Fred Meyer, including, but not limited to, information with respect to their respective recent and historical stock prices and earnings performance, as well as recent improvements in Smith's financial results and Fred Meyer's strong same store sales trends and earnings growth rate. The members of Smith's Board were generally familiar with and knowledgeable about Smith's affairs and Fred Meyer's business and further reviewed these matters in the course of their deliberations. The Smith's Board considered the detailed financial analyses and pro forma and other information with respect to Smith's and Fred Meyer presented to it by DLJ.

     Opportunities for Efficiencies and Cost Savings. The Smith's Board considered that the combined company will be capable of increasing its profitability through significant cost savings, operating efficiencies, economies of scale and other synergies stemming from the strategic geographical fit of the combined company, the strong market position of the combined company and the opportunity to participate with other companies affiliated with Yucaipa in its Best Practices program, as well as substantial refinancing opportunities. The Smith's Board considered DLJ's presentation that, excluding the effect of one-time Merger-related expenses, the combined company is estimated to achieve in excess of $40 million in annual savings and improvements attributable to such operating factors. The Smith's Board also took into account the uncertainties and risks associated with achieving such potential savings. See "Cautionary Statement Concerning Forward-Looking Information."

     Complementary Nature of Businesses. The Smith's Board considered the complementary nature of the two companies' businesses and the creation of significant opportunities for development of the companies on a combined basis without the need for significant restructuring, redirection or asset dispositions. The Smith's Board considered that on a combined basis approximately 75% of the company's sales will be grocery-related and approximately 25% will be from non-grocery general merchandise sources and the Smith's Board considered Fred Meyer's strength in the general merchandise area and the contribution that expertise will make to certain of Smith's stores. The Smith's Board also took into account the challenges of combining the businesses of two large corporations and the attendant diversion of management's focus and resources from other operational matters and other strategic opportunities for an extended period of time.

     Reduced Leverage. The Smith's Board considered the reduced leverage and improved credit rating of the combined company, which are expected to reduce future interest expense. The Smith's Board considered that Smith's current long-term debt to capitalization is approximately 113% and that it is anticipated that the combined company's long-term debt to capitalization would be approximately 60%.

     Management Team. The Smith's Board considered that the combination of two experienced management teams will create a strong management structure for the combined company.

     Consideration to be Received by Stockholders. The Smith's Board considered the amount and form of the consideration to be received by the stockholders of Smith's in the Merger and that (i) based on historical and anticipated trading ranges of Fred Meyer Common Stock and Smith's Class B Common Stock, holders of Smith's Common Stock are expected to realize a premium for their shares in a transaction structured to qualify as a tax-free exchange, and (ii) holders of Smith's Series I Preferred Stock will receive an amount in cash equal to the liquidation preference thereof and equal to the redemption price of such shares that would be payable by Smith's commencing after May 1, 1998. DLJ presented information to the Smith's Board demonstrating that the Smith's Exchange Ratio represented a premium ranging from 12.2% on May 8, 1997 (two trading days prior to the public announcement of the Merger) to up to 51.7% based on the historical trading prices of the Smith's Class B Common Stock since Smith's consummated the Recapitalization on May 23, 1996. The Smith's Board took into account that the Smith's Exchange Ratio is fixed and is not subject to adjustment in the event of fluctuations in the market price of Fred Meyer Common Stock or Smith's Class B Common Stock. While recognizing that the absence of an adjustment mechanism exposes the holders of Smith's Common Stock to some market risk, the Smith's Board considered this risk to be offset by the following facts: (i) holders of Smith's Common Stock would be able to participate in any appreciation in the value of Fred Meyer Common Stock between the announcement of the transaction and the Closing Date, including appreciation related to favorable market perception of the transaction and of the prospects for Holdings, and (ii) while adjustment mechanisms provide limited protection against declines in the share price of a security to be received, they also limit the benefits from any appreciation in that price.

     The Merger Agreement and Other Agreements. The Smith's Board considered the terms of the Merger Agreement, which are reciprocal in nature and which, under certain

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
circumstances, require Fred Meyer to reimburse Smith's for up to $5 million of Smith's expenses and/or to pay Smith's the Termination Fee if the Merger Agreement is terminated, and the terms of the Stock Option Agreement granting Smith's an option to purchase up to 19.6% of the outstanding common stock of Fred Meyer under certain circumstances related to payment of the Termination Fee under the Merger Agreement. In addition, the Smith's Board considered the terms of the Voting Agreements entered into between Fred Meyer and holders of shares of Smith's Common Stock and Smith's Series I Preferred Stock aggregating approximately 70% of the combined voting power of the outstanding capital stock of Smith's pursuant to which such holders have agreed to vote such shares in favor of the Merger Agreement and against, among other things, any other merger agreement or Acquisition Proposal.

     Structure of Merger. The Smith's Board considered the structure of the Merger as a "merger of equals," with four current directors of Smith's becoming directors of Holdings upon consummation of the Merger, and the management structure and operations of the combined company following the Mergers, and that following completion of the Merger, Holdings will be a widely-held public company with no single person or entity controlling more than 10 percent of the outstanding shares of Holdings Common Stock. The Smith's Board also took into account the interests of Smith's officers and directors in the Merger and the impact of the Merger on customers and employees of each of the companies. See "The Merger -- Interests of Certain Persons in the Merger."

     Regulatory Approval. The Smith's Board considered that Smith's and Fred Meyer have strong market positions in contiguous geographic regions but with limited overlap within geographic regions. Based on these facts, the Smith's Board considered the likelihood of obtaining required regulatory approvals, as well as the possibility that regulatory authorities may impose conditions to the grant of such approvals.

     Financing. The Smith's Board considered that the Merger is not conditioned on the availability of financing.

     DLJ Opinion. The Smith's Board considered as favorable to its determination the oral opinion of DLJ, financial advisor to Smith's, subsequently confirmed in writing on May 11, 1997, that, as of such date, the Smith's Exchange Ratio is fair to the holders of Smith's Common Stock from a financial point of view. The Smith's Board also considered the oral and written presentations made to it by DLJ. A copy of DLJ's written opinion to the Smith's Board dated May 11, 1997 is attached hereto as Appendix C and is incorporated herein by reference. See "The Merger -- Opinion of Smith's Financial Advisor."

     The foregoing discussion of the information and factors considered by the Smith's Board is not intended to be exhaustive but is believed to include all material factors considered by the Smith's Board. In reaching its determination to approve the transactions contemplated by the Merger Agreement, the Smith's Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors.

Opinion of Fred Meyer Financial Advisor

     Fred Meyer engaged Salomon to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement based upon Salomon's qualifications, expertise and reputation as well as Salomon's prior investment banking relationship and familiarity with Fred Meyer. On May 11, 1997, Salomon delivered to the Fred Meyer Board its written opinion (the "Salomon Opinion"), to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Fred Meyer Exchange Ratio was fair to the stockholders (other than Smith's and any of its affiliates) of Fred Meyer from a financial point of view.

     The full text of the Salomon Opinion is set forth as Appendix B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety, including without limitation, the descriptions of the procedures followed, assumptions made, other matters considered and limitations of the review undertaken in arriving at such opinion. The Salomon Opinion addresses only the fairness of the Fred Meyer Exchange Ratio to the stockholders of Fred Meyer from a financial point of view and does not constitute a recommendation to any stockholder of Fred Meyer or Smith's as to how such stockholder should vote at the respective Special Meetings. The summary of the Salomon Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Salomon Opinion.

     The Salomon Opinion does not constitute an opinion as to the price at which Holdings Common Stock will actually trade at any time. No restrictions or limitations were imposed upon Salomon with respect to the investigations made or procedures followed by Salomon in rendering its opinion. In arriving at its opinion, Salomon, among other things, reviewed the Merger Agreement, including exhibits thereto, as well as financial and other information that was publicly available or furnished to it by Smith's and Fred Meyer including information provided during discussions with their respective managements regarding their businesses and prospects. Included in the information provided during discussions with the respective managements were certain financial forecasts and other information relating to the business operations, financial condition and prospects of Smith's and Fred Meyer, respectively, prepared by their respective managements. In addition, Salomon compared certain financial and securities data of Smith's and Fred Meyer with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Smith's Class B Common Stock and Fred Meyer Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as Salomon deemed appropriate for purposes of rendering its opinion. Salomon also considered such other information, financial studies, analyses, investigations and financing, economic and market criteria that Salomon deemed relevant.

     In rendering its opinion, Salomon did not independently verify the information reviewed by it and assumed the accuracy and completeness of all of the financial and other information reviewed by it. Salomon did not conduct a physical inspection of the properties or facilities, or make an independent evaluation or appraisal of the assets or liabilities, of Smith's or Fred Meyer, nor was Salomon furnished with any such evaluation or appraisal. Salomon relied upon the estimates of the respective managements of Smith's and Fred Meyer of the operating savings and other benefits and cost reductions and synergies achievable as a result of the Merger. Salomon also assumed that the financial forecasts relating to the prospects of Smith's and Fred Meyer were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Smith's and Fred Meyer, respectively, as to the likely future financial performance of Smith's and Fred Meyer, respectively, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they are based. Salomon did not make any independent investigation of any legal matters affecting Smith's or Fred Meyer, and assumed the correctness of all legal advice given to each of them and to the Fred Meyer Board, including advice as to the tax consequences of the Merger. While Salomon believes that its review as described herein is an adequate basis for the Salomon Opinion, the Salomon Opinion is necessarily based upon financial, economic, monetary, political, market and other conditions that existed and could be evaluated as of the date of the Salomon Opinion. Salomon does not have any obligation to update, revise or reaffirm its opinion as a result of any such change in such conditions or otherwise.

     The following is a brief summary of the analyses performed by Salomon in connection with the Salomon Opinion and included in its presentations to the Fred Meyer Board. All analyses discussed below, unless otherwise indicated, exclude synergies resulting from the Merger estimated by the management of Smith's and Fred Meyer.

     Discounted Cash Flow Valuation. Using a discounted cash flow ("DCF") methodology, Salomon valued Smith's estimating the present value of unlevered future free cash flows available to its debt and equity holders if Smith's were to perform on a stand-alone basis (without giving effect to the Merger) in accordance with the management forecasts. Free cash flow represented the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. Salomon aggregated (x) the present value of the free cash flows of Smith's over the five-year forecast period with (y) the present value of the range of terminal values described below. The range of terminal values was generally calculated by applying a range of selected multiples between 6.5x and 7.5x to Smith's EBITDA in the final year of the forecast period. This range of terminal values represented Smith's value beyond the applicable forecast period. As part of the DCF analysis, Salomon used discount rates between 10.5% and 11.5% reflecting Smith's specific financial characteristics. This DCF analysis resulted in an equity value reference range of $43.76 to $61.76 for each share of Smith's Common Stock, which results in an implied exchange ratio (based on Salomon's DCF valuation of Fred Meyer at corresponding terminal EBITDA multiples and discount rates) of between 1.214 to 1 and 1.320 to 1 for each share of Smith's Common Stock.

     Transaction Multiples Valuation. Salomon reviewed and analyzed selected merger or acquisition transactions involving other companies in the supermarket chain industries that it

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
deemed relevant. These transactions were the acquisition of Hughes Markets, Inc. by Quality Food Centers, Inc. (announced November 1996); the acquisition of Kash n' Karry Food Stores, Inc. by Food Lion, Inc. (announced October 1996); the acquisition of The Vons Companies, Inc. by Safeway, Inc. (announced October
1996); the acquisition of The Stop & Shop Companies, Inc. by Koninklijke Ahold NV (announced March 1996); the acquisition of Smitty's by Smith's (announced January 1996); the acquisition of Jitney Jungle Stores of America, Inc. by Bruckmann, Rosser, Sherrill & Co. L.P. (announced November 1995); the acquisition of Purity Supreme, Inc. by The Stop & Shop Companies, Inc. (announced April 1995); the acquisition of Bruno's, Inc. by Kohlberg Kravis Roberts & Co. (announced April 1995); the acquisition of Dominick's Supermarkets, Inc. by The Yucaipa Companies (announced February 1995); and the acquisition of Ralphs Grocery Company by Food 4 Less Supermarkets, Inc. (announced September 1994). Among other matters, Salomon indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Salomon noted that no transaction reviewed was identical to the Merger and that, accordingly, an assessment of the results of the following analysis necessarily involves considerations and judgments concerning differences in financial and operating characteristics of Smith's and other factors that would affect the acquisition value of the companies to which it is being compared. Salomon reviewed, for each acquired company, the ratio of firm value (as defined below) to latest 12 months ("LTM") sales and to LTM EBITDA. In addition, for those recent supermarket transactions involving the acquisition of public companies in which the transaction values exceeded $1 billion, Salomon also reviewed the implied offer price as a multiple of the projected net income of the acquired companies (reflecting a composite of equity research analysts' estimates) for the fiscal year immediately following the fiscal year in which such acquisition was announced. Based on these analyses and the prices paid in the transactions described above, Salomon calculated an implied equity value reference range of $51.08 to $57.20 for each share of Smith's Common Stock.

     Comparable Company Valuation. Salomon also performed a comparable company analysis in which it compared certain publicly available historical financial and operating data, projections of future financial performance (reflecting Salomon Brothers Equity Research estimates where available and otherwise reflecting a composite of equity research analysts' estimates) and market statistics (calculated based upon closing stock prices as of May 6, 1997) of selected publicly traded companies in the industries considered by Salomon to be reasonably comparable to Smith's with similar historical financial and operating data, projections of future financial performance (also reflecting Salomon Brothers Equity Research estimates where available and otherwise reflecting a composite of equity research analysts' estimates) and market statistics (also calculated based upon closing stock prices as of May 6, 1997) of Smith's. In the supermarket chain industry, these companies were Albertson's, Inc.; American Stores Company; Dominick's Supermarkets, Inc.; Food Lion, Inc.; Giant Food Inc.; Hannaford Bros. Co.; The Kroger Co.; Quality Food Centers, Inc.; Safeway Inc.; and Winn-Dixie Stores, Inc. (the "Supermarket Chain Selected Companies") and in the merchandising industry, these companies were Dayton Hudson Corporation; Kmart Corporation; Wal-Mart Stores, Inc.; and Woolworth

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
Corporation (the "Merchandising Selected Companies"). Salomon compared the common stock prices per share of each of the Supermarket Chain Selected Companies and the Merchandising Selected Companies, respectively, as of May 6, 1997 ("Per Share Price"), as a multiple of estimated 1997 and 1998 earnings per share ("EPS") of the Supermarket Chain Selected Companies and the Merchandising Selected Companies, respectively. Salomon also compared the "firm value" (equal to the sum of equity market value (the Per Share Price multiplied by fully diluted shares outstanding less exercisable option proceeds), straight debt, minority interest, straight preferred stock, and all out-of-the-money convertibles less investments in unconsolidated affiliates and cash) as a multiple of 1996 EBITDA for each of the Supermarket Chain Selected Companies and the Merchandising Selected Companies, respectively. Based on its analysis, Salomon calculated an equity value reference range of $35.76 to $46.79 for each share of Smith's Common Stock on a noncontrol premium adjusted basis. Based on the mean market price of Smith's Class B Common Stock for the 30-day period ending on May 6, 1997, and a 20% to 45% control premium, Salomon calculated an equity value reference range of $41.49 to $50.13 for each share of Smith's Common Stock. No company used in the public market valuation analysis summarized above is identical to Smith's. Accordingly, any analysis of the value of the Merger based upon the Supermarket Chain Selected Companies and the Merchandising Selected Companies involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of such companies and other factors in relation to the trading and acquisition values of such companies.

     Pro Forma Combination Analysis. Salomon reviewed certain pro forma financial effects (including the timing and amount of certain projected synergies and other cost savings) resulting from the Merger for each of the 12-month periods ending December 31 in the five-year period ending December 31, 2001. Salomon estimated that, on a pro forma basis, the Merger would be accretive to earnings per share of Fred Meyer Common Stock beginning in 1998.

     Contribution Analysis. Salomon reviewed and analyzed the pro forma estimated contribution to the combined entity of each of Fred Meyer and Smith's as of and for the 12-month periods ending December 31, 1997 and 1998, respectively. Salomon reviewed, among other things, the pro forma contribution to net income and Cash from Operations (representing net income plus depreciation and amortization and less changes in net working capital, capital expenditures and changes in other assets and liabilities). Based on this analysis, Smith's would contribute 32.4% of net income and 43.2% of Cash from Operations in 1997 and 37.1% of net income and 47.0% of Cash from Operations in 1998. The Smith's Exchange Ratio implied by Smith's estimated contributions to net income and Cash from Operations for 1997 were 0.808 to 1 and 1.280 to 1, respectively, and the Smith's Exchange Ratio implied by Smith's estimated contributions to net income and Cash from Operations for 1998 were 0.996 to 1 and 1.493 to 1, respectively. The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may actually have in the future.

     Historical Trading and Premium Analysis. Salomon reviewed the market prices for Fred Meyer Common Stock and Smith's Class B Common Stock as of May 6, 1997 and the mean

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
market prices of Fred Meyer Common Stock and Smith's Class B Common Stock for the 30, 60, 90, 180 and 360 day periods ending on May 6, 1997, and compared such market prices to the 1.05 to 1 Smith's Exchange Ratio. Such comparison showed that the Smith's Exchange Ratio represented an implied offer price for each share of Smith's Class B Common Stock of between $35.34 and $44.76 and an implied premium for each share of Smith's Class B Common Stock of between 21.8% and 27.1%.

     Certain Assumptions. In performing the discounted cash flow valuation, pro forma combination analysis and contribution analysis described above, Salomon relied on projections prepared by the respective managements of Fred Meyer and Smith's as to cash flows and certain other performance measures. DLJ was informed by the management of Fred Meyer that its projections were based on certain assumptions with respect to same store sales, new stores, new store sales and store remodels, conversions and the costs related thereto. DLJ was informed by the management of Smith's that its projections were based on certain assumptions with respect to same store sales. In rendering its opinion, DLJ did not independently verify the projections provided to it by the respective managements of Fred Meyer and Smith's, or the assumptions underlying such projections.

     The summary set forth above does not purport to be a complete description of the analyses performed by Salomon, but describes, in summary form, the principal elements of the analyses made by Salomon in arriving at the Salomon Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily summarized. Each of the analyses conducted by Salomon was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Salomon did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Salomon considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Further, Salomon's conclusion involved significant elements of judgment and qualitative analyses as well as the financial and quantitative analyses. Salomon did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Salomon believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinions. In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, financial, economic and market conditions and other matters, many of which are beyond the control of Smith's or Fred Meyer. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by Salomon are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Salomon is not affiliated with Fred Meyer or Smith's. Salomon has previously rendered certain financial advisory and investment banking services to Fred Meyer, for which Salomon received customary compensation. Salomon has also provided investment banking, lending and broker-dealer-related services to affiliates of Yucaipa, for which Salomon received customary compensation. In the ordinary course of its business, Salomon actively trades the securities of Fred Meyer and Smith's for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Pursuant to an engagement letter dated April 24, 1997, Fred Meyer agreed to pay Salomon for its services in connection with the Merger a cash fee of $7.0 million, of which $750,000 has been paid to Salomon and the balance of which will be payable upon consummation of the Merger. Fred Meyer also agreed to pay to Salomon a fee equal to 25% (but in no event more than $2.75 million) of any break-up or similar fee received by Fred Meyer in connection with the termination of the Merger Agreement. In addition, Fred Meyer agreed to reimburse Salomon for reasonable travel and out-of-pocket expenses incurred by Salomon in connection with its engagement (including reasonable travel expenses and expenses of Salomon's counsel). Fred Meyer further agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

Opinion of Smith's Financial Advisor

     Smith's engaged DLJ to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement based upon DLJ's qualifications, expertise and reputation as well as DLJ's prior investment banking relationship and familiarity with Smith's and Yucaipa. On May 9, 1997, DLJ rendered an oral opinion to the Smith's Board, which was confirmed by delivery of its written opinion dated May 11, 1997 (the "DLJ Opinion"), to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Smith's Exchange Ratio was fair to the common

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
stockholders of Smith's from a financial point of view. The DLJ opinion does not address the consideration to be received by the preferred stockholders of Smith's.

     The full text of the DLJ Opinion is set forth as Appendix C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety, including without limitation, the descriptions of the procedures followed, assumptions made, other matters considered and limitations of the review undertaken in arriving at such opinion. The DLJ Opinion addresses only the fairness of the Smith's Exchange Ratio to the common stockholders of Smith's from a financial point of view and does not constitute a recommendation to any stockholder of Smith's or Fred Meyer as to how such stockholder should vote at the respective Special Meetings. The summary of the DLJ Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the DLJ Opinion.

     The DLJ Opinion does not constitute an opinion as to the price at which Holdings Common Stock will actually trade at any time. DLJ was not requested to and did not recommend the amount of consideration to be received by the common stockholders of Smith's and was not requested to and did not participate in negotiating the terms of the Merger or any other aspect of the Merger; it was requested to evaluate, from a financial point of view, the fairness of the Smith's Exchange Ratio to the common stockholders of Smith's, the type and amount of which was determined in arm's-length negotiations between Smith's and Fred Meyer. No restrictions or limitations were imposed upon DLJ with respect to the investigations made or procedures followed by DLJ in rendering its opinion. In addition, DLJ received no instructions to, and did not, seek or solicit alternative transactions. In arriving at its opinion, DLJ, among other things, reviewed the May 9, 1997 draft of the Merger Agreement, including exhibits thereto, as well as financial and other information that was publicly available or furnished to it by Smith's and Fred Meyer including information provided during discussions with their respective managements regarding their businesses and prospects. Included in the information provided during discussions with the respective managements were certain financial forecasts and other information relating to the business operations, financial condition and prospects of Smith's and Fred Meyer, respectively, prepared by their respective managements. In addition, DLJ compared certain financial and securities data of Smith's and Fred Meyer with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Smith's Class B Common Stock and Fred Meyer Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, DLJ did not independently verify the information provided to it or available from public sources and assumed the accuracy and completeness of all of the financial and other information provided to it or available from public sources. DLJ did not conduct a physical inspection of the properties or facilities, or make an independent evaluation or appraisal of the assets or liabilities, of Smith's or Fred Meyer, nor was DLJ furnished with

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
any such evaluation or appraisal. DLJ relied upon the estimates of the respective managements of Smith's and Fred Meyer of the operating savings and other benefits and cost reductions achievable as a result of the Merger. DLJ also assumed that the financial forecasts and other information relating to the prospects of Smith's and Fred Meyer were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Smith's and Fred Meyer, respectively, as to the likely future financial performance of Smith's and Fred Meyer, respectively, and DLJ expressed no opinion with respect to such forecasts or the assumptions on which they are based. DLJ did not make any independent investigation of any legal matters affecting Smith's or Fred Meyer, and assumed the correctness of all legal advice given to each of them and to the Smith's Board, including advice as to the tax consequences of the Merger. While DLJ believes that its review as described herein is an adequate basis for the DLJ Opinion, the DLJ Opinion is necessarily based upon financial, economic, monetary, political, market and other conditions that existed and could be evaluated as of the date of the DLJ Opinion and does not speak to any date other than the date on which the DLJ Opinion was delivered. DLJ does not have any obligation to update, revise or reaffirm its opinion as a result of changes in such conditions or otherwise.

     The following is a brief summary of the analyses performed by DLJ in connection with the DLJ Opinion and included in its presentations to the Smith's Board. All analyses discussed below, unless otherwise indicated, exclude synergies resulting from the Merger estimated by the management of Smith's and Fred Meyer.

     Common Stock Performance Analysis. DLJ reviewed the historical closing prices and trading volumes of Smith's Class B Common Stock for the 245 trading days ended May 9, 1997 which represents the trading days beginning the day following the Recapitalization and ending the day DLJ's oral opinion was delivered to the Smith's Board. See "Business of Smith's." In the 245 trading days ended May 9, 1997, Smith's Class B Common Stock reached a high of $40.00 per share on May 9, 1997, and a low of $21.88 per share. In the 245 trading days ended May 9, 1997, Smith's Class B Common Stock outperformed the S&P 400 and a comparable company index, which includes Albertson's, Inc., American Stores Company, Dominick's Supermarkets, Inc., Food Lion, Inc., Giant Food Inc., Hannaford Bros. Co., The Kroger Co., Quality Food Centers, Inc., Safeway Inc. and Weis Markets, Inc. DLJ reviewed the historical closing prices and trading volumes of Fred Meyer Common Stock for the 245 trading days ended May 9, 1997. In the 245 trading days ended May 9, 1997, Fred Meyer Common Stock reached a high of $43.00 per share and a low of $26.25 per share. In the 245 trading days ended May 9, 1997, Fred Meyer Common Stock outperformed Smith's Class B Common Stock, the S&P 400 and a comparable company index, which includes Albertson's, Inc., American Stores Company, Dominick's Supermarkets, Inc., Food Lion, Inc., Giant Food Inc., Hannaford Bros. Co., The Kroger Co., Quality Food Centers, Inc., Safeway Inc. and Weis Markets, Inc.

     Historical Exchange Ratio Analysis. DLJ compared the Smith's Exchange Ratio to the ratio implied by dividing the Smith's Class B Common Stock closing stock price by the Fred

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
Meyer Common Stock closing stock price. The time periods (each ending on May 9, 1997) selected for analysis were: last 120 trading days, last 60 trading days, last 30 trading days and last 10 trading days. The average implied exchange ratios for such time periods were 0.828, 0.837, 0.858, and 0.863, respectively. DLJ noted that each such ratio was less than the Smith's Exchange Ratio of 1.05.

     Earnings Per Share Impact Analysis. DLJ analyzed the pro forma effect of the Merger on the projected earnings per share of Fred Meyer, as forecasted by the management of Fred Meyer. DLJ reviewed the synergies as forecasted by the management of Smith's and Fred Meyer contemplated to result from the Merger. This analysis is based on a number of assumptions, including, among other things, the projected financial performance of Smith's and Fred Meyer, the estimated amounts and timing of the synergies and prevailing interest rates. The analysis indicated that (accounting for the transaction under purchase accounting, and giving effect to the synergies but excluding one-time merger-related expenses), the pro forma EPS for Fred Meyer is anticipated to be lower than Fred Meyer's stand-alone earnings per share estimates for fiscal year 1997 and higher than Fred Meyer's stand-alone earnings per share estimate for fiscal years 1998 and 1999.

     Premiums Paid in Public Merger and Acquisition Transactions. DLJ performed a comparison of the premium represented by the Smith's Exchange Ratio to publicly available information regarding the premiums paid over market price in acquisitions of $1.0 billion to $5.0 billion in size ("Comparable Acquisitions") since January 1, 1995 and merger and acquisition transactions greater than $250 million in the supermarket industry since January 1987 ("Comparable Supermarket Transactions"). DLJ reviewed the consideration paid in each such transaction in terms of the percentage premium represented by the offer prices (represented, in the case of transactions in which all or part of the consideration was in the form of common stock of the acquiror, by the acquirors' stock price on the day prior to the announcement of the transaction multiplied by the exchange ratio) over the trading prices one day, one week and one month prior to the announcement date of each respective transaction. The average premiums to the market price one day, one week and one month prior to the announcement date for Comparable Acquisitions and Comparable Supermarket Transactions were approximately 33.7%, 37.9% and 41.3% and 37.0%, 39.4% and 43.5%, respectively. This compares to the percentage premiums by which the product of the Smith's Exchange Ratio and the closing price of Fred Meyer Common Stock on May 9, 1997 (the "Consideration per Share") exceeds the closing price of Smith's Common Stock one day, one week and one month prior to May 2, 1997, which premiums were 26.1%, 28.4% and 33.7%, respectively. DLJ selected the May 2, 1997 date due to the 14.7% increase in the price of Smith's Common Stock on volume which represented 1.4x the prior six month's average weekly volume in the week ending May 9, 1997. DLJ also noted that the Consideration per Share represented a premium of 24.7% to the highest closing price of Smith's Common Stock, over the latest twelve months.

     Relative Contribution Analysis. DLJ analyzed the relative contributions of Smith's and Fred Meyer to the revenues, EBITDA, net earnings before interest and taxes ("EBIT") and net

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
income of the combined entity for the fiscal year 1996 and the projected fiscal years 1997 and 1998, in each case excluding all merger-related costs and projected synergies. DLJ relied upon estimates of 1997 and 1998 financial information provided by Smith's and Fred Meyer's respective managements. Smith's and Fred Meyer provided 53.5% and 46.5%, respectively, of the combined enterprise value. The projections made by Smith's and Fred Meyer's managements indicate that in calendar years 1996, 1997 and 1998, Smith's would provide 44.9%, 43.9% and 43.2% of combined revenue; 52.9%, 50.4% and 49.8% of combined EBITDA; 58.4%, 55.1% and 53.5% of combined EBIT; and 39.3%, 36.6% and 36.4% of combined net income. On a corresponding basis, Fred Meyer would contribute 55.1%, 56.1% and 56.8% of combined revenue; 47.1%, 49.6% and 50.2% of combined EBITDA; 41.6%, 44.9% and 46.5% of combined EBIT and 60.7%, 63.4% and 63.6% of combined net income. The shares of Holdings Common Stock (including shares underlying all outstanding options, calculated using the treasury stock method) to be issued to the Smith's stockholders represent approximately 38.6% of Holdings' outstanding shares pro forma for the Merger based on the May 9, 1997 closing price of Fred Meyer Common Stock.

     Comparable Company Analysis. To provide contextual data and comparative market information, DLJ compared the operating performance of Smith's and Fred Meyer to certain market trading statistics of nine retail supermarket companies whose securities are publicly traded (the "Comparable Companies"). The Comparable Companies consisted of: Quality Food Centers, Dominick's Supermarkets, Inc., Giant Food Inc., Hannaford Bros. Co., Albertson's, Inc., American Stores Company, Food Lion, Inc., Weis Markets, Inc. and The Kroger Co. Historical financial information used in connection with the ratios provided below with respect to the Comparable Companies is as of the most recent financial statements publicly available for each company as of May 9, 1997.

     DLJ examined certain publicly available financial data of the Comparable Companies including Enterprise Value (defined as market value of common equity ("Equity Value") plus book value of total debt and preferred stock less cash) as a multiple of LTM revenue, EBITDA and EBIT, and price to earnings ratios ("P/E") based on estimated EPS for calendar years 1997 and 1998. DLJ analyzed the implied multiples for Smith's at the Consideration per Share without including the projected synergies. As of May 9, 1996, this analysis resulted in (i) Enterprise Value to LTM revenue ratios for the Comparable Companies ranging from 0.3x to l.7x, as compared to 0.6x for Smith's at the Consideration per Share and 0.4x for Fred Meyer, (ii) Enterprise Value to LTM EBITDA for the Comparable Companies ranging from 6.0x to 9.7x, as compared to 6.9x for Smith's at the Consideration per Share and 13.0x for Fred Meyer, (iii) Enterprise Value to LTM EBIT for the Comparable Companies ranging from 8.4x to l4.7x, as compared to 10.4x for Smith's at the Consideration per Share and 12.3x for Fred Meyer, and
(iv) estimated P/E based on 1997 and 1998 calendar year estimates ranging from 13.1x to 25.1x and 11.3x to 16.4x, respectively, for the Comparable Companies, as compared to 16.9x and 14.4x, respectively, for Smith's at the Consideration per Share and 15.4x and 13.2x, respectively, for Fred Meyer, in each case assuming the Smith's Exchange Ratio is calculated using the closing price of Fred Meyer Common Stock on May 9, 1997 of $41.88 and

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
without giving effect to the projected synergies. EPS estimates for Smith's and Fred Meyer were provided by the respective managements and for the Comparable Companies by First Call Research Direct.

     No company utilized in the comparable company analysis is identical to Smith's or Fred Meyer. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Smith's and Fred Meyer and other factors that could affect the public trading value of the Comparable Companies or Company to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

     Comparable Transaction Analysis. DLJ reviewed publicly available information on 45 merger and acquisition transactions in the regional supermarket industry completed since 1985 (the "Selected Supermarket Transactions"). DLJ reviewed the consideration paid in the Selected Supermarket Transactions in terms of (i) Enterprise Value as a multiple of LTM revenues, EBITDA and EBIT and (ii) Equity Value to LTM net income, in each case, of the acquired entity prior to its acquisition. The range of multiples of the ratio of Enterprise Value to LTM revenues computed for the Selected Supermarket Transactions was 0.1x to 0.6x. This compares to the Enterprise Value to LTM revenues of Smith's multiple of 0.6x, based on the Consideration per Share. The range of multiples of the ratio of Enterprise Value to LTM EBITDA computed for the Selected Supermarket Transactions was 4.3x to 9.6x. This compares to the Enterprise Value to LTM EBITDA of Smith's multiple of 6.9x, based on the Consideration per Share. The range of multiples of the ratio of Enterprise Value to LTM EBIT computed for the Selected Supermarket Transactions was 7.0x to 17.1x. This compares to the Enterprise Value to LTM EBIT of Smith's multiple of 10.4x, based on the Consideration per Share. The range of multiples of the Equity Value to LTM Net Income computed for the Selected Supermarket Transactions was 7.0x to 54.1x. This compares to the Equity Value to LTM Net Income of Smith's multiple of 19.1x. Because Smith's has negative stockholders' equity, an analysis of Equity Value to book value is not meaningful.

     No transaction utilized in the Comparable Transaction Analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Smith's and Fred Meyer and other factors that could affect the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not itself a meaningful method of using comparable transaction data.

     Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis for each of Smith's and Fred Meyer on a stand-alone basis for the three-year period ending with fiscal year 1999, which were based upon financial projections prepared by the respective managements of each company. In performing its analysis, DLJ calculated the "Free Cash Flow" for each company as the after-tax operating earnings of Smith's and Fred Meyer, respectively, plus

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
depreciation and amortization and other noncash items, plus (or minus) net changes in working capital, minus projected capital expenditures. DLJ calculated the terminal value of each of Smith's and Fred Meyer at the end of the forecast period, by applying a range of estimated EBITDA multiples of 6.0x to 8.0x, such range of multiples being consistent with those exhibited by the Comparable Companies and the Selected Supermarket Transactions to the projected Free Cash Flows of Smith's and Fred Meyer, respectively, in fiscal year 1999. The Free Cash Flows and terminal values were then discounted to the present using a range of discount rates of 10.0% to 15.0% representing an estimated range of the weighted average cost of capital of Smith's and Fred Meyer. This analysis implied per share equity values for Smith's ranging from $16.84 to $59.40 and for Fred Meyer ranging from $33.32 to $59.35. DLJ then compared the range of implied per share equity values for Smith's with the range of implied per share equity values for Fred Meyer. DLJ noted, that in each of the exit multiple and discount rate scenarios analyzed, the ratio of the implied per share equity value of Smith's to the implied per share equity value of Fred Meyer, was less than the Smith's Exchange Ratio.

     Certain Assumptions. In performing the discounted cash flow valuation, pro forma combination analysis and contribution analysis described above, DLJ relied on projections prepared by the respective managements of Fred Meyer and Smith's as to cash flows and certain other performance measures. The material assumptions underlying the projections with respect to Fred Meyer were as follows: same store sales will be 2.7%, 2.8%, 1.8%, 1.3% and 1.0% during the fiscal years 1998, 1999, 2000, 2001 and thereafter, respectively; four new stores will be opened in each of fiscal year 1998 and fiscal year 1999 and five new stores will be opened in each fiscal year thereafter; these stores will cost approximately $20 million (excluding inflation) and will have average weekly sales of approximately $560,000 (excluding growth); these stores will be owned stores; five major remodels will be performed per year, one conversion of a non-food store to a food store will be performed in each of fiscal year 1998 and 1999 and seven minor remodels per year will be performed; one underperforming store will be closed per year beginning in fiscal year 2000; and gross margins will be 29.9%. The material assumptions underlying the projections with respect to Smith's were as follows: 1998 same store sales take into account any known competitive openings by market area and will average a .3% increase over 1997; same store sales in future years will increase to 1.0% by 2001 and will remain at that level thereafter; eight new stores will be opened per year beginning in 1998; these stores will cost approximately $2.4 million each (fixtures and equipment only) and will be subject to ground and building operating leases; new stores will have average weekly sales of $319,000 per store in 1998 through 2000 and $321,000 and $320,000 per store in 2001 and 2002, respectively; no stores will be closed; 15 major remodels will be performed per year; major remodels of 16 Smitty's stores will be performed during fiscal year 1998, 1999 and 2000; these remodels will not affect sales; and gross margins will be 22.6%.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the principal elements of the analyses made by DLJ in arriving at the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily summarized. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Further, DLJ's conclusion involved significant elements of judgment and qualitative analyses as well as the financial and quantitative analyses. DLJ did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinions. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and regulatory, financial, economic, monetary, political and market conditions and other matters, many of which are beyond the control of Smith's or Fred Meyer. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     DLJ was selected to render an opinion in connection with the Merger based upon DLJ's qualifications, expertise and reputation, including the fact that DLJ, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Pursuant to a letter agreement between Smith's and DLJ dated April 24, 1997 (the "DLJ Engagement Letter"), DLJ is entitled to (i) a retainer fee of $250,000 payable upon execution of the DLJ Engagement Letter, (ii) a fee of $500,000 at the time DLJ notifies the Smith's Board that it is prepared to deliver its opinion to the Smith's Board, and (iii) a fee of $750,000 upon consummation of business combination between Smith's and Fred Meyer in one or a series of transactions, by merger, consolidation, or any other business combination, by purchase involving all or a substantial amount of the business securities or assets of Smith's or otherwise (including the Merger) (a "Combination Transaction"). Smith's has agreed to reimburse DLJ for its out-of-pocket expenses, including reasonable fees and expenses of its counsel, and to indemnify DLJ for liabilities and expenses arising out of a Combination Transaction, including liabilities under federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and Smith's believe are customary in transactions of this nature, were negotiated at arm's length between Smith's and DLJ and the Smith's Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

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     DLJ provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Fred Meyer and/or Smith's for its own account and for the account of customers. Over the past twelve months, DLJ has co-managed a $575 million public offering of Smith's Notes, for which it received customary fees.

Interests of Certain Persons in the Merger

     In considering the respective recommendations of the Fred Meyer Board and the Smith's Board with respect to the Merger Agreement, stockholders of Fred Meyer and Smith's should be aware that certain members of management of Fred Meyer and Smith's and the Fred Meyer Board and the Smith's Board have interests in the Merger that are different from, or in addition to, the interests of the stockholders of Fred Meyer and Smith's generally. See "-- The Merger." The Fred Meyer Board and the Smith's Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement.

     Described below under "-- Existing Arrangements" are material employment, employee benefit and other arrangements of Fred Meyer and Smith's as they currently exist. Pursuant to the terms of the Merger Agreement and certain other agreements described herein, certain terms and conditions of such agreements and arrangements will be amended or become operative and certain new arrangements will be entered into as a result of the Merger, as described below under the subheading "-- The Merger."

     Existing Arrangements

     Fred Meyer Stock Option Plans. The Fred Meyer Amended 1990 Stock Incentive Plan and the Fred Meyer 1983 Stock Option Plan, as amended, (together, the "Fred Meyer Plans"), authorize the Compensation Committee of the Fred Meyer Board to grant options (each, a "Fred Meyer Option") to, among others, key employees for the purchase of shares of Fred Meyer Common Stock. As of July 18, 1997, directors and executive officers of Fred Meyer held outstanding Fred Meyer Options to purchase 1,128,501 shares of Fred Meyer Common Stock at exercise prices ranging from $14.00 to $40.00 per share and each with a vesting schedule of five years. In connection with the Merger, the Fred Meyer Board has taken action to provide that all outstanding Fred Meyer Options will become immediately exercisable at the Effective Time to purchase shares of Holdings Common Stock. See "-- The Merger -- Fred Meyer Stock Option Plans."

     Fred Meyer Non-Employee Directors Stock Compensation Plan. The Fred Meyer Non-Employee Directors Plan provides for the purchase on the open market of Fred Meyer Common Stock for the benefit of non-employee directors of Fred Meyer. Shares of Fred Meyer Common Stock purchased under the Fred Meyer Non-Employee Directors Plan (the "Fred Meyer Non-Employee Director Shares") vest ratably over a five-year period. As of July 18, 1997, 16,574 shares of Fred Meyer Common Stock had been purchased for non-employee directors of Fred

Meyer pursuant to the Fred Meyer Non-Employee Directors Plan, of which 3,212 shares had vested. In connection with the Merger, the Fred Meyer Board has taken action to provide that all unvested Fred Meyer Non-Employee Director Shares will become vested immediately prior to the Effective Time. See "-- The Merger -- Fred Meyer Non-Employee Directors Stock Compensation Plan."

     Indemnification Arrangements with Fred Meyer Officers and Directors. Pursuant to the Fred Meyer Certificate and the Fred Meyer Bylaws, Fred Meyer is obligated to indemnify its current and former directors and officers (the "Fred Meyer Indemnified Parties") to the fullest extent permitted under applicable law. Fred Meyer also maintains directors' and officers' liability insurance covering the Fred Meyer Indemnified Parties in their capacities as directors and officers of Fred Meyer. Holdings will indemnify the Fred Meyer Indemnified Parties following the Merger as provided in the Merger Agreement. See "-- The Merger --Indemnification Arrangements with Fred Meyer Officers and Directors."

     Smith's Employment Agreements. In connection with the Merger, the Smith's Board determined that it was in the best interest of Smith's to provide certain assurances to its senior management to ensure management stability pending the consummation of the Merger. As a result, Smith's has entered into employment agreements (the "Smith's Employment Agreements") with three executive officers and 14 other employees (collectively, the "Employees") of Smith's. Pursuant to the terms thereof, upon a "change of control" of Smith's, the Smith's Employment Agreements become effective and the Employees become entitled to certain benefits thereunder, including, under certain circumstances, the receipt of base salary and certain benefits for a specified time following termination of employment. The Merger will constitute a "change of control" under the Smith's Employment Agreements. Following the Merger, it is anticipated that Smith's will enter into additional employment agreements with Allen R. Rowland, the President and Chief Operating Officer of Smith's, and Matthew G. Tezak, the Senior Vice President and Chief Financial Officer of Smith's. See "-- The Merger -- Smith's Employment Agreements" and "-- The Merger -- New Employment Agreements."

     Smith's Deferred Compensation Agreements. Prior to its consideration of the Merger, Smith's had, from time to time, entered into deferred compensation agreements (the "Smith's Deferred Compensation Agreements") with five executive officers and five other key employees of Smith's. The Smith's Deferred Compensation Agreements provide for fixed monthly cash payments to the employee, the amount of which increases over time with each specified year of service, for a period of twenty (or in one case, ten) years commencing on a specified date (the "Commencement Date"). The Smith's Deferred Compensation Agreements also provide for fixed monthly cash payments to the employee or his beneficiary in the event the employee, while employed by Smith's, dies or becomes disabled prior to the Commencement Date. In the case of the employee's death, such payments will be made for a period of twenty years, and in the case of the employee's disability, such payments will be made for the shorter of the duration of the disability or a period of twenty years. Three employees of Smith's are currently fully vested in their benefits under their Smith's Deferred Compensation Agreements. With respect to each of Smith's Deferred Compensation Agreements, the payment of all benefits thereunder is subject to forfeiture if the employee, without the prior written consent of Smith's, accepts employment with certain companies in the food or drug business prior to the date on which any payments thereunder are to commence. Prior to the amendment of the Smith's Deferred Compensation Agreements in connection with the transactions contemplated by the Merger Agreement, the agreements provided that, upon the occurrence of certain change of control events of Smith's during the term of such agreements, Smith's was obligated to purchase for each employee a paid-up insurance annuity (the value of which would be taxable income to the employee under the Code) which vested in the employee as of the date of such change of control and which provided the employee benefits on the same schedule as to be provided under his Smith's Deferred Compensation Agreement, as if such employee had continued his continuous employment with Smith's through the applicable dates specified therein. The Merger will constitute such a change of control event, subject to certain exceptions. In connection with the transactions contemplated by the Merger Agreement and in order to reduce the tax obligations of such employees, the Smith's Deferred Compensation Agreements have been amended to provide that in the event of a change of control of Smith's, rather than purchasing an annuity for each of the employees who are parties to the agreements, Smith's (or its successor) will be obligated to make the full fixed monthly cash payments set forth in the agreements on the dates set forth therein. See "-- The Merger -- Smith's Deferred Compensation Agreements."

     Smith's Stock Option Plan. Smith's Amended and Restated 1989 Stock Option Plan, as amended (the "1989 Plan"), authorizes the Compensation Committee of the Smith's Board to grant options (each, a "Smith's Option") to key employees for the purchase of shares of Smith's Class B Common Stock. As of July 18, 1997, directors and executive officers of Smith's held outstanding Smith's Options to purchase 308,000 shares of Smith's Class B Common Stock at exercise prices ranging from $15 to $24 58 per share which vest between 1999 and 2003. Pursuant to the terms of the 1989 Plan, in connection with the Merger, all outstanding Smith's Options will become immediately exercisable at the Effective Time to purchase shares of Holdings Common Stock, subject to certain exceptions. See "-- The Merger -- Smith's Stock Option Plan."

     Smith's Management Services Agreement and Transaction Consulting Agreement. The Smith's Management Services Agreement provides for the payment of an annual fee to Yucaipa in the amount of $1.0 million per year. During fiscal 1996, Smith's issued to a Yucaipa affiliate 200,000 shares of Smith's Class B Common Stock as management fees payable under the Smith's Management Services Agreement, a portion of which represented prepaid management fees for fiscal 1997 and fiscal 1998. During the term of the Smith's Management Services Agreement, which has been assumed by Yucaipa, Ronald W. Burkle has the right and has elected to serve as the Chief Executive Officer of Smith's. Mr. Burkle does not receive any compensation for serving in such capacity beyond the management fees paid to Yucaipa under the Smith's Management Services Agreement. The terms of the Smith's Management Services Agreement provide that it may be terminated by Smith's at any time upon 90 days' written notice or by Yucaipa under certain circumstances, including upon a "change of control" of Smith's. Upon any such termination (other than termination by Smith's for "cause"), Yucaipa will be entitled to the greater of (x) $5 million, or (y) twice the total fees that would have been earned by Yucaipa under the then remaining term of the Smith's Management Services Agreement, without regard to any sums previously paid by Smith's to Yucaipa. The Merger will constitute a "change of control" under the Smith's Management Services Agreement.

     In addition to the foregoing, the Smith's Management Services Agreement provides that Smith's may retain Yucaipa in an advisory capacity in connection with certain acquisition or sale transactions, debt and equity financings, or any other services not otherwise covered by the Smith's Management Services Agreement, for which Smith's will pay Yucaipa additional compensation in an amount to be agreed upon by Smith's and Yucaipa (and approved by a majority of Smith's disinterested directors).

     On April 29, 1997, Smith's and Yucaipa entered into a Transaction Consulting Agreement (the "Transaction Consulting Agreement") pursuant to which
(i) Smith's retained Yucaipa to provide management consultation and advice in connection with a possible merger transaction involving Fred Meyer or an alternative transaction and (ii) effective upon the consummation of any Transaction (as defined in the Transaction Consulting Agreement and including the Merger), Smith's and Yucaipa agreed to terminate the Smith's Management Services Agreement. In consideration for such services and in consideration for the cancellation of the Smith's Management Services Agreement, pursuant to which Yucaipa would have been entitled to receive approximately $7.5 million upon consummation of the Merger, Smith's has agreed to pay Yucaipa a total fee of $15 million upon consummation of a Transaction. In addition, the Yucaipa affiliate will retain the 200,000 shares of Smith's Class B Common Stock issued to it in fiscal 1996, approximately two-thirds of which currently represent prepaid management fees under the Smith's Management Services Agreement, and Smith's will reimburse Yucaipa for its reasonable out-of-pocket costs and expenses incurred in connection with, and will indemnify Yucaipa for all losses resulting from claims arising out of, the performance of its obligations under the Transaction Consulting Agreement. Pursuant to the terms of the Transaction Consulting Agreement, Yucaipa agreed to provide services to Smith's, including, but not limited to, assisting Smith's in reviewing the business and prospects of certain proposed business combinations, coordinating due diligence activities, consulting with Smith's concerning the terms of any proposed Transaction and the preparation of required documentation, assisting Smith's in communications with its banks and bondholders and coordinating any refinancing activity and advising Smith's with respect to any new financings to be undertaken in connection with a Transaction. At a meeting of the Smith's Disinterested Directors on April 26, 1997, the Smith's Disinterested Directors authorized the engagement of Yucaipa pursuant to the Transaction Consulting Agreement. See "The Merger -- Background of the Merger."

     In connection with the transactions contemplated by the Merger Agreement, on the Closing Date, Holdings will enter into the Holdings Management Services Agreement with Yucaipa. See "Other Agreements -- Holdings Management Services Agreement."

     The Yucaipa Warrants. On May 23, 1996, Smith's and an affiliate of Yucaipa entered into a warrant agreement (the "Warrant Agreement") for the purchase of up to 1,842,555 shares of Smith's nonvoting Class C Common Stock (the "Warrants"). One-half of the Warrants are exercisable at the election of Yucaipa on or prior to May 23, 2000, and one-half of the Warrants are exercisable at the election of Yucaipa on or prior to May 23, 2001. The foregoing expiration dates will each be extended by five years in the event that, prior to such respective dates, the market price of Smith's Class B Common Stock equals or exceeds the exercise price (as adjusted from time to time) for a period of not less than 60 consecutive trading days. The initial exercise price of the Warrants is $50.00 per share. Shares of Smith's Class C Common Stock will be convertible into an equal number of shares of Smith's Class B Common Stock following the transfer of such shares by Yucaipa to any person or entity not affiliated with Yucaipa. The number of shares to be issued upon exercise of the Warrants and the exercise price are subject to adjustment under standard anti-dilution provisions. Pursuant to the terms of the Merger Agreement and the Warrant Agreement, Yucaipa and Holdings will enter into a supplemental warrant agreement (the "Supplemental Warrant Agreement") to provide for the issuance of Holdings Common Stock upon exercise of the Warrants. See "-- The Merger --The Yucaipa Warrants."

     Indemnification Arrangements With Smith's Officers and Directors. Smith's has entered into Indemnification Agreements (the "Smith's Indemnification Agreements") with its current and former directors and officers (the "Smith's Indemnified Parties") which provide that Smith's shall indemnify the Smith's Indemnified Parties, to the fullest extent permitted under applicable law and Smith's Certificate and the Smith's Bylaws, against all liabilities incurred by reason of such person's status as a director or officer of Smith's. In addition, Smith's maintains directors' and officers' liability insurance covering the Smith's Indemnified Parties in their capacities as directors and officers of Smith's. Holdings will indemnify the Smith's Indemnified Parties following the Merger as provided in the Merger Agreement. See "-- The Merger --Indemnification Arrangements With Smith's Officers and Directors" and "The Merger Agreement -- Indemnification."

     Registration Rights Agreement. Smith's has entered into a registration rights agreement with Jeffrey P. Smith, Fred L. Smith, Richard D. Smith, certain Smith family trusts and certain affiliates of Yucaipa, providing such persons with certain registration rights with respect to their Smith's Common Stock. Pursuant to the terms of the Merger Agreement, Holdings will enter into a similar registration rights agreement with such persons providing them with certain registration rights with respect to Holdings Common Stock. See "-- The Merger -- Registration Rights Agreement" and "Other Agreements -- Registration Rights Agreement."

     The Merger

     Directors and Officers of Holdings. Following the Merger, Robert G. Miller, the Chief Executive Officer of Fred Meyer, will be the Chief Executive Officer and President of Holdings and Ronald W. Burkle, the Chief Executive Officer of Smith's, will be Chairman of the Holdings Board. In addition, Vivian A. Bull, James J. Curran, A. M. Gleason, Roger Meier, Robert G. Miller and Steven R. Rogel, all of whom are directors of Fred Meyer, and Bruce Karatz, Fred L. Smith and Jeffrey P. Smith, all of whom are directors of Smith's, will be directors of Holdings. See "Management of Holdings Following the Merger."

     Pursuant to the terms of the Merger Agreement and certain other agreements described herein, certain terms and conditions of material employment and employee benefit agreements and arrangements will be amended or become operative and certain new arrangements will be entered into as a result of the Merger, as follows:

     Fred Meyer Stock Option Plans and Compensation. In connection with the Merger, the Fred Meyer Board has taken action to provide that at the Effective Time, each Fred Meyer Option will become a fully vested and immediately exercisable option (each, a "Holdings Option") to acquire, on substantially the same terms and conditions as were applicable under such Fred Meyer Option immediately prior to the Effective Time, the number of shares of Holdings Common Stock as the holder of such Fred Meyer Option would have been entitled to receive in the Merger had such holder exercised such Fred Meyer Option in full immediately prior to the Effective Time, at a price per share equal to the price per share of such Fred Meyer Option.

     The following table sets forth information with respect to the number and approximate net value of accelerated Fred Meyer Options held by certain named officers and by all officers at the level of senior vice president or higher as a group, assuming that the Merger is consummated in September 1997.

                                        Number of
                                         Unvested              Approximate Net
                                        Fred Meyer          Value of Accelerated
Name                                Options Accelerated     Fred Meyer Options/1
----                                -------------------     --------------------
Robert G. Miller                           60,000             $ 1,676,250.00
Sammy K. Duncan                            49,000               1,160,937.50
Kenneth Thrasher                           64,000               1,532,000.00
Mary F. Sammons                            15,000                 450,937.50
Edward A. Dayoob                            6,000                 180,375.00
18 senior officers as a
   group, including those
   listed above                           549,100             $14,156,443.75

                                       69

/1 The amounts in this column have been determined by multiplying (i) the number of shares of Fred Meyer Common Stock subject to the Fred Meyer
     Options held by the respective employees that will be accelerated in connection with the Merger, by (ii) the excess of the $55 15/16 per share price of Fred Meyer Common Stock on July 18, 1997 over the exercise price of each Fred Meyer Option. The actual net value of the accelerated Fred
     Meyer Options will depend on the market price of Fred Meyer Common Stock on the Closing Date.

     In connection with the integration of the compensation programs of Fred Meyer and Smith's following the Merger, it is contemplated that changes will be made in compensation arrangements with senior officers of Fred Meyer. Robert G. Miller's base salary is expected to increase from $590,000 to $1,000,000 and the aggregate base salaries of 16 other Fred Meyer senior officers are expected to increase approximately 12% in the aggregate following the Merger. These Fred Meyer officers are also expected to receive stock options to purchase Holdings Common Stock with exercise prices equal to 50% and 100% of the market value of the stock at the time of grant. The following table indicates the amount of stock options expected to be granted to certain named officers and to all senior officers of Fred Meyer, as a group, effective upon consummation of the Merger:

                                    Options to be granted at      Options to be granted at
                                      100% of Market Value          50% of Market Value
                                    ------------------------      ------------------------
Robert G. Miller                            200,000                       50,000
Sammy K. Duncan                              50,000                       25,000
Kenneth Thrasher                             50,000                       25,000
Mary F. Sammons                              50,000                       25,000
Edward A. Dayoob                             30,000                       15,000
17 senior officers as a                     740,000                      320,000
  group, including
  those listed above

See "Proposal to Approve 1997 Stock Incentive"

     Fred Meyer Executive Severance Agreements and Employment Agreement. In connection with the Merger, Holdings will enter into Executive Severance Agreements (the "Holdings Severance Agreements") with certain officers who are currently senior officers of Fred Meyer (the "Holdings Officers"). The Holdings Severance Agreements will provide that, if a Holdings Officer is terminated without "cause" or for "good reason," the Holdings Officer will be entitled to
(i) a severance payment equal to (A) three times the Holdings Officer's annual base pay if the Holdings Officer is terminated on or before one year has elapsed from the date of the Holdings Severance Agreement, (B) two times the Holdings Officer's annual base pay if the Holdings Officer is terminated on or before two years have elapsed from the date of the Holdings Severance Agreement or (C) the Holdings Officer's annual base pay if the Holdings Officer is terminated after two years have elapsed from the date of the Holdings Severance Agreement (except that the payment would be two times the Holdings Officer's annual base pay if he or she is terminated in connection with or following a "change in control");
(ii) a prorated portion of
any annual cash incentive plans for the year in which the termination occurs;
(iii) prorated accelerated vesting of outstanding stock options held by the Holdings Officer under Holdings stock option and stock incentive plans (except that all such options would accelerate following a "change in control"); and
(iv) additional benefits under the supplemental retirement plan. If the amount of the severance payment, plus the other amounts to which the terminated Holdings Officer is entitled, is subject to the tax imposed by Section 4999 of the Code, the Holdings Officer will also be entitled to an additional amount (the "Additional Payment") equal to the amount of such tax incurred by the Holdings Officer on a net basis after the deduction from the Additional Payment of all federal, state and local income taxes that would be imposed on the Holdings Officer by reason of the Holdings Officer's receipt of the Additional Payment. In connection with the Merger, Robert G. Miller's employment agreement will be amended to increase the monthly payment upon retirement at age 62 from $10,805 to $25,000.

     Fred Meyer Non-Employee Directors Stock Compensation Plan. In connection with the Merger, the Fred Meyer Board has taken action to provide that immediately prior to the Effective Time, all unvested Fred Meyer Non-Employee Director Shares will become vested. The following table sets forth information with respect to the number and approximate value of accelerated vesting of Fred Meyer Non-Employee Director Shares held by each Fred Meyer non-employee director, assuming the Merger is consummated in September 1997.

                                     Number of Unvested             Approximate Value
                                       Fred Meyer Non-               of Accelerated
                                 Employee Director Shares        Fred Meyer Non-Employee
     Name                               Accelerated                 Director Shares(1)
     ----                        ------------------------        -----------------------
     Vivian A. Bull                       2,697                        $150,863.43
     James J. Curran                      2,898                         162,106.87
     A. M. Gleason                        1,173                          65,614.69
     David L. Johnson                     2,724                         152,373.75
     Roger S. Meier                       1,173                          65,614.69
     Steven R. Rogel                      2,697                         150,863.43
     -----------------

(1) The amounts in this column have been determined by multiplying (i) the number of Fred Meyer Non-Employee Director Shares held by the respective non-employee directors that will be accelerated in connection with the Merger, by (ii) $55 15/16, the per share price of Fred Meyer Common Stock on July 18, 1997. The actual value of the accelerated Fred Meyer Awards will depend on the market price of the Fred Meyer Common Stock on the Closing Date.

     Indemnification Arrangements with Fred Meyer Officers and Directors. Upon consummation of the Merger, Holdings will be obligated to indemnify the Fred Meyer Indemnified Parties to the fullest extent that the Fred Meyer Indemnified Parties are indemnified by Fred Meyer pursuant to the provisions of the Fred Meyer Certificate and the Fred Meyer Bylaws. In addition, for a period of five years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering the Fred Meyer Indemnified Parties on terms substantially no less advantageous to the Fred Meyer Indemnified Parties than such existing insurance. See "The Merger Agreement -- Indemnification" for a description of provisions of the Merger Agreement relating to the indemnification of present and former directors, officers and employees of Fred Meyer.

     Smith's Employment Agreements. Upon consummation of the Merger, the Smith's Employment Agreements will provide benefits to Employees who are employed by Smith's as of the Effective Time.

          1. Term of the Agreement. Benefits under the Smith's Employment Agreements will commence at the Effective Time and continue for a period of two years in the case of the three executive officers and for a period of either one or two years in the case of the other 14 Employees (the "Term"), except as set forth in paragraph 4 below.

          2. Salary and Bonus. The agreements provide for the payment during the relevant Term of base salary and provide that the Employee shall be eligible to participate in any incentive bonus or similar program that may be adopted by the Holdings Board from time to time. Michael C. Frei, James
     W. Hallsey and Wade Williams are the three executive officers of Smith's who have entered into the Smith's Employment Agreements entitling each of them to payment of his current annual base salary for a period of two years following completion of the Merger.

          3. Other Benefits. The Smith's Employment Agreements provide that the Employee will be entitled to participate in or receive life insurance, medical, health and accident, or disability plans and similar benefits as Smith's provides generally from time to time to its executives.

          4. Termination. In the event that the Employee's employment by Smith's is terminated by reason of (a) the Employee's death, (b) the Employee's disability, (c) termination without "cause" (as defined in the Smith's Employment Agreements) or (d) the Employee's "constructive termination" (as defined in the Smith's Employment Agreements), the Smith's Employment Agreements provide for the payment of the Employee's base salary and the continuation of other benefits for the longer of (i) the remainder of the Term or (ii) such period as the Employee would otherwise be entitled pursuant to Smith's existing severance policies and procedures; provided, however, that compensation received by the Employee from any other entity attributable to the Term would, under certain circumstances, be subtracted from any amounts otherwise due such Employee under the Smith's Employment Agreement. All benefits under a Smith's Employment Agreement shall terminate if the Employee is terminated for "cause."

          5. Gross-Up Payments. If the aggregate of all payments, benefits or distributions by Smith's to or for the benefit of the Employee, including, without limitation, pursuant to the Smith's Employment Agreement, any Smith's Deferred Compensation Agreement and any Smith's Option, exceed the sum of (i) the maximum amount which such Employee could receive without being subject to the excise tax imposed by
     Section 4999 of the Code plus (ii) $50,000, then, subject to certain limitations, the Employee shall be entitled to receive a cash gross-up payment in an amount sufficient to place such Employee in the same position as he would have been in if Section 4999 of the Code were inapplicable.

     New Employment Agreements. Following the Merger, it is anticipated (but not required) that Smith's will enter into employment contracts, with terms similar to those described above, with Allen R. Rowland and Matthew G. Tezak, who are the President and Chief Operating Officer, and Senior Vice President and Chief Financial Officer, respectively, of Smith's.

     Smith's Deferred Compensation Agreements. In connection with the transactions contemplated by the Merger Agreement and in order to reduce the tax obligations of such employees, the Smith's Deferred Compensation Agreements have been amended to provide that in the event of a change of control of Smith's, rather than purchasing an annuity for each of the employees who are parties to the agreements, Smith's (or its successor) will be obligated to make the full fixed monthly cash payments set forth in the agreements on the dates set forth therein. The following table lists the executive officers of Smith's who are parties to Smith's Deferred Compensation Agreements, the total payments to which they will be entitled thereunder and (subject to the forfeiture provisions contained therein) the respective Commencement Dates:


Name and Title                          Total Payments          Commencement Date
--------------                          --------------          -----------------
Richard C. Bylski                       $1,500,000              January 1, 2000
  Senior Vice President,
  Human Resources
Michael C. Frei                         $2,250,000              January 1, 2010
  Senior Vice President,
  General Counsel and
  Secretary
James W. Hallsey                        $1,500,000              January 1, 2000
  Senior Vice President and
  Regional Manager,
  Southwest Region
Matthew G. Tezak                        $1,500,000              January 1, 2010
  Senior Vice President and
  Chief Financial Officer
Fred F. Urbanek                         $1,500,000              November 1, 2000
  Senior Vice President,
  Facility Engineering.

     Smith's Stock Option Plan. Pursuant to the terms of the Merger Agreement, in connection with the Merger, at the Effective Time, each Smith's Option will become a fully vested and immediately exercisable Holdings Option to acquire, on substantially the same terms and conditions as were applicable under such Smith's Option immediately prior to the Effective Time, the number of shares of Holdings Common Stock as the holder of such Smith's Option would have been entitled to receive in the Merger had such holder exercised such Smith's Option in full immediately prior to the Effective Time, at a price per share equal to
(i) the aggregate exercise price per share for shares of Smith's Class B Common Stock purchasable pursuant to such Smith's Option (without regard to vesting provisions) divided by (ii) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Smith's Option, subject to certain exceptions.

     The following table sets forth information with respect to the number and approximate net value of accelerated Smith's Options held by the executive officers of Smith's, assuming the Merger is consummated in September 1997.

                                    Number of Unvested            Approximate Net Value
                                         Smith's                      of Accelerated
     Name                           Options Accelerated              Smith's Options/1
     ----                        ------------------------        -----------------------
     Allen R. Rowland                     125,000                      $  5,359,375
     Richard C. Bylski                     12,000                           514,500
     Michael C. Frei                       15,000                           643,125
     James W. Hallsey                      35,000                         1,500,625
     Kenneth A. Martindale                 25,000                         1,071,875
     Abel Porter                           25,000                         1,071,875
     Matthew G. Tezak                      35,000                         1,500,625
     Fred F. Urbanek                       14,500                           621,688
     Wade S. Williams                      21,500                           729,313
                                          -------                      ------------
     Total                                308,000                      $ 13,013,001
                                          =======                      ============

/1 The amounts in this column have been determined by multiplying (i) the number of shares of Smith's Class B Common Stock subject to the Smith's
     Options held by the respective employees that will be accelerated pursuant to the terms of the Merger Agreement by (ii) the excess of the $57 78 per share price of Smith's Class B Common Stock on July 18, 1997 over the exercise price of each Smith's Option. The actual net value of the accelerated Smith's Options will depend on the market price of Smith's
     Class B Common Stock on the Closing Date.

     Holdings Management Services Agreement. In connection with the transactions contemplated by the Merger Agreement, on the Closing Date, Holdings will enter into the Holdings Management Services Agreement with Yucaipa. See "Other Agreements -- Holdings Management Services Agreement."

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
     The Yucaipa Warrants. Pursuant to the terms of the Merger Agreement, at the Effective Time, Smith's and Fred Meyer will cause Holdings to execute the Supplemental Warrant Agreement in form reasonably satisfactory to Fred Meyer and Smith's providing that any holder of a Warrant will have the right until the expiration date thereof to exercise such Warrant at the existing exercise price for the number of shares of Holdings Common Stock to which a holder of the number of shares of Smith's Common Stock that would have otherwise been deliverable upon the exercise of such Warrant would have been entitled pursuant to the Merger Agreement if such Warrant had been exercised in full immediately prior to the Effective Time. One-half of the Warrants will be exercisable at the election of Yucaipa on or prior to May 23, 2000, and one-half of the Warrants will be exercisable at the election of Yucaipa on or prior to May 23, 2001. The foregoing expiration dates will each be extended by five years in the event that, prior to such respective dates, the market price of Holdings Common Stock equals or exceeds the exercise price for Holdings Common Stock (as set forth below and as adjusted from time to time) for a period of not less than 60 consecutive trading days; provided, however, that any period of consecutive trading days during which the market price of the Smith's Class B Common Stock equals or exceeds the exercise price of the Warrant prior to the consummation of the Merger shall count toward such 60-day period. At the Effective Time, the Warrants will be exercisable for an aggregate of 1,934,683 shares of Holdings Common Stock at an exercise price of $50 for each 1.05 shares of Holdings Common Stock, for an aggregate purchase price of $92,127,750.

     Indemnification Arrangements With Smith's Officers and Directors. Upon consummation of the Merger, Holdings will be obligated to indemnify the Smith's Indemnified Parties to the fullest extent that the Smith's Indemnified Parties are indemnified by Smith's pursuant to the provisions of the Smith's Indemnification Agreements. In addition, for a period of five years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering the Smith's Indemnified Parties on terms substantially no less advantageous to the Smith's Indemnified Parties than such existing insurance. See "The Merger Agreement --Indemnification" for a description of provisions of the Merger Agreement relating to the indemnification of current and former directors, officers and employees of Smith's.

     Registration Rights Agreement. As a condition to Smith's obligation to effect the Smith's Merger, Holdings is required to execute the Registration Rights Agreement with Jeffrey P. Smith, Fred L. Smith, Richard D. Smith, certain Smith family trusts and certain of affiliates of Yucaipa, which provides such persons with certain "demand," "piggyback" and "shelf" registration rights to require Holdings to register all or any portion of the Holdings Common Stock then owned by them. See "Other Agreements -- Registration Rights Agreement."

Certain Federal Income Tax Consequences

     Smith's and Fred Meyer expect that the Merger will be treated as an "exchange" within the meaning of Section 351(a) of the Code and that for federal income tax purposes no gain or loss will be recognized by holders of Smith's Common Stock or Fred Meyer Common Stock upon the conversion of such stock into Holdings Common Stock (except with respect to any cash received in respect of fractional shares). The Internal Revenue Service (the "Service") has not been and will not be asked to rule on the tax consequences of the Merger. Instead, Smith's will rely on the opinion of Latham & Watkins, its counsel, and Fred Meyer will rely on the opinion of Cleary, Gottlieb, Steen & Hamilton, its counsel, as to certain federal income tax consequences of the Merger. Such opinions will be based upon facts described therein and upon certain representations that will be made by Smith's and Fred Meyer and certain holders of the Smith's Common Stock or the Fred Meyer Common Stock. The opinions of Latham & Watkins and Cleary, Gottlieb, Steen & Hamilton will be based on the Code, the regulations promulgated thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change. An opinion of counsel is not binding on the Service and there is no assurance that the Service will not take a position contrary to one or more positions reflected in such opinions or that such opinions will be upheld by the courts if challenged by the Service. Each holder of Smith's Common Stock and Fred Meyer Common Stock is urged to consult his or her own tax and financial advisors as to the effect of such federal income tax consequences on his or her own particular facts and circumstances and also as to any state, local, foreign or other tax consequences arising out of the Merger.

     The obligation of each of Smith's and Fred Meyer to consummate the Merger is conditioned on, among other things, the receipt by Smith's of the opinion of Latham & Watkins and the receipt by Fred Meyer of the opinion of Cleary, Gottlieb, Steen & Hamilton, each of which will be based upon facts and representations to be provided to such firms, and subject to various assumptions and qualifications, that the Merger will qualify as an "exchange" within the meaning of Section 351(a) of the Code and that the following material federal income tax consequences will result from the Merger:

     (a) No gain or loss will be recognized by Smith's, Fred Meyer or Holdings as a result of the Merger.

     (b) No gain or loss will be recognized by holders of Smith's Common Stock or Fred Meyer Common Stock upon the conversion of such stock into Holdings Common Stock (except with respect to any cash received in respect of fractional shares).

     (c) The aggregate tax basis and holding period of the shares of Holdings Common Stock received by holders of Smith's Common Stock or Fred Meyer Common Stock will be the same as the aggregate tax basis and holding period of the Smith's Common Stock or Fred Meyer Common Stock, as the case may be, surrendered in exchange therefor.

     The receipt by a Smith's or Fred Meyer stockholder of cash in lieu of a fractional share interest in Holdings Common Stock will be treated as though the fractional shares of Holdings Common Stock were distributed as a part of the exchange and then redeemed by Holdings, and, assuming that the redemption of the fractional share of Holdings Common Stock is characterized as a sale or exchange of such stock and not as a dividend, a Holdings stockholder will recognize gain or loss in an amount equal to the difference between the amount of cash received and the basis of the fractional share of Holdings Common Stock deemed to be surrendered, which gain or loss will be capital gain or loss if the Holdings Common Stock was a capital asset in the hands of the Smith's or Fred Meyer stockholder.

     A holder of Smith's Series I Preferred Stock (who does not also hold Smith's Common Stock) who receives cash in connection with the Smith's Merger will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received and such holder's tax basis in the Smith's Series I Preferred Stock exchanged therefor. Such gain or loss will be capital gain or loss provided the Smith's Series I Preferred Stock is held as a capital asset, and will be long-term capital gain or loss if the Smith's Series I Preferred Stock had been held for more than one year. This discussion does not address the federal income tax consequences to holders who hold both Smith's Common Stock and Smith's Series I Preferred Stock. Such holders are urged to consult their tax advisors regarding the federal income tax consequences of the Merger to them.

     The foregoing is a summary description of all material federal income tax consequences of the Merger that are likely to be relevant to a stockholder of Smith's and Fred Meyer, without regard to the particular facts and circumstances of each such stockholder. It does not discuss all of the consequences that may be relevant to stockholders of Smith's and Fred Meyer entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign persons) or to stockholders of Smith's or Fred Meyer who acquired their Smith's Common Stock or Fred Meyer Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger or the exchange of shares pursuant thereto under state, local, foreign or other tax laws.

     Smith's has received from Latham & Watkins, and Fred Meyer has received from Cleary, Gottlieb, Steen & Hamilton, such firm's opinion, dated as of the date of this Joint Proxy Statement/Prospectus, that, based upon and subject to certain facts, representations and assumptions set forth therein, the foregoing discussion, except as otherwise indicated, represents such firm's opinion as to the material federal income tax consequences of the Merger under currently applicable law.

Accounting Treatment

     The Merger will be accounted for as a purchase, with Fred Meyer as acquiror, in accordance with GAAP. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values. Income of Holdings will not include income of Smith's prior to the Effective Time. See "Unaudited Pro Forma Condensed Combined Financial Statements."

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
Regulatory Approvals and Other Legal Matters

     Regulatory Approvals. Transactions such as those contemplated by the Merger Agreement are reviewed by the Antitrust Division of the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC") to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the applicable waiting period requirements of the HSR Act have been satisfied. Each of Fred Meyer and Smith's filed notification reports with the DOJ and the FTC under the HSR Act on May 15, 1997 and the waiting period has expired.

     At any time before or after the Effective Time, the DOJ, the FTC, state antitrust authorities or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause the divestiture of certain assets of Fred Meyer or Smith's. There is no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Fred Meyer and Smith's will prevail.

     Except for approvals otherwise described in this Joint Proxy
Statement/Prospectus, neither Fred Meyer nor Smith's is aware of any other significant government or regulatory approvals required for the consummation of the transactions contemplated by the Merger Agreement.

     Legal Proceedings. On May 22, 1996, Larry F. Klang ("Plaintiff") filed a purported class action complaint against Smith's in the Court of Chancery of the State of Delaware, New Castle County (the "Klang Litigation"). Plaintiff filed an amended complaint on May 30, 1996 (the "Klang Complaint") which named as defendants, Smith's, the members of the Smith's Board prior to the consummation of the Recapitalization, an affiliate of Yucaipa, Ronald W. Burkle and Smitty's. The Klang Complaint alleged, among other things, (i) that the recapitalization transactions consummated by Smith's on May 23, 1996 violated Delaware law by impairing the capital of Smith's in its repurchase of its stock, (ii) that the Smith's Board and Smith's violated fiduciary duties of disclosure under Delaware law by making allegedly inaccurate and incomplete disclosure in Smith's offer to purchase and proxy statement in connection with the Recapitalization and (iii) that Mr. Burkle and an affiliate of Yucaipa aided and abetted these allegedly illegal actions. The Klang Complaint sought, among other things, injunctive relief, rescission of the recapitalization transactions, certification of the action as a class action and costs and fees. On June 28, 1996, Smith's and the other defendants filed their answer to the Klang Complaint, denying all material allegations and asserting various defenses to the action. On October 15, 1996, the Plaintiff filed a motion to rescind the recapitalization transactions and the defendants filed their opposition to that motion on November 7, 1996. Plaintiff filed his reply on November 15, 1996. Vice-Chancellor William Chandler held oral argument on the motion on November 21, 1996, and on May 13, 1997 the Court denied the Plaintiff's motion to rescind the recapitalization transactions and dismissed each of the Plaintiff's claims. On May 13, 1997, Plaintiff filed a notice of appeal and on May 16, 1997, Plaintiff filed his opening brief. On July 14, 1997, the defendants filed their opposition and Plaintiff filed his reply on July 24, 1997. The Delaware Supreme Court has scheduled oral argument of the appeal on August 12, 1997. It is a condition to Fred Meyer's obligation to consummate the Merger that Plaintiff's October 15, 1996 motion shall not have been granted and there shall have been no development with respect to the Klang Litigation that has had or could reasonably be expected to have a material adverse effect with respect to Smith's or Holdings or a material adverse effect on the intended benefits of the Merger to Fred Meyer, Smith's or Holdings. See "The Merger Agreement -- Conditions to Obligation of Fred Meyer to Effect the Merger."

Appraisal Rights

     Under the DGCL, holders of Fred Meyer Common Stock and Smith's Class B Common Stock are not entitled to appraisal rights in connection with the Merger because the Fred Meyer Common Stock and the Smith's Class B Common Stock are listed on a national securities exchange and the consideration which such holders will receive in the Merger consists of Holdings Common Stock, which will also be listed on a national securities exchange, and cash in lieu of fractional shares.

     Holders of Smith's Class A Common Stock or Smith's Series I Preferred Stock who do not vote in favor of the approval and adoption of the Merger Agreement and who have properly complied with Section 262 will be entitled to appraisal rights. To preserve their rights, stockholders who wish to exercise their statutory appraisal rights must submit a written demand for appraisal prior to the Smith's Special Meeting and comply with the other procedural requirements of
Section 262 described below. Each holder of Smith's Class A Common Stock or Smith's Series I Preferred Stock who is a party to a Voting Agreement has, pursuant to such Voting Agreement, waived its appraisal rights.

     SECTION 262 IS REPRINTED IN ITS ENTIRETY AS APPENDIX G TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION IS NECESSARILY A SUMMARY OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX G. THIS DISCUSSION AND APPENDIX G SHOULD BE REVIEWED CAREFULLY BY ANY STOCKHOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS, IF AVAILABLE.

     A record holder of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of
Section 262 and who neither votes in favor of the Merger Agreement nor consents thereto in writing may be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock. All references in this

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
summary of appraisal rights to a "stockholder" are to the record holder or holders of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock.

     Under Section 262, where a merger is submitted for approval at a meeting of stockholders, as in the Smith's Special Meeting, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Joint Proxy Statement/Prospectus shall constitute such notice to the record holders of Smith's Class A Common Stock or Smith's Series I Preferred Stock.

     Holders of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement and must deliver a separate written demand for appraisal to Smith's prior to the vote by the stockholders of Smith's on the Merger Agreement. A stockholder who signs and returns a proxy without expressly directing, by checking the applicable boxes on the reverse side of the proxy card enclosed herewith, that his or her shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock be voted against the proposal to approve the Merger Agreement or that an abstention be registered with respect to his or her shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock will effectively have thereby waived his or her appraisal rights as to those shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock because, in the absence of express contrary instructions, such shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock will be voted in favor of the proposal to approve the Merger Agreement. Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of his or her shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal to approve the Merger Agreement on such card or affirmatively vote in person against the proposal to approve the Merger Agreement or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Smith's of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of his or her shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock. A person having a beneficial interest in shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent,

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
including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; provided, however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, fiduciary or other nominee, who holds shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock outstanding in the name of such record owner.

     A stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: Smith's Food & Drug Centers, Inc., 1550 South Redwood Road, Salt Lake City, Utah 84104, Attn: Michael C. Frei, Secretary.

     The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the surviving corporation must provide notice of the Effective Time to all stockholders who have complied with Section 262.

     Within 120 days after the Effective Time, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Smith's to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders of Smith's who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time period and in the manner prescribed in
Section 262. If appraisal rights are available, within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by Smith's and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation or within

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
10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger
v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Holders of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of Smith's, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

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
     At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Smith's Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of Smith's. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as Smith's has no obligation to file such a petition, and Smith's has no present intention to do so, any holder of shares of Smith's Class A Common Stock or Smith's Series I Preferred Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Smith's a written withdrawal of his or her demand for appraisal and acceptance of the Smith's Merger, except
(i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Smith's and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

Stock Exchange Listing of Holdings Common Stock

     Application has been made for the listing on the NYSE of the shares of Holdings Common Stock to be issued in the Merger. This listing is a condition to the obligation of Fred Meyer and Smith's to effect the Merger. So long as Fred Meyer and Smith's continue to meet applicable listing requirements, Fred Meyer Common Stock and Smith's Class B Common Stock will continue to be listed on the NYSE until consummation of the Merger. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Merger."

Federal Securities Law Consequences

     All shares of Holdings Common Stock received by stockholders of Fred Meyer or Smith's in connection with the Merger will be freely transferable, except that shares of Holdings Common Stock received by persons who are deemed to be "affiliates" (as that term is defined under the Securities Act) of Fred Meyer or Smith's prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Holdings) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Fred Meyer, Smith's or Holdings generally include individuals or entities that control, are controlled by, or are under common control with, such company and may include certain officers and directors of such company as well as principal stockholders of such company. The Merger Agreement requires each of Fred Meyer and Smith's to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that the affiliate will not sell, assign or transfer any shares of Holdings Common Stock received in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act (and otherwise in accordance with Rule 144 promulgated under the Securities Act if the person is an affiliate of Holdings and if so required at the time) or (iii) in a transaction that, in the opinion of independent counsel to the affiliate reasonably satisfactory to Holdings or as described in a "no action" or interpretative letter from the staff of the Commission, is not required to be registered under the Securities Act.

     This Joint Proxy Statement/Prospectus does not cover resales of Holdings Common Stock received by any person who may be deemed to be an affiliate of Fred Meyer, Smith's or Holdings.

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
                              THE MERGER AGREEMENT

     The following summary of certain terms and provisions of the Merger Agreement, which describes all material terms and provisions thereof, is qualified in its entirety by reference to the other information contained elsewhere in this Joint Proxy Statement/Prospectus including the Appendices hereto and the documents incorporated herein by reference. A copy of the Merger Agreement (excluding the Exhibits and Schedules thereto) is set forth in Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and reference is made thereto for a complete description of the terms of the Merger. Stockholders are urged to read the Merger Agreement and each of the other Appendices hereto carefully.

The Merger

     The Merger Agreement provides that, following the approval of the Merger by the stockholders of Fred Meyer and Smith's and the satisfaction or waiver of the other conditions to the Merger, Fred Meyer and Smith's will become wholly owned subsidiaries of Holdings, which will be renamed "Fred Meyer, Inc.", and the holders of Fred Meyer Common Stock and Smith's Common Stock will become holders of Holdings Common Stock.

     If the Merger Agreement is approved by the stockholders of Fred Meyer and Smith's, and the other conditions to the Merger are satisfied or waived, the Closing will take place on the third business day following the date on which the last of the conditions is satisfied or waived, or at such other time and date to which Fred Meyer and Smith's mutually agree. On the Closing Date, Smith's and Fred Meyer will cause certificates of merger to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL, at which time and date of such filing the Merger will become effective. See "The Merger Agreement -- Conditions to Obligations to Effect the Merger."

Conversion of Shares

     The Merger Agreement provides that the Merger will be effected by merger of two newly-formed subsidiaries of Holdings, Fred Meyer Sub and Smith's Sub, with and into Fred Meyer and Smith's, respectively, in which Fred Meyer and Smith's will be the surviving corporations. At the Effective Time, in the Smith's
Merger:

     (i) Each issued and outstanding share of Smith's Common Stock (other than shares that are canceled and shares as to which appraisal rights are perfected as described below) will be converted into 1.05 shares of fully paid and nonassessable shares of Holdings Common Stock.

     (ii) Each issued and outstanding share of Smith's Series I Preferred Stock will be converted into the right to receive in cash an amount equal to thirty-three and

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
            one-third cents ($0.33 1/3), without the payment of any interest thereon (the "Preferred Consideration").

     (iii) Each issued and outstanding share of common stock of Smith's Sub will be converted into one share of common stock of Smith's, the surviving corporation in the Smith's Merger.

     (iv) Each share of Smith's Common Stock that is held in Smith's treasury or is owned by subsidiaries of Smith's or by Fred Meyer or any of its subsidiaries will cease to be outstanding and will be canceled and retired without payment of any consideration therefor and cease to exist.

     (v) Any shares of Smith's Class A Common Stock or Series I Preferred Stock as to which appraisal rights are perfected will not be converted in the Smith's Merger but will be converted solely into the right to receive payment of the appraised value of such shares to the extent permitted by and in accordance with the applicable provisions of the DGCL. See "The Merger -- Appraisal Rights."

     (vi) Each Smith's Option, whether or not then exercisable or vested in accordance with its terms, which theretofore has been granted under the 1989 Plan, shall become a fully vested and immediately exercisable option to acquire, on substantially the same terms and conditions as were applicable under such Smith's Option, for each share of Smith's Class B Common Stock subject to such Smith's Option the same number of shares of Holdings Common Stock as the holder of such Smith's Option would have been entitled to receive in the Smith's Merger had such holder exercised such Smith's Option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for Smith's Class B Common Stock purchasable pursuant to such Smith's Option (without regard to vesting provisions) divided by (ii) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Smith's Option.

     (vii) Holdings will execute the Supplemental Warrant Agreement, providing that any holder of a Warrant will have the right until the expiration date thereof to exercise such Warrant at the existing exercise price for the number of shares of Holdings Common Stock to which a holder of the number of shares of Smith's Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled if such Warrant had been exercised in full immediately prior to the Effective Time (such exercise price and number of shares of Holdings Common Stock to thereafter be subject to the adjustment provisions of the Warrant).

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     At the Effective Time, in the Fred Meyer Merger:

     (i) Each issued and outstanding share of Fred Meyer Common Stock (other than shares that are canceled as described below) will be converted into one fully paid and nonassessable share of Holdings Common Stock.

     (ii) Each issued and outstanding share of common stock of Fred Meyer Sub will be converted into one share of common stock of Fred Meyer, the surviving corporation in the Fred Meyer Merger.

     (iii) Each share of Fred Meyer Common Stock that is held in Fred Meyer's treasury or is owned by subsidiaries of Fred Meyer or by Smith's or any of its subsidiaries will cease to be outstanding and will be canceled and retired without payment of any consideration therefor and cease to exist.

     (iv) Each Fred Meyer Option, whether or not then exercisable or vested in accordance with its terms, which theretofore has been granted under the Fred Meyer Plans, shall become an option to acquire, on substantially the same terms and conditions as were applicable under such Fred Meyer Option, for each share of Fred Meyer Common Stock subject to such Fred Meyer Option, one share of Holdings Common Stock.

     Consequently, as a result of the Merger, Fred Meyer and Smith's will become wholly owned subsidiaries of Holdings and holders of Fred Meyer Common Stock and Smith's Common Stock (other than holders of Smith's Class A Common Stock who exercise and perfect their appraisal rights) will become holders of Holdings Common Stock. It is anticipated that all shares of Holdings Common Stock outstanding immediately prior to the Merger will be canceled.

     Based upon the common stock of Fred Meyer and Smith's outstanding on July 18, 1997 (the Smith's Record Date and the Fred Meyer Record Date) and the Exchange Ratios, Fred Meyer stockholders will own approximately 62% and Smith's stockholders will own approximately 38% of Holdings Common Stock that will be outstanding upon completion of the Merger.

Fractional Shares

     If any holder of Smith's Common Stock would be entitled to receive a number of shares of Holdings Common Stock that includes a fraction, then in lieu of a fractional share, the holder will be entitled to receive a cash payment, in an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the per share last sale price of Holdings Common Stock (as reported on the NYSE Composite Transactions Reporting System) on the date of the Effective Time (or, if Holdings Common Stock does not trade on the NYSE on such date, the

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first date of trading of Holdings Common Stock on the NYSE after the Effective
Time) by (b) the fractional interest to which such holder otherwise would be entitled.

Exchange of Stock Certificates

     Promptly after the Effective Time, an exchange agent will mail to each holder of record of certificates which immediately prior to the Effective Time represented outstanding shares of Fred Meyer Common Stock or Smith's Common Stock, a letter of transmittal and instructions for use in effecting the surrender of such certificates in exchange for certificates representing shares of Holdings Common Stock. Upon surrender of certificates for cancellation to the exchange agent, together with such letter of transmittal duly executed and any other required documents, the holder of such certificates will be entitled to receive certificates representing the shares of Holdings Common Stock the holder is entitled to receive and, if the holder is entitled to receive any fractional shares of Holdings Common Stock, a cash payment representing the amount the holder is entitled to receive for such fractional shares (such certificates and cash payment together, the "Common Consideration"), and the certificates so surrendered will promptly be canceled. Until so surrendered, certificates representing Fred Meyer Common Stock or Smith's Common Stock will represent solely the right to receive the Common Consideration and holders thereof shall not be holders of record of Holdings.

     No dividends or other distributions that are declared payable to the holders of record of shares of Holdings Common Stock after the Effective Time will be paid to persons entitled by reason of the Merger to receive shares of Holdings Common Stock until such persons surrender their certificates representing Fred Meyer Common Stock or Smith's Common Stock. Upon such surrender, there will be paid to the person in whose name the shares of Holdings Common Stock are issued any dividends or other distributions on such shares of Holdings Common Stock which have a record date after the Effective Time and prior to such surrender, and a payment date prior to such surrender. In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

     If any cash or certificate representing shares of Holdings Common Stock is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Holdings Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the exchange agent nor any party to the Merger Agreement will be liable to a holder of Smith's Common Stock or Fred Meyer Common Stock for any shares of Holdings Common Stock or dividends thereon or cash in lieu of fractional shares of Holdings Common Stock, delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

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The exchange agent will not be entitled to vote or exercise any rights of ownership with respect to such shares of Holdings Common Stock for the account of the persons entitled thereto.

     Promptly after the Effective Time, an exchange agent will mail to each holder of record of certificates which immediately prior to the Effective Time represented outstanding shares of Smith's Series I Preferred Stock, a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the Preferred Consideration. Upon surrender of such certificates for cancellation to the exchange agent, together with such letter of transmittal duly executed and any other required documents, the holder of such certificates will be entitled to receive for each share of the Smith's Series I Preferred Stock represented by such certificates the Preferred Consideration, and the certificates so surrendered will be promptly canceled. Until so surrendered, certificates representing Smith's Series I Preferred Stock will represent solely the right to receive the Preferred Consideration. If the Preferred Consideration is to be paid to a person other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the certificate representing shares of Smith's Series I Preferred Stock so surrendered be properly endorsed and otherwise in proper form for transfer. Notwithstanding the foregoing, neither the exchange agent nor any party to the Merger Agreement will be liable to a holder of Smith's Series I Preferred Stock for any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

     HOLDERS OF FRED MEYER COMMON STOCK, SMITH'S COMMON STOCK OR SMITH'S SERIES I PREFERRED STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

Representations and Warranties

     The Merger Agreement contains customary reciprocal representations and warranties by Fred Meyer and Smith's relating to, among other things, (a) their respective organizations, the organization of their respective subsidiaries and similar corporate matters; (b) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (c) their respective capital structures; (d) compliance with applicable laws and agreements; (e) the accuracy of certain reports and financial statements filed with the Commission; (f) the absence of adverse material suits, claims or proceedings and other litigation; (g) the absence of any material adverse changes to their respective business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves; (h) tax matters; (i) employee benefit plans; (j) the delivery of fairness opinions by Salomon, in the case of Fred Meyer, and DLJ, in the case of Smith's; (k) their respective assets; (l) their respective material contracts and commitments; (m) labor matters; (n) insurance matters; (o) environmental matters; and (p) the stockholder vote required in connection with the Merger Agreement and the transactions contemplated thereby.

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Certain Covenants

     Pursuant to the Merger Agreement, each of Fred Meyer and Smith's has agreed that, during the period from the date of the Merger Agreement until the consummation of the Merger, it will, subject to certain exceptions specified therein, among other things:

     Interim Operations. Conduct its business and the business of its subsidiaries only in the ordinary and usual course as such business has been conducted.

     Capital Expenditures. Not make or commit to make any capital expenditures in excess of $500,000 in the aggregate, other than expenditures for routine maintenance and repair or pursuant to existing contracts or commitments or expenditures reflected in previously disclosed capital expenditure budgets.

     Indebtedness. Not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a wholly owned subsidiary of Fred Meyer or Smith's, as applicable, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business consistent with past practice and other than refinancings contemplated by the Merger Agreement. The Merger Agreement does not quantify what constitutes a "material" amount of indebtedness. If either party to the Merger Agreement believed the other had incurred a material amount of indebtedness for borrowed money and declared such party in default, it would be incumbent on the nonbreaching party to establish for a finder of fact that the amount was material.

     Changes in Capital Stock. Not (i) amend its certificate of incorporation or bylaws or the charter or bylaws of any of its subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; (iv) sell or pledge any stock of any of its subsidiaries; or (v) make or enter into any commitment for any of the foregoing actions.

     Issuance of Stock; Dispositions; Acquisitions. Not (i) issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material assets (including without limitation, any indebtedness owed to them or any material claims held by them); (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any material investment, either by

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purchase of stock or other securities, contribution to capital, property transfer or purchase, in any case, of any material amount of property or assets, in or of any other person; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     Employment Agreements. Not grant any severance or termination pay or increase the benefits payable under its existing severance or termination pay policies or agreements or enter into any employment or severance agreement with any officer, director or employee.

     Employee Compensation and Benefits. Not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement except as required by law.

     Inventory. Not enter into or amend any contract for the purchase of inventory which is not cancelable within one year without penalty, cost or liability, or any other contract involving annual expenditures or liabilities in excess of $250,000 which is not cancelable within two years without penalty, cost or liability.

     Labor Matters. Not negotiate, enter into, or modify any agreement or agree to be bound by any agreement with any collective bargaining agent relating to its business, except for agreements with respect to routine employee grievance matters in the ordinary course of business.

     Consents. Cooperate and assist each other in obtaining certain third-party consents to the Merger.

     Further Assurance and Cooperation. Use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement.

     Any action prohibited by the foregoing may nonetheless be taken by either party to the extent expressly permitted by the Merger Agreement, or consented to in writing by the other party to the Merger Agreement.

No Solicitation of Acquisition Proposals

     In the Merger Agreement, each of Fred Meyer and Smith's has agreed, prior to the Effective Time, (a) that neither it nor any of its subsidiaries will, nor will it or any of its subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or

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any of its subsidiaries) to, directly or indirectly, initiate, solicit or encourage, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; and (b) that it will immediately advise the other party to the Merger Agreement orally and in writing of (i) any inquiry or any request for information or data,
(ii) any request or invitation to engage in negotiations or discussions with any person relating to an Acquisition Proposal, (iii) any request to otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or
(iv) any Acquisition Proposal, and in each case, the material terms and conditions of such inquiry, request, invitation or Acquisition Proposal and the identity of the person making any such inquiry, request, invitation or Acquisition Proposal; provided, however, that nothing contained in the Merger Agreement will prohibit the Fred Meyer Board or the Smith's Board from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act (which relates to the communication of a recommendation with respect to certain tender offers) with regard to an Acquisition Proposal or from making any disclosure to, or communicating with, its stockholders if, in the good faith judgment of the Fred Meyer Board or the Smith's Board, as applicable, after consultation with outside counsel, failure to so disclose or communicate would be inconsistent with its fiduciary duties under applicable law.

     An "Acquisition Proposal" is defined in the Merger Agreement to mean any proposal or offer or public disclosure of an intention to make a proposal or offer (in each case, other than the transactions contemplated by the Merger Agreement) with respect to: (i) any merger, consolidation, recapitalization, liquidation, dissolution or similar transaction involving Smith's or Fred Meyer or any of their respective subsidiaries, or (ii) any purchase or acquisition (or option or agreement to purchase or acquire), including by way of a merger, consolidation, tender or exchange offer (including a self tender), of any equity securities (or securities convertible into equity securities) pursuant to which any person (or group of persons) other than Smith's or Fred Meyer or their respective affiliates (a "Third Party"), acquires beneficial ownership of 20% or more of the outstanding voting power of Fred Meyer or Smith's, or (iii) any other transaction pursuant to which any Third Party acquires control of assets of Smith's or Fred Meyer having a fair market value (as determined by the Smith's Board or the Fred Meyer Board, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of Smith's or Fred Meyer, as the case may be, and their respective subsidiaries, taken as a whole, immediately prior to such transaction.

Indemnification

     The Merger Agreement provides that, from and after the Effective Time, Holdings will indemnify, defend and hold harmless the current and former directors, officers and employees of Smith's, Fred Meyer and their respective subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims,

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damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement and the Voting Agreements) to the fullest extent that such persons are indemnified under the laws of the State of Delaware and the certificates of incorporation and bylaws, as in effect on the date thereof, of Smith's, Fred Meyer and their respective subsidiaries or any existing indemnification agreement with either Fred Meyer or Smith's, and during such period, Holdings shall advance expenses (including expenses related to enforcing the indemnity under the Merger Agreement) as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required. Any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and any such certificate of incorporation or bylaws shall be made by independent counsel (which shall not be counsel that provides material services to Holdings or its subsidiaries) selected by Holdings and reasonably acceptable to such officer or director; provided, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Holdings shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

     In addition, the Merger Agreement provides that for a period of five years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering the Indemnified Parties who are covered, in their capacities as current or former officers and directors, by Smith's or Fred Meyer's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to such Indemnified Parties than such existing insurance. Additionally, Holdings is required to keep in effect provisions in its certificate of incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of the indemnified parties to the fullest extent permitted under the DGCL, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the indemnified parties' right of indemnification.

Conditions to Each Party's Obligation to Effect the Merger

     The respective obligation of each party to effect the Merger is subject to the fulfillment or waiver by both parties at or prior to the Closing Date of the following conditions:

     (i) The Merger Agreement, the Smith's Merger and the Fred Meyer Merger shall each have been approved in the manner required by applicable law by the respective holders of the issued and outstanding shares of capital stock of Smith's and of Fred Meyer.

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     (ii)   The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (iii) Neither Fred Meyer nor Smith's shall be subject to any order, decree, ruling or injunction of a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, and no law, statute, rule or regulation shall have been promulgated or enacted by a governmental or regulatory authority, which prohibits the consummation of the transactions contemplated by the Merger Agreement or would otherwise impair the ability of Holdings to operate the business of Smith's and Fred Meyer on a consolidated basis following the Closing.

     (iv) The Registration Statement shall be effective, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of Fred Meyer or Smith's, be threatened in writing, and all necessary approvals under state securities laws relating to the issuance or trading of Holdings Common Stock to be issued to stockholders of Smith's and Fred Meyer in connection with the Merger shall have been received.

     (v) All consents, licenses, permits, authorizations, orders and approvals of (or filings or registrations with) any governmental or regulatory authorities required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, license, permit, authorization, order, approval, filing or registration would not have a material adverse effect on Holdings following the Effective Time.

     (vi) The Holdings Common Stock to be issued to stockholders of Smith's and Fred Meyer in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (vii) After the Effective Time, no person will have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any equity securities of Smith's, Fred Meyer or any of their respective Subsidiaries.

Conditions to Obligation of Smith's to Effect the Merger

     The obligation of Smith's to effect the Merger is subject to the fulfillment or waiver by Smith's at or prior to the Closing Date of the following additional conditions:

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     (i)    Fred Meyer shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under the Merger Agreement at or prior to the Closing Date.

     (ii) The representations and warranties of Fred Meyer contained in the Merger Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Fred Meyer that are not so qualified shall be true and correct in all material respects, in each case both as of the date of the Merger Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date.

     (iii) Smith's shall have received a certificate from an officer of Fred Meyer, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (i) and (ii) above have been satisfied.

     (iv) From the date of the Merger Agreement through the Effective Time, a material adverse effect with respect to Fred Meyer shall not have occurred.

     (v) Holdings shall have duly executed the Supplemental Warrant Agreement and, upon the execution by the other parties thereto, such agreement shall be in full force and effect as of the Effective Time.

     (vi) Smith's shall have received on the Closing Date a legal opinion from its tax counsel, Latham & Watkins, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated as an exchange under
            Section 351(a) of the Code.

     (vii) Smith's shall have received on the Closing Date a legal opinion from counsel to Fred Meyer (which counsel shall be reasonably acceptable to Smith's) in substantially the form set forth in the Merger Agreement.

     (viii) Holdings shall have duly executed the Registration Rights Agreement and the Holdings Management Services Agreement and, upon execution by the other parties thereto, such agreements shall be in full force and effect as of the Effective Time.

Conditions to Obligation of Fred Meyer to Effect the Merger

     The obligation of Fred Meyer to effect the Merger is subject to the fulfillment or waiver by Fred Meyer at or prior to the Closing Date of the following additional conditions:

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     (i)    Smith's shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under the Merger Agreement at or prior to the Closing Date.

     (ii) The representations and warranties of Smith's contained in the Merger Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Smith's that are not so qualified shall be true and correct in all material respects, in each case both as of the date of the Merger Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date.

     (iii) Fred Meyer shall have received from Smith's a certificate from an officer of Smith's, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (i) and (ii) above have been satisfied.

     (iv) From the date of the Merger Agreement through the Effective Time, a material adverse effect with respect to Smith's shall not have occurred.

     (v) The Voting Agreements covering at least 50.1%, in the aggregate, of the voting power of the issued and outstanding shares of capital stock of Smith's shall be in full force and effect and each party thereto shall have performed and complied in all material respects with all material obligations and agreements required to be performed or complied with by such party at or prior to the Effective Time.

     (vi) The Smith's Management Services Agreement shall have been terminated and shall be of no further force and effect and the Holdings Management Services Agreement shall have been duly executed by the parties thereto and shall be in full force and effect as of the Effective Time.

     (vii) The motion filed by Larry F. Klang on October 15, 1996 in respect of that certain legal proceeding relating to Smith's 1996 recapitalization transactions shall not have been granted and there shall have been no development with respect to such legal proceeding that has had or could reasonably be expected to have a material adverse effect with respect to Smith's or Holdings or a material adverse effect on the intended benefits of the Merger to Fred Meyer, Smith's or Holdings. See "Business of Smith's -- Legal Proceedings."

     (viii) Fred Meyer shall have received on the Closing Date a legal opinion from its tax counsel, Cleary, Gottlieb, Steen & Hamilton, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated as an exchange under Section 351(a) of the Code.

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     (ix)   Fred Meyer shall have received on the Closing Date a legal opinion from counsel to Smith's (which counsel shall be reasonably acceptable to Fred Meyer) in substantially the form set forth in the Merger Agreement.

Termination Fee

     Under the terms of the Merger Agreement, Fred Meyer has agreed under certain circumstances to reimburse certain expenses of Smith's and/or to pay Smith's a termination fee of $35 million (the "Termination Fee") in connection with the termination of the Merger Agreement. More specifically, (a) if the Merger Agreement is terminated by Smith's as a result of a failure to obtain the approval of the stockholders of Fred Meyer and at the time of the event giving rise to such termination Fred Meyer would not itself have been entitled to terminate the Merger Agreement under certain circumstances, Fred Meyer will pay Smith's up to $5 million as reimbursement for certain expenses of Smith's actually incurred prior to such termination; (b) if the Merger Agreement is terminated by Smith's as a result of a failure to obtain the approval of the stockholders of Fred Meyer and at the time of the event giving rise to such termination Fred Meyer would not itself have been entitled to terminate the Merger Agreement under certain circumstances and any Acquisition Proposal relating to Fred Meyer was pending, then, if within eighteen (18) months following such termination, any Alternative Transaction (as defined in the Merger Agreement) relating to Fred Meyer is consummated (or if any specified Alternative Transaction relating to Fred Meyer shall have been consummated prior to such termination), Fred Meyer will pay Smith's the Termination Fee; and (c) if the Merger Agreement is terminated by Smith's as a result of the Merger not having been consummated by January 31, 1998 under certain circumstances and at the time of the event giving rise to such termination (i) the approval of the stockholders of Fred Meyer has not been obtained, (ii) Fred Meyer would not itself have been entitled to terminate the Merger Agreement under certain circumstances and (iii) any Acquisition Proposal relating to Fred Meyer is pending (or any specified Alternative Transaction relating to Fred Meyer has been consummated), Fred Meyer will pay Smith's the Termination Fee. In addition, Fred Meyer has granted Smith's a stock option that becomes exercisable if the Termination Fee becomes payable to Smith's. See "Other Agreements -- Stock Option Agreement."

     The Merger Agreement further provides that payment of the Termination Fee will be the sole, exclusive remedy of Smith's against Fred Meyer and any of its subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

Amendment and Waiver

     The Merger Agreement may be amended by mutual agreement of Fred Meyer and Smith's by action taken by their respective Boards of Directors at any time prior to consummation of the Merger; provided, that after approval of the Merger Agreement by the stockholders of Fred Meyer or Smith's, no amendment may be made that by law requires further approval by the stockholders without obtaining such further approval. In addition, either company may waive, by a written instrument signed on its behalf, any provision of the Merger Agreement.

                                OTHER AGREEMENTS

Stock Option Agreement

     The following summary of certain terms and provisions of the Stock Option Agreement, which describes all material terms and provisions thereof, is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is attached hereto as Appendix H, and is incorporated herein by reference.

     As an inducement and condition to the willingness of Smith's to enter into the Merger Agreement, Fred Meyer entered into the Stock Option Agreement, pursuant to which Fred Meyer granted to Smith's an irrevocable option (the "Option") to purchase 5,258,036 shares of Fred Meyer Common Stock (equal to 19.6% of the outstanding shares of Fred Meyer Common Stock) for a purchase price of $45 per share (the "Option Price"), subject to adjustment in certain circumstances.

     The Option will become exercisable by Smith's, in whole or in part, if, but only if, a Triggering Event (as defined in the Stock Option Agreement) occurs prior to the occurrence of an Exercise Termination Event (as defined in the Stock Option Agreement). The purchase of any shares of Fred Meyer Common Stock pursuant to the Option is subject to compliance with applicable law. If Smith's were to exercise its right to acquire the full number of shares of Fred Meyer Common Stock subject to the Option, Smith's would hold approximately 16.4% of the outstanding shares of Fred Meyer Common Stock immediately after such exercise.

     As defined in the Stock Option Agreement, a Triggering Event would occur whenever the Termination Fee has become payable. See "The Merger Agreement -- Termination Fee".

     The Stock Option Agreement defines Exercise Termination Event to mean any of (i) the Effective Time of the Merger; (ii) the termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event and in circumstances under which the conditions necessary for a Triggering Event to occur are incapable of being fulfilled (see "The Merger Agreement -- Termination Fee"); or (iii) the passage of 12 months following the occurrence of a Triggering Event.

     Notwithstanding anything to the contrary contained in the Stock Option Agreement, the Option may not be exercised at any time when Smith's is in material breach of any of its covenants or agreements contained in the Merger Agreement such that Fred Meyer would be entitled to terminate the Merger Agreement in accordance with its terms, and the Stock Option Agreement will automatically terminate upon the termination of the Merger Agreement by Fred Meyer as a result of a material breach by Smith's of its covenants or agreements contained therein.

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
     If the Option becomes exercisable, it may be exercised in whole or in part within twelve months following the applicable Triggering Event. Smith's right to exercise the Option and certain other rights under the Stock Option Agreement are subject to an extension in order to obtain any required regulatory approvals and comply with applicable regulatory waiting periods and to avoid liability under Section 16(b) of the Exchange Act. The Option Price and the number of shares issuable under the Option are subject to adjustment in the event of specified changes in the capital stock of Fred Meyer.

     Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, Smith's will have certain registration rights with respect to the shares of Fred Meyer Common Stock issued or issuable pursuant to the Option.

     The Stock Option Agreement also provides that at any time after the occurrence of a Triggering Event, (i) at the request of the holder of the Option delivered prior to an Exercise Termination Event, Fred Meyer will be obligated to repurchase the Option for a price equal to the amount by which (A) the "market/offer price" (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request of the owner of all or any part of the shares ("Option Shares") received upon the full or partial exercise of the Option, delivered prior to an Exercise Termination Event, Fred Meyer will be obligated to repurchase such number of the Option Shares from the owner thereof as the owner shall designate at a price equal to the "market/offer price" multiplied by the number of Option Shares so designated. The term "market/offer price" refers to the highest of (i) the price per share of Fred Meyer Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Fred Meyer Common Stock to be paid by any third party pursuant to an agreement with Fred Meyer,
(iii) the highest closing price for shares of Fred Meyer Common Stock within the six-month period immediately preceding the date notice is given of the required repurchase of the Option or any Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Fred Meyer's assets, the sum of the net price paid in such sale for such assets and the current market value of the remaining net assets of Fred Meyer as determined by a nationally recognized investment banking firm selected by the holder of the Option or the owner of Option Shares, as the case may be, and reasonably acceptable to Fred Meyer, divided by the number of shares of Fred Meyer Common Stock outstanding at the time of such sale.

     The Stock Option Agreement provides that, notwithstanding any of its provisions, in no event may Smith's Total Profit (as defined below) exceed the sum of (i) $10 million and (ii) an amount (not to exceed in any event $35 million) equal to any portion of the Termination Fee provided for under the Merger Agreement the payment of which Smith's has irrevocably waived (the "Maximum Amount"). If Smith's Total Profit would exceed such amount, Smith's would be required, at its sole election, to (a) reduce the number of Option Shares subject to the Option, (b) deliver Option Shares to Fred Meyer for cancellation, (c) pay cash to Fred Meyer or (d) do any combination of the foregoing so that Smith's actual, realized Total Profit shall not exceed the Maximum Amount. Total Profit means the aggregate amount (before taxes) of the

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
following: (i) the amount received by Smith's pursuant to Fred Meyer's repurchase of the Option (or any portion thereof), (ii) (x) the amount received by Smith's pursuant to Fred Meyer's repurchase of Option Shares, less (y) Smith's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Smith's pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Smith's purchase price of such Option Shares, (iv) any amounts received by Smith's on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) certain equivalent amounts received with respect to any Substitute Option (as defined below).

     In addition, Smith's may not exercise the Option for a number of Option Shares that would, as of the date of such exercise, result in Smith's (if it were immediately to sell such Option Shares, together with all other Option Shares held by Smith's and its affiliates as of such date, at the closing market price for Fred Meyer Common Stock on the previous trading day) realizing a Total Profit in excess of the Maximum Amount.

     Pursuant to the terms of the Stock Option Agreement, if, prior to an Exercise Termination Event, Fred Meyer enters into an agreement with respect to certain transactions in which Fred Meyer is not the surviving corporation, certain fundamental changes in the capital stock of Fred Meyer or sale by Fred Meyer of all or substantially all of its or certain of its subsidiaries' assets, the Option shall be converted into a substitute option (the "Substitute Option"), with terms similar to those of the Option, to purchase capital stock of the entity that is the effective successor to Fred Meyer.

     Arrangements such as the Stock Option Agreement are entered into in connection with corporate merger and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire Fred Meyer prior to the Merger.

     To the best knowledge of Fred Meyer and Smith's, no event giving rise to the right to exercise the Option has occurred as of the date of this Joint Proxy Statement/Prospectus.

Voting Agreements

     The following summary of certain terms and provisions of the Voting Agreements, which describes all material terms and provisions thereof, is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached hereto as Appendix F and are incorporated herein by reference.

     As an inducement and condition to the willingness of Fred Meyer to enter into the Merger Agreement, certain stockholders of Smith's (the "Stockholders") entered into the Voting Agreements. The Stockholders are The Yucaipa Companies, four limited partnerships of which The Yucaipa Companies is the general partner, Jeffrey P. Smith, Fred L. Smith, Richard D. Smith, four trusts of which one of Jeffrey P. Smith, Fred L. Smith or Richard D. Smith is the trustee, University of Utah and Corporation of the President of the Church of Jesus Christ of Latter-Day Saints.

     Together, the Stockholders held, at the Smith's Record Date, approximately 70% of the combined voting power of the outstanding capital stock of Smith's, and are therefore together able to control the vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

     In the Voting Agreements, each Stockholder has agreed, at any duly noticed meeting of the stockholders of Smith's called for a vote upon the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement is sought, to vote or cause to be voted (including by initiating a written consent solicitation if requested by Fred Meyer) all of such Stockholder's shares of Smith's Stock (the "Subject Shares") (1) in favor of the adoption by Smith's of the Merger Agreement and the approval of the terms thereof and, to the extent presented to the stockholders of Smith's for a vote, each of the other transactions contemplated by the Merger Agreement, and (2) against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Smith's or any other Acquisition Proposal related to Smith's or (ii) any amendment of the Smith's Certificate or Smith's Bylaws or other proposal or transaction involving Smith's or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Smith's.

     Additionally, in the Voting Agreements, each Stockholder has agreed, subject to certain limited exceptions, not to (i) sell, transfer, pledge, assign or otherwise dispose of (collectively, "Transfer") or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares, any option or warrant any shares of Smith's Common Stock or any shares of Smith's Common Stock subject to any option or warrant to any person, other than pursuant to the Merger, (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or (iii) convert (or cause to be converted) any Subject Shares consisting of Smith's Class A Common Stock into shares of Smith's Class B Common Stock, in whole or in part. Each Stockholder has also waived any appraisal rights under the DGCL to which such Stockholder might otherwise be entitled in connection with the Merger or the Merger Agreement.

     Pursuant to the terms of the Voting Agreements, each Stockholder and each of its affiliates, directors, officers, employees, investment bankers, attorneys and other advisers or representatives is prohibited from, directly or indirectly, (i) soliciting, initiating or encouraging the submission of, any Acquisition Proposal, or (ii) participating in any discussions or negotiations regarding, or furnishing to any person any information with respect to, or taking any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably by expected to lead to, any Acquisition Proposal.

     In the event the Merger Agreement is terminated under certain specified circumstances and at the time of such termination less than 50.1% of the voting power of the outstanding capital stock of Smith's is subject to Voting Agreements in full force and effect, each Stockholder (other than University of Utah and Corporation of the President of the Church of Jesus Christ of Latter Day Saints) will be obligated to pay to Fred Meyer on demand an amount equal to all profit (determined in the manner set forth in the Voting Agreements) realized by such Stockholder from any Acquisition Proposal that is consummated within eighteen months of such termination.

     The Voting Agreements will terminate upon the earlier of (a) the 18-month anniversary of the termination of the Merger Agreement or (b) the Effective Time. In addition, subject to certain conditions, if the Merger Agreement is terminated under certain specified circumstances, the Voting Agreements (other than the profit recapture provisions described above) will terminate concurrently with the Merger Agreement.

Registration Rights Agreement

     On the Closing Date, Holdings will enter into the Registration Rights Agreement with (i) Jeffrey P. Smith, Richard D. Smith, Fred L. Smith and certain Smith family trusts, and (ii) certain affiliates of Yucaipa, each of which will receive shares of Holdings Common Stock in the Smith's Merger. Under the terms of the Registration Rights Agreement, each of (i) the holders of a majority of the Registrable Securities (as defined in the Registration Rights Agreement) held by Yucaipa and its affiliates and transferees of the foregoing, as a group (the "Yucaipa Holder Group"), and (ii) the holders of a majority of the Registrable Securities held by Jeffrey Smith, Richard Smith, Fred Smith, members of their respective families or any trust of which any of the foregoing are beneficiaries, as a group (the "Smith Holder Group") will each be entitled to two written requests (each, a "Demand Registration") upon Holdings for the registration under the Securities Act of all or part (but not less than one million shares) of their

Registrable Securities; provided, however, that Holdings will only be required to effect one Demand Registration during any six-month period. Such Demand Registration may, at the election of the demanding holders, be in the form of an underwritten offering and such demanding holders will be entitled to select the underwriters.

     If at any time Holdings proposes to file a registration statement under the Securities Act with respect to an offering by Holdings for its own account or for the account of any holders of any class of common equity securities (other than (i) a registration statement on Form S-4 or S-8 or (ii) a registration statement filed in connection with a Demand Registration or a Shelf Registration (as defined below) or (iii) a registration statement filed in connection with an offering of securities solely to existing security holders of Holdings), Holdings will give notice of such proposed filing to the holders of Registrable Securities who are parties to the Registration Rights Agreement and their transferees and will offer such holders the opportunity to register their Registrable Securities as part of such registration (a "Piggyback Registration").

     Upon the request of holders of a majority of the Registrable Securities held by the Yucaipa Holder Group at any time, Holdings will cause to be filed with the Commission as promptly as practicable after such request, but in no event later than 60 days thereafter, a shelf registration statement (a "Shelf Registration") which will provide for resales of Registrable Securities held by members of the Yucaipa Holder Group who have provided information required by the Registration Rights Agreement. Holdings will agree to use its best efforts to have such Shelf Registration declared effective and to keep such Shelf Registration continuously effective, for a period of at least one year following the date on which it becomes effective under the Securities Act; provided, however, that in no event will Holdings be required to keep the Shelf Registration in effect after the fifth anniversary of the Closing Date.

     In the event Holdings is not able to fulfill all requests for the Registrable Securities to be included in any Demand Registration or Piggyback Registration, Holdings will grant certain priority rights to the Smith Holder Group and the Yucaipa Holder Group which enable the Smith Holder Group and the Yucaipa Holder Group to have their Registrable Securities up to certain designated amounts included in such registrations before certain other stockholders of Holdings having piggyback or other similar registration rights are entitled to include their Registrable Securities in such registrations, subject to the priority of the Registration Rights Agreement, dated December 11, 1981, by and among FMI Acquisition Corporation (now Fred Meyer), FMI Associates Limited Partnership and certain executive officers of FMI Acquisition Corporation and the Assignment thereof dated January 27, 1997.

     Holdings will be obligated to pay its expenses associated with registration of the Registrable Securities, regardless of whether any registration statement required by the Registration Rights Agreement becomes effective. In addition, Holdings will provide customary securities law indemnification to any party who participates in any registration effected under the Registration Rights Agreement.

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
     The Registration Rights Agreement will terminate upon the earlier to occur of (i) the mutual agreement by the parties thereto, (ii) with respect to any holder, such holder ceasing to own any Registrable Securities, (iii) the fifteenth anniversary of the Closing Date, or (iv) with respect to the Yucaipa Holder Group or the Smith Holder Group, the date on which the aggregate number of shares of outstanding Registrable Securities held by the Yucaipa Holder Group or the Smith Holder Group, as applicable, is less than 20% of the Registrable Securities Shares originally held by the Yucaipa Holder Group or the Smith Holder Group, as applicable, immediately following the consummation of the transactions contemplated by the Merger Agreement (except with respect to any holder that is an "affiliate" of Holdings within the meaning of the Securities
Act).

Holdings Management Services Agreement

     On the Closing Date, Holdings will enter into the Holdings Management Services Agreement with Yucaipa.

     Under the terms of the Holdings Management Services Agreement, Yucaipa, through its members, employees or other designated representatives or agents, will provide Holdings and its subsidiaries, subject to the supervision of the Holdings Board, management consultation and advice regarding strategic planning and development, budgeting, future financing plans, selection and retention of management employees, general business management and governmental affairs and such other similar management services that may be requested by the Holdings Board and/or the Chief Executive Officer of Holdings from time to time for a term of five years. In return, Holdings will pay Yucaipa an annual management fee of $500,000 and will reimburse Yucaipa for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the Holdings Management Services Agreement. If during the term of the Holdings Management Services Agreement, the Holdings Board requests Yucaipa to provide (i) consulting services in connection with any proposed acquisition or divestiture transaction or any debt or equity financing, or (ii) any other services not otherwise covered by the Holdings Management Services Agreement, Yucaipa will be entitled to such additional compensation for such services as may be agreed upon by Yucaipa and Holdings (and approved by a majority of Holdings' disinterested directors).

     In connection with Yucaipa's services, Ronald W. Burkle will have the right to serve as the Chairman of the Holdings Board during his initial three year term as a director of Holdings and will have all the rights and responsibilities customarily vested in a Chairman of the Board of Directors. Mr. Burkle will not receive any compensation for serving in such capacity beyond the compensation paid to Yucaipa under the Holdings Management Services Agreement.

     The Holdings Management Services Agreement will be terminable by Holdings
(i) at any time following a determination of Holdings' Board to effect such termination by giving Yucaipa at least 90 days' notice, (ii) if Yucaipa fails to reasonably perform any material covenant, agreement, term or provision of the Holdings Management Services Agreement following 60 days' notice or (iii) at any time if, in connection with its performance under the Holdings Management Services Agreement, Yucaipa or any of its members commits (or is grossly negligent in its supervision or hiring of an employee or agent of Yucaipa who commits) certain acts that are materially detrimental to the business or reputation of Holdings.

     The Holdings Management Services Agreement will be terminable by Yucaipa
(i) if Holdings fails to reasonably perform any material covenant, agreement, term or provisions of the Holdings Management Services Agreement following 60 days' notice, (ii) if Holdings fails to make any payment due to Yucaipa under the Holdings Management Services Agreement, if such payments are not made in full within 30 days' notice, (iii) if Ronald W. Burkle ceases to be Chairman of the Holdings Board other than by reason of his death, disability, termination due to his commission of any act of fraud, dishonesty or gross negligence which is materially detrimental to the business or reputation of Holdings, or any felony conviction or voluntary resignation.

     The Holdings Management Services Agreement may be terminated at the election of either party if during its term there is a change of control of Holdings (defined generally as either (i) the acquisition of beneficial ownership by any person or group of any securities of Holdings such that, as a result, such group or person beneficially owns 40% or more of Holdings' then outstanding voting securities entitled to vote on a regular basis for a majority of the Holdings Board, or (ii) the sale of substantially all of Holdings' assets or capital stock in a transaction or series of related transactions (excluding any transaction with Yucaipa or any of its members or affiliates).

     If the Holdings Management Services Agreement is terminated by (i) Holdings without cause, (ii) Yucaipa for cause in accordance with such agreement, or
(iii) pursuant to a change of control of Holdings, Holdings will pay or cause to be paid to Yucaipa a termination payment equal to the greater of (x) $2.5 million and (y) twice the total consulting fees that would have been earned by Yucaipa during the remaining term of the Holdings Management Services Agreement as if such agreement had not been terminated, without regard to sums previously paid by Holdings to Yucaipa as part of its management fee.

     During the term of the Holdings Management Services Agreement and for a period of 90 days from the later of (i) the date on which the Holdings Management Services Agreement is terminated or (ii) the date on which Ronald W. Burkle ceases to be the Chairman of the Holdings Board, neither Yucaipa nor any of its affiliates, alone or with others, will, in any manner, without the prior approval of Holdings Board, (a) enter into or agree to enter into, singly or with any other person, any form of business combination, acquisition, restructuring, recapitalization, liquidation or other similar transaction relating to Holdings or any subsidiary of Holdings, (b) hold, acquire, or offer or agree to acquire, become the beneficial owner of or obtain any rights in respect of, in each case by purchase or otherwise, any securities entitled to vote generally in the election of directors of Holdings, or any direct or indirect rights or options to acquire any such securities or any securities convertible into or exercisable for such securities, in excess of 15% of Holdings' outstanding voting securities, (c) participate in any proxy solicitation with respect to such voting securities, (d) participate in or encourage the formation of any partnership, syndicate, voting trust or other group which owns or seeks or offers to acquire beneficial ownership of any such voting securities or which seeks control of Holdings or (e) otherwise act, alone or in concert with others, to seek or offer to control or influence, in any manner (except pursuant to the Holdings Management Services Agreement or through its representatives on the Holdings Board), the management, Board of Directors or policies of Holdings.

     Holdings will indemnify and hold harmless Yucaipa and each of its affiliates, members, officers, agents and the employees from and against all losses, claims, damages, liabilities or expenses (collectively, "losses") resulting from any claim, lawsuit or other proceeding by any person to which any of them may be subject which is related to or arising out of the performance of the services to be provided under the Holdings Management Services Agreement or the Merger Agreement, including all reasonable out-of-pocket expenses, unless such losses result from (i) Yucaipa's or such party's gross negligence or willful misconduct or any intentional, material breach of the Holdings Management Services Agreement, or (ii) any settlement effected without the written consent of Holdings, which consent will not be unreasonably withheld.

                            REFINANCING ARRANGEMENTS

     In connection with the Merger, Holdings intends to refinance and consolidate a majority of the existing indebtedness of the combined company. The refinancing is expected to be completed on or about the Effective Time, but is not, however, a condition to the obligations of Fred Meyer and Smith's to effect the Merger. Fred Meyer has entered into a commitment letter (the "Financing Commitment") with The Chase Manhattan Bank, Bankers Trust Company and certain of their affiliates (the "Banks"), which are presently anticipated to provide the sources of funds required by Holdings to complete the refinancing. Pursuant to the Financing Commitment, the Banks have agreed to provide senior credit facilities to Holdings in the aggregate principal amount of up to $2.03 billion (the "Holdings Credit Facility") and a lease financing program for Fred Meyer of up to $270 million (the "Holdings Lease Facility").

     The Holdings Credit Facility is expected to consist of (i) a 364-day $500 million revolving facility, with an option to convert such facility to a one year term at the end of the revolving period, (ii) a five-year $1.03 billion revolving credit facility (the facilities referred to in clauses (i) and (ii) referred to as the "Revolving Credit Facilities") and (iii) a $500 million five-year term facility (the "Term Facility"). The obligations of Holdings under the Credit Facility will be guaranteed by its material subsidiaries (including Fred Meyer and Smith's). In addition to providing funds for the refinancing, the Revolving Credit Facilities would be available to satisfy ongoing financing requirements of Holdings. The Term Facility would be subject to mandatory prepayment in the event of a public debt offering by Holdings. The Holdings Lease Facility will be available to fund or refinance existing leases of Fred Meyer and new construction of the following (the "Projects"): (i) stores and a distribution center currently subject to operating leases to Fred Meyer (approximately $220 million) and (ii) $50 million of new stores or other facilities (including the construction or improvement thereof).

     Included in the indebtedness of Smith's which Holdings intends to refinance are $575 million principal amount of the Smith's Notes which were issued in connection with the Recapitalization. The Smith's Notes are not presently callable pursuant to their terms. Accordingly, Smith's will (i) offer to purchase all of the Smith's Notes and (ii) solicit consents from holders of the Smith's Notes to certain amendments to the indenture governing the Smith's Notes to delete or modify restrictive covenants in the Indenture in order to provide Smith's sufficient operating flexibility to operate as a subsidiary of Holdings following the Merger (collectively, the "Smith's Tender Offer"). Consummation of the Smith's Tender Offer is subject to the tender of, and receipt of consents from, the holders of a majority of the outstanding aggregate principal amount of Smith's Notes, the consummation of the Merger and the receipt of financing and certain other conditions. The Smith's Tender Offer is expected to close shortly after the consummation of the Merger.

     The following table illustrates the pro forma sources and uses of funds in the refinancing, assuming the Merger was consummated as of July 18, 1997. Although Holdings believes the pro forma amounts estimated below are reasonable under the circumstances, actual sources and uses may differ from those set forth below:

                                SOURCES AND USES
                              (Dollars in Millions)

Sources                                                         Uses
--------------------------------------    --------------------------------------
Holdings Credit Facility        $1,815    Smith's Credit Facility         $  587
Holdings Lease Facility            220    Smith's Notes/a                    575
                                          Smith's Series I Preferred Stock     3
                                          Fred Meyer Commercial Paper        286
                                          Fred Meyer Term Notes               90
                                          Fred Meyer Senior Notes            108
                                          Fred Meyer Lease Facility          220
                                          Debt Repayment Premiums            114
                                          Fees and expenses                   52
                                ------                                    ------

Total Sources                   $2,035    Total Uses                      $2,035
                                ======                                    ======
--------------

a Assumes that all outstanding Smith's Notes are tendered and accepted for purchase in connection with the Smith's Tender Offer. If all of the outstanding Smith's Notes are not tendered and accepted for purchase, it is anticipated that Holdings would reduce other borrowings.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements of Holdings give effect to the Merger as if such transaction occurred as of February 3, 1996 with respect to the unaudited pro forma condensed combined statement of operations data for the 52 weeks ended February 1, 1997 and for the 16 weeks ended May 24, 1997, and as of May 24, 1997 with respect to the unaudited pro forma condensed combined balance sheet data. Such pro forma information: (i) includes the historical results of operations data of Fred Meyer for the 52 weeks ended February 1, 1997 and for the 16 weeks ended May 24, 1997 and the historical balance sheet data of Fred Meyer as of May 24, 1997, and
(ii) includes the historical results of operations data of Smith's for the 52 weeks ended December 28, 1996, as adjusted (x) to eliminate the effect of Smith's California Disposition (as defined below), (y) to reflect the results of operations of Smitty's from January 15, 1996 through May 22, 1996, and (z) to eliminate certain non-recurring expenses incurred in connection with the Smitty's Merger, and includes the historical results of operations data for Smith's for the 14 weeks ended April 5, 1997 and the historical balance sheet data of Smith's as of April 5, 1997. See "The Companies --Smith's" for a discussion of the Smitty's Merger.

     In December 1995, Smith's decided to sell, lease or close all 34 stores and the distribution center comprising its California region. During 1996, Smith's sold or leased 23 of its California stores and related equipment and six non-operating properties to various supermarket companies and others and closed the remaining eleven California stores, and also adopted a strategy to accelerate the disposition of its remaining real estate in California (the "California Disposition") including non-operating stores and excess land. Accordingly, Smith's recorded restructuring charges of $201.6 million relating to the difference between the anticipated cash proceeds from the accelerated dispositions and the existing book values and other charges resulting from its decision to close the California region. Since December 28, 1996, Smith's has sold or leased or entered into agreements to sell or lease three stores and related equipment and seven non-operating properties. The adjustments to Smith's historical results of operations for the California Disposition differ from a complete statement of operations because certain corporate allocations such as benefits of corporate buying, distribution and manufacturing operations and corporate overhead are included, but certain other corporate services and interest expense are not included.

     The Merger will be accounted for as a purchase of Smith's by Fred Meyer. Under purchase accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values. The adjustments included in the unaudited pro forma condensed combined financial statements represent a preliminary determination of these adjustments based upon available information. There is no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the Merger had been consummated as of the indicated dates. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Fred Meyer and Smith's, together with the related notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

     The unaudited pro forma condensed combined statement of operations included herein does not reflect (i) approximately $40 million in annualized operating savings which management believes are achievable by the end of 1998, and (ii) an extraordinary charge of approximately $80 million (net of taxes) on extinguishment of debt as a result of refinancing certain debt.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)


                                 Smith's      Smitty's    Adjustments                    Fred Meyer
                                52 Weeks      18 Weeks            for                      52 Weeks
                                   Ended         Ended     California                         Ended
                                December        May 22,   Disposition          Smith's   February 1,                           Pro
                                28, 1996          1996   and Smitty's             1996         1997    Adjustments           Forma
                             (Historical)  (Historical)        Merger        Pro Forma  (Historical)    for Merger        Combined
                             ------------  ------------  ------------     ------------  ------------  ------------    ------------
Net sales                    $  2,889,988  $    200,770  $    (73,074)/a  $  3,017,684  $  3,724,839                  $  6,742,523
Cost of goods sold              2,237,789       144,392       (65,910)/a     2,316,271     2,612,325                     4,928,596
                             ------------  ------------  ------------     ------------  ------------                  ------------
    Gross margin                  652,199        56,378        (7,164)         701,413     1,112,514                     1,813,927
Operating and administrative
  expenses                        449,247        45,684       (34,405)/a
                                                              (28,143)/b
                                                                  258/c        432,641       861,800  $       (500)/i    1,293,941
Depreciation and amortization
  expense                          93,951         5,309        (2,250)/a
                                                                  191/d
                                                                1,105/e         98,306       116,854        20,222/j
                                                                                                             1,650/k       237,032
Restructuring charges             201,622                    (201,622)/a
                             ------------  ------------  ------------     ------------  ------------  ------------    ------------
    Income (loss) from
      operations                  (92,621)        5,385       257,702          170,466       133,860       (21,372)        282,954
Interest expense                  104,602         6,046        28,384/f        139,032        39,432       (33,667)/l      144,797
Amortization of deferred
  financing costs                   5,406           344         3,466/g          9,216                      (7,552)/m        1,664
                             ------------  ------------  ------------     ------------  ------------  ------------    ------------

Income (loss) before income
  taxes and extraordinary
  charge                         (202,629)       (1,005)      225,852           22,218        94,428        19,847         136,493

Provision (benefit) for
  income taxes                    (80,245)                     90,111/h          9,866        35,883        16,691/n        62,440
                             ------------  ------------  ------------     ------------  ------------  ------------    ------------
Income (loss) before
  extraordinary charge       $   (122,384) $     (1,005) $    135,741     $     12,352  $     58,545  $      3,156    $     74,053
                             ============  ============  ============     ============  ============  ============    ============

Income (loss) per share
  of common stock            $      (6.28) $      (1.00)                  $       0.76  $       2.09                  $       1.64
                             ============  ============                   ============  ============                  ============

Weighted average common
  shares outstanding               19,493         1,009                         16,149        27,962                        45,110/o

                                      112

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR
THE 52 WEEKS ENDED FEBRUARY 1, 1997

/a Reflects the elimination of the 1996 operating results and restructuring charges for Smith's closed California region recorded in connection with the California Disposition. See the introduction to "Unaudited Pro Forma
     Condensed Consolidated Financial Statements" for an explanation of the California Disposition. During the closing process, net sales were lower than normal operating store levels because of significant price reductions to liquidate the inventory and because of the timing of store closures. The lower net sales and nonrecurring expenses (see note b) cause the ratio of operating and administrative expense to net sales to be higher than normal.

/b Reflects the elimination of nonrecurring expenses totaling $28.1 million recorded in operating and administrative expenses by Smith's as a result of the Smitty's Merger. See "The Companies -- Smith's" for a discussion of the
     Smitty's Merger. Such expenses included charges for compensation recognized on the purchase of stock options, recording of deferred compensation, severance paid to the former Chief Executive Officer and other miscellaneous expenses.

/c   Represents annual fees payable to Yucaipa pursuant to the Smith's
     Management Services Agreement ($1.0 million) and the elimination of the historical Yucaipa management fees paid by Smith's ($.6 million) and paid by Smitty's ($.1 million).

/d Represents the adjustment to depreciation expense associated with the increase to Smitty's property and equipment to estimated fair market value
     ($3.6 million).

/e Represents the elimination of the historical amortization of goodwill recorded by Smith's ($1.7 million) and Smitty's ($.3 million) and the amortization of goodwill resulting from the Smitty's Merger ($3.1 million).

/f Represents the adjustment to interest expense reflecting interest on debt outstanding during the year resulting from the Smitty's Merger ($139.0 million) and the elimination of the historical interest expense recorded by Smith's ($104.6 million) and Smitty's ($6.0 million).

/g Represents the amortization of deferred financing costs resulting from the Smitty's Merger ($9.2 million) and the elimination of the historical amortization of deferred financing costs recorded by Smith's ($5.4 million) and Smitty's ($.3 million).

/h The adjustment to the provision for income taxes is based upon a tax rate of 39% applied to Smith's pro forma operating income before income taxes adjusted for amortization of goodwill.

/i   Represents annual fees payable to Yucaipa pursuant to the Holdings
     Management Services Agreement ($.5 million) and the elimination of the Smith's 1996 pro forma management fees ($1.0 million).

/j Represents the elimination of Smith's 1996 pro forma amortization of goodwill ($3.1 million), and the amortization of goodwill resulting from the Merger ($23.3 million). Amortization of goodwill has been allocated on a straight-line basis over a period of 40 years.

/k Represents the adjustment to depreciation expense associated with the increase to Smith's property and equipment to estimated fair market value
     ($55.0 million).

/l   The following table presents a reconciliation of pro forma interest expense
     (in millions):

        Interest on Holdings Credit Facility at debt
            levels outstanding at Fred Meyer and
            Smith's during the year                                 $139.8*

                                      113

        Less interest on:
            Refinanced Fred Meyer historical indebtedness:
                 Commercial paper                                     18.9
                 Term Notes                                            6.2
                 Senior Notes                                          8.3
                 Bank Fees                                             3.1
            Refinanced Smith's pro forma indebtedness:
                 Credit Facility                                      71.3
                 Smith's Notes                                        65.7
            Total interest on refinanced indebtedness                173.5

            Pro forma adjustment                                    $ 33.7
                                                                    ======

     * The estimated annual interest expense on Holdings Credit Facility based on indebtedness outstanding at the end of the most recent fiscal years for Fred Meyer and Smith's and existing indebtedness not refinanced would be approximately $144.7 million. See "Refinancing
          Arrangements."

/m Represents the amortization of deferred financing costs resulting from the Merger ($1.5 million) and the elimination of Smith's 1996 pro forma amortization of deferred financing costs ($9.1 million) on refinanced debt.
     See "Refinancing Arrangements."

/n The pro forma adjustment to the provision for income taxes is based upon a tax rate of 39% applied to the pro forma operating income before income taxes adjusted for amortization of goodwill.

/o Represents the weighted average number of shares of Holdings Common Stock outstanding after giving effect to the issuance of 16.6 million shares to be issued in connection with the Merger and the dilutive effect of common stock equivalents in the form of stock options.

-------------------------

     The following table presents a reconciliation of pro forma EBITDA (as defined) (in millions):

              EBITDA (as defined):
                  Fred Meyer EBITDA (as defined)          $249.5
                  Pro forma Smith's EBITDA (as defined)    271.0
                  Pro forma adjustments                       .5

                  Pro forma EBITDA (as defined)           $521.0

     EBITDA (as defined) represents income before income taxes, plus interest expense, depreciation and amortization, and a LIFO provision. EBITDA and EBITDA margin are viewed by management as important alternative measures of cash flow because they are commonly used by sell-side analysts and institutional investors in analyzing the financial performance of retailers in the supermarket sector. With certain variations in definition, EBITDA is an indicator of compliance with various covenants in Fred Meyer's and Smith's debt agreements. However, EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of operating performance or as a measure of liquidity. EBITDA as presented may not be comparable to similarly entitled measures reported by other companies.

     Pro forma EBITDA (as defined) does not give effect to net annual cost savings (as compared to such costs for the pro forma combined fiscal year ended February 1, 1997) which management believes are achievable by the end of 1998. The sum of the components of the estimated annual cost savings exceeds $40 million; however, management's estimate of $40 million in net annual cost savings gives effect to an offsetting adjustment to reflect its expectation that a portion of the savings will be reinvested in Holdings operations. The estimates of potential cost savings resulting from the Merger contained in this Joint Proxy Statement/Prospectus are forward looking statements that involve risks and inherent uncertainties that could cause actual net annual cost savings to differ materially from those projected. The sum of Holdings pro forma EBITDA (as defined) ($521.0 million) and the full amount of the estimated net annual cost savings to be realizable by the end of 1998 ($40 million) is $561.0 million. See "Cautionary Statement Concerning Forward-Looking Statements."

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)


                                                        Smith's          Fred Meyer
                                                 14 Weeks Ended      16 Weeks Ended                               Pro
                                                  April 5, 1997        May 24, 1997       Adjustments           Forma
                                                    (Historical)        (Historical)       for Merger        Combined
                                                   -------------       -------------    -------------    ------------
Net sales                                          $     831,821       $   1,193,936                     $  2,025,757
Cost of goods sold                                       645,995             836,277                        1,482,272
                                                   -------------       -------------                     ------------
     Gross margin                                        185,826             357,659                          543,485
Operating and administrative expenses                    116,028             284,494    $        (110)/a      400,412
Depreciation and amortization expense                     22,909              38,172            6,413/b
                                                                                                  508/c        68,002
                                                   -------------       -------------    -------------    ------------
     Income from operations                               46,889              34,993           (6,811)         75,071
Interest expense                                          32,723              13,607           (4,068)/d       42,262
Amortization of deferred financing costs                   2,300                               (1,797)/e          503
                                                   -------------       -------------    -------------    ------------
Income before income taxes and extraordinary charge       11,866              21,386             (946)         32,306
Provision for income taxes                                 5,000               8,127            2,306/f        15,433
                                                   -------------       -------------    -------------    ------------
Income before extraordinary charge                 $       6,866       $      13,259    $      (3,252)   $     16,873
                                                   =============       =============    =============    ============
Income before extraordinary charge per
  share of common stock                            $        0.42       $        0.48                     $       0.38
                                                   =============       =============                     ============
Weighted average common shares outstanding                16,195              27,817                           44,965/g
                                                   =============       =============                     ============


See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

                                      116

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
16 WEEKS ENDED MAY 24, 1997

/a   Represents annual fees payable to Yucaipa pursuant to the Holdings
     Management Services Agreement ($.2 million) and the elimination of the historical Yucaipa management fees ($.3 million) paid by Smith's.

/b   Represents the elimination of Smith's historical amortization of goodwill
     ($.8 million), and the amortization of goodwill resulting from the Merger
     ($7.2 million). Amortization of goodwill has been allocated on a straight-line basis over a period of 40 years.

/c Represents the adjustment to depreciation expense associated with the increase to Smith's property and equipment to estimated fair market value
     ($55.0 million).

/d   The following table presents a reconciliation of pro forma interest expense
     (in millions):

        Interest on Holdings Credit Facility at debt levels outstanding at

           Fred Meyer and Smith's during the year                $40.1*
        Less historical interest on:
              Refinanced Fred Meyer indebtedness:
                   Commercial paper                                6.4
                   Term Notes                                      1.8
                   Senior Notes                                    2.6
                   Bank Fees                                       1.7
              Refinanced Smith's indebtedness:
                   Credit Facility                                15.5
                   Smith's Notes                                  16.2
                                                                 -----
              Total interest on refinanced indebtedness           44.2
                                                                 -----

              Pro forma adjustment                               $ 4.1
                                                                 =====

* The estimated annual interest expense on Holdings Credit Facility based on indebtedness outstanding at the end of the most recent fiscal quarters for Fred Meyer and Smith's and existing indebtedness not refinanced would be approximately $140.5 million. See "Refinancing Arrangements"

/e Represents the amortization of deferred financing costs resulting from the Merger ($.5 million) and the elimination of Smith's historical amortization of deferred financing costs ($2.3 million) on refinanced debt. See
     "Refinancing Arrangements"

/f The pro forma adjustment to the provision for income taxes is based upon a tax rate of 39% applied to the pro forma operating income before income taxes adjusted for amortization of goodwill.

/g Represents the weighted average number of shares of Holdings Common Stock outstanding after giving effect to the issuance of 16.6 million shares issued in connection with the Merger and the dilutive effect of common stock equivalents in the form of stock options.

--------------

     The following table presents a reconciliation of pro forma EBITDA (as defined) (in millions):

         EBITDA (as defined):
             Fred Meyer EBITDA (as defined)           $75.0
             Pro forma Smith's EBITDA (as defined)     71.4
             Pro forma adjustments                       .1
                                                     ------

             Pro forma EBITDA (as defined)           $146.5
                                                     ======

     Pro forma EBITDA (as defined) does not give effect to net annual cost savings which management believes are achievable by the end of 1998. See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the 52 Weeks Ended February 1, 1997.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (In thousands)

                                                        Smith's          Fred Meyer
                                                  April 5, 1997        May 24, 1997         Pro Forma         Pro Forma
                                                    (Historical)        (Historical)      Adjustments          Combined
                                                    ------------       ------------    --------------       -----------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                         $      3,611       $     64,152    $     (102,000)/c

                                                                                            1,862,203/d
                                                                                           (1,704,384)/e
                                                                                              (55,819)/j    $    67,763
  Receivables                                             21,374             25,265                              46,639
  Inventories                                            374,585            624,356            49,144 a       1,048,085
  Prepaid expenses and other                              23,810             32,911                              56,721
  Deferred tax assets                                     59,700             17,226            (8,693)b
                                                                                               51,241/c         119,474
  Assets held for sale                                    28,277                                                 28,277
                                                    ------------       ------------    --------------       -----------

                  TOTAL CURRENT ASSETS                   511,357            763,910            91,692         1,366,959

PROPERTY AND EQUIPMENT                                   959,821            997,995            55,000/k       2,012,816

OTHER ASSETS:
  Goodwill - net                                         120,727              4,505           (49,144)/a
                                                                                              (55,000)/k
                                                                                                7,466/b
                                                                                               40,000/f
                                                                                              698,952/g
                                                                                              141,175/h
                                                                                               45,000/j         953,681/l
  Deferred financing costs - net                          32,972                                7,500/j
                                                                                              (29,387)/c         11,085
  Other                                                   18,263             22,179                              40,442
                                                    ------------       ------------    --------------       -----------

TOTAL ASSETS                                        $  1,643,140       $  1,788,589    $      953,254       $ 4,384,983
                                                    ============       ============    ==============       ===========

                                                        Smith's         Fred Meyer
                                                  April 5, 1997       May 24, 1997          Pro Forma         Pro Forma
                                                    (Historical)       (Historical)       Adjustments          Combined
                                                    ------------       ------------    --------------       -----------
LIABILITIES AND STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES:
  Accounts payable and outstanding checks           $   292,467        $    430,632                         $   723,099
  Current portion of long-term debt                      32,843               1,038    $      (30,750)/e          3,131
  Income taxes payable                                                        7,077            (7,077)/b
  Accrued compensation                                   76,814              61,787                             138,601
  Other accrued expenses                                104,004              41,674                             145,678
  Accrued restructuring costs                            17,402                                                  17,402
                                                    ------------       ------------    --------------       -----------

               TOTAL CURRENT LIABILITIES                523,530             542,208           (37,827)        1,027,911

LONG-TERM DEBT, less current maturities               1,176,224             558,089         1,862,203/d
                                                                                           (1,673,634)/e      1,922,882

OTHER LONG-TERM LIABILITIES                              81,242              95,460            40,000/f
                                                                                                5,850/b         222,552

REDEEMABLE PREFERRED STOCK                                3,319                                (3,319)/j

COMMON STOCKHOLDERS' EQUITY:
   Common Stock                                             158                 291               166/g
                                                                                                 (158)/h
                                                                                                  (22)/i            435
   Additional paid-in capital                           198,801             215,722           698,786/g
                                                                                             (198,801)/h
                                                                                              (70,540)/i        843,968
   Retained earnings (deficit)                         (340,134)            447,381           (80,146)/c
                                                                                              340,134/h         367,235
   Treasury stock and other                                                 (70,562)           70,562/i
                                                    ------------       ------------    --------------       -----------

TOTAL COMMON STOCKHOLDERS' EQUITY                        (141,175)          592,832           759,981         1,211,638
                                                    ------------       ------------    --------------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                               $  1,643,140      $  1,788,589    $      953,254       $ 4,384,983
                                                    ============       ============    ==============       ===========


See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

                                      120

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

/a Represents the write-up of Smith's inventory to reflect current estimated selling prices less disposal costs and a reasonable profit margin.

/b Represents the adjustments to net deferred tax assets and net deferred tax liabilities using an estimated effective tax rate of 39% resulting from temporary differences caused by certain pro forma adjustments.

/c Represents the write-off of historical deferred financing costs ($29.4 million) of Smith's and the payment of estimated premiums ($102.0 million) related to the repayment of debt which will be charged to income, net of tax, as an extraordinary charge ($80.1 million) after the Merger. See
     "Refinancing Arrangements."

/d Reflects the proceeds from the Holdings Credit Facility used to repay and cancel certain outstanding long-term indebtedness of Smith's and Fred Meyer and pay related costs and fees of the Merger. See "Refinancing
     Arrangements."

/e Reflects the prepayment and cancellation of certain outstanding long-term indebtedness of Smith's and Fred Meyer as follows:

         Smith's Credit Facility                              $   612.0
         Smith's Notes                                            575.0
         Fred Meyer Commercial Paper                              319.9
         Fred Meyer Term Notes                                     90.0
         Fred Meyer Senior Notes                                  107.5
                                                              ---------
                                                              $ 1,704.4

/f Represents the increase in restructuring reserves related to the additional costs expected to be incurred in connection with the California Disposition
     ($14.0 million) and the disposition of certain assets acquired from Smitty's ($14.0 million) and miscellaneous accruals under purchase accounting ($12.0 million). See "Refinancing Arrangements."

/g Represents the issuance of 16.6 million shares of Holdings Common Stock at a determined market value of $421/8 per share as consideration in the Merger.

/h   Reflects the elimination of Smith's historical equity.

/i   Reflects the retirement of Fred Meyer's treasury stock.

/j Reflects the payment of merger costs and fees ($52.5 million) and the redemption of Smith's Series I Preferred Stock ($3.3 million).

/k Represents the write-up of Smith's property and equipment to estimated fair market value.

/l The purchase price and preliminary calculation of the excess of costs over the fair value of net assets acquired is as follows (in millions):

         Purchase Price
             16.6 million shares issued at a market
               value of $421/8 per share                     $ 699.0
             Fees and expenses                                  45.0
                                                             -------
             Total purchase price                              744.0

                                      121

         Fair value of assets acquired                       1,624.9
         Fair value of liabilities assumed                   1,830.1
                                                              (205.2)

         Goodwill resulting from the Merger                    949.2
         Fred Meyer historical goodwill                          4.5

         Total pro forma goodwill                           $  953.7
                                                            ========

                     COMPARATIVE MARKET PRICES AND DIVIDENDS


     The Fred Meyer Common Stock and the Smith's Class B Common Stock are listed on the NYSE under the ticker symbols FMY and SFD, respectively.

     The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Fred Meyer Common Stock and the Smith's Class B Common Stock as reported on the NYSE Composite Transactions Reporting System, in each case based on published financial sources.

                                                   Fred Meyer Common Stock         Smith's Class B Common Stock
                                                 -------------------------         ----------------------------
                                                              Market Price                         Market Price
                                                 -------------------------         ----------------------------
                                                    High               Low           High                   Low
                                                 -------           -------         -------              -------
1994
  First Quarter...........................       $41 1/4           $34 1/2         $24 1/8              $20 1/8
  Second Quarter..........................        42 1/2            35              22                   18 1/8
  Third Quarter...........................        38 1/2            31 1/4          24 3/4               18 1/2
  Fourth Quarter..........................        35 3/4            29 1/4          26 3/4               22 5/8
1995
  First Quarter...........................       $33 3/8           $29 1/8         $27 5/8              $23
  Second Quarter..........................        31 3/4            23 1/2          24                   19 1/4
  Third Quarter...........................        28 1/2            23 1/2          20 1/4               18 1/8
  Fourth Quarter..........................        24 3/4            17 3/8          27 3/4               19 3/8
1996
  First Quarter...........................       $29 7/8           $20 1/2         $31                  $23 1/4
  Second Quarter..........................        32                27              28 3/4               21 1/2
  Third Quarter...........................        33 3/4            26 1/8          29 1/2               23 3/4
  Fourth Quarter..........................        37 5/8            29 7/8          31                   25 5/8
1997
  First Quarter...........................       $42               $32 3/8         $35 3/8              $23 3/4
  Second Quarter..........................        51 7/8            38 1/8          53 5/8               32 5/8
  Third Quarter (through August 5, 1997)..        57 15/16          51 15/16        60 1/8               53 1/2

     On May 9, 1997, the last trading day preceding the public announcement of the proposed Merger, the closing price on the NYSE Composite Transaction Tape was $417/8 per share of Fred Meyer Common Stock and $40 per share of Smith's Class B Common Stock. On [ ], 1997, the most recent practicable date prior to the date of this Joint Proxy Statement/Prospectus, the closing price on the NYSE Composite Transaction Tape was $[ ] per share of Fred Meyer Common Stock and
$[ ] per share of Smith's Class B Common Stock. Stockholders are urged to obtain current market quotations prior to making any decision with respect to the Merger.

     The table below sets forth, for the periods indicated, certain per share data for Fred Meyer Common Stock and Smith's Common Stock.

                                                                  52 Weeks Ended          16 Weeks Ended
                                                                 February 1, 1997          May 24, 1997
                                                                 ----------------          ------------
Per share data for
  Fred Meyer Common Stock:/1
    Income (loss) before extraordinary charge:
      Historical                                                       $     2.09             $    0.48
      Pro forma combined/2                                                   1.64                  0.38
    Book value:
      Historical                                                            21.65                 22.25
      Pro forma combined/3                                                  27.15                 28.02
    Dividends:
       Historical                                                              --                    --
       Pro forma combined                                                      --                    --

                                                                  52 Weeks Ended          14 Weeks Ended
                                                                December 28, 1996         April 5, 1997
                                                                -----------------         --------------
Per share data for
  Smith's Common Stock:/1
    Income (loss) before extraordinary charge:
      Historical                                                       $    (6.28)             $   0.42
      Pro forma equivalent combined/4                                        1.72                  0.40
    Book value:
      Historical (deficit)                                                  (7.73)                (8.93)
      Pro forma equivalent combined/4                                       28.51                 29.42
    Dividends:
      Historical                                                             0.15                    --
       Pro forma equivalent combined                                         0.16                    --
------------------------

/1 Fred Meyer has never declared or paid a dividend, and does not expect to do so in the foreseeable future. In 1994, 1995 and 1996, Smith's declared cash dividends aggregating $0.52, $0.60 and $0.15 per share of Smith's Common
     Stock, respectively, all of which were paid. Smith's has not declared or paid a dividend since the first quarter of 1996, and does not expect to do so in the foreseeable future.

/2 The pro forma combined per share data combines the financial information of Fred Meyer for each of the 52 weeks ended February 1, 1997 and the 16 weeks ended May 24, 1997 with the financial information of Smith's for each of the 52 weeks ended December 28, 1996 and the 14 weeks ended April 5, 1997, respectively. See "Unaudited Pro Forma Condensed Combined Financial
     Statements."

/3 Amount is calculated by dividing total pro forma common stockholders' equity by the sum of total outstanding shares of Fred Meyer Common Stock plus new shares of Holdings Common Stock to be issued in the Merger based on the number of shares of Smith's Common Stock outstanding at period end.

/4 Amounts are calculated by multiplying Fred Meyer's pro forma combined amounts by the Smith's Exchange Ratio of 1.05.

     Upon consummation of the Merger, Holdings expects to use all available cash flow for reinvestment in its businesses and for the reduction of debt, and does not expect to declare or pay dividends in the foreseeable future.

                   MANAGEMENT OF HOLDINGS FOLLOWING THE MERGER

     The Merger Agreement provides that the Fred Meyer Board and the Smith's Board will take such action as may be necessary to cause the Holdings Board at the completion of the Merger to be constituted of (i) four of Smith's current directors (including Ronald W. Burkle and three others selected by Smith's Board) and (ii) seven individuals selected by the Fred Meyer Board, one of which will be Robert G. Miller. The members of the Holdings Board will be divided among three classes, with each class to be constituted substantially proportionately of the directors selected by Fred Meyer and the directors selected by Smith's. Each director will remain in office until his or her successor is duly elected or appointed and qualified or until such director's earlier death, resignation or removal in accordance with the Holdings Certificate and the Holdings Bylaws.

     Following the Merger, the directors of Holdings are expected to be as follows:

Class A - Term Expires at 1998 Annual Meeting

         Vivian A. Bull
         Steven R. Rogel
         John G. King

Class B - Term Expires at 1999 Annual Meeting

         James J. Curran
         Bruce Karatz
         Fred L. Smith
         Jeffrey P. Smith

Class C - Term Expires at 2000 Annual Meeting

         Ronald W. Burkle
         A. M. Gleason
         Roger Meier
         Robert G. Miller

     Each non-employee director of Holdings (other than Mr. Burkle) will receive a $40,000 annual retainer plus $1,000 for each board or committee meeting attended. Subject to approval of the Directors' Plan by the stockholders of Fred Meyer and Smith's, the directors' fees may be deferred in cash or Holdings Common Stock pursuant to the terms of the Directors' Plan.

     The Merger Agreement also provides that, as of the Effective Time, Mr. Burkle will be the Chairman of the Holdings Board and that Mr. Miller will be the President and Chief Executive Officer of Holdings. In addition, on the Closing Date, Holdings will enter into the

Holdings Management Services Agreement, pursuant to which Yucaipa will agree to provide certain management services to Holdings. See "Other Agreements -- Holdings Management Services Agreement."

     Dr. Bull, age 62, has been a director of Fred Meyer since November 1996 and has been President of Linfield College since August 1992. Prior to that time she was in the Department of Economics at Drew University from 1960 to 1992. Dr. Bull is a former Director at Chemical Bank in New Jersey.

     Mr. Burkle, age 44, has been a director and the Chief Executive Officer of Smith's since May 1996. Mr. Burkle is the managing partner of The Yucaipa Companies, a private investment group specializing in the acquisition and management of supermarket chains, which he founded in 1986. Mr. Burkle also serves as Chairman of the Board for Food 4 Less Holdings, Inc., whose principal operating subsidiary is Ralphs Grocery Company, the largest food retailer in Southern California, and for Dominick's Supermarkets, Inc., a leading Chicago area supermarket chain. Over the course of his career, Mr. Burkle has held management positions in a wide variety of operational areas within the supermarket industry. Mr. Burkle is also a director of Kaufman and Broad Home Corporation.

     Mr. Curran, age 57, has been a director of Fred Meyer since June 1996 and retired from First Interstate Bancorp in April 1996. At the time of his retirement he was a member of the Executive Operating Committee of First Interstate Bancorp and Chairman and Chief Executive Officer of First Interstate Bank, Northwest Region. Mr. Curran is a director of Coeur d'Alene Mines Corp.

     Mr. Gleason, age 66, has been a director of Fred Meyer since June 1992 and retired from PacifiCorp, a diversified public utility, on May 1, 1995. At the time of his retirement he was Vice Chairman of PacifiCorp, having previously served as its President and Chief Executive Officer. Prior to that time he served as Chairman and Chief Executive Officer of Pacific Telecom, Inc., a PacifiCorp subsidiary. Mr. Gleason is a director of Tektronix, Inc. and Comdial Corporation and is President of the Port of Portland.

     Mr. Karatz, age 51, has been a director of Smith's since May 1996. Mr. Karatz has been the Chairman of the Board of Kaufman and Broad Home Corporation since July 1993 and its President, Chief Executive Officer and a director since 1986. Mr. Karatz is also a director of Honeywell, Inc., National Golf Properties, Inc. and a Trustee of the National Park Foundation and the RAND Corporation.

     Mr. King, age 58, is not currently a director of Fred Meyer or Smith's. Mr. King has been President and Chief Executive Officer of Legacy Health System, a health care provider, since 1991 and has over 30 years experience in hospital and health care administration.

     Mr. Meier, age 71, has been a director of Fred Meyer since 1985 and has been President and Chief Executive Officer of AMCO, Inc., a privately owned investment enterprise, for more than twenty years. During that time Mr. Meier was Chairman of the State of Oregon Investment Council, a member of the Board of Directors of Red Lion Inns, Ltd. and a Director of Key Bank of Oregon. He is trustee of Acorn Fund, Acorn International and Acorn USA. He is also an Advisory Board Member of Key Bank of Oregon and Chairman of the Investment Committee for Legacy Health Systems.

     Mr. Miller, age 52, became Chairman of the Board and Chief Executive Officer of Fred Meyer in August 1991. Prior to that time he was employed by Albertson's Inc., where his most recent positions were Executive Vice President of Retail Operations from 1989 to 1991 and Senior Vice President and Regional Manager from 1985 to 1989. Mr. Miller is a director of PacifiCorp, Pathmark Stores, Inc. and Supermarkets General Holdings Corp.

     Mr. Rogel, age 54, has been a director of Fred Meyer since November 1996 and has been Chief Executive Officer and a director of Willamette Industries, Inc. since October 1995 and President since 1991. He served as Chief Operating Officer of Willamette Industries, Inc. until October 1995 and, prior to that time, as an executive and group vice president for more than five years.

     Mr. Fred Smith, age 50, has been a director of Smith's since 1968. From 1988 to 1996, he was President of Fred Smith's Honda Automobiles of Palm Springs, an automobile dealership, and President of Fred Smith's Jaguar/Rolls Royce of Rancho Mirage, an automobile dealership.

     Mr. Jeffrey Smith, age 47, has been a director of Smith's since 1971. He has been Chairman of the Board of Smith's since 1988 and Chief Executive Officer from 1988 until May 1996. He served as Chief Operating Officer and President of Smith's from 1984 to 1988.

                         SECURITY OWNERSHIP OF HOLDINGS

     The following table sets forth the anticipated beneficial ownership of Holdings Common Stock, after giving effect to the Merger, as to each person expected to be (i) a beneficial owner of more than 5% of the outstanding shares of Holdings Common Stock, (ii) a Holdings director, (iii) the Chief Executive Officer of Holdings, (iv) among the four most highly compensated executive officers of Holdings other than the Chief Executive Officer, calculated based upon expected base compensation of executive officers of Holdings after the Merger, and (v) all persons expected to be Holdings directors and executive officers, as a group.

                                                        Number of            Approximate
Name                                                   Shares (1)              Percent
----                                                   ----------             --------
Metropolitan Life Insurance Company                     3,645,667(2)              8.4
Robert G. Miller                                          473,836(3)(4)           1.1
Sammy K. Duncan                                            79,463(3)                *
Mary F. Sammons                                            93,310(3)(5)             *
Kenneth Thrasher                                          132,392(3)(6)             *
David Jessick                                              52,500(3)                *
Vivian A. Bull                                              2,697                   *
Ronald W. Burkle                                        2,364,403(7)              5.4
James J. Curran                                             2,998(8)                *
A. M. Gleason                                              26,679(9)                *
Bruce Karatz                                                   --                  --
John G. King                                                   --                  --
Roger Meier                                                22,279(10)               *
Steven R. Rogel                                             2,697                   *
Fred L. Smith                                             975,268(12)             2.2
Jeffrey P. Smith                                        1,510,369(11)             3.5
16 Executive Officers and Directors as a group          5,885,783(13)            13.6

--------------

     *    Less than 1%.

     (1) Shares held directly with sole voting and sole investment power unless otherwise indicated.

     (2) Based upon information provided by the shareholder in a Schedule 13G, dated February 6, 1997, filed with the Securities and Exchange
          Commission relating to ownership of Common Stock of Fred Meyer.

     (3)  Includes 361,209, 75,000, 110,768, and 50,000 and 45,155 shares for
          Messrs. Miller, Duncan, Thrasher, and Jessick and Ms. Sammons, respectively, subject to options that will be exercisable immediately following consummation of the Merger.

     (4) Includes 1,625 shares to be owned by Mr. Miller's son. Beneficial ownership is disclaimed as to such shares.

                                      128

     (5)  Includes 1,161 shares to be owned by Ms. Sammons' spouse and son.
          Beneficial ownership is disclaimed as to such shares.

     (6) Includes 1,100 shares to be owned by Mr. Thrasher's sons. Beneficial ownership is disclaimed as to such shares.

     (7) Such shares will be held of record by The Yucaipa Companies (210,000 shares) and the following four partnerships of which The Yucaipa
          Companies is the general partner: Yucaipa SSV Partners, L.P.
          (1,407,810 shares); Yucaipa Smitty's Partners, L.P. (315,700 shares);
          Yucaipa Smitty's Partners II, L.P. (143,632 shares); and Yucaipa
          Arizona Partners, L.P. (287,261 shares). Mr. Burkle is a limited partner in two of those partnerships and is also the controlling general partner of The Yucaipa Companies. Share amounts and percentages for Mr. Burkle do not include shares issuable upon exercise of the Warrants. See "The Merger - Interests of Certain
          Persons in the Merger - The Merger - The Yucaipa Warrants."

     (8) Includes 1,000 shares to be owned a trust. Beneficial ownership is disclaimed as to such shares.

     (9) Includes 1,300 shares to be owned by Mr. Gleason's spouse. Beneficial ownership is disclaimed as to such shares.

     (10) Includes 2,500 shares to be held by the Meier Family Partnership and 7,000 shares to be held by Mr. Meier's spouse. Beneficial ownership is disclaimed as to such shares.

     (11) Includes 691,998 shares which will be held of record by four trusts of which Mr. Smith is the trustee and of which his children are beneficiaries, and 17,926 shares which will be held of record by Mr.
          Smith's wife.

     (12) Includes 588,370 shares which will be held of record by a trust of which Mr. Smith is the trustee and of which his children are beneficiaries, and 235,501 shares which will be held of record by a trust for the benefit of Ida W. Smith and of which Mr. Smith is the trustee.

     (13) Includes 428,132 shares subject to options that will be exercisable immediately following consummation of the Merger and shares indirectly owned as described above.

                      DESCRIPTION OF HOLDINGS CAPITAL STOCK

     The following description of the capital stock of Holdings, which is complete in all material respects, is subject, in all respects, and is qualified by reference to applicable Delaware law and to the provisions of the Holdings Certificate, a copy of which is attached hereto as Appendix D, and is incorporated herein by reference.

Authorized Capital Stock

     The authorized capital stock of Holdings upon completion of the Merger will consist of 400,000,000 shares of Holdings Common Stock, and 100,000,000 shares of preferred stock, $.01 par value per share (the "Holdings Preferred Stock"). Based upon shares of Common Stock of Fred Meyer and Smith's outstanding on July 18, 1997, it is anticipated that approximately 43,410,969 shares of Holdings Common Stock and no shares of Holdings Preferred Stock will be issued and outstanding immediately after the completion of the Merger.

Holdings Common Stock

     The holders of Holdings Common Stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of the stockholders. Under the Holdings Certificate, the Holdings Board will be classified into three classes each consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Holdings Board. The holders of Holdings Common Stock will not be entitled to cumulate votes for the election of directors.

     The holders of Holdings Common Stock are entitled to receive ratably such dividends as are declared by the Holdings Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Holdings, holders of Holdings Common Stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of Holdings Preferred Stock. The holders of Holdings Common Stock have no preemptive rights or rights to convert their Holdings Common Stock into other securities. All outstanding shares of Holdings Common Stock are, and the shares of Holdings Common Stock to be issued in connection with the Merger, when so issued, will be, fully paid and nonassessable. The rights of the holders of Holdings Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Holdings Preferred Stock, if any.

     It is a condition to the completion of the Merger that Holdings Common Stock be approved for listing on the NYSE, subject to official notification of issuance.

Holdings Preferred Stock

     The Holdings Board may, without further action of the stockholders, issue Holdings Preferred Stock in one or more series and fix or alter the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption terms and prices, liquidation terms and preferences, and the number of shares constituting any series or the designations of such series. No Holdings Preferred Stock is outstanding, no Holdings Preferred Stock will be issued in connection with the Merger, and Holdings has no present plans to issue any shares of Holdings Preferred Stock.

Certain Anti-Takeover Provisions

     The Holdings Certificate and the Holdings Bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of voting stock of Holdings or delaying or preventing a change in control of Holdings. The material provisions that may have such an effect are: (i) classification of the Holdings Board into three classes with the terms of only one class expiring each year; (ii) a provision that directors may be removed only for cause and only with the affirmative vote of holders of at least 75% of the outstanding shares of Holdings; (iii) authorization for the Holdings Board to issue Holdings Preferred Stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters); (iv) a provision that stockholders may take action only at an annual or special meeting and not by written consent in lieu of a meeting; (v) advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by the Holdings Board; and (vi) provisions permitting amendment of certain of these and related provisions only by an affirmative vote of the holders of at least 75% of the outstanding shares of Holdings Common Stock entitled to vote. See "Comparison of Stockholders' Rights."

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     The following comparison of stockholders' rights is necessarily a summary thereof and is subject, in all respects, and is qualified by reference to Delaware law and to the provisions of the Holdings Certificate, the Holdings Bylaws, the Fred Meyer Certificate, the Fred Meyer Bylaws, the Smith's Certificate and the Smith's Bylaws.

     The rights of Fred Meyer's stockholders are governed by the Fred Meyer Certificate, Fred Meyer's Bylaws and the DGCL. The rights of Smith's stockholders are governed by the Smith's Certificate, Smith's Bylaws and the DGCL. After the Effective Time, the rights of Fred Meyer and Smith's stockholders who become Holdings stockholders will be governed by the Holdings Certificate, the Holdings Bylaws and the DGCL. The following is a summary comparison of certain differences between the rights of Fred Meyer and Smith's stockholders under the Fred Meyer Certificate and Bylaws and the Smith's Certificate and Bylaws, respectively, and the rights of Holdings stockholders under the Holdings Certificate and Bylaws.

     Certain differences, including all material differences, that may affect the rights and interests of stockholders of Fred Meyer and Smith's are set forth below. All references herein to the Holdings Certificate and Bylaws are to such Restated Certificate of Incorporation and Bylaws as will be in effect at the completion of the Merger. The Holdings Certificate and Bylaws to be in effect at that time are attached to this Joint Proxy Statement/Prospectus as Appendices D and E, respectively.

Comparison of Rights of Holders of Common Stock Generally

     Number of Directors. The Holdings Certificate provides that the Holdings Board will consist of between three and 15 members, the exact number to be fixed by the Holdings Board from time to time. Initially, the Holdings Board will consist of 11 directors until otherwise fixed by a majority of the entire Board. Under the Fred Meyer Certificate and Bylaws, the Fred Meyer Board is comprised of between one and 15 directors, the exact number as fixed by the Fred Meyer Board or stockholders. The Fred Meyer Board now consists of seven directors. Under Smith's Certificate, the number of directors on Smith's Board is determined by resolution of the Smith's Board; provided, however, that any such resolution will not designate a number other than seven unless approved unanimously by the directors then in office. The Smith's Board now consists of seven directors.

     Classified Board of Directors. The Holdings Certificate and Bylaws provide that the Holdings Board will be divided into three classes of directors, with each class being as nearly equal in size as is possible. At each annual meeting, one class is to be elected to a three-year term. The Fred Meyer Board is not classified, and the Fred Meyer Bylaws provide that each director will be elected annually to a one-year term. The Smith's Certificate provides for the Smith's Board to be divided into three classes classified in the same manner as the Holdings Board.

     Removal of Directors. The Holdings Certificate provides for the removal of directors only for cause and only by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of Holdings entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose. A director of Fred Meyer can be removed, with or without cause, prior to the expiration of his or her term by the affirmative vote of the Fred Meyer stockholders taken at a meeting called expressly for that purpose. A director of Smith's can be removed at any time for cause by the holders of a majority of the shares of Smith's Stock then entitled to vote at an election of directors.

     Vacancies on the Board Of Directors. Under the Holdings Certificate and Bylaws, vacancies on the Holdings Board may be filled by the designee of a majority of the directors then in office, even if less than a quorum. A director so designated will hold office for a term coinciding with the term of the class to which such director is elected. Vacancies on the Fred Meyer and Smith's Boards are filled in the same manner.

     Stockholder Action by Written Consent. The Holdings Certificate provides that stockholder actions may only be taken at an annual or special meeting of stockholders. The Fred Meyer Certificate contains a similar provision. Any action permitted or required to be taken at a special or annual meeting of stockholders of Smith's may be taken by the written consent of such stockholders in lieu of such a meeting.

     Amendments of Certificate of Incorporation. The Holdings Certificate provides that the provisions thereof relating to: (i) the classified Holdings Board, (ii) the number of directors, (iii) the filling of vacancies on the Holdings Board, and (iv) the removal of directors, may not be amended or repealed without the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of Holdings entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose. The DGCL provides that, unless a higher percentage is specified in a corporation's certificate of incorporation, such certificate may be amended by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon. The Fred Meyer Certificate and the Smith's Certificate may, in general, be amended by an affirmative vote of holders of a majority of the outstanding shares of Fred Meyer Common Stock and Smith's Stock entitled to vote generally thereon.

     Amendment of Bylaws. The Holdings Certificate provides that the Holdings Bylaws can be altered, amended or repealed either by an affirmative vote of the Holdings Board or by an affirmative vote of the holders of a majority of outstanding Holdings Common Stock, except that Section 1.11 of the Bylaws (relating to advance notice of stockholder proposals and nominations for director) can only be amended, altered, changed or repealed by the Holdings Board or by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of Holdings entitled to vote generally at an annual or special meeting of stockholders cast at a meeting of the stockholders called for that purpose. The Fred Meyer Bylaws generally may be amended by either the vote of a majority of the outstanding shares of

Fred Meyer Common Stock or by approval of the Fred Meyer Board. The Smith's Bylaws generally may be altered, amended or repealed by either the vote of a majority of the outstanding shares of Smith's Stock or by approval of the Smith's Board.

     Notice of Stockholders Proposals/Nominations of Directors. Under the Holdings Bylaws, for stockholders to properly introduce business to be transacted at the annual or any special meeting of stockholders, a stockholder of record, on the date both of giving such notice and of determining stockholders entitled to vote at the annual or special meeting, must give timely notice of such proposal in a proper written form to Holdings' corporate secretary, as provided in the Holdings Bylaws. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at Holdings' principal executive offices not more than 90 nor less than 60 days prior to the first anniversary of the preceding year's annual meeting of stockholders, or, in the case of a special meeting, not more than 90 nor less than the later of 60 days prior to such special meeting or 10 days after the day on which a public announcement is first made of the date of the special meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not more than 90 nor less than 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Holdings.

     Generally, the Holdings Bylaws require that a stockholder's notice include:
(i) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such stockholder, as they appear on Holdings' books, and of such beneficial owner and (b) the class and number of shares of Holdings which are owned beneficially and of record by such stockholder and such beneficial owner.

     The Holdings Bylaws permit stockholders to nominate persons for election to the Holdings Board at any annual meeting of stockholders, or at any special meeting if the Holdings Board has determined that directors will be elected at such meeting, if they are stockholders of record as of both the date of giving such notice and the date of determining stockholders entitled to vote at the annual or special meeting. A stockholder must give timely notice thereof in a proper written form to the corporate secretary, as provided in the Holdings Bylaws. To be timely, the stockholder's notice must meet the same timeliness requirements as described above for providing advance notice of business to be transacted at a stockholders' meeting; provided, however, that if the number of directors to be elected to the Holdings Board is increased and there is no public announcement by Holdings naming all of the nominees for director or specifying the size of the increased Holdings Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive offices of Holdings not later than the 10th day following the day on which such public announcement is first made by Holdings.

     To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such stockholder, as they appear on Holdings' books, and of such beneficial owner and (ii) the class and number of shares of Holdings which are owned beneficially and of record by such stockholder and such beneficial owner. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a director if elected.

     Neither the Fred Meyer Bylaws nor the Smith's Bylaws has any similar advance notice provisions.

     Calling of Special Meeting of Stockholders. The Holdings Bylaws provide that special meetings of the stockholders can only be called by the Chairman of the Holdings Board, the President or by the Chairman, President or Secretary acting upon the direction of the Holdings Board. The Smith's Bylaws are substantially the same. The Fred Meyer Bylaws provide additionally that the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at a special meeting can call such a meeting by a written demand to the Chairman, President or Secretary of Fred Meyer.

Comparison of Rights of Holders of Smith's Class A Common Stock and Holders of Holdings Common Stock

     General. In accordance with the terms of the Merger, each share of Smith's Class A Common Stock shall be converted into the right to receive 1.05 shares of Holdings Common Stock. With the exception of the differences previously set forth herein under the caption "-- Comparison of Rights of Holders of Common Stock Generally" and the additional differences set forth below under the captions "Voting Rights" and "Conversion Rights", there are no material differences between the rights of the holders of Smith's Class A Common Stock and the holders of Holdings Common Stock.

     Voting Rights. The holders of Smith's Class A Common Stock have the right to ten votes per share of Smith's Class A Common Stock on each matter presented to the stockholders, including the election of directors. The holders of Holdings Common Stock are entitled to one vote per share of Holdings Common Stock.

     Conversion Rights. The Smith's Class A Common Stock converts into an equal number of the Smith's Class B Common Stock only in the following circumstances:
(i) the transfer of Smith's Class A Common Stock by the holder thereof to other than a Permitted Transferee (as defined in the Smith's Certificate) of such shares; (ii) the transfer of any equity or beneficial interest in a Family Entity (as defined in the Smith's Certificate) which is a holder of Smith's Class A Common Stock to other than a Permitted Transferee of the Original Class A Shareholder (as defined in the Smith's Certificate) of the shares of Smith's Class A Common Stock held by the Family Entity; (iii) the foreclosure upon Smith's Class A Common Stock by a bona fide pledgee thereof; (iv) the agreement to transfer Smith's Class A Common Stock by a trustee in the bankruptcy of the estate of the holder thereof; and (v) the total number of shares of Smith's Class A Common Stock issued and outstanding is less than 2,910,885, as reflected upon the stock records of Smith's. In addition, any holder of Smith's Class A Common Stock may convert any share of Smith's Class A Common Stock into one share of Smith's Class B Common Stock at any time by presenting the necessary certificates to Smith's for transfer. The Holdings Common Stock is not convertible.

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
          PROPOSAL TO APPROVE THE 1997 STOCK INCENTIVE PLAN OF HOLDINGS

Description of the 1997 Plan

     The Boards of Directors of Fred Meyer, Smith's and Holdings believe that the availability of stock options and related incentives is an important factor in a company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the company. The Holdings Board has adopted and approved the 1997 Plan and reserved 5,000,000 shares of Holdings Common Stock for stock options and other stock awards to employees of Holdings and its subsidiaries and other eligible participants after the Merger. The 1997 Plan provides flexibility in determining the nature of the incentives to be awarded. Historically, Fred Meyer and Smith's have used stock options and bonuses as incentives for pay-for-performance awards. Holdings does not have any current intention to immediately utilize all the other types of awards available under the 1997 Plan, but will have the flexibility through the 1997 Plan to grant such incentives in the future.

     Certain provisions of the 1997 Plan are summarized below. The complete text of the 1997 Plan is attached to this Joint Proxy Statement/Prospectus as Appendix I.

     Eligibility. All salaried employees, including employees who are officers or directors of Holdings and its subsidiaries, are eligible to participate in the 1997 Plan. Also eligible are nonemployee agents, consultants, directors and advisors to Holdings or any subsidiary.

     Administration. It is contemplated that the 1997 Plan will be administered by a committee of the Holdings Board consisting entirely of outside directors (the "Committee"). The Committee may promulgate rules and regulations for the operation of the 1997 Plan and will generally supervise the administration of the 1997 Plan. The Committee will determine the persons to whom grants, awards or sales will be made under the 1997 Plan, and the price and terms of any such grant, award or sale.

     Term of Plan. The 1997 Plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The Holdings Board may suspend or terminate the 1997 Plan at any time. The Holdings Board may also modify or amend the 1997 Plan at any time without stockholder approval.

     Stock Options. The Committee will determine the persons to whom options are granted, the option price, the number of shares to be covered by each option, the term of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO") or a nonstatutory stock option. An ISO is intended to meet all of the requirements of an Incentive Stock Option as defined in Section 422 of the Code. If the option is an ISO, the option price cannot be less than the fair market value of the Holdings Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10 percent of the combined voting power of Holdings, the option price may not be less than 110 percent of the fair market value of the Holdings Common Stock on the date of grant. If the option is a nonstatutory stock option, the option price cannot be less than 50 percent of the fair market value of the Holdings Common Stock on the date of the grant. The 1997 Plan provides that no person may be granted options or stock appreciation rights under the 1997 Plan for more than an aggregate of 1,000,000 shares in connection with hiring the individual or 250,000 shares in any fiscal year otherwise. The 1997 Plan limits the amount of ISOs that may become vested under the 1997 Plan in any year to $100,000 per optionee, based on the fair market value on the grant date of shares covered by such options. For purposes of options and stock appreciation rights, the fair market value of Holdings Common Stock will be deemed to be the closing price of the shares as reported in the NYSE Composite Transactions Reporting System in The Wall Street Journal, or such other reported value of the Holdings Common Stock as shall be specified by the Committee, on the trading day preceding the date for which the fair market value is determined. No monetary consideration will be paid to Holdings upon the granting of options.

     Options granted under the 1997 Plan will generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant. Options will be exercisable in accordance with the terms of an option agreement entered into at the time of grant and will be nontransferable except on death of a holder or with the consent of the Committee. Options may be exercised only while an optionee is employed by or providing services to Holdings or a subsidiary or within 12 months following termination of employment or service by reason of death or disability or three months following termination for any other reason. The 1997 Plan provides that the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for shares purchased pursuant to exercise of options must be paid in cash, including cash which may be the proceeds of a loan from Holdings, in shares of Holdings Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits or in other forms of consideration, as determined by the Committee. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the 1997 Plan for future option grants will be reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy tax withholding obligations.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the 1997 Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the 1997 Plan. A SAR gives the holder the right to payment from Holdings of an amount equal in value to the excess of the fair market value on the date of exercise of a share of Holdings Common Stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates. The holder does not pay any consideration to Holdings upon the grant or exercise of a SAR (other than tax withholding amounts upon exercise).

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
     A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by Holdings upon exercise of a SAR may be made in Holdings Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Committee. The Committee may withdraw any SAR granted under the 1997 Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARS. If a SAR is not exercised prior to the expiration, termination or cancellation of the SAR, the unused shares subject to the SAR are again available for issuance under the 1997 Plan. Cash payments for SARs do not reduce the number of shares reserved for issuance under the 1997 Plan.

     The existence of outstanding SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Holdings Common Stock over the exercise price of shares subject to exercisable SARs or bonus rights.

     Stock Bonus Awards. The Committee may award Holdings Common Stock as a stock bonus under the 1997 Plan. The Committee may determine the participants to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded. Stock bonus shares which are forfeited to Holdings will again be available for issuance under the 1997 Plan.

     Restricted Stock. The 1997 Plan provides that Holdings may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Committee may determine. Restrictions may include restrictions concerning transferability and forfeiture of the shares. Restricted shares which are forfeited to or repurchased by Holdings are again available for issuance under the 1997 Plan.

     Cash Bonus Rights. The Committee may grant cash bonus rights under the 1997 Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares sold or previously sold under the 1997 Plan. Bonus rights may be used to provide cash to participants for the payment of taxes in connection with awards under the 1997 Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised or terminates in connection with the exercise of a SAR related to the option. If the shares are purchased on the exercise of an option and the optionee does not exercise a related SAR, the amount of the bonus shall be determined by multiplying the excess of the total fair market value for the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If an optionee exercises a related SAR in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the SAR

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
by the applicable bonus percentage. The bonus percentage applicable to any bonus right is determined by the Committee but may in no event exceed 75 percent. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Committee, at the time the stock is awarded or at such time as any restrictions to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchases entitle the recipient to a cash bonus in an amount determined by the Committee, payable when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchases or stock bonuses terminate in the event that restricted stock is repurchased by Holdings or forfeited by the holder pursuant to the restrictions. The payment of cash bonus will not reduce the number of shares reserved under the 1997 Plan.

     Performance-based Awards. The 1997 Plan includes awards ("Performance-based Awards") designed to qualify under Section 162(m) of the Code as performance-based compensation. The Committee may grant Performance-based Awards denominated either in Holdings Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Committee for the period covered by the award are met and the employee satisfies any other restrictions established by the Committee. The performance goals are expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to Holdings or any subsidiary, division, store or other unit of Holdings: departmental expense performance, earnings per share, total stockholder return (stock price increase plus dividends), return on equity, return on assets, revenues, operating income, income before taxes, net income, inventories, inventory turns, cash flows, expenses, capital expenditures, increase in stockholder value as a percentage of assets employed, other financial return ratios, market performance, customer satisfaction or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. Performance-based Awards may be paid in cash or Holdings Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, as determined by the Committee. No participant may receive in any fiscal year Performance-based Awards denominated in Holdings Common Stock under which more than 100,000 shares may be issued. No participant may receive in any fiscal year Performance-based Awards denominated in dollars under which more than $1,500,000 may be paid. The payment of a Performance-based Award in cash will not reduce the number of shares reserved under the 1997 Plan.

     Changes in Capital Structure. The 1997 Plan provides that if the outstanding Holdings Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Holdings or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the 1997 Plan. In addition, the Committee will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of Holdings or a merger, consolidation or plan of exchange affecting Holdings, in lieu of so providing for options and SARs, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the

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
right to exercise options and SARs in whole or in part without any limitation or exercisability and upon the expiration of which 30-day period all unexercised options and SARs shall immediately terminate.

     Acceleration in Certain Events. The 1997 Plan provides for accelerated vesting of options and SARs granted under the 1997 Plan in the event an optionee's employment by Holdings terminates within one year after a change in control of Holdings or the occurrence of certain events indicating an imminent change in control of Holdings as specified in the 1997 Plan. The special acceleration provision may, in certain circumstances, have the effect of discouraging attempts of a takeover of Holdings.

Tax Consequences

     Certain options authorized to be granted under the 1997 Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then the gain will be realized upon subsequent disposition of the shares. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable for federal income tax purposes in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. Holdings will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Subject to Section 162(m) of the Code (as described below) upon any disqualifying disposition by an employee, Holdings will be entitled to a deduction to the extent the employee realized income.

     Certain options authorized to be granted under the 1997 Plan will be treated as nonstatutory stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a nonstatutory stock option pursuant to the 1997 Plan until the option is exercised. At the time of exercise of a nonstatutory stock option, the optionee will realize income, and, subject to Section 162(m) of the Code, Holdings will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     A participant who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code. Absent an election under Section 83(b), an employee who receives substantially nonvested stock in connection with performance of services will realize taxable income in each year in which a portion of the shares substantially vest.

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
Holdings will be entitled to a tax deduction in the amount includable as income by the participant at the same time or times as the employee recognizes income with respect to the shares. A participant who receives a cash bonus right under the plan will generally recognize income equal to the amount of a cash bonus paid at the time of receipt, and Holdings will generally be entitled to a deduction equal to the income recognized by the participant.

     Section 162(m) of the Code limits to $1,000,000 per person the amount that Holdings will be able to deduct for compensation paid to certain of its most highly compensated officers. Under the Section 162(m) regulations, compensation received through the exercise of an option or SAR or through other performance-based awards will not be subject to the $1,000,000 limit if the option, SAR or other award and the 1997 Plan meet certain requirements. One such requirement for options and SAR is that shareholders approve per-employee limits on the number of shares as to which options and SAR may be granted, which are set forth in Section 11 of the 1997 Plan. For other performance-based awards, stockholders must approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 11 of the 1997 Plan for Performance-based Awards. Another requirement for options and SAR is that the exercise price be not less than fair market value of the Holdings Common Stock on the date of grant. Other requirements of the proposed regulations for Performance-based Awards are that objective performance goals and the amounts payable upon achievement of the goals be established and that no discretion be retained to increase the amount payable under the awards. Lastly, a requirement for all awards is that the award be granted by a committee consisting solely of at least two outside directors. Holdings believes that compensation received on exercise of options and SAR granted at fair market value or on vesting or receipt of Performance-based Awards granted under the 1997 Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Recommendation of the Boards of Directors

     The Boards of Directors of Holdings, Fred Meyer and Smith's recommend approval of the 1997 Plan. The proposal must be approved by the holders of at least a majority of the shares present and entitled to vote on the matter at the Fred Meyer Special Meeting, provided that the total votes cast on the matter represent over 50% of the Common Stock entitled to vote on the matter. The proposal must also be approved by the holders of at least a majority of the total votes of the shares present and entitled to vote on the matter at the Smith's Special Meeting, provided that the total votes cast on the matter represent over 50% in interest of all securities entitled to vote on the matter. Abstentions will not be counted as votes cast for purposes of determining whether the votes cast represent over 50% in interest of the securities entitled to vote, but because an affirmative vote of a majority of the total votes of the shares present and entitled to vote is required, abstentions have the same effect as votes against approval and adoption of the 1997 Plan. Broker non-votes will not be counted as votes cast for purposes of determining whether a majority of shares entitled to vote has been cast with respect to approval and adoption of the 1997 Plan and will be disregarded in determining the outcome

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
of the vote on approval and adoption of the 1997 Plan. The enclosed proxy will be voted in accordance with the instructions specified in the space provided on the form of proxy. If no instructions are given, proxies will be voted for approval of the 1997 Plan.

                 PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS'
                     DEFERRED COMPENSATION PLAN OF HOLDINGS

General

     On July 14, 1997, the Holdings Board adopted the Directors' Plan and reserved 100,000 shares of Holdings Common Stock for purposes of the Directors' Plan.

     The Directors' Plan will become effective upon the consummation of the Merger, subject to approval by the stockholders of Fred Meyer and Smith's. The purpose of the Directors' Plan is to permit non-employee directors (i) to defer any compensation in connection with their service on the Board of Directors until retirement or some other specified date or event and (ii) at their election, to receive any such deferred compensation in the form of shares of Holdings Common Stock.

     The following is a description of the material provisions of the Directors' Plan, a copy of which is set forth in Appendix J to this Joint Proxy Statement/Prospectus. Reference should be made to the Directors' Plan for a complete statement of its terms and provisions.

     Two current directors of Smith's who participate in the Smith's Directors' Deferred Compensation Plan have deferred compensation under the Plan that will be converted into common stock of Holdings under the Directors' Plan.

Administration

     The Directors' Plan will be administered by the Compensation Committee of the Holdings Board. The Compensation Committee will have all powers necessary to carry out the provisions of the Directors' Plan, including the power to delegate administrative matters to other persons and to interpret the Directors' Plan in a manner consistent with its express provisions.

Eligibility and Participation

     Any member of the Holdings Board who is not an employee of Holdings, Fred Meyer or Smith's and receives an annual retainer and meeting fees is eligible to participate in the Directors' Plan. Any eligible member of the Holdings Board may participate in the Directors' Plan with respect to any plan year by executing an irrevocable deferral election with respect to his or her compensation for such plan year. A separate election must be made to defer compensation for each plan year. If no election is made by a director with respect to a given plan year, such director will receive his or her director's compensation in cash.

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Form of Election

     A director may elect to defer all or part of his or her compensation as a director until some later date or event by making a timely deferral election which shall specify, among other things, (i) the percentage of compensation that is to be deferred under the plan, (ii) the date of the event on which payment of such deferred compensation is to commence (which, other than death, disability or termination may not be earlier than the later of two years from the date of the deferral election or termination of service as a director (iii) whether such payment is to be paid out in a single lump sum or in approximately equal annual installments over a period not to exceed 15 years.

     In addition, a director may elect to receive all or part of his or her deferred compensation for each plan year in the form of shares of Holdings Common Stock rather than cash. See "--Deferral Accounts".

Deferral Accounts

     If a director elects to defer compensation, Holdings will establish a separate bookkeeping account (a "Deferral Account") for each director with respect to each calendar year in order to record the deferrals and additions of such director for such year. Each director's Deferral Account will be credited in the form of cash or shares of Holdings Common Stock or both, as applicable, with the amount of compensation deferred by such director by a quarterly crediting on the last day of each March, June, September and December in the amount of compensation that would have been payable by Holdings to such director in such quarter. If a participant elects to receive all or part of his or her deferred compensation in the form of Holdings Common Stock, the amount of compensation credited quarterly to his or her account shall be the number of shares of Holdings Common Stock which can be purchased with 110% of the compensation so deferred at the median of the high and low trading prices of the Holdings Common Stock as quoted on the New York Stock Exchange Composite Transactions on such date plus the dollar amount of any part of such compensation that was not equal to the purchase price of a full share of Holdings Common Stock. Each director's Deferral Account shall also be increased on the last day of each March, June, September and December prior to distribution by (i) the amount obtained by multiplying the cash Deferral Account balance as of the first day of such quarter by one-fourth of the average prime rate as published in The Wall Street Journal in effect as of the first day of such quarter, and (ii) the amount determined by multiplying the number of shares of Holdings Common Stock in the director's account at the beginning of such quarter by the dividends, if any, paid upon a share of Holdings Common Stock to a stockholder of record during such quarter. The director's Deferral Account will be reduced by any payments made to the director or his or her beneficiary, estate or representative.

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Miscellaneous Provisions

     Notwithstanding any other provision in the Directors' Plan, a director (or beneficiary designated by a director) may withdraw an amount of cash or stock from his or her Deferral Account upon a finding by the Holdings Board in its sole determination that an unanticipated emergency that is caused by an event beyond the control of such participant (or beneficiary) has occurred and that such emergency would result in severe financial hardship to such participant (or beneficiary). In addition, at a participant or beneficiary's election, all of the account balance may be withdrawn, less a forfeiture of 10% of the amount withdrawn, and after such a withdrawal the participant would be ineligible to participate in the Directors' Plan. In the event of the death of any participant, the balance in the participant's Deferral Account will be paid or distributed to the participant's beneficiary within thirty (30) days after the date of such death. Holdings may amend or terminate the Directors' Plan at any time by action of the Holdings Board, subject to the rights of participants thereunder.

Federal Income Tax Consequences

     Directors who elect to defer their compensation generally will recognize income, and Holdings generally will be entitled to a deduction for the amount of such deferred compensation at the time it is actually paid to the participant. If a participant elects to receive his or her compensation in the form of shares of Holdings Common Stock, the participant generally will recognize ordinary income when such shares are transferred to the participant and Holdings generally will be entitled to a deduction for the amount equal to the fair market value of such shares at the date of transfer.

Recommendation of the Boards of Directors

     The Boards of Directors of Holdings, Fred Meyer and Smith's recommend approval of the Directors' Plan. The proposal must be approved by the holders of at least a majority of the shares present and entitled to vote on the matter at the Fred Meyer Special Meeting, provided that the total votes cast on the matter represent over 50% of the Common Stock entitled to vote on the matter. The proposal must also be approved by the holders of at least a majority of the total votes of the shares present and entitled to vote on the matter at the Smith's Special Meeting, provided that the total votes cast on the matter represent over 50% in interest of all securities entitled to vote on the matter. Abstentions will not be counted as votes cast for purposes of determining whether the votes cast represent over 50% in interest of the securities entitled to vote, but because an affirmative vote of a majority of the total votes of the shares present and entitled to vote is required, abstentions have the same effect as votes against approval and adoption of the Directors' Plan. Broker non-votes will not be counted as votes cast for purposes of determining whether a majority of shares entitled to vote has been cast with respect to approval and adoption of the Directors' Plan and will be disregarded in determining the outcome of the vote on approval and adoption of the Directors' Plan. The enclosed proxy

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will be voted in accordance with the instructions specified in the space provided on the form of proxy. If no instructions are given, proxies will be voted for approval of the Directors' Plan.

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
                              STOCKHOLDER PROPOSALS

     Any stockholder proposals to be considered for inclusion in proxy material for Holdings June 1998 annual meeting must be received at the principal executive offices of Holdings no later than January 15, 1998.

                                  LEGAL MATTERS

     The validity of the shares of Holdings Common Stock offered hereby will be passed upon for Holdings by Stoel Rives LLP.

     The Merger Agreement provides that, as a condition to Fred Meyer's obligation to effect the Merger, Fred Meyer receive the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Fred Meyer, substantially to the effect that the Merger will be treated as an exchange under Section 351(a) of the Code. The Merger Agreement also provides that, as a condition to Smith's obligation to effect the Merger, Smith's shall receive the opinion of Latham & Watkins, special counsel to Smith's, substantially to the effect that the Merger will be treated as an exchange under Section 351(a) of the Code.

                                     EXPERTS

     The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from the Fred Meyer Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of said firm given upon its authority as experts in accounting and auditing.

     The consolidated financial statements of Smith's as of December 28, 1996 and December 30, 1995, and for each of the three years in the period ended December 28, 1996 incorporated by reference in Smith's Form 10-K for the year ended December 28, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     Representatives of Deloitte & Touche LLP are expected to be present at the Fred Meyer Special Meeting, and representatives of Ernst & Young LLP are expected to be present at the Smith's Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the Fred Meyer Board and the Smith's Board know of no matters that will be presented for consideration at the Fred Meyer Special Meeting or the Smith's Special Meeting other than as described in this Joint Proxy Statement/Prospectus. If any other matters shall properly come before either stockholder meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Fred Meyer and Smith's.

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                                                                      APPENDIX A








================================================================================




                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                                 by and between


                        SMITH'S FOOD & DRUG CENTERS, INC.


                                       and


                                FRED MEYER, INC.











                            -------------------------

                            Dated as of May 11, 1997

                            -------------------------






================================================================================

                                Table of Contents

                                                                           Page


1. The Mergers................................................................ 2

1.1    Organization of Holdings............................................... 2
1.2    Directors and Officers of Holdings..................................... 2
1.3    Smith's Sub Merger..................................................... 3
1.4    Fred Meyer Sub Merger.................................................. 3
1.5    The Closing............................................................ 4
1.6    Effective Time......................................................... 4
1.7    Effects of the Mergers................................................. 4
1.8    Certificates of Incorporation and Bylaws of the Surviving
       Corporations........................................................... 4
1.9    Directors and Officers of the Surviving Corporations................... 5
1.10   Execution of Related Agreements........................................ 5

2. Conversion of Securities................................................... 5

2.1    Conversion of Securities............................................... 5
2.2    Payment for Smith's Common Shares, Fred Meyer Common Shares and
       Series I Preferred Shares..............................................10
2.3    Fractional Shares......................................................11
2.4    Dissenting Shares......................................................12
2.5    No Transfer after the Effective Time...................................12

3. Representations and Warranties of Smith's..................................13

3.1    Existence; Good Standing; Corporate Authority..........................13
3.2    Authorization; Validity and Effect of Agreement........................13
3.3    Capitalization.........................................................14
3.4    Subsidiaries...........................................................14
3.5    Other Interests........................................................14
3.6    No Conflict; Required Filings and Consents.............................15
3.7    Compliance.............................................................15
3.8    SEC Documents..........................................................16
3.9    Litigation.............................................................17
3.10   Absence of Certain Changes.............................................17
3.11   Taxes..................................................................17
3.12   Employee Benefit Plans.................................................18
3.13   State Takeover Statutes................................................19
3.14   No Brokers.............................................................19
3.15   Opinion of Financial Advisor...........................................20
3.16   No Other Agreements to Sell Smith's or its Assets......................20
3.17   Assets.................................................................20
3.18   Contracts and Commitments..............................................21
3.19   Absence of Breaches or Defaults........................................22
3.20   Labor Matters..........................................................23
3.21   Insurance..............................................................24
3.22   Affiliate Transactions.................................................24
3.23   Environmental Matters..................................................24
3.24   Information in Joint Proxy Statement/Prospectus and Form S-4...........25

3.25   Vote Required..........................................................26
3.26   Standstill and Confidentiality Agreements..............................26

4. Representations and Warranties of Fred Meyer...............................26

4.1    Existence; Good Standing; Corporate Authority..........................26
4.2    Authorization; Validity and Effect of Agreement........................26
4.3    Capitalization.........................................................27
4.4    Subsidiaries...........................................................27
4.5    Other Interests........................................................28
4.6    No Conflict; Required Filings and Consents.............................28
4.7    Compliance.............................................................29
4.8    SEC Documents..........................................................29
4.9    Litigation.............................................................30
4.10   Absence of Certain Changes.............................................30
4.11   Taxes..................................................................30
4.12   Employee Benefit Plans.................................................32
4.13   State Takeover Statutes................................................33
4.14   No Brokers.............................................................33
4.15   Opinion of Financial Advisor...........................................33
4.16   No Other Agreements to Sell Fred Meyer or its Assets...................33
4.17   Assets.................................................................33
4.18   Contracts and Commitments..............................................35
4.19   Absence of Breaches or Defaults........................................36
4.20   Labor Matters..........................................................36
4.21   Insurance..............................................................38
4.22   Affiliate Transactions.................................................38
4.23   Environmental Matters..................................................38
4.24   Information in Joint Proxy Statement/Prospectus and Form S-4...........39
4.25   Vote Required..........................................................39
4.26   Standstill and Confidentiality Agreements..............................39

5. Covenants..................................................................40

5.1    Acquisition Proposals..................................................40
5.2    Interim Operations of Smith's..........................................41
5.3    Interim Operations of Fred Meyer.......................................43
5.4    Meeting of Stockholders................................................45
5.5    Further Assurance and Cooperation......................................46
5.6    Certain Filings and Consents...........................................46
5.7    Inspection of Records..................................................47
5.8    Publicity..............................................................47
5.9    Joint Proxy Statement/Prospectus and the Form S-4......................47
5.10   Listing Application....................................................48
5.11   Further Action.........................................................48
5.12   Affiliate Letters......................................................48
5.13   Expenses...............................................................49
5.14   Indemnification........................................................49
5.15   Consents...............................................................50
5.16   Financing Arrangements.................................................50
5.17   Financial Information..................................................51
5.18   Letter of Smith's Accountants..........................................51
5.19   Letter of  Fred Meyer's Accountants....................................51
5.20   Registration Statement on Form S-8.....................................51

5.21   Tax Matters Certificates...............................................51
5.22   Standstill and Confidentiality Agreements..............................51
5.23   Assumption of Obligations by Holdings, Smith's Sub and Fred Meyer......52

6. Conditions.................................................................52

6.1    Conditions to Each Party's Obligation to Effect the Mergers............52
6.2    Conditions to Obligation of Smith's to Effect the Mergers..............53
6.3    Conditions to Obligation of  Fred Meyer to Effect the Mergers..........54

7. Termination................................................................55

7.1    Termination by Mutual Consent..........................................55
7.2    Termination by Either Fred Meyer or Smith's............................55
7.3    Termination by Smith's.................................................56
7.4    Termination by Fred Meyer..............................................56
7.5    Effect of Termination and Abandonment..................................57

8. General Provisions.........................................................58

8.1    Non-survival of Representations and Warranties.........................58
8.2    Notices................................................................58
8.3    Assignment; Binding Effect.............................................58
8.4    Entire Agreement.......................................................59
8.5    Amendment..............................................................59
8.6    Governing Law..........................................................59
8.7    Counterparts...........................................................59
8.8    Headings...............................................................59
8.9    Interpretation.........................................................59
8.10   Waivers................................................................60
8.11   Incorporation of Schedules.............................................60
8.12   Severability...........................................................60
8.13   Enforcement of Agreement...............................................60

9. Definitions................................................................60

9.1   Defined Terms...........................................................60
9.2   Other Defined Terms.....................................................65




                                List of Exhibits

Exhibit A     -  Form of Certificate of Incorporation of Holdings

Exhibit B     -  Form of Bylaws of Holdings

Exhibit C     -  Form of Registration Rights Agreement

Exhibit D     -  Form of New Management Agreement

Exhibit E     -  Forms of Affiliate Letter

Exhibit F     -  Forms of Tax Matters Certificate

Exhibit G     -  Form of Smith's Legal Opinion

Exhibit H     -  Form of Fred Meyer Legal Opinion

                                                                  EXECUTION COPY


                 Agreement and Plan of Reorganization and Merger

          Agreement and Plan of Reorganization and Merger (this "Agreement"), dated as of May 11, 1997, by and between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's"), and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer").

                                    Recitals

          A. The respective Boards of Directors of Fred Meyer and Smith's deem it advisable and in the best interests of their respective companies and shareholders to consummate, and have approved, including for purposes of Section 251(b) of the General Corporation Law of the State of Delaware (the "DGCL"), the business combination transactions provided for herein in which:

               (i) Fred Meyer and Smith's will form a Delaware holding company, Meyer-Smith Holdco, Inc. ("Holdings"); and

               (ii) Holdings will form two subsidiaries, one of which will merge with and into Fred Meyer with Fred Meyer continuing as the surviving corporation (the "Fred Meyer Merger"), and the other of which will merge with and into Smith's with Smith's continuing as the surviving corporation (the "Smith's Merger" and together with the Fred Meyer Merger, the "Mergers"), and (1) each issued and outstanding Fred Meyer Common Share (as hereinafter defined), and each issued and outstanding Smith's Common Share (as hereinafter defined) that is not a Dissenting Share (as hereinafter defined), will be converted into the right to receive common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") and (2) each issued and outstanding Series I Preferred Share (as hereinafter defined) that is not a Dissenting Share will be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.33 1/3) per share, without the payment of any interest thereon, all as more fully set forth below;

          B. For federal income tax purposes, it is intended that each of the Mergers qualify as a tax-free exchange within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          C. As a condition to its willingness to enter into this Agreement, Fred Meyer has required that, simultaneously with the execution hereof, certain holders owning Smith's Common Shares or Series I Preferred Shares representing, in the aggregate, at least 50.1% of the voting power of the issued and outstanding shares of capital stock of Smith's enter into the Voting Agreements, dated as of the date hereof (the "Voting Agreements"), with Fred Meyer, agreeing, among other matters, to vote all of such Smith's Common Shares or Series I Preferred Shares in favor of the Mergers and the approval and adoption of this Agreement;

          D. As a condition to its willingness to enter into this Agreement, Smith's has required that, simultaneously with the execution hereof, Fred Meyer enter into the Option Agreement, dated as of the date hereof, with Smith's, pursuant to which Fred Meyer is granting Smith's an option to purchase up to 19.9% of Fred Meyer Common Stock (as hereinafter defined) on the terms and conditions set forth therein; and

          E. Smith's and Fred Meyer desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

          Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Section 9.1 hereof.

                                 1. The Mergers

          1.1 Organization of Holdings. As promptly as practicable following the execution of this Agreement, Smith's and Fred Meyer shall cause Holdings to be organized under the laws of the State of Delaware. The initial certificate of incorporation and bylaws of Holdings shall be substantially in the forms attached hereto as Exhibits A and B, respectively. The authorized capital stock of Holdings shall consist initially of 100 shares of Holdings Common Stock and 100 shares of undesignated preferred stock, of which 50 shares of Holdings Common Stock will be issued to Smith's and 50 shares of Holdings Common Stock will be issued to Fred Meyer. Prior to the Effective Time (as hereinafter defined), Smith's and Fred Meyer shall cause Holdings to amend its certificate of incorporation to increase the number of authorized shares thereunder to provide for the issuance of Holdings Common Stock pursuant to the Mergers. Immediately after the Effective Time, Smith's and Fred Meyer shall cause Holdings to amend its certificate of incorporation to change its name from Meyer-Smith Holdco, Inc. to Fred Meyer, Inc.

          1.2 Directors and Officers of Holdings. (a) Upon formation of Holdings, Smith's and Fred Meyer shall cause to be elected as directors of Holdings (and as of the Effective Time the Holdings Board of Directors shall consist of) (i) four (4) of Smith's current directors (including Ronald W. Burkle and three (3) others selected by Smith's Board of Directors) and (ii) seven (7) individuals selected by Fred Meyer's Board of Directors, one of which shall be Robert G. Miller. The members of the Board of Directors shall be divided among the classes substantially proportionately between Fred Meyer's current directors and Smith's current directors, as set forth on Section 1.2 of the Disclosure Schedule. Each director shall remain in office until his successor is duly elected or appointed and qualified or until such director's earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Holdings.

          (b) As of the Effective Time, Ronald W. Burkle shall be the Chairman of the Board of Directors of Holdings (which position shall not constitute an officer position of Holdings) and Robert G. Miller shall be the President and Chief Executive Officer of Holdings.

          1.3 Smith's Sub Merger.

          (a) As promptly as practicable after the formation of Holdings, the Smith's and Fred Meyer shall cause Holdings to form a wholly-owned corporation called Smith Merger Sub, Inc. ("Smith's Sub") under the laws of the State of Delaware. The Smith's and Fred Meyer shall cause Holdings to cause Smith's Sub to execute and deliver this Agreement. Smith's shall be the surviving corporation in the Smith's Merger and as a result thereof shall become a wholly-owned subsidiary of Holdings.

          (b) The certificate of incorporation and bylaws of Smith's Sub shall be in such form as shall be determined by Holdings. Upon formation of Smith's Sub, Holdings shall designate the Board of Directors and officers of Smith's Sub.

          (c) Smith's shall use its best efforts to cause the Smith's Merger to be consummated in accordance with the terms of this Agreement. The Smith's and Fred Meyer shall cause Holdings to execute a formal written consent under
Section 228 of the DGCL, as the sole stockholder of Smith's Sub, to the execution, delivery and performance of this Agreement by Smith's Sub.

          1.4 Fred Meyer Sub Merger.

          (a) As promptly as practicable after the formation of Holdings, Fred Meyer and Smith's shall cause Holdings to form a wholly-owned corporation called Fred Meyer Merger Sub, Inc. ("Fred Meyer Sub") under the laws of the State of Delaware. The parties shall cause Holdings to cause Fred Meyer Sub to execute and deliver this Agreement. Fred Meyer shall be the surviving corporation in the Fred Meyer Merger and as a result thereof shall become a wholly-owned subsidiary of Holdings.

          (b) The certificate of incorporation and bylaws of Fred Meyer Sub shall be in such form as shall be determined by Holdings. Upon formation of Fred Meyer Sub, Holdings shall designate the Board of Directors and officers of Fred Meyer Sub.

          (c) Fred Meyer shall use its best effort to cause the Fred Meyer Merger to be consummated in accordance with the terms of this Agreement. The parties shall cause Holdings to execute a formal written consent under Section 228 of the DGCL, as the sole stockholder of Fred Meyer Sub, to the execution, delivery and performance of this Agreement by Fred Meyer Sub.

          1.5 The Closing. The closing (the "Closing") of the transactions contemplated by this Agreement will take place at the offices of Cleary, Gottlieb, Steen & Hamilton, at 10:00 a.m., local time, on the third business day following the date on which the last of the conditions set forth in Article 6 is satisfied or waived in accordance herewith or at such other place, time or date as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

          1.6 Effective Time. On the Closing Date, Smith's and Fred Meyer will cause certificates of merger to be filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL in order to effect the Mergers. Upon completion of such filing, the respective Mergers will become effective in accordance with the DGCL. The time and date on which the Mergers become effective is herein referred to as the "Effective Time".

          1.7 Effects of the Mergers. At the Effective Time,

          (a) The separate existence of Smith's Sub shall cease and Smith's Sub shall be merged with and into Smith's with Smith's continuing as the surviving corporation (as such, "New Smith's");

          (b) The separate existence of Fred Meyer Sub shall cease and Fred Meyer Sub shall be merged with and into Fred Meyer with Fred Meyer continuing as the surviving corporation (as such, "New Fred Meyer" and, together with New Smith's, the "Surviving Corporations"); and

          (c) The Mergers shall have all the effects of applicable law, including, without limitation, the applicable provisions of the DGCL.

          1.8 Certificates of Incorporation and Bylaws of the Surviving Corporations.

          (a) Immediately after the Effective Time, Holdings will cause New Smith's and New Fred Meyer to amend their respective certificates of incorporation (to be in effect immediately after the Effective Time, until amended in accordance with their respective terms and the DGCL) to be substantially identical to the certificates of incorporation of Smith's Sub and Fred Meyer Sub, respectively, as in effect immediately prior to the Effective Time, except that the name of New Fred Meyer shall not be Fred Meyer, Inc.

          (b) Immediately after the Effective Time, Holdings will cause New Smith's and New Fred Meyer to amend their respective bylaws (to be in effect immediately after the Effective Time, until amended in accordance with their respective terms and the DGCL) to be substantially identical to the bylaws of Smith's Sub and Fred Meyer Sub, as in effect immediately prior to the Effective Time.

          1.9 Directors and Officers of the Surviving Corporations. (a) The members of the Board of Directors of each of New Smith's and New Fred Meyer will be the respective members of the Board of Directors of Smith's Sub and Fred Meyer Sub immediately prior to the Effective Time. All of the members of the Board of Directors of New Smith's and New Fred Meyer will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the respective certificate of incorporation and bylaws of each of New Smith's and New Fred Meyer.

          (b) The officers of each of New Smith's and New Fred Meyer will consist of the respective officers of Smith's and Fred Meyer immediately prior to the Effective Time. Such persons will continue as officers of New Smith's and New Fred Meyer until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the respective certificate of incorporation and bylaws of each of New Smith's and New Fred Meyer.

          1.10 Execution of Related Agreements. (a) On the Closing Date, Holdings and the stockholders of Smith's named therein shall enter into a Registration Rights Agreement (the "Registration Rights Agreement"), in the form of Exhibit C hereto.

          (b) On the Closing Date, the existing Management Services Agreement, dated as of May 23, 1996, by and between The Yucaipa Companies, a California general partnership (the "Partnership") and Smith's (the "Old Management Agreement") shall terminate and Holdings and the Yucaipa Companies LLC ("Yucaipa LLC") shall enter into a management agreement (the "New Management Agreement"), in the form of Exhibit D hereto.

                           2. Conversion of Securities

          2.1 Conversion of Securities.

          (a) Capital Stock of Merger Companies. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of the corporations involved: (i) each outstanding share of common stock of Smith's Sub, par value $.01 per share, which is issued and outstanding immediately prior to the Effective Time, shall be converted into and become one (1) share of common stock of New Smith's and (ii) each outstanding share of common stock of Fred Meyer Sub, par value $.01 per share, which is issued and outstanding immediately prior to the Effective Time, shall be converted into and become one (1) share of common stock of New Fred Meyer.

          (b) Common Stock of Smith's and Fred Meyer.

          (i) As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of the corporations involved: each share of Class A Common Stock, par value $.01 per share, of Smith's ("Class A Common Stock"), Class B Common Stock, par value $.01 per share, of Smith's ("Class B Common Stock") and Class C Common Stock, par value $.01 per share, of Smith's ("Class C Common Stock" and together with shares of the Class A Common Stock and the Class B Common Stock, the "Smith's Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Smith's Common Stock owned by Fred Meyer or any direct or indirect Subsidiary of Fred Meyer (collectively, the "Fred Meyer Companies") or held in the treasury of Smith's or owned by any of Smith's direct or indirect Subsidiaries ("Smith's Common Treasury Shares")) will, by virtue of the Smith's Merger and without any action on the part of the holder thereof, be converted into 1.05 fully paid and nonassessable shares of Holdings Common Stock (the "Smith's Exchange Ratio"). Shares of Smith's Common Stock other than those owned by the Fred Meyer Companies and other than Smith's Common Treasury Shares are referred to herein as "Smith's Common Shares." Notwithstanding the foregoing provisions of this Section 2.1(b)(i), no Smith's Common Share which constitutes a Dissenting Share will be deemed to be converted into Holdings Common Stock hereunder and holders of Dissenting Shares, if any, will be entitled to payment, solely from Smith's of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with Section 262 of the DGCL.

          (ii) As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of the corporations involved: each share of common stock, par value $.01 per share, of Fred Meyer ("Fred Meyer Common Stock") issued and outstanding immediately prior to the Effective Time (other than Fred Meyer Common Stock owned by Smith's or any direct or indirect Subsidiary of Smith's (collectively, the "Smith's Companies") or held in the treasury of Fred Meyer or owned by any of Fred Meyer's direct or indirect wholly owned Subsidiaries ("Fred Meyer Common Treasury Shares")) will, by virtue of the Fred Meyer Merger and without any action on the part of the holder thereof, be converted into one (1) fully paid and nonassessable share of Holdings Common Stock (the "Fred Meyer Exchange Ratio"). Shares of Fred Meyer Common Stock other than those owned by the Smith's Companies and other than Fred Meyer Common Treasury Shares are referred to herein as "Fred Meyer Common Shares."

          (iii) All Fred Meyer Common Shares and all Smith's Common Shares to be converted into shares of Holdings Common Stock pursuant to this Section 2.1 will, by virtue of the Mergers and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate previously representing any such Smith's Common Shares or Fred Meyer Common Shares will thereafter cease to have any rights with respect to such Smith's Common Shares or Fred Meyer Common Shares, except the right to receive, upon the surrender of such certificate in accordance with
Section 2.2, certificates representing the number of shares of Holdings Common Stock specified above and cash in lieu of fractional shares of Holdings Common Stock as contemplated by Section 2.3 (with respect to the Smith's Common Shares, the "Smith's Common Consideration", with respect to the Fred Meyer Common Shares, the "Fred Meyer Common Consideration" and collectively, the "Common Consideration").

          (iv) Each Smith's Common Treasury Share, and each share of Smith's Common Stock owned by any of the Fred Meyer Companies, immediately prior to the Effective Time, will, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (v) Each Fred Meyer Common Treasury Share, and each share of Fred Meyer Common Stock owned by the Smith's Companies, immediately prior to the Effective Time, will, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (c) Series I Preferred Stock.

          (i) As of the Effective Time, by virtue of the Smith's Merger and without any action on the part of the holder of any shares of capital stock of the corporations involved: each share of Series I Preferred Stock, par value $.01 per share, of Smith's ("Series I Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Series I Preferred Stock owned by the Fred Meyer Companies or held in the treasury of Smith's or owned by any Smith's Company ("Smith's Preferred Treasury Shares")) will, by virtue of the Mergers and without any action on the part of the holder thereof, be converted into the right to receive in cash the amount of thirty-three and one-third cents ($.33 1/3) per share, without the payment of any interest thereon (the "Preferred Consideration"). Shares of Series I Preferred Stock other than those owned by the Fred Meyer Companies and other than the Smith's Preferred Treasury Shares are referred to herein as the "Series I Preferred Shares." Notwithstanding the foregoing provisions of this Section 2.1(c)(i), no Series I Preferred Shares which constitute Dissenting Shares will be deemed to be converted into and to represent the right to receive the cash payment described above and holders of Dissenting Shares, if any, will be entitled to payment, solely from Smith's of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with Section 262 of the DGCL.

          (ii) All Series I Preferred Shares to be converted to cash pursuant to this Section 2.1 will, by virtue of the Mergers and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate previously representing any such Series I Preferred Shares will thereafter cease to have any rights with respect to such Series I Preferred Shares, except the right to receive, upon the surrender of such certificate in accordance with Section 2.2, a cash payment in the amount of the Preferred Consideration.

          (iii) At the Effective Time, each Smith's Preferred Treasury Share and each Series I Preferred Share owned by any of the Fred Meyer Companies, immediately prior to the Effective Time, will, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (d) Smith's and Fred Meyer Options. (i) At the Effective Time, each holder of a then outstanding option to purchase Smith's Common Shares, whether or not then exercisable or vested in accordance with its terms (the "Smith's Options"), which theretofore has been granted under Smith's Amended and Restated 1989 Stock Option Plan, as amended, (the "Smith's Stock Option Plan"), shall become a fully vested and immediately exercisable option to acquire, on substantially the same terms and conditions as were applicable under such Smith's Option immediately prior to the Effective Time, except as otherwise set forth in this Section 2.1(d), for each Smith's Common Share subject to such Smith's Option the same number of shares of Holdings Common Stock as the holder of such Smith's Option would have been entitled to receive in the Mergers had such holder exercised such Smith's Option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for Smith's Common Shares purchasable pursuant to such Smith's Option (without regard to vesting provisions) divided by (ii) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Smith's Option. Except as set forth in this Section 2.1(d)(i), any and all rights under any provisions of the Smith's Stock Option Plan or in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Smith's or any Subsidiary thereof shall be canceled as of the Effective Time except as provided in Section 2.1(e) hereof. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Smith's (or, if appropriate, any committee administering the Smith's Stock Option Plan) and Smith's shall take all action necessary to give effect to the provisions of this Section 2.1(d)(i) and to ensure that no Person shall have any right under any Stock Option Plan (or any Smith's Option granted thereunder) following the Effective Time except for the right to exercise Smith's Options for shares of Holdings Common Stock as provided in this paragraph and except as provided in this Section 2.1. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Smith's (or, if appropriate, any committee thereof) and Smith's shall take all action necessary to either terminate any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Smith's, or to amend or modify such other plans, programs or arrangements to provide for the issuance of shares of Holdings Common Stock in lieu of equity securities of Smith's.

          (ii) At the Effective Time, each holder of a then outstanding option to purchase Fred Meyer Common Shares, whether or not then exercisable or vested in accordance with its terms (the "Fred Meyer Options"), which theretofore has been granted under Fred Meyer's 1983 Stock Option Plan, as amended and Fred Meyer's Amended 1990 Stock Incentive Plan (together, the "Fred Meyer Stock Option Plans"), shall become an option to acquire, on substantially the same terms and conditions as were applicable under such Fred Meyer Option immediately prior to the Effective Time, except as otherwise set forth in this Section 2.1(d), for each Fred Meyer Common Share subject to such Fred Meyer Option one
(1) share of Holdings Common Stock. Except as set forth in this Section 2.1(d)(ii), any and all rights under any provisions of the Fred Meyer Stock Option Plans or in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Fred Meyer or any Subsidiary thereof shall be canceled as of the Effective Time. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Fred Meyer (or, if appropriate, any committee administering the Fred Meyer Stock Option Plans) and Fred Meyer shall take all action necessary to give effect to the provisions of this Section 2.1(d)(ii) and to ensure that no Person shall have any right under any Fred Meyer Stock Option Plan (or any Fred Meyer Option granted thereunder) following the Effective Time except for the right to exercise Fred Meyer Options for shares of Holdings Common Stock as provided in this paragraph and except as provided in this Section 2.1. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Fred Meyer (or, if appropriate, any committee thereof) and Fred Meyer shall take all action necessary to either terminate any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Fred Meyer or to amend or modify such other plans, programs or arrangements to provide for the issuance of shares of Holdings Common Stock in lieu of equity securities of Fred Meyer.

          (e) Smith's Warrants. At the Effective Time, Smith's and Fred Meyer will cause Holdings to execute an agreement in form reasonably satisfactory to Fred Meyer and Smith's (a "Supplemental Warrant Agreement"), providing that any holder of a warrant issued pursuant to the Warrant Agreement, dated as of May 23, 1996, between Smith's and the Partnership (a "Smith's Warrant"), will have the right until the expiration date thereof to exercise such Smith's Warrant at the existing exercise price for the number of shares of Holdings Common Stock to which a holder of the number of Smith's Common Shares that would otherwise have been deliverable upon the exercise of such Smith's Warrant would have been entitled pursuant to Section 2.1(b) hereof if such Smith's Warrant had been exercised in full immediately prior to the Effective Time (such exercise price and number of shares of Holdings Common Stock to thereafter be subject to the adjustment provisions of the Smith's Warrant). At the Effective Time, the Smith's Warrants shall be exercisable, for 1,934,683 shares, in the aggregate, of Holdings Common Stock.

          2.2 Payment for Smith's Common Shares, Fred Meyer Common Shares and Series I Preferred Shares. (a) At the Effective Time, (i) Smith's and Fred Meyer will cause Holdings to make available to such bank or trust company as may be selected by Fred Meyer and reasonably acceptable to Smith's (the "Exchange Agent"), for the benefit of the holders of Smith's Common Shares and Fred Meyer Common Shares, a sufficient number of certificates representing shares of Holdings Common Stock to effect the delivery of the aggregate Common Consideration pursuant to Section 2.1(b), and (ii) Smith's and Fred Meyer will cause Holdings to make available to the Exchange Agent for the benefit of holders of Series I Preferred Shares, a sufficient amount of cash representing the amount to effect delivery of the Preferred Consideration pursuant to Section 2.1(c) (the certificates representing shares of Holdings Common Stock and any cash delivered to the Exchange Agent pursuant to Section 2.3 comprising the aggregate Common Consideration and the cash delivered to the Exchange Agent comprising the Preferred Consideration, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the shares of Holdings Common Stock contemplated to be issued pursuant to Section 2.1(b) and make the payments contemplated to be paid pursuant to
Section 2.1(c) out of the Exchange Fund, and, except as provided in Section 2.3, the Exchange Fund will not be used for any other purpose.

          (b) Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Smith's Common Shares or Fred Meyer Common Shares (the "Common Certificates") or outstanding Series I Preferred Shares (the "Preferred Certificates") (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Common Certificates and the Preferred Certificates will pass, only upon proper delivery of the Common Certificates or the Preferred Certificates, as the case may be, to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Common Certificates and the Preferred Certificates for payment therefor.

          (c) Upon surrender of Common Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Common Certificates will be entitled to receive for each Smith's Common Share represented by such Common Certificates the Smith's Common Consideration and for each Fred Meyer Common Share represented by such Common Certificates the Fred Meyer Common Consideration, and the Common Certificates so surrendered will promptly be canceled. Until so surrendered, Common Certificates will represent solely the right to receive the Common Consideration and holders thereof shall not be holders of record of Holdings. No dividends or other distributions that are declared payable to the holders of record of shares of Holdings Common Stock after the Effective Time will be paid to Persons entitled by reason of the Mergers to receive shares of Holdings Common Stock until such Persons surrender their Common Certificates. Upon such surrender, there will be paid to the Person in whose name the shares of Holdings Common Stock are issued any dividends or other distributions on such shares of

Holdings Common Stock which have a record date after the Effective Time and prior to such surrender, and a payment date prior to such surrender. In no event will the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Holdings Common Stock is to be paid to or issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Common Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Holdings Common Stock in a name other than that of the registered holder of the Common Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to a holder of Smith's Common Shares or Fred Meyer Common Shares for any shares of Holdings Common Stock or dividends thereon or, in accordance with Section 2.3, cash in lieu of fractional shares of Holdings Common Stock, delivered to a public official pursuant to applicable abandoned property, escheat or similar law. The Exchange Agent will not be entitled to vote or exercise any rights of ownership with respect to such shares of Holdings Common Stock for the account of the Persons entitled thereto.

          (d) Upon surrender of Preferred Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Preferred Certificates will be entitled to receive for each of the Series I Preferred Shares represented by such Preferred Certificates the Preferred Consideration, and the Preferred Certificates so surrendered will be promptly canceled. Until so surrendered, Preferred Certificates will represent solely the right to receive the Preferred Consideration. If the Preferred Consideration is to be paid to a Person other than that in which the Preferred Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Preferred Certificate so surrendered be properly endorsed and otherwise in proper form for transfer. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to a holder of Series I Preferred Shares for any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

          (e) Any portion of the Exchange Fund that remains unclaimed by the former stockholders of Smith's or Fred Meyer for twelve (12) months after the Effective Time will be delivered to Holdings and any former stockholders of Smith's or Fred Meyer will thereafter look only to Holdings for payment of their claim for the Smith's Common Consideration for Smith's Common Shares or the Fred Meyer Common Consideration for Fred Meyer Common Shares or the Preferred Consideration for Series I Preferred Shares.

          2.3 Fractional Shares. No fractional shares of Holdings Common Stock will be issued in the Mergers. In lieu of any such fractional securities, each holder of Smith's

Common Shares or Fred Meyer Common Shares who would otherwise have been entitled to a fraction of a share of Holdings Common Stock upon surrender of Common Certificates for exchange pursuant to this Article 2 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(a) the per share last sale price of Holdings Common Stock (as reported on the NYSE Composite Transactions Reporting System) on the date of the Effective Time (or, if Holdings Common Stock does not trade on the New York Stock Exchange, Inc. (the "NYSE") on such date, the first date of trading of Holdings Common Stock on the NYSE after the Effective Time) by (b) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Exchange Agent, Holdings will make available to the Exchange Agent the cash necessary for this purpose.

          2.4 Dissenting Shares. (a) Notwithstanding the provisions of Section
2.1 or any other provision of this Agreement to the contrary, the shares of Class A Common Stock that are also Smith's Common Shares and the Series I Preferred Shares that are issued and outstanding immediately prior to the Effective Date and are held by stockholders who have not voted such shares of Class A Common Stock or Series I Preferred Shares, as the case may be, in favor of the adoption of this Agreement and who properly demand appraisal of such shares of Class A Common Stock or such Series I Preferred Shares, in accordance with Section 262 of the DGCL (the "Dissenting Shares"), will not be converted as provided in Section 2.1(b) or 2.1(c), as the case may be, at or after the Effective Time unless and until the holder of such Dissenting Shares fails to perfect or effectively withdraws or loses such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares so fails to perfect or effectively withdraws or loses such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares will be converted into and represent solely the right provided in Section 2.1(b) or 2.1(c), as the case may be.

          (b) Smith's will give Fred Meyer (i) prompt written notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and received by Smith's and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. Smith's will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Fred Meyer, settle or offer to settle any such demands.

          2.5 No Transfer after the Effective Time. No transfers of Smith's Common Shares or Series I Preferred Shares will be made on the stock transfer books of Smith's, and no transfers of Fred Meyer Common Shares will be made on the stock transfer books of Fred Meyer, after the close of business on the day prior to the date of the Effective Time.

                  3. Representations and Warranties of Smith's

          Smith's hereby represents and warrants to Fred Meyer as follows:

          3.1 Existence; Good Standing; Corporate Authority. Smith's and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Smith's and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Smith's and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Smith's has previously provided Fred Meyer with true and correct copies of its certificate of incorporation and bylaws or other organizational documents and the charter documents and bylaws or other organizational documents of each of its Subsidiaries, as currently in effect.

          3.2 Authorization; Validity and Effect of Agreement. Smith's has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, each other document or agreement to be executed by Smith's under this Agreement (each a "Smith's Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Smith's and the performance by Smith's of its obligations hereunder, the execution and delivery of each of the Smith's Transaction Documents by Smith's and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Smith's and all other necessary corporate action on the part of Smith's, other than the adoption and approval of this Agreement by the stockholders of Smith's, and no other corporate proceedings on the part of Smith's are necessary to authorize this Agreement, the Smith's Transaction Documents and the transactions contemplated hereby and thereby and the execution, delivery and performance of the Voting Agreement by the parties thereto. The Board of Directors of Smith's has approved for the purposes of Section 251(b) of the DGCL the agreement of merger contained in this Agreement and the Smith's Merger. This Agreement has been duly and validly executed and delivered by Smith's and constitutes a legal, valid and binding obligation of Smith's, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each Smith's Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by Smith's, and constitutes or will constitute as of such time a legally valid and binding obligation of Smith's, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          3.3 Capitalization. The authorized capital stock of Smith's consists of 20,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock, 20,000,000 shares of Class C Common Stock and 85,000,000 shares of preferred stock having a par value of $.01 per share, ("Smith's Preferred Stock") 34,524,579 shares of which have been designated as Series I Preferred Stock. As of the date hereof, 3,855,600 shares of Class A Common Stock (none of which are held in Smith's treasury), 11,949,630 shares of Class B Common Stock (none of which are held in Smith's treasury), no shares of Class C Common Stock, 9,956,749 shares of Series I Preferred Stock (none of which are held in Smith's treasury) and no other shares of Smith's Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Smith's Common Stock and Series I Preferred Stock are validly issued, fully paid and non-assessable. As of the date hereof, except as otherwise disclosed in Section 3.3 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Smith's to issue or sell shares of Smith's Common Stock, Smith's Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Smith's Common Stock, Smith's Preferred Stock or any other equity securities of Smith's or any of its Subsidiaries. Except as set forth in Section 3.3 of the Disclosure Schedule, Smith's has no commitments or obligations to purchase or redeem any shares of Smith's Common Stock or (except as specified in Smith's certificate of incorporation with respect to its Series I Preferred Stock) Smith's Preferred Stock.

          3.4 Subsidiaries. The only Subsidiaries of Smith's are those set forth in Section 3.4 of the Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of Smith's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights or rights of first refusal. Except as set forth in Section 3.4 of the Disclosure Schedule, Smith's owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Smith's or which would require any Subsidiary of Smith's to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

          3.5 Other Interests. Except as set forth in Section 3.5 of the Disclosure Schedule, neither Smith's nor any of Smith's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Smith's Subsidiaries).

          3.6 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Smith's Transaction Documents, nor the performance by Smith's of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with Smith's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Smith's or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Smith's or any of its Subsidiaries, or result in the creation or imposition of any lien upon any properties, assets or business of Smith's or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Smith's or any of its Subsidiaries is a party or by which Smith's or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Smith's or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect.

          (b) Except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of certificates of merger pursuant to the DGCL, or (iv) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity (including, without limitation, any landlord under any lease) is required to be made or obtained by Smith's or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Smith's Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

          3.7 Compliance. Except as set forth in Section 3.7 of the Disclosure Schedule, Smith's and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental

Laws), except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section
3.7 of the Disclosure Schedule, to the best knowledge of Smith's, neither Smith's nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Smith's and its Subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failures to remain effective that would not, individually or in the aggregate, have a Material Adverse Effect.

          3.8 SEC Documents. (a) Smith's has delivered or made available to Fred Meyer true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, the "Smith's SEC Reports"). As of their respective dates, the Smith's SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Smith's with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated balance sheets of Smith's included in or incorporated by reference into the Smith's SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Smith's and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Smith's included in or incorporated by reference into the Smith's SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Smith's and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c) Neither Smith's nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Smith's or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Smith's as of December 28, 1996 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since December 28, 1996 which would not, individually or in the aggregate, have a Material Adverse Effect.

          3.9 Litigation. Except as set forth in Section 3.9 of the Disclosure Schedule or the Smith's SEC Reports, there is no Action instituted, pending or, to the best knowledge of Smith's, threatened, which, if adversely decided, would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or will have, individually or in the aggregate, any Material Adverse Effect.

          3.10 Absence of Certain Changes. Except as set forth in Section 3.10 of the Disclosure Schedule or the Smith's SEC Reports and except for the transactions expressly contemplated hereby, since December 28, 1996, Smith's and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Smith's' business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect. Except as set forth in Section 3.10 of the Disclosure Schedule or the Smith's SEC Reports, from December 28, 1996 through the date of this Agreement, neither Smith's nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

          3.11 Taxes. Except as set forth in Section 3.11 of the Disclosure
Schedule:

          (a) Smith's and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the Closing Date;

          (b) Smith's and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Smith's or its Subsidiaries and neither Smith's nor its Subsidiaries has received a written notice of any pending audits or proceedings;

          (d) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of Smith's, is threatening to assert, against Smith's or any of its Subsidiaries any deficiency or claim for Taxes;

          (e) There are no material liens for Taxes upon any Property or Assets of Smith's or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

          (f) Neither Smith's nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

          (g) The applicable statutes of limitation for the assessment of federal income Taxes upon Smith's and its Subsidiaries for all periods have expired, except as set forth on Section 3.11 of the Disclosure Schedule;

          (h) Neither Smith's nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes;

          (i) Neither Smith's nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Smith's or any of its Subsidiaries; and

          (j) Neither Smith's nor any of its Subsidiaries is obligated, or will be obligated by reason of the transaction, to pay compensation to any employee not deductible by reason of Sections 280G or 162(m) of the Code.

          3.12 Employee Benefit Plans.

          (a) Section 3.12 of the Disclosure Schedule contains a complete list of all Employee Plans of Smith's and its Subsidiaries. True and complete copies or descriptions of the Employee Plans of Smith's and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Fred Meyer and its counsel.

          (b) Except as described in Section 3.12 of the Disclosure Schedule, each of the Employee Plans of Smith's and of its Subsidiaries (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Employee Plan and all applicable laws, rules and regulations except for noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (c) No "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974 ("ERISA")), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in Section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Smith's Employee Plan (other than any Multiemployer Plan) which would, individually or in the aggregate, have a Material Adverse Effect.

          (d) No litigation or administrative or other proceeding involving any Employee Plans of Smith's or any of its ERISA Affiliates (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination would, individually or in the aggregate, have a Material Adverse Effect.

          (e) Except as set forth in Section 3.12 of the Disclosure Schedule, neither Smith's nor any ERISA Affiliate of Smith's has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied in an amount which would, individually or in the aggregate, have a Material Adverse Effect.

          (f) All of the Employee Plans of Smith's or its Subsidiaries (other than any Multiemployer Plan) can be terminated by Smith's. Smith's and its Subsidiaries can withdraw from participation in any Employee Plan that is a Multiemployer Plan. Any termination of, or withdrawal from, any Employee Plans of Smith's or its Subsidiaries, on or prior to the Closing Date, would not subject Smith's to any material liability under Title IV of ERISA.

          (g) Neither Smith's nor any of its Affiliates is aware of any situation with respect to a Multiemployer Plan described in (b), (c) or (d) above, except as described in Section 3.12 of the Disclosure Schedule.

          (h) The transactions contemplated by this Agreement will not cause the occurrence of a situation described in (b), (c), (d) or (e) as of or after the Effective Time.

          3.13 State Takeover Statutes. The Board of Directors of Smith's has approved this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of the Voting Agreement for purposes of
Section 203 of the DGCL and any other "fair price", "merger moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation that might be applicable and such approval is sufficient to render inapplicable to this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, the restrictions on business combinations contained in Section 203 of the DGCL.

          3.14 No Brokers. Except (a) as set forth in Section 3.14 of the Disclosure Schedule, including the fee to be paid to Yucaipa LLC in connection with certain financial advisory services and with the cancellation of the Old Management Agreement, (b) fees to be paid to Donaldson, Lufkin & Jenrette Securities Corporation (the arrangements of which have been disclosed to Fred Meyer prior to the date hereof) and (c) the fees to be paid pursuant to the New Management Agreement, no broker, finder, investment banker, or other person or firm is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Smith's, any of its Subsidiaries or any of their respective directors, officers or employees.

          3.15 Opinion of Financial Advisor. Smith's has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date hereof, the Smith's Exchange Ratio is fair to the holders of Smith's Common Stock from a financial point of view. Smith's has delivered to Fred Meyer a true, complete and correct copy of such opinion.

          3.16 No Other Agreements to Sell Smith's or its Assets. Except as set forth in Section 3.16 of the Disclosure Schedule, Smith's has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the Assets of Smith's, to sell the capital stock or other ownership interests of Smith's or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of Smith's or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, Smith's is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

          3.17 Assets.

          (a) Except as set forth in Section 3.17(a) of the Disclosure Schedule, Smith's and its Subsidiaries have good and marketable title to or a valid leasehold estate in all of the properties and assets, real or personal, reflected on Smith's balance sheet at December 28, 1996 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), and have good and marketable title or a valid right to use all of the real properties that are necessary, and all of the personal assets and properties that are materially necessary, for the conduct of the business of Smith's or any of its Subsidiaries free and clear of all Encumbrances (other than Permitted Encumbrances).

          (b) Section 3.17(b) of the Disclosure Schedule sets forth a complete and accurate list of each improved or unimproved real property (whether owned or leased, "Property") and/or store, office, plant or warehouse ("Facility") owned or leased by Smith's or any of its Subsidiaries, and the current use of such Property or Facility and indicating whether the Property or Facility is owned or leased.

          (c) There are no pending or, to the best knowledge of Smith's, threatened condemnation or similar proceedings relating to any of the Properties or Facilities of Smith's and its Subsidiaries except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Section 3.17(d) of the Disclosure Schedule sets forth a complete and accurate list of all Leases (including subleases and licenses) of personal property entered into by Smith's or any of its Subsidiaries and involving any annual expense to Smith's or any such Subsidiary in excess of $250,000 and not cancelable (without material liability) within two (2) years.

          (e) Section 3.17(e) of the Disclosure Schedule indicates with respect to each Lease entered into by Smith's or any of its Subsidiaries, as a tenant or subtenant: (i) the term (including renewal options), (ii) current fixed rent, and (iii) any Lease requiring consent or approval of the lessor for the transaction contemplated hereby or permitting (or granting an option to) the lessor to terminate the Lease or option terms or requiring payment of consideration to the lessor (other than immaterial processing fees).

          (f) Smith's or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (i) all Assets leased by it or to it (whether as lessor or lessee), and (ii) all Leases and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a default on the part of Smith's or any of its Subsidiaries under any Lease, in each case except where the failure to perform would not, individually or in the aggregate, have a Material Adverse Effect.

          (g) To the best knowledge of Smith's, each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby.

          (h) Subject to the provisions of Section 3.18 below and except as shown on Section 3.17(h) of the Disclosure Schedule, Smith's has delivered to Fred Meyer, or otherwise made available, originals or true copies of all material Leases (as the same may have been amended or modified, in any material respect, from time to time).

          3.18 Contracts and Commitments. Section 3.18 of the Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements ("Contracts") of the following categories to which Smith's or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

          (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Smith's, and any other Contracts with or for the benefit of Smith's or its affiliates, and all severance, change in control or similar arrangements with any officers, employees or agents of Smith's that will result in any obligation (absolute or contingent) of Smith's or any of its Subsidiaries to make any payment to any officers, employees or agents of Smith's following either the consummation of the transactions contemplated hereby, termination of employment, or both;

          (b) labor contracts;

          (c) material distribution, franchise, license, sales, agency or advertising contracts;

          (d) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within one (1) year (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) and other Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $150,000 which are not cancelable (without material penalty, cost or other liability) within thirty
(30) days;

          (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $250,000;

          (f) Contracts containing covenants limiting the freedom of Smith's or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

          (g) powers of attorney;

          (h) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of Smith's or its Subsidiaries;

          (i) any other Contract, whether similar or dissimilar to the foregoing, which would be material to Smith's and its Subsidiaries taken as a whole;

          (j) any Contract with any federal, state or local government; and

          (k) Contracts involving annual expenditures or liabilities in excess of $250,000.

          True copies of the written Contracts identified in Section 3.18 of the Disclosure Schedule have been delivered or made available to Fred Meyer.

          3.19 Absence of Breaches or Defaults. Except as set forth in Section
3.19 of the Disclosure Schedule, neither Smith's nor any of its Subsidiaries is and, to the best knowledge of Smith's, no other party is in default under, or in breach or violation of, any Contract identified on Section 3.18 of the Disclosure Schedule and, to the best knowledge of Smith's, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Contract identified on Section 3.18 of the Disclosure Schedule, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Contracts identified on Section
3.18 of the Disclosure Schedule is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness affecting Smith's or any of its Subsidiaries (except for the execution of this Agreement, the Voting Agreement and the Smith's Transaction Agreements) to accelerate, or which does accelerate, the maturity of any indebtedness affecting Smith's or any of its Subsidiaries, except as set forth in Section 3.19 of the Disclosure Schedule.

          3.20 Labor Matters.

          (a) Section 3.20(a) of the Disclosure Schedule contains a complete list of all organizations representing the employees of Smith's or any of its Subsidiaries. There is no strike, work stoppage or labor disturbance pending or, to the best knowledge of Smith's, threatened, which involves any employees of Smith's or any of its Subsidiaries.

          (b) Section 3.20(b) of the Disclosure Schedule contains a list of all material unfair employment or labor practice charges which are presently pending, as well as a description and the status of each, which to the best knowledge of Smith's have been filed with any governmental authority by or on behalf of any employee of Smith's or any of its Subsidiaries and a list of all material employment-related litigation, including, without limitation, arbitrations or administrative proceedings which are presently pending (together with a description and the status of each such litigation or proceeding), filed by or on behalf of any former, current or prospective employee of Smith's or any of its Subsidiaries.

          (c) Except as described in Sections 3.9, 3.20(a) and (b) of the Disclosure Schedule, there are not presently pending or, to the best knowledge of Smith's, threatened, against Smith's or any of its Subsidiaries any material claims by any governmental authority, labor organization, or any former, current or prospective employee alleging that Smith's or any such employer has violated any applicable laws respecting employment practices. Smith's and each of its Subsidiaries is in compliance in all material respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes and, except as described in Section

3.20(d) of the Disclosure Schedule, has timely filed all regular federal and state employment related reports and other documents.

          (d) Except as described in Section 3.20(d) of the Disclosure Schedule,
(i) Smith's has paid, or caused to be paid, in full to all employees of Smith's and its Subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law, (ii) neither Smith's nor any of its Subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will Smith's or its Subsidiaries have any liability under any benefit or severance policy, practice, agreement, arrangement, plan, or program, including, without limitation, any change in control agreement, arrangement, plan or program which exists or arises, or may be deemed to exist or arise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Smith's or such Subsidiaries or any successor thereto of any Persons employed on or prior to the Closing Date, (iii) Smith's and its Subsidiaries have not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past year, nor has Smith's or its Subsidiaries planned or announced any such future action or program for the future, and (iv) Smith's is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          3.21 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Smith's or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Smith's and its Subsidiaries and their respective Properties and Assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          3.22 Affiliate Transactions. Except as set forth in Section 3.22 of the Disclosure Schedule or in the Smith's SEC Reports, from December 30, 1995 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Smith's or any of its Subsidiaries, on the one hand, and Smith's affiliates (other than wholly owned Subsidiaries of Smith's) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          3.23 Environmental Matters. Except as set forth in Section 3.23 of the Disclosure Schedule, each of the Properties and Facilities of Smith's or any of its Subsidiaries has been maintained by Smith's in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.23 of the Disclosure Schedule, to the best knowledge of Smith's, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against Smith's or any of its Subsidiaries by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of Smith's' business and/or operations in the vicinity of any of the Properties and/or any activity or operation formerly conducted by any Person on the Properties, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With the exception of retail consumer products sold in the ordinary course of business and materials and supplies used in the ordinary course of business or except as set forth in Section 3.23 of the Disclosure Schedule, Smith's has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 3.23 of the Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against Smith's or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Properties, nor has Smith's received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;
(iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind Smith's or any of its Subsidiaries, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in
Section 3.23 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

          3.24 Information in Joint Proxy Statement/Prospectus and Form S-4. Information supplied by Smith's or any of its affiliates for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus (as hereinafter defined) (or any amendment thereof or supplement thereto), at the date mailed to Fred Meyer's and to Smith's stockholders and at the time of the respective meetings of the stockholders of Fred Meyer and of the stockholders of Smith's contemplated hereby or (ii) the Form S-4 (as hereinafter defined) at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.25 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Smith's Common Stock and Series I Preferred Stock (with holders of shares of Class B Common Stock entitled to one vote per share and holders of shares of Class A Common Stock and Series I Preferred Stock entitled to 10 votes per share) (the "Smith's Stockholder Approval") is the only vote of the holders of any class or series of Smith's capital stock necessary to approve the transactions contemplated by this Agreement.

          3.26 Standstill and Confidentiality Agreements. Except as set forth in
Section 3.26 of the Disclosure Schedule, neither Smith's nor any of its Subsidiaries is a party to any confidentiality or standstill agreement other than confidentiality agreements with employees, consultants and providers or purchasers of goods and services entered into in the ordinary course of business.

                 4. Representations and Warranties of Fred Meyer.

          Fred Meyer hereby represents and warrants to Smith's as follows:

          4.1 Existence; Good Standing; Corporate Authority. Fred Meyer and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Fred Meyer and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Fred Meyer and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Fred Meyer has previously provided Smith's with true and correct copies of its certificate of incorporation and bylaws or other organizational documents and the charter documents and bylaws or other organizational documents of each of its Subsidiaries, as currently in effect.

          4.2 Authorization; Validity and Effect of Agreement. Fred Meyer has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, each other document or agreement to be executed by Fred Meyer under this Agreement (each a "Fred Meyer Transaction Document") and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Fred Meyer and the performance by Fred Meyer of its obligations hereunder, the execution and delivery of each of the Fred Meyer Transaction Documents by Fred Meyer and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Fred Meyer and all other necessary corporate action on the part of Fred Meyer, other than the adoption and approval of this Agreement by the stockholders of Fred Meyer, and no other corporate proceedings on the part of Fred Meyer are necessary to authorize this Agreement, the Fred Meyer Transaction Documents and the transactions contemplated hereby and thereby. The Board of Directors of Fred Meyer has approved for the purposes of Section 251(b) of the DGCL the agreement of merger contained in this Agreement and the Fred Meyer Merger. This Agreement has been duly and validly executed and delivered by Fred Meyer and constitutes a legal, valid and binding obligation of Fred Meyer, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each Fred Meyer Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by Fred Meyer, and constitutes or will constitute as of such time a legally valid and binding obligation of Fred Meyer, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          4.3 Capitalization. The authorized capital stock of Fred Meyer consists of (i) 100,000,000 shares of Fred Meyer Common Stock and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Fred Meyer Preferred Stock"). As of the date hereof, 26,422,292 shares of Fred Meyer Common Stock and no shares of Fred Meyer Preferred Stock are issued and outstanding; 2,200,200 shares of Fred Meyer Common Stock are held in Fred Meyer's treasury as of the date hereof. All of the issued and outstanding shares of Fred Meyer Common Stock and Fred Meyer Preferred Stock are validly issued, fully paid and non-assessable. Except as set forth on Section 4.3 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements other than this Agreement, commitments, or obligations which would require Fred Meyer to issue or sell shares of Fred Meyer Common Stock, Fred Meyer Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Fred Meyer Common Stock, Fred Meyer Preferred Stock or any other equity securities of Fred Meyer as of the date hereof. Except as set forth on
Section 4.3 of the Disclosure Schedule, Fred Meyer has no commitments or obligations to purchase or redeem any shares of capital stock of any class of Fred Meyer Common Stock or Fred Meyer Preferred Stock.

          4.4 Subsidiaries. The only Subsidiaries of Fred Meyer are those set forth in Section 4.4 of the Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of Fred Meyer's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights or rights of first refusal. Except as set forth in Section 4.4 of the Disclosure Schedule, Fred Meyer owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Fred Meyer or which would require any Subsidiary of Fred Meyer to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

          4.5 Other Interests. Except as set forth in Section 4.5 of the Disclosure Schedule, neither Fred Meyer nor any of Fred Meyer's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Fred Meyer's Subsidiaries).

          4.6 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 4.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Fred Meyer Transaction Documents, nor the performance by Fred Meyer of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with Fred Meyer's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Fred Meyer or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Fred Meyer or any of its Subsidiaries, or result in the creation or imposition of any lien upon any properties, assets or business of Fred Meyer or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Fred Meyer or any of its Subsidiaries is a party or by which Fred Meyer or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Fred Meyer or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect.

          (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the pre-merger notification requirements of the HSR

Act, (iii) for the filing of certificates of merger pursuant to the DGCL, or
(iv) with respect to matters set forth in Sections 4.6(a) or 4.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity (including, without limitation, any landlord under any lease) is required to be made or obtained by Fred Meyer or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Fred Meyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

          4.7 Compliance. Except as set forth in Section 4.7 of the Disclosure Schedule, Fred Meyer and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.7 of the Disclosure Schedule, to the best knowledge of Fred Meyer, neither Fred Meyer nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Fred Meyer and its Subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failure to remain effective that would not, individually or in the aggregate, have a Material Adverse Effect.

          4.8 SEC Documents. (a) Fred Meyer has delivered or made available to Smith's true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, the "Fred Meyer SEC Reports"). As of their respective dates, the Fred Meyer SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Fred Meyer with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated balance sheets of Fred Meyer included in or incorporated by reference into the Fred Meyer SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Fred Meyer and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Fred Meyer included in or incorporated by reference into the Fred Meyer SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Fred Meyer and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c) Neither Fred Meyer nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Fred Meyer or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Fred Meyer as of February 1, 1997 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since February 1, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

          4.9 Litigation. Except as set forth in Section 4.9 of the Disclosure Schedule or the Fred Meyer SEC Reports, there is no Action instituted, pending or, to the best knowledge of Fred Meyer, threatened, which, if adversely decided, would, individually or in the aggregate, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or will have, individually or in the aggregate, any Material Adverse Effect.

          4.10 Absence of Certain Changes. Except as set forth in Section 4.10 of the Disclosure Schedule or the Fred Meyer SEC Reports and except for the transactions expressly contemplated hereby, since February 1, 1997, Fred Meyer and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Fred Meyer' business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect. Except as set forth in Section 4.10 of the Disclosure Schedule or the Fred Meyer SEC Reports, from February 1, 1997 through the date of this Agreement, neither Fred Meyer nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.3 hereof.

          4.11 Taxes. Except as set forth in Section 4.11 of the Disclosure
Schedule:

          (a) Fred Meyer and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns

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required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the Closing Date;

          (b) Fred Meyer and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Fred Meyer or its Subsidiaries and neither Fred Meyer nor its Subsidiaries has received a written notice of any pending audits or proceedings;

          (d) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of Fred Meyer, is threatening to assert, against Fred Meyer or any of its Subsidiaries any deficiency or claim for Taxes;

          (e) There are no material liens for Taxes upon any Property or Assets of Fred Meyer or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

          (f) Neither Fred Meyer nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

          (g) The applicable statutes of limitation for the assessment of federal income Taxes upon Fred Meyer and its Subsidiaries for all periods have expired, except as set forth on Section 4.11 of the Disclosure Schedule;

          (h) Neither Fred Meyer nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes;

          (i) Neither Fred Meyer nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Fred Meyer or any of its Subsidiaries; and

          (j) Neither Fred Meyer nor any of its Subsidiaries is obligated, or will be obligated by reason of the transaction, to pay compensation to any employee not deductible by reason of Sections 280G or 162(m) of the Code.

          4.12 Employee Benefit Plans.

          (a) Section 4.12 of the Disclosure Schedule contains a complete list of all Employee Plans of Fred Meyer and its Subsidiaries. True and complete copies or descriptions of the Employee Plans of Fred Meyer and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Smith's and its counsel.

          (b) Except as described in Section 4.12 of the Disclosure Schedule, each of the Employee Plans of Fred Meyer and of its Subsidiaries (other than any Multiemployer Plan) has been administered and is in compliance with the terms of such Employee Plan and all applicable laws, rules and regulations except for noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (c) No "reportable event" (as such term is used in section 4043), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in Section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Fred Meyer Employee Plan (other than any Multiemployer Plan) which would, individually or in the aggregate, have a Material Adverse Effect.

          (d) No litigation or administrative or other proceeding involving any Employee Plans of Fred Meyer or any of its ERISA Affiliates (other than any Multiemployer Plan) has occurred or are threatened where an adverse determination would, individually or in the aggregate, have a Material Adverse Effect.

          (e) Except as set forth in Section 4.12 of the Disclosure Schedule, neither Fred Meyer nor any ERISA Affiliate of Fred Meyer has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied in an amount which would, individually or in the aggregate, have a Material Adverse Effect.

          (f) All of the Employee Plans of Fred Meyer or its Subsidiaries (other than any Multiemployer Plan) can be terminated by Fred Meyer. Fred Meyer and its Subsidiaries can withdraw from participation in any Employee Plan that is a Multiemployer Plan. Any termination of, or withdrawal from, any Employee Plans of Fred Meyer or its Subsidiaries, on or prior to the Closing Date, would not subject Fred Meyer to any material liability under Title IV of ERISA.

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
          (g) Neither Fred Meyer nor any of its Affiliates is aware of any situation with respect to a Multiemployer Plan described in (b), (c) or (d) above, except as described in Section 4.12 of the Disclosure Schedule.

          (h) The transactions contemplated by this Agreement will not cause the occurrence of a situation described in (b), (c), (d) or (e) as of or after the Effective Time.

          4.13 State Takeover Statutes. The Board of Directors of Fred Meyer has approved this Agreement and the transactions contemplated hereby for purposes of
Section 203 of the DGCL and any other "fair price", "merger moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation that might be applicable and such approval is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby, the restrictions on business combinations contained in provisions of Section 203 of the DGCL.

          4.14 No Brokers. Except for fees to be paid to Salomon Brothers Inc (the arrangements of which have been disclosed to Smith's prior to the date hereof), no broker, finder, investment banker, or other person or firm is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Fred Meyer, any of its Subsidiaries or any of their respective directors, officers or employees.

          4.15 Opinion of Financial Advisor. Fred Meyer has received the opinion of Salomon Brothers Inc to the effect that, as of the date hereof, the Fred Meyer Exchange Ratio is fair to the holders of Fred Meyer Common Shares from a financial point of view. Fred Meyer has delivered to Smith's a true, complete and correct copy of such opinion.

          4.16 No Other Agreements to Sell Fred Meyer or its Assets. Except as set forth in Section 4.16 of the Disclosure Schedule, Fred Meyer has no legal obligation, absolute or contingent, to any other Person to sell any of its Assets, to sell the capital stock or other ownership interests of Fred Meyer or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of Fred Meyer or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, Fred Meyer is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

          4.17 Assets.

          (a) Except as set forth in Section 4.17(a) of the Disclosure Schedule, Fred Meyer and its Subsidiaries have good and marketable title to or a valid leasehold estate in all of the properties and assets, real or personal, reflected on Fred Meyer's balance sheet at February 1, 1997 (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), and have good and marketable title or a valid right to use all of the real properties that are necessary, and all of the personal assets and properties that are materially necessary, for the conduct of the business of Fred Meyer or any of its Subsidiaries free and clear of all Encumbrances (other than Permitted Encumbrances).

          (b) Section 4.17(b) of the Disclosure Schedule sets forth a complete and accurate list of each Property and/or Facility owned or leased by Fred Meyer or any of its Subsidiaries and the current use of such Property or Facility and indicating whether the Property or Facility is owned or leased.

          (c) There are no pending or, to the best knowledge of Fred Meyer, threatened condemnation or similar proceedings relating to any of the Properties or Facilities of Fred Meyer and its Subsidiaries except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Section 4.17(d) of the Disclosure Schedule sets forth a complete and accurate list of all leases (including subleases and licenses) of personal property entered into by Fred Meyer or any of its Subsidiaries and involving any annual expense to Fred Meyer or any such Subsidiary in excess of $250,000 and not cancelable (without material liability) within two (2) years.

          (e) Section 4.17(e) of the Disclosure Schedule indicates with respect to each Lease entered into by Fred Meyer or any of its Subsidiaries, as a tenant or subtenant: (i) the term (including renewal options), (ii) current fixed rent, and (iii) any Lease requiring consent or approval of the lessor for the transaction contemplated hereby or permitting (or granting an option to) the lessor to terminate the Lease or option terms or requiring payment of consideration to the lessor (other than immaterial processing fees).

          (f) Fred Meyer or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (i) all Assets leased by it or to it (whether as lessor or lessee) and (ii) all Leases, and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a default on the part of Fred Meyer or any of its Subsidiaries under any Lease, in each case except where the failure to perform would not, individually or in the aggregate, have a Material Adverse Effect.

          (g) To the best knowledge of Fred Meyer, each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby.

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
          (h) Subject to the provisions of Section 4.18 below and except as shown on Section 4.17(h) of the Disclosure Schedule, Fred Meyer has delivered to Smith's, or otherwise made available, originals or true copies of all material Leases (as the same may have been amended or modified, in any material respect, from time to time).

          4.18 Contracts and Commitments. Section 4.18 of the Disclosure Schedule contains a complete and accurate list of all Contracts of the following categories to which Fred Meyer or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

          (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of Fred Meyer, and any other Contracts with or for the benefit of Fred Meyer or its affiliates, and all severance, change in control or similar arrangements with any officers, employees or agents of Fred Meyer that will result in any obligation (absolute or contingent) of Fred Meyer or any of its Subsidiaries to make any payment to any officers, employees or agents of Fred Meyer following either the consummation of the transactions contemplated hereby, termination of employment, or both;

          (b) labor contracts;

          (c) material distribution, franchise, license, sales, agency or advertising contracts;

          (d) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within 1 year (other than Contracts for the purchase of holiday goods in accordance with customary industry practices) and other Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $150,000 which are not cancelable (without material penalty, cost or other liability) within thirty
(30)days;

          (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $250,000;

          (f) Contracts containing covenants limiting the freedom of Fred Meyer or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

          (g) powers of attorney;

          (h) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop any Property and/or Facility on behalf of Fred Meyer or its Subsidiaries;

          (i) any other Contract, whether similar or dissimilar to the foregoing, which would be material to Fred Meyer and its Subsidiaries taken as a whole;

          (j) any Contract with any federal, state or local government; and

          (k) Contracts involving annual expenditures or liabilities in excess of $250,000.

          True copies of the written Contracts identified in Section 4.18 of the Disclosure Schedule have been delivered or made available to Smith's.

          4.19 Absence of Breaches or Defaults. Except as set forth in Section
4.19 of the Disclosure Schedule, neither Fred Meyer nor any of its Subsidiaries is and, to the best knowledge of Fred Meyer, no other party is in default under, or in breach or violation of, any Contract identified on Section 4.18 of the Disclosure Schedule and, to the best knowledge of Fred Meyer, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Contract identified on Section 4.18 of the Disclosure Schedule, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Contracts identified on Section 4.18 of the Disclosure Schedule is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness affecting Fred Meyer or any of its Subsidiaries (except for the execution of this Agreement and the Fred Meyer Transaction Agreements) to accelerate, or which does accelerate, the maturity of any indebtedness affecting Fred Meyer or any of its Subsidiaries, except as set forth in Section 4.19 of the Disclosure Schedule.

          4.20 Labor Matters.

          (a) Section 4.20(a) of the Disclosure Schedule contains a complete list of all organizations representing the employees of Fred Meyer or any of its Subsidiaries. There is no strike, work stoppage or labor disturbance pending or, to the best knowledge of Fred Meyer, threatened, which involves any employees of Fred Meyer or any of its Subsidiaries.

          (b) Section 4.20(b) of the Disclosure Schedule contains a list of all material unfair employment or labor practice charges which are presently pending, as well as a description and the status of each, which to the best knowledge of Fred Meyer have been filed with any governmental authority by or on behalf of any employee of Fred Meyer or any of its Subsidiaries and a list of all material employment-related litigation, including, without limitation, arbitration or administrative proceedings which are presently pending (together with a description and the status of each such litigation or proceeding), filed by or on behalf of any former, current, or prospective employee of Fred Meyer or any of its Subsidiaries.

          (c) Except as described in Sections 4.9, 4.20(a) and (b) of the Disclosure Schedule, there are not presently pending or, to the best knowledge of Fred Meyer, threatened, against Fred Meyer or any of its Subsidiaries any material claims by any governmental authority, labor organization, or any former, current or prospective employee alleging that Fred Meyer or any such employer has violated any applicable laws respecting employment practices. Fred Meyer and each of its Subsidiaries is in compliance in all material respects with its obligations under all statutes, executive orders and other governmental regulations or judicial decrees governing its employment practices, including without limitation, provisions relating to wages, hours, equal opportunity and payment of social security and other taxes and, except as described in Section 4.20(d) of the Disclosure Schedule, has timely filed all regular federal and state employment related reports and other documents.

          (d) Except as described in Section 4.20(d) of the Disclosure Schedule,
(i) Fred Meyer has paid, or caused to be paid, in full to all employees of Fred Meyer and its Subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law, (ii) neither Fred Meyer nor any of its Subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will Fred Meyer or its Subsidiaries have any liability under any benefit or severance policy, practice, agreement, arrangement, plan or program, including, without limitation, any change in control agreement, arrangement, plan or program which exists or arises, or may be deemed to exist or arise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Fred Meyer or such Subsidiaries or any successor thereto of any Persons employed on or prior to the Closing Date, (iii) Fred Meyer and its Subsidiaries have not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past year, nor has Fred Meyer or its Subsidiaries planned or announced any such future action or program for the future, and (iv) Fred Meyer is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          4.21 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Fred Meyer or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Fred Meyer and its Subsidiaries and their respective Properties and Assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          4.22 Affiliate Transactions. Except as set forth in Section 4.22 of the Disclosure Schedule or in the Fred Meyer SEC Reports, from December 30, 1995 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Fred Meyer or any of its Subsidiaries, on the one hand, and Fred Meyer's affiliates (other than wholly owned Subsidiaries of Fred Meyer) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          4.23 Environmental Matters. Except as set forth in Section 4.23 of the Disclosure Schedule, each of the Properties and Facilities of Fred Meyer or any of its Subsidiaries has been maintained by Fred Meyer in compliance with all Environmental Laws, except where the failure to so comply, or any aggregation of such failures, would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.23 of the Disclosure Schedule, to the best knowledge of Fred Meyer, no conditions exist with respect to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any other environmental medium on or off the Properties, which, individually or in the aggregate, could result in any damage, claim, or liability to or against Fred Meyer or any of its Subsidiaries by any third party (including without limitation, any government entity), including, without limitation, any condition resulting from the operation of Fred Meyer' business and/or operations in the vicinity of any of the Properties and/or any activity or operation formerly conducted by any Person on the Properties, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With the exception of retail consumer products sold in the ordinary course of business and materials and supplies used in the ordinary course of business or except as set forth in
Section 4.23 of the Disclosure Schedule, Fred Meyer has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 4.23 of the Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against Fred Meyer or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of

Hazardous Materials at any of the Properties, nor has Fred Meyer received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind Fred Meyer or any of its Subsidiaries, except in any such case which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in Section 4.23 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

          4.24 Information in Joint Proxy Statement/Prospectus and Form S-4. Information supplied by Fred Meyer or any of its affiliates for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Smith's and to Fred Meyer's stockholders and at the time of the respective meetings of the stockholders of Smith's and of the stockholders of Fred Meyer contemplated hereby or (ii) the Form S-4 at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.25 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Fred Meyer Common Stock (the "Fred Meyer Stockholder Approval") is the only vote of the holders of any class or series of Fred Meyer's capital stock necessary to approve the transactions contemplated by this Agreement.

          4.26 Standstill and Confidentiality Agreements. Except as set forth in
Section 4.26 of the Disclosure Schedule, neither Fred Meyer nor any of its Subsidiaries is a party to any confidentiality or standstill agreement other than confidentiality agreements with employees, consultants and providers or purchasers of goods and services entered into in the ordinary course of business.

                                  5. Covenants

          5.1 Acquisition Proposals. Prior to the Effective Time, each of Fred Meyer and Smith's agree (a) that neither it nor any of its Subsidiaries will, nor will it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, directly or indirectly, initiate, solicit or encourage, any inquiries or the making or implementation of any proposal or offer (including without limitation any proposal or offer to its stockholders) with respect to an Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; and (b) that it will immediately advise the other party hereto orally and in writing of (i) any inquiry or any request for information or data, (ii) any request or invitation to engage in negotiations or discussions with any Person relating to an Acquisition Proposal, (iii) any request to otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or (iv) any Acquisition Proposal, and in each case, the material terms and conditions of such inquiry, request, invitation or Acquisition Proposal and the identity of the Person making any such inquiry, request, invitation or Acquisition Proposal. Each party will keep the other party fully and timely informed of the status and details (including amendments and proposed amendments) of any such inquiry, request, invitation or Acquisition Proposal, provided, however, that nothing contained in this Section 5.1 will prohibit the Board of Directors of either Fred Meyer or Smith's from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or from making any disclosure to, or communicating with, its shareholders if, in the good faith judgment of the Board of Directors of Fred Meyer or Smith's, as applicable, after consultation with outside counsel, failure to so disclose or communicate would be inconsistent with its fiduciary duties under applicable law. In addition, nothing in this Section 5.1 will (x) permit Fred Meyer or Smith's to terminate this Agreement or either of their Boards of Directors to withdraw or alter its approval, within the meaning of Section 251(b) of the DGCL, of the agreement of merger contained in this Agreement and the Smith's Merger or the Fred Meyer Merger, as the case may be, (y) permit Fred Meyer or Smith's to enter into any agreement with respect to an Acquisition Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, neither Fred Meyer nor Smith's will enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal), or (z) affect any other obligation of Fred Meyer or Smith's under this Agreement. Each of Fred Meyer and Smith's shall, and shall cause its Subsidiaries and their respective officers, directors, employees, agents and representatives to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with respect to any Acquisition Proposal.

          5.2 Interim Operations of Smith's. Prior to the Effective Date, except as set forth in Section 5.2 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Fred Meyer may specifically consent in writing, which consent shall not be unreasonably withheld, Smith's shall conduct its business and the business of its Subsidiaries only in the ordinary and usual course as such business has been conducted, and shall use reasonable best efforts to keep intact the business organization in all material respects. Without limiting the foregoing, except as set forth in Section 5.2 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Fred Meyer may specifically consent in writing, which consent shall not be unreasonably withheld, Smith's shall, and shall cause its Subsidiaries to, preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with it. Smith's shall use all reasonable efforts to avoid, and to cause each of its Subsidiaries to avoid, the occurrence of a breach of any representation or warranty hereunder as of the Closing Date, or the failure to satisfy any condition to the obligations of any party hereto. In addition, prior to the Effective Time, except as set forth in Section 5.2 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Fred Meyer may specifically consent in writing, which consent shall not be unreasonably withheld, neither Smith's nor any of its Subsidiaries shall:

          (a) make or commit to make any capital expenditures in excess of $500,000 in the aggregate, other than expenditures for routine maintenance and repair or pursuant to existing contracts or commitments or expenditures reflected in capital expenditure budgets disclosed in the Smith's SEC Reports;

          (b) incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other Person other than a wholly owned Subsidiary of Smith's, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business consistent with past practice and other than refinancings contemplated by this Agreement;

          (c) (i) amend its certificate of incorporation or bylaws or the charter or bylaws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests;
(iv) sell or pledge any stock of any of its Subsidiaries; or (v) make or enter into any commitment for any of the foregoing actions;

          (d) (i) issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material Assets (including without limitation, any indebtedness owed to them or any material claims held by them); (iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or other securities, contribution to capital, property transfer or purchase, in any case, of any material amount of property or assets, in or of any other Person; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Smith's SEC Reports and set forth in Section 5.2(e) of the Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment or severance agreement with any officer, director or employee, except for certain employment contracts and amendments to certain severance arrangements and deferred compensation agreements as set forth in Section 5.2(e) of the Disclosure Schedule;

          (f) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement except as required by law;

          (g) enter into or amend any Contract for the purchase of inventory which is not cancelable within one (1) year without penalty, cost or liability, or any other Contract involving annual expenditures or liabilities in excess of $250,000 which is not cancelable within two (2) years without penalty, cost or liability;

          (h) negotiate, enter into, or modify any agreement or agree to be bound by any agreement with any collective bargaining agent relating to its business, except for agreements with respect to routine employee grievance matters in the ordinary course of business;

          (i) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities except as required by law or GAAP;

          (j) fail to notify Fred Meyer upon (i) the occurrence of any event or change in circumstances as a result of which any representation or warranty of Smith's contained in this Agreement would be untrue or incorrect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two (2) business days of an executive officer of Smith's obtaining knowledge thereof) and (ii) any material failure of Smith's or any of its Subsidiaries or Affiliates to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder; and

          (k) fail to promptly deliver to Fred Meyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          5.3 Interim Operations of Fred Meyer. Prior to the Effective Date, except as set forth in Section 5.3 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Smith's may specifically consent in writing, which consent shall not be unreasonably withheld, Fred Meyer shall conduct its business and the business of its Subsidiaries only in the ordinary and usual course as such business has been conducted, and shall use reasonable best efforts to keep intact the business organization in all material respects. Without limiting the foregoing, except as set forth in Section 5.3 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Smith's may specifically consent in writing, which consent shall not be unreasonably withheld, Fred Meyer shall, and shall cause its Subsidiaries to, preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with it. Fred Meyer shall use all reasonable efforts to avoid, and to cause each of its Subsidiaries to avoid, the occurrence of a breach of any representation or warranty hereunder as of the Closing Date, or the failure to satisfy any condition to the obligations of any party hereto. In addition, prior to the Effective Time, except as set forth in
Section 5.3 of the Disclosure Schedule or as otherwise specifically provided for in this Agreement or as Smith's may specifically consent in writing, which consent shall not be unreasonably withheld, neither Fred Meyer nor any of its Subsidiaries shall:

          (a) make or commit to make any capital expenditures in excess of $500,000 in the aggregate, other than expenditures for routine maintenance and repair or pursuant to existing contracts or commitments or expenditures reflected in capital expenditure budgets disclosed in the Fred Meyer SEC Reports;

          (b) incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other Person other than a wholly owned Subsidiary of Fred Meyer, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business consistent with past practice and other than refinancings contemplated by this Agreement;

          (c) (i) amend its certificate of incorporation or bylaws or the charter or bylaws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or other ownership interests or declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; (iv) sell or pledge any stock of any of its Subsidiaries; or (v) make or enter into any commitment for any of the foregoing actions;

          (d) (i) issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business, sell, pledge, dispose of or encumber any material Assets (including without limitation, any indebtedness owed to them or any material claims held by them);
(iv) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or other securities, contribution to capital, property transfer or purchase, in any case, of any material amount of property or assets, in or of any other Person; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Fred Meyer SEC Reports and set forth in Section 5.3(e) of the Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment or severance agreement with any officer, director or employee, except for certain employment contracts and amendments to certain severance arrangements and deferred compensation agreements as set forth in Section 5.3(e) of the Disclosure Schedule;

          (f) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement except as required by law;

          (g) enter into or amend any Contract for the purchase of inventory which is not cancelable within one (1) year without penalty, cost or liability, or any other Contract involving annual expenditures or liabilities in excess of $250,000 which is not cancelable within two (2) years without penalty, cost or liability;

          (h) negotiate, enter into, or modify any agreement or agree to be bound by any agreement with any collective bargaining agent relating to its business, except for agreements with respect to routine employee grievance matters in the ordinary course of business;

          (i) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities except as required by law or GAAP;

          (j) fail to notify Smith's upon (i) the occurrence of any event or change in circumstances as a result of which any representation or warranty of Fred Meyer contained in this Agreement would be untrue or incorrect if such representation or warranty were made immediately following the occurrence of such event or change in circumstance, promptly (and in any event within two (2) business days of an executive officer of Fred Meyer obtaining knowledge thereof) and (ii) any material failure of Fred Meyer or any of its Subsidiaries or Affiliates to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder; and

          (k) fail to promptly deliver to Smith's true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          5.4 Meeting of Stockholders Each of Fred Meyer and Smith's will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption of this Agreement and the transactions contemplated hereby, as required by applicable law. The Board of Directors of each of Fred Meyer and Smith's, respectively, will recommend that its stockholders vote in favor of such adoption and Fred Meyer and Smith's will each take all lawful action to solicit such approval, including, without limitation, timely mailing the Joint Proxy Statement/Prospectus; provided, however, that nothing contained in this Section 5.4 shall prohibit either Fred Meyer or Smith's from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to, or having any communication with, their respective stockholders if, in the good faith judgment of the Board of Directors of Fred Meyer or Smith's, as applicable, after consultation with outside counsel, failure so to disclose or communicate would be inconsistent with its fiduciary duties under applicable law; provided, however, that neither Fred Meyer or Smith's nor their respective Boards of Directors, nor any committee of either of such Boards, shall withdraw or modify, or propose publicly to withdraw or modify, their approval or recommendation with respect to this Agreement or the Mergers or approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. The respective meetings of the stockholders of Fred Meyer and Smith's shall be held as soon as practicable and in any event (to the extent permissible under applicable law) within forty-five (45) days after the date upon which the Joint Proxy Statement/Prospectus shall have been approved for release to the stockholders of Fred Meyer and of Smith's by the SEC; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Fred Meyer and Smith's may adjourn or postpone their respective meetings of stockholders to the extent necessary, in the opinion of their respective counsel, to supplement or amend the Joint Proxy Statement Prospectus in advance of a vote on this Agreement and the Mergers. The parties shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day.

          5.5 Further Assurance and Cooperation. Subject to the terms and conditions herein provided, Smith's and Fred Meyer agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts (provided that neither Smith's nor Fred Meyer shall agree to any substantial modification to any such agreement, lease or contract or to any payment of funds in order to obtain such waiver, consent or approval without the prior written consent of the other), (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby, (d) to effect all necessary registrations and filings (including any registrations and filings which may be required to be made by Holdings pursuant to any federal or state securities laws), and (e) to fulfill all conditions to this Agreement.

          5.6 Certain Filings and Consents. Each party hereto shall (a) as promptly as practicable make any required filings and submissions under the HSR Act with respect to the Mergers, (b) cooperate with each other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, and (c) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other government or governmental authority regarding the Mergers or the other transactions contemplated by this Agreement. If any party receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Notwithstanding the foregoing, in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust law, all analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any party hereto shall be subject to the joint approval or disapproval and the joint control of Smith's and Fred Meyer, acting with the advice of their respective counsel, provided that nothing herein shall prevent any party hereto or their authorized representatives from making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, or opinion in response to a subpoena or as otherwise required by law. Smith's and Fred Meyer shall cooperate in connection with reaching any understandings, undertaking or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other governmental authority in connection with the transactions contemplated hereby. Smith's and Fred Meyer shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any applicable federal or state antitrust laws; provided, however, that in no event shall Smith's or Fred Meyer or any of their respective Subsidiaries or Holdings or any of its Subsidiaries be required in that connection to (i) effect any divestitures of any material assets of Smith's or Fred Meyer or their respective Subsidiaries, (ii) hold separate any such material assets or (iii) agree to any material restrictions on the operations of Holdings, or their respective Subsidiaries of any material portion of the business or assets of Smith's or Fred Meyer or their respective Subsidiaries.

          5.7 Inspection of Records. From the date hereof to the Effective Time, subject to the confidentiality agreements dated March 17, 1997 and March 26, 1997 between Fred Meyer and Smith's (the "Confidentiality Agreements"), each of the parties will (a) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the parties and their respective Subsidiaries, as the case may be, (b) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and (c) instruct the employees, counsel and financial advisors of the parties, as the case may be, to cooperate with the other in the other's investigation of the business of it and its Subsidiaries. No investigation shall affect the representations and warranties of the parties or the conditions to the obligations of the parties hereunder.

          5.8 Publicity. The initial press release relating to this Agreement will be a joint press release and thereafter Smith's and Fred Meyer will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental or regulatory authorities or with any national securities exchange with respect thereto.

          5.9 Joint Proxy Statement/Prospectus and the Form S-4. Fred Meyer and Smith's will cooperate and promptly prepare and file with the SEC as soon as practicable a joint proxy statement/prospectus and a form of proxy in connection with the vote of Fred Meyer's and of Smith's stockholders with respect to the Mergers and the offer to such stockholders of the securities to be issued pursuant to the Mergers (the "Joint Proxy Statement/Prospectus") and will cause Holdings to prepare and file with the SEC the registration statement on Form S-4 (the "Form S-4") under the Securities Act, in which the Joint Proxy Statement/Prospectus shall be included as a prospectus. The respective parties will cause the Form S-4 to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Smith's and Fred Meyer will use its best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Smith's and Fred Meyer will cause Holdings to take any action required to be taken to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and all expenses incident thereto will be shared equally by Fred Meyer and Smith's. No amendment or supplement to the Form S-4 or the Joint Proxy Statement/Prospectus will be made by Fred Meyer or Smith's without the approval of the other party, such approval not to be unreasonably withheld or delayed. Each of Smith's and Fred Meyer shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders as soon as practicable after the date hereof.

          5.10 Listing Application. Each of Smith's and Fred Meyer will cause Holdings to promptly prepare and submit to the NYSE a listing application covering the shares of Holdings Common Stock issuable in the Mergers, and will use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Holdings Common Stock, subject to official notice of issuance.

          5.11 Further Action. Each party hereto will, subject to the other terms and conditions set forth herein and to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers.

          5.12 Affiliate Letters. At least 15 days prior to the Closing Date, each of Smith's and Fred Meyer will deliver to the other party a list of names and addresses of those Persons who were, in its respective reasonable judgment, at the record date for its respective stockholders' meeting to approve the Mergers, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Each party will use all reasonable efforts to deliver or cause to be delivered to the other, prior to the Closing Date, from each of the "affiliates" identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit E. Holdings will be entitled, to the extent it is so required by applicable law (as advised by outside counsel experienced in such matters) to place legends as specified in such Affiliate Letters on the certificates evidencing any Holdings Common Stock to be received by such "affiliates" pursuant to the terms of this Agreement, and to issue appropriate stop-transfer instructions to the transfer agent for Holdings Common Stock, consistent with the terms of such Affiliate Letters.

          5.13 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses except as expressly provided herein, including Section 7.5, and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Joint Proxy Statement/Prospectus with the SEC, and
(c) the expenses incurred in connection with the preparation, printing and mailing the Form S-4 and the Joint Proxy Statement/Prospectus, will be shared equally by Smith's and Fred Meyer.

          5.14 Indemnification. (a) From and after the Effective Time, Holdings shall indemnify, defend and hold harmless the present and former directors, officers and employees of Smith's, Fred Meyer and their respective Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Voting Agreement) to the fullest extent that such persons are indemnified under the laws of the State of Delaware and the certificates of incorporation and bylaws, as in effect on the date hereof, of Smith's, Fred Meyer and their respective Subsidiaries or any existing indemnification agreement with either Fred Meyer or Smith's (and during such period Holdings shall also advance expenses (including expenses constituting Costs described in Section 5.14(e)) as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and any such certificate of incorporation or bylaws shall be made by independent counsel (which shall not be counsel that provides material services to Holdings or its Subsidiaries) selected by Holdings and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Holdings shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

          (b) For a period of five (5) years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as current or former officers and directors, by Smith's or Fred Meyer's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance.

          (c) Any Indemnified Party wishing to claim indemnification under
Section 5.14(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Holdings thereof; provided that the failure so to notify shall not affect the obligations of Holdings under
Section 5.14(a) unless and to the extent such failure materially increases Holding's liability under such subsection (a).

          (d) If Holdings or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Holdings shall assume the obligations set forth in this Section 5.14.

          (e) Holdings shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.14. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

          (f) Smith's and Fred Meyer will cause Holdings to keep in effect provisions in its certificate of incorporation and by-laws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

          (g) The provisions of this Section 5.14 will survive the consummation of the Mergers and expressly are intended to benefit each Indemnified Party.

          5.15 Consents. Smith's and Fred Meyer will use all reasonable efforts to obtain each of the consents identified in Section 3.6 and 4.6, respectively, of the Disclosure Schedule.

          5.16 Financing Arrangements. Smith's and Fred Meyer shall cooperate with each other, with a view to obtaining financing for Holdings on terms and conditions reasonably satisfactory to Smith's and Fred Meyer, the funds of which, if obtained, shall be used to repay substantially all outstanding indebtedness of Smith's, Fred Meyer and their respective Subsidiaries.

          5.17 Financial Information. Smith's and Fred Meyer shall each deliver to the other as soon as available all interim and other financial statements and other management reports generated in the ordinary course of business prepared by or for Smith's or Fred Meyer, prior to the Closing.

          5.18 Letter of Smith's Accountants. Smith's shall use reasonable efforts to cause to be delivered to Fred Meyer and Holdings a letter of Ernst & Young, LLP, Smith's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to Fred Meyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          5.19 Letter of Fred Meyer's Accountants. Fred Meyer shall use reasonable efforts to cause to be delivered to Smith's and Holdings a letter of Deloitte & Touche, LLP, Fred Meyer's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to Smith's and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          5.20 Registration Statement on Form S-8. No later than the Effective Time, Smith's and Fred Meyer shall cause Holdings to prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Holdings Common Stock at least equal to the sum of (x) the number of shares of Holdings Common Stock subject to options to be received by the holders of Smith's Options pursuant to Section 2.1(d)(i) and
(y) the number of shares of Holdings Common Stock subject to options to be received by the holders of Fred Meyer Options pursuant to Section 2.1(d)(ii). Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any options with respect to Holdings Common Stock received by the holders of Smith's Options and Fred Meyer Options pursuant to Section 2.1(d) remain outstanding.

          5.21. Tax Matters Certificates. In connection with the opinions to be rendered by counsel to the parties pursuant to Sections 6.2(f) and 6.3(h), at the Closing, Smith's, Fred Meyer and Holdings shall deliver, and each of Smith's and Fred Meyer will use its best efforts to cause each of its stockholders owning five percent (5%) or more of any class of the voting stock of Smith's or Fred Meyer, to deliver Tax Matters Certificates to the respective counsel of Smith's, Fred Meyer or Holdings, as the case may be, which certificates shall be in substantially the forms set forth on Exhibit F. Such counsel shall, in rendering such opinions, be entitled to rely on representations contained in such Tax Matters Certificates.

          5.22. Standstill and Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither Fred Meyer nor Smith's shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party. During such period, Fred Meyer or Smith's, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

          5.23. Assumption of Obligations by Holdings, Smith's Sub and Fred Meyer. As soon as practicable after the formation of Holdings, Smith's and Fred Meyer shall cause Holdings (i) to sign and become a party to this Agreement and to assume the obligations applicable to it hereunder and (ii) to cause Smith's Sub and Fred Meyer Sub to sign and become a party to this Agreement and to assume their respective obligations hereunder and under the agreements of merger contained herein. Upon their execution of this Agreement, Holdings, Smith's Sub and Fred Meyer Sub will be bound by the provision hereof and Fred Meyer and Smith's hereby agree that upon such execution such entities shall be a party hereto.

                                  6. Conditions

          6.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers will be subject to the fulfillment or waiver by both parties at or prior to the Closing Date of the following conditions:

          (a) This Agreement, the Smith's Merger and the Fred Meyer Merger shall each have been approved in the manner required by applicable law by the respective holders of the issued and outstanding shares of capital stock of Smith's and of Fred Meyer;

          (b) The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

          (c) Neither of the parties hereto shall be subject to any order, decree, ruling or injunction of a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, and no law, statute, rule or regulation shall have been promulgated or enacted by a governmental or regulatory authority, which prohibits the consummation of the transactions contemplated by this Agreement or would otherwise impair the ability of Holdings to operate the business of Smith's and Fred Meyer on a consolidated basis following the Closing;

          (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of Fred Meyer or Smith's, be threatened in writing, and all necessary approvals under state securities laws relating to the issuance or trading of Holdings Common Stock to be issued to Smith's and Fred Meyer stockholders in connection with the Mergers shall have been received;

          (e) All consents, licenses, permits, authorizations, orders and approvals of (or filings or registrations with) any governmental or regulatory authorities required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, license, permit, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Holdings following the Effective Time;

          (f) Holdings Common Stock to be issued to Smith's and Fred Meyer stockholders in connection with the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

          (g) After the Effective Time, no Person will have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any equity securities of Smith's, Fred Meyer or any of their respective Subsidiaries.

          6.2 Conditions to Obligation of Smith's to Effect the Mergers. The obligation of Smith's to effect the Mergers will be subject to the fulfillment or waiver by Smith's at or prior to the Closing Date of the following additional conditions:

          (a) Fred Meyer shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

          (b) The representations and warranties of Fred Meyer contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Fred Meyer that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

          (c) Smith's shall have received a certificate from the President or an Executive Vice President of Fred Meyer, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

          (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect with respect to Fred Meyer shall not have occurred;

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
          (e) Holdings shall have duly executed the Supplemental Warrant Agreement and, upon the execution by the other parties thereto, such agreement shall be in full force and effect as of the Effective Time;

          (f) Smith's shall have received on the Closing Date a legal opinion from its tax counsel, Latham & Watkins, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Fred Meyer Merger, taken together with the Smith's Merger, will be treated as an exchange under Section 351(a) of the Code;

          (g) Smith's shall have received on the Closing Date a legal opinion from counsel to Fred Meyer (which counsel shall be reasonably acceptable to Smith's) in substantially the form attached hereto as Exhibit G; and

          (h) Holdings shall have duly executed the Registration Rights Agreement and the New Management Agreement and, upon execution by the other parties thereto, such agreements shall be in full force and effect as of the Effective Time.

          6.3 Conditions to Obligation of Fred Meyer to Effect the Mergers. The obligation of Fred Meyer to effect the Mergers will be subject to the fulfillment or waiver by Fred Meyer at or prior to the Closing Date of the following additional conditions:

          (a) Smith's shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

          (b) The representations and warranties of Smith's contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Smith's that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

          (c) Fred Meyer shall have received from Smith's a certificate from the President or an Executive Vice President of Smith's, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

          (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect on Smith's shall not have occurred;

          (e) The Voting Agreements covering at least 50.1%, in the aggregate, of the voting power of the issued and outstanding shares of capital stock of Smith's shall be in full

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
force and effect and each party thereto shall have performed and complied in all material respects with all material obligations and agreements required to be performed or complied with by such party at or prior to the Effective Time;

          (f) The Old Management Agreement shall have been terminated and shall be of no further force and effect and the New Management Agreement shall have been duly executed by the parties thereto and shall be in full force and effect as of the Effective Time;

          (g) The motion filed by Larry F. Klang on October 15, 1996 relating to Smith's 1996 recapitalization transactions shall not have been granted and there shall have been no development with respect to the legal proceedings related to the class action complaint filed by Larry F. Klang on May 22, 1996 as amended on May 30, 1996 that has had or could reasonably be expected to have a Material Adverse Effect with respect to Smith's or Holdings or a material adverse effect on the intended benefits of the Mergers to Fred Meyer, Smith's or Holdings;

          (h) Fred Meyer shall have received on the Closing Date a legal opinion from its tax counsel, Cleary, Gottlieb, Steen & Hamilton, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Smith's Merger, taken together with the Fred Meyer Merger, will be treated as an exchange under Section 351(a) of the Code; and

          (i) Fred Meyer shall have received on the Closing Date a legal opinion from counsel to Smith's (which counsel shall be reasonably acceptable to Fred Meyer) in substantially the form attached hereto as Exhibit H.

                                 7. Termination

          7.1 Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the respective stockholders of Smith's and Fred Meyer, by the mutual written consent of Fred Meyer and Smith's.

          7.2 Termination by Either Fred Meyer or Smith's. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of either Fred Meyer or Smith's if (a) the Mergers shall not have been consummated by January 31, 1998 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose breach of any of its obligations hereunder in any manner has caused, or proximately contributed to, the failure or inability to consummate the Mergers by the Outside Date, (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or


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
commission issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action becomes final and non-appealable, (c) the meeting of Smith's stockholders (or any adjournment thereof) is held to consider this Agreement and the Smith's Merger and the Smith's Stockholder Approval is not obtained or (d) the meeting of Fred Meyer's stockholders (or any adjournment thereof) is held to consider this Agreement and the Fred Meyer Merger and the Fred Meyer Stockholder Approval is not obtained.

          7.3 Termination by Smith's. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Smith's, if (a) (1) the Board of Directors of Fred Meyer shall have withdrawn or modified in a manner adverse to Smith's its recommendation that Fred Meyer stockholders vote in favor of this Agreement or the Fred Meyer Merger or shall have recommended an Acquisition Proposal relating to Fred Meyer to Fred Meyer's stockholders or otherwise materially breached its obligations under Sections 5.1 or 5.4 hereof, or (2) any Alternative Transaction relating to Fred Meyer of the type described in clause (ii) of the definition of Acquisition Proposal shall have occurred, (b) there has been a breach by Fred Meyer of any representation or warranty contained in this Agreement, or any representation or warranty of Fred Meyer shall have become untrue in any respect, in either case such that the condition set forth in Section 6.2(b) would be incapable of being satisfied by the Outside Date, or (c) there has been a breach of any of the covenants set forth in this Agreement on the part of Fred Meyer, which breach is not curable or, if curable, is not cured within twenty
(20) calendar days after written notice of such breach is given by Smith's to Fred Meyer, in either case such that the condition set forth in Section 6.2(a) would be incapable of being satisfied by the Outside Date.

          7.4 Termination by Fred Meyer. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Fred Meyer if (a)(1) the Board of Directors of Smith's shall have withdrawn or modified in a manner adverse to Fred Meyer its recommendation that Smith's stockholders vote in favor of this Agreement or the Smith's Merger or shall have recommended an Acquisition Proposal relating to Smith's to Smith's stockholders or otherwise materially breached its obligations under Sections 5.1 or 5.4 hereof, or (2) any Alternative Transaction relating to Smith's described in clause (ii) of the definition thereof shall have occurred,
(b) there has been a breach by Smith's of any representation or warranty contained in this Agreement, or any representation or warranty of Smith's shall have become untrue in any respect, in either case such that the conditions set forth in Section 6.3(b) would be incapable of being satisfied by the Outside Date, (c) there has been a breach of any of the covenants set forth in this Agreement on the part of Smith's, which breach is not curable or, if curable, is not cured within twenty (20) days after written notice of such breach is given by Fred Meyer to Smith's, in either case such that the condition set forth in
Section 6.3(a) would be incapable of being satisfied by the Outside Date or (d) there has been a material breach of any Voting Agreement by any party thereto which breach would deprive Fred Meyer of the intended benefits thereof with respect to the approval of this Agreement and the Smith's Merger by the stockholders of Smith's.

          7.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 7, all obligations of the parties hereto will terminate, except the obligations of the parties pursuant to this Section 7.5 and Section 5.13 and except for the provisions of Article 8. Moreover, in the event of termination of this Agreement pursuant to Section 7.2, 7.3 or 7.4, nothing herein will prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of this Agreement, including without limitation attorneys' fees, and the right to pursue any remedy at law or in equity, except as provided in Section 7.5(e) below.

          (b) In the event that (i) this Agreement is terminated by Smith's pursuant to Section 7.2(d) and (ii) at the time of the event giving rise to such termination Fred Meyer would not have been entitled to terminate this Agreement pursuant to Section 7.4 or 7.2(c), then Fred Meyer will pay Smith's up to $5 million as reimbursement for expenses of Smith's actually incurred prior to such termination relating to the transactions contemplated by this Agreement (including but not limited to fees and expenses of Smith's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors).

          (c) In the event that (i) this Agreement is terminated by Smith's pursuant to Section 7.2(d), (ii) at the time of the event giving rise to such termination, Fred Meyer would not have been entitled to terminate this Agreement pursuant to Section 7.4 or 7.2(c) and (iii) at the time of the event giving rise to such termination, any Acquisition Proposal relating to Fred Meyer was pending, then, if within eighteen (18) months following such termination, any Alternative Transaction relating to Fred Meyer is consummated (or if any Alternative Transaction relating to Fred Meyer described in clause (ii) of the definition Acquisition Proposal shall have been consummated prior to such termination), Fred Meyer will pay Smith's a termination fee of $35 million (the "Termination Fee").

          (d) In the event that (i) this Agreement is terminated by Smith's pursuant to Section 7.2(a), (ii) at the time of the event giving rise to such termination, the Fred Meyer Shareholder Approval has not been obtained and Fred Meyer would not have been entitled to terminate this Agreement pursuant to
Section 7.4 or 7.2(c) and (iii) at the time of the event giving rise to such termination, any Acquisition Proposal relating to Fred Meyer is pending (or any Alternative Transaction relating to Fred Meyer described in clause (ii) of the definition Acquisition Proposal has been consummated), then Fred Meyer will pay Smith's the Termination Fee.

          (e) Any fees payable pursuant to Sections 7.5(b), (c) or (d) above shall be paid within one business day after the occurrence of the event giving rise to the obligation to make such payment. All such payments shall be made by wire transfer to such bank account as Smith's may designate. Fred Meyer's reimbursement of Smith's expenses pursuant to Section 7.5(b) and/or payment of a termination fee pursuant to
Section 7.5(c) or Section 7.5(d), as the case may be, shall be the sole and exclusive remedy of Smith's against Fred Meyer and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

                              8. General Provisions

          8.1 Non-survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will be deemed to the extent expressly provided herein to be conditions to the Mergers and will not survive the Mergers. This Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          8.2 Notices. Any notice required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

   If to Fred Meyer:                         If to Smith's:

   Fred Meyer, Inc.                          Smith's Food & Drug Centers, Inc.
   3800 S.E. 22nd Avenue                     1550 South Redwood Road
   Portland, Oregon 97202                    Salt Lake City, Utah 84104
   Attention:  General Counsel               Attention:  General Counsel
   Fax No.:  (503) 220-7138                  Fax No.:  (801) 974-1676


   With copies to:                           With copies to:

   Cleary, Gottlieb, Steen & Hamilton        Latham & Watkins
   One Liberty Plaza                         633 West Fifth Street, Suite 4000
   New York, New York  10006                 Los Angeles, California  90071
   Attention:  Daniel S. Sternberg, Esq.     Attention:  Thomas C. Sadler, Esq.
   Fax No.: 212-225-3999                     Fax No.:  213-891-8763

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          8.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by

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
operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 5.14, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.4 Entire Agreement. This Agreement, the Exhibits, the Disclosure Schedule and any documents delivered by the parties in connection herewith, together with the Confidentiality Agreements, which will survive the execution and delivery of this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

          8.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Mergers by the respective stockholders of Fred Meyer and Smith's but after any such stockholder approval, no amendment will be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          8.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          8.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

          8.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural Persons will include corporations and partnerships and vice versa.

          8.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of any provision hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such party and will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          8.11 Incorporation of Schedules. The Disclosure Schedule attached hereto and referred to herein is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          8.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

          8.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                                 9. Definitions

          9.1 Defined Terms. As used herein, the terms below shall have the following meanings:

          "Acquisition Proposal" means with respect to Smith's or Fred Meyer, respectively, any proposal or offer or public disclosure of an intention to make a proposal or offer (in each case, other than the transactions contemplated by this Agreement) with respect to: (i) any merger, consolidation, recapitalization, liquidation, dissolution or similar transaction involving Smith's or Fred Meyer or any of their respective Subsidiaries, or (ii) any purchase or acquisition (or option or agreement to purchase or acquire), including by way of a merger, consolidation, tender or exchange offer (including a self tender), of any equity securities (or securities convertible into equity securities) pursuant to which any Person (or group of Persons) other than Smith's or Fred Meyer or their respective affiliates (a "Third Party"), acquires

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
beneficial ownership of 20% or more of the outstanding voting power of Fred Meyer or Smith's, or (iii) any other transaction pursuant to which any Third Party acquires control of assets of Smith's or Fred Meyer having a fair market value (as determined by the Board of Directors of Smith's or Fred Meyer, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of Smith's or Fred Meyer, as the case may be, and their respective Subsidiaries, taken as a whole, immediately prior to such transaction.

          "Alternative Transaction" means with respect to Smith's or Fred Meyer, respectively, any transaction of the nature described in clauses (i), (ii) or
(iii) of the definition of Acquisition Proposal.

          "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

          "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

          "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

          "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in
Section 501(c) (9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by such Person or an ERISA Affiliate or under which such Person or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Contract" shall mean any contract (written or oral), plan, undertaking or other commitment or agreement.

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
          "Disclosure Schedule" means the schedules dated as of the date hereof and delivered by or on behalf of each party hereto to the other party hereto in connection with this Agreement and which set forth exceptions to the representations and warranties contained in herein hereof and certain other information called for by other provisions of this Agreement.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

          "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

          "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the withdrawal or use of groundwater; to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

          "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the Facilities of such Person.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

          "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes:
"hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; and radon.

          "Leases" shall mean, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

          "Material Adverse Effect" shall mean, with respect to any of Holdings (following the Mergers), Smith's or Fred Meyer , as the context requires, a material adverse change in or effect on the business, results of operations, assets, liabilities, prospects or conditions (financial or otherwise) of such Person and its Subsidiaries taken as a whole or any change which impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement.

          "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          "Multiemployer Welfare Plan" shall mean a Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

          "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

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
          "Permitted Encumbrances" shall mean any Encumbrances resulting from
(i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business;
(iii) all laws and governmental rules, regulations, ordinances and restrictions;
(iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports delivered or made available for inspection to any Person prior to the date hereof; and (vi) all other liens and mortgages (but solely to the extent such liens or mortgages secure indebtedness described in the Disclosure Schedule), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

          "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, Personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto.

          "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to tile any such report, return, document, declaration or other information.

          "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan' as defined in Section 3(1) of ERISA, (A) which such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities).

          9.2 Other Defined. Terms The following terms shall have the respective meanings given to such terms in the Sections set forth below:

       Term                                           Section
       ----                                           -------
       Agreement                                      Preamble
       Blue Sky Laws                                  Section 3.6(b)
       Cap                                            Section 5.14(b)
       Class A Common Stock                           Section 2.1(b)(i)
       Class B Common Stock                           Section 2.1(b)(i)
       Class C Common Stock                           Section 2.1(b)(i)
       Closing                                        Section 1.5
       Closing Date                                   Section 1.5
       Code                                           Preamble
       Common Certificates                            Section 2.2(b)
       Common Consideration                           Section 2.1(b)(iii)
       Confidentiality Agreements                     Section 5.7
       Contracts                                      Section 3.18
       Costs                                          Section 5.14(a)
       DGCL                                           Preamble
       Dissenting Shares                              Section 2.4(a)
       Effective Time                                 Section 1.6
       ERISA                                          Section 3.12(c)
       Exchange Act                                   Section 3.6(b)
       Exchange Agent                                 Section 2.2(a)
       Exchange Fund                                  Section 2.2(a)
       Facility                                       Section 3.17(b)
       Form S-4                                       Section 5.9
       Fred Meyer                                     Preamble
       Fred Meyer Common Consideration                Section 2.1(b)(iii)
       Fred Meyer Common Shares                       Section 2.1(b)(ii)
       Fred Meyer Common Stock                        Section 2.1(b)(ii)
       Fred Meyer Common Treasury Shares              Section 2.1(b)(ii)
       Fred Meyer Companies                           Section 2.1(b)(i)
       Fred Meyer Exchange Ratio                      Section 2.1(b)(ii)
       Fred Meyer Merger                              Preamble
       Fred Meyer Options                             Section 2.1(d)(ii)

       Fred Meyer Preferred Stock                     Section 4.3
       Fred Meyer SEC Reports                         Section 4.8(a)
       Fred Meyer Stock Option Plans                  Section 2.1(d)(ii)
       Fred Meyer Stockholder Approval                Section 4.25
       Fred Meyer Sub                                 Section 1.4(a)
       Fred Meyer Transaction Document                Section 4.2
       Holdings                                       Preamble
       Holdings Common Stock                          Preamble
       HSR Act                                        Section 3.6(b)
       Indemnified Party                              Section 5.14(a)
       Joint Proxy Statement/Prospectus               Section 5.9
       Mergers                                        Preamble
       New Fred Meyer                                 Section 1.7(b)
       New Management Agreement                       Section 1.10(b)
       New Smith's                                    Section 1.7(a)
       NYSE                                           Section 2.3
       Old Management Agreement                       Section 1.10(b)
       Outside Date                                   Section 7.2
       Partnership                                    Section 1.10(a)
       Preferred Certificates                         Section 2.2(b)
       Preferred Consideration                        Section 2.1(c)(i)
       Property                                       Section 3.17(b)
       Registration Rights Agreement                  Section 1.10(a)
       SEC                                            Section 3.8(a)
       Securities Act                                 Section 3.6(b)
       Series I Preferred Shares                      Section 2.1(b)(i)
       Series I Preferred Stock                       Section 2.1(c)(i)
       Smith's                                        Preamble
       Smith's Common Consideration                   Section 2.1(b)(iii)
       Smith's Common Shares                          Section 2.1(b)(i)
       Smith's Common Stock                           Section 2.1(b)(i)
       Smith's Common Treasury Shares                 Section 2.1(b)(i)
       Smith's Companies                              Section 2.1(b)(ii)
       Smith's Exchange Ratio                         Section 2.1(b)(i)
       Smith's Merger                                 Preamble
       Smith's Options                                Section 2.1(d)(i)
       Smith's Preferred Stock                        Section 3.3
       Smith's Preferred Treasury Shares              Section 2.1(c)(i)
       Smith's SEC Reports                            Section 3.8(a)
       Smith's Stock Option Plan                      Section 2.1(d)(i)
       Smith's Stockholder Approval                   Section 3.25

       Smith's Sub                                    Section 1.3(a)
       Smith's Transaction Document                   Section 3.2
       Smith's Warrant                                Section 2.1(e)
       Superior Proposal                              Section 5.1
       Supplemental Warrant Agreement                 Section 2.1(e)
       Surviving Corporations                         Section 1.7(b)
       Termination Fee                                Section 7.5(c)
       Voting Agreements                              Preamble
       Yucaipa LLC                                    Section 1.10(b)

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                    SMITH'S FOOD & DRUG CENTERS, INC.



                                    By: RONALD W. BURKLE
                                        ----------------------------------------
                                        Name:  Ronald W. Burkle
                                        Title: Chief Executive Officer


                                    FRED MEYER, INC.



                                    By: ROBERT G. MILLER
                                        ----------------------------------------
                                        Name:  Robert G. Miller
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

                                                                      APPENDIX B

Salomon Brothers Inc
333 South Hope Street
Los Angeles, California  90071
213-253-2200



                                                     --------------------
                                                         SALOMON BROTHERS
                                                         ---------------------



May 11, 1997

Board of Directors
Fred Meyer, Inc.
3800 SE 22nd Avenue
Portland, OR  97202


Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share ("FMI Common Stock"), of Fred Meyer, Inc. ("Fred Meyer"), other than Smith's Food and Drug Centers, Inc. (the "Company") and any of its affiliates, of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of Fred Meyer and Fred Meyer Merger Sub, Inc.("Fred Meyer Sub"), a wholly owned subsidiary of a newly formed Delaware corporation ("Meyer-Smith Holdco, Inc."), pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of May 11, 1997, by and between Fred Meyer and the Company. In the Merger, Fred Meyer Sub will be merged into Fred Meyer, which will be the surviving corporation and, in connection therewith, Smith Merger Sub, Inc., a wholly owned subsidiary of Meyer-Smith Holdco, Inc., will be merged into the Company, which will be the surviving corporation in such merger (the "Company Merger"). In the Merger, each issued and outstanding share of FMI Common Stock (other than (a) FMI Common Stock held in Fred Meyer's treasury or held by any subsidiary of Fred Meyer, (b) FMI Common Stock held by the Company or any subsidiary of the Company and (c) any FMI Common Stock the subject of appraisal rights) will be converted into and become one fully paid and nonassessable share (the "Exchange Ratio") of common stock, par value $.01 per share, of Meyer-Smith Holdco, Inc. ("Meyer-Smith Holdco, Inc. Common Stock"), and in the Company Merger, each issued and outstanding share of Class A Common Stock, par value $.01 per share, Class B Common Stock, par value $.01 per share and Class C Common Stock, par value $.01 per share (together "Company Common Stock") of the Company (other than (a) Company Common Stock held in the Company's treasury, (b) Company Common Stock held by Fred Meyer and any subsidiary of Fred Meyer and (c) any Company Common Stock the subject of appraisal rights) will be converted into and become 1.05 fully paid and nonassessable shares of Meyer-Smith Holdco, Inc. Common Stock.

     In connection with rendering our opinion, we have reviewed certain publicly available information concerning Fred Meyer and the Company and certain other financial information concerning Fred Meyer and the Company, including financial forecasts, that were provided to us by Fred Meyer and the Company, respectively. We have discussed the past and current business operations, financial condition and prospects of Fred Meyer and the Company with certain officers and employees of Fred Meyer and the Company, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

                                                     --------------------
Salomon Brothers Inc                                     SALOMON BROTHERS
                                                         ---------------------


     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of Fred Meyer and the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Fred Meyer or the Company, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Fred Meyer or the Company.

     Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Meyer-Smith Holdco, Inc. Common Stock following the consummation of the Merger and the Company Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address Fred Meyer's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of FMI Common Stock and does not constitute a recommendation concerning how holders of FMI Common Stock should vote with respect to the Merger.

     We have acted as financial advisor to Fred Meyer in connection with the Merger and will receive a fee for our services, a portion of which is payable upon execution of the Reorganization Agreement and the remainder of which is contingent upon consummation of the Merger. In the ordinary course of business, we may actively trade the securities of Fred Meyer and the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we have previously rendered certain investment banking and financial advisory services to Fred Meyer for which we have received customary compensation. We have also provided investment banking, lending and broker-dealer related services to The Yucaipa Companies and its affiliates.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of FMI Common Stock (other than the Company and any of its affiliates).

                                       Very truly yours,

                                       WESLEY WALRAVEN

                                       SALOMON BROTHERS INC

                                                                      APPENDIX C

                          Donaldson, Lufkin & Jenrette
               Donaldson, Lufkin & Jenrette Securities Corporation
      2121 Avenue of the Stars, Los Angeles, CA 90067-5014 o (310) 282-6161

                                  May 11, 1997

Board of Directors
Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the common stockholders of Smith's Food & Drug Centers, Inc. (the "Company") of the Exchange Ratio (as defined below) to be applied in the Merger (as defined below) pursuant to the terms of the Agreement and Plan of Reorganization to be dated as of May 11, 1997 (the "Agreement"), by and between the Company and Fred Myer, Inc. ("Fred Meyer"), pursuant to which the Company and Fred Meyer will form a holding company ("Holdings") which will form two subsidiaries, one of which will merge with and into Fred Meyer and the other of which will merge with and into the Company (the "Merger").

     Pursuant to the Agreement, each share of Class A Common Stock, par value $.01 per share, of the Company, Class B Common Stock, par value $0.01 per share, of the Company and Class C Common Stock, par value $0.01, of the Company (excluding any such shares owned by Fred Meyer or the Company (collectively, "Smith's Common Stock") will be converted into the right to receive 1.05 shares (the "Smith's Exchange Ratio") of common stock, par value $0.01 per share, of Holdings ("Holdings Common Stock"), and each share of common stock, par value $0.01 per share, of Fred Meyer (excluding any such shares owned by the Company or Fred Meyer) ("Fred Meyer Common Stock") will be converted into the right to receive 1.00 shares (the "Fred Myer Exchange Ratio") of Holdings Common Stock (the quotient of the Smith's Exchange Ratio and the Fred Meyer Exchange Ratio, the "Exchange Ratio").

     In arriving at our opinion, we have reviewed the draft dated May 9, 1997 of the Agreement, including exhibits thereto, as well as financial and other information that was publicly available or furnished to us by the Company and Fred Meyer including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections for the Company and Fred Meyer prepared by their respective managements. In addition, we have compared certain financial and securities data of the Company and Fred Myer with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Smith's Common Stock and Fred Meyer Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in connection with any strategic transactions with respect to the Company.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Fred Meyer or their respective representatives, or that was otherwise reviewed by us. In particular, we have reviewed and relied upon the estimates of the management of the Company and Fred Meyer of the cost savings and operating synergies achievable as a result of the Merger. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Fred Meyer as to the future operating and financial performance of the Company and Fred Meyer. We have not assumed responsibility for making an independent evaluation of the Company's or Fred Meyer's assets or liabilities or any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economics, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which Holdings Common Stock will actually trade at any time. Our opinion does not address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. DJ has performed investment banking and other services for the Company in the past and has been compensated for such services. During the past year, DJ has co-managed a $575 million offering of Senior Subordinated Notes of the Company for which it received usual and customary compensation.

     Based upon the foregoing and other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of Smith's Common Stock from a financial point of view.

                                       Very truly yours,

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION



                                       By: KENNETH VIELLIEU
                                           -------------------------------------
                                           Kenneth Viellieu
                                           Managing Director

                                                                      APPENDIX D

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            MEYER-SMITH HOLDCO, INC.
                             A DELAWARE CORPORATION


     Pursuant to Section 245 of the Delaware General Corporation Law, the undersigned hereby makes this Restated Certificate of Incorporation of the Delaware corporation MEYER-SMITH HOLDCO, INC., whose Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on July 7, 1997, and certifies as follows:

                                    ARTICLE I

     The name of the Corporation is MEYER-SMITH HOLDCO, INC.

                                   ARTICLE II

     The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     A. The total number of shares of stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares, consisting of four hundred million (400,000,000) shares of Common Stock having a par value of $.01 per share and one hundred million (100,000,000) shares of Preferred Stock having a par value of $.01 per share.

     B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series shall include determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights and the voting powers, if any, of the holders of such series;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitations of that series.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                    ARTICLE V

     The Board of Directors of the Corporation may alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VI

     No action may be taken by stockholders of this Corporation other than at an annual or special meeting of stockholders and the ability of stockholders to act by written consent is specifically denied.

                                   ARTICLE VII

     A. The Corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The foregoing right to indemnification shall not apply in respect of actions, suits or proceedings (or parts thereof) against the Corporation unless such action, suit or proceeding shall have been approved by the Board of Directors.

     Any person other than a director or officer who is or was an employee or agent of the Corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to such extent as the Board of Directors in its discretion at any time or from time to time may authorize.

     B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                  ARTICLE VIII

     A. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than 15 as fixed from time to time by the Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be eleven until otherwise fixed by a majority of the entire Board of Directors.

     B. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividend or upon liquidation, shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. Directors of the first class shall be elected to hold office for a term expiring at the 1998 annual meeting, directors of the second class shall be elected to hold office for a term expiring at the 1999 annual meeting and directors of the third class shall be elected to hold office for a term expiring at the 2000 annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

     C. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     D. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the provisions set forth in this Article VIII may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this
Article VIII, unless such action is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     E. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the provisions set forth in
Section 1.11 of the Bylaws of the Corporation may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with Section 1.11 of the Bylaws, unless such action is approved by the Board of Directors or by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally at an annual or special meeting of stockholders (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.


                                   MEYER-SMITH HOLDCO, INC.


                                   By KENNETH THRASHER
                                      --------------------------------------
                                      Kenneth Thrasher, Executive Vice President

                                                                      APPENDIX E

                                     BYLAWS

                                       OF

                            MEYER-SMITH HOLDCO, INC.


                                    ARTICLE I

                                  STOCKHOLDERS

     1.1 Annual Meeting. The annual meeting of the stockholders shall be held at a date and time fixed by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting an the designated date shall not affect the validity of any corporate action.

     1.2 Special Meetings. Special meetings of the stockholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary upon direction by the Board of Directors.

     1.3 Place of Meetings. Meetings of the stockholders shall be hold at any place in or out of the State of Delaware designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

     1.4 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting of the stockholders and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called shall be given by the corporation to each stockholder entitled to vote at the meeting and, if required by law, to any other stockholders entitled to receive notice, not more than 60 days nor less than 10 days before the meeting date. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at the stockholder's address shown in the Corporation's record of stockholders. Any previously scheduled meeting of the shareholders may be postponed and any special meeting of the shareholders may be canceled by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such meeting of shareholders.

     1.5 Waiver of Notice. A stockholder may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. The waiver shall be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A stockholder's attendance at a meeting constitutes a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     1.6 Fixing of Record Date.

          (1) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than 60 nor less than 10 days before the date of such meeting nor (ii) more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors nor (iii) more than 60 days prior to any other action.

          (2) If no record date is fixed:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is hold.

               (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (3) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.7 List of Stockholders for Meeting. After a record date for a meeting of the stockholders is fixed and at least 10 days before any such meeting, the Corporation shall prepare an alphabetical list of all stockholders entitled to vote at the meeting of the stockholders showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list of stockholders shall be available for inspection by any stockholder, upon proper demand as may be required by law, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the list of stockholders available at the meeting, and any stockholder or the stockholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the list of stockholders does not affect the validity of action taken at the meeting except that upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting.

     1.8 Quorum; Adjournment.

          (1) A majority of the voting power present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

          (2) The chair of the meeting or a majority of voting power represented at the meeting, may adjourn the meeting from time to time to a different time and place without further notice to any stockholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting or if the adjournment is for more than 30 days. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally hold.

          (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

     1.9 Voting Requirements. If a quorum exists, action on a matter, other than the election of directors, is approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     1.10 Proxies. A stockholder may vote shares in person or by proxy. A stockholder may appoint a proxy either by personally executing an appointment form or by causing the stockholder's agent or attorney-in-fact to execute such form, or by such other means as is specifically authorized by law. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. An appointment is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

     1.11 Notice of Stockholder Business and Nominations.

          (1) Annual Meetings of Stockholders.

               (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice as provided for in this Section 1.11 and on the date of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.

               (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (c) Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (2) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (3) General.

               (a) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11, and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.

               (b) For the purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

               (c) Notwithstanding the foregoing provisions of Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.11. Nothing in Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     2.1 Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors shall appoint a Chairman, who shall preside at meetings of the Board of Directors and of the stockholders and who shall exercise the usual powers pertaining to that office. The Chairman of the Board shall not be an officer of the Corporation.

     2.2 Number, Term, Qualification and Classification. The number, term, qualification and classification of the directors of the Board of Directors shall be as set forth in the Corporation's Certificate of Incorporation.

     2.3 Regular Meetings. A regular meeting of the Board of Directors may be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders. Regular meetings of the Board of Directors shall be held at such times and places as may be from time to time fixed by the Board of Directors or as may be specified in a notice of meeting. Notice need not be given of regular meetings of the Board of Directors.

     2.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the directors then serving and shall be called by the Chairman of the Board, the President or the Secretary upon direction by the Board of Directors.

     2.5 Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, facsimile transmission, other form of wire or wireless communication, mail or courier service sent to director's business or home address. If mailed, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addresses, (d) if given by teletype or facsimile, upon transmission of the message, or (e) if given by overnight mail or courier, one day after delivery to the overnight mail or courier service company. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice or waiver of notice of any regular or special meeting need not describe the purposes of, or the business to be transacted at, the meeting unless required by law or the Certificate of Incorporation.

     2.6 Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.7 Quorum. One-third of the total number of directors fixed in accordance with the Certificate of Incorporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that, if the total number of directors fixed in accordance with the provisions of the Certificate of Incorporation is one, then one director shall constitute a quorum. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     2.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation or these Bylaws.

     2.9 Meeting by Telephone Conference; Action Without Meeting.

          (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

          (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes of proceedings of the Board of Directors. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or liter effective date.

     2.10 Vacancies. Any vacancy on the Board of Directors may be filled by the Board of Directors as set forth in the Corporation's Certificate of Incorporation. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     2.11 Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

     2.12 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

         2.13 Resignation. Any director may resign by delivering written notice to the Board of Directors, the Chairman of the Board or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the General Corporation Law of Delaware.

     3.2 Changes of Size and Function. Subject to the provisions of the General Corporation Law of Delaware, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

     3.3 Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

     3.4 Compensation. By resolution of the Board of Directors, Committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

     4.1 Appointment. The Board of Directors shall appoint a President and Chief Executive Officer, such Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. The Board of Directors may appoint such other officers, assistant officers and agents as the Board of Directors may determine. Any two or more offices may be held by the same person.

     4.2 Term. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

     4.3 Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.

     4.4 President. The President shall be the Chief Executive Officer and exercise the usual powers pertaining to that office. Subject to the control of the Board of Directors, the President shall be in general charge of the Corporation's business and affairs. The President shall report to and consult with the Board of Directors. Unless otherwise determined by the Board of Directors, the President shall have authority to vote any shares of stock of another corporation owned by the Corporation and to delegate this authority to any other officer. The President shall have such other powers and duties as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board of Directors and the stockholders.

     4.5 Vice Presidents. Each Vice President shall perform the duties and responsibilities prescribed by the Board of Directors or as may be assigned from time to time by the President. The Board of Directors may confer a special title upon a Vice President.

     4.6 Secretary.

          (1) The Secretary shall record and keep the minutes of all meetings of the directors and the stockholders in one or more books provided for that purpose and perform any other duties prescribed by the Board of Directors.

          (2) Any assistant secretary shall have the duties prescribed from time to time by the Board of Directors or the secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

     4.7 Treasurer. The Treasurer shall be responsible for such financial matters of the Corporation and shall have such other duties as are prescribed from time to time by the Board of Directors.

                                    ARTICLE V

                                 INDEMNIFICATION

     The Corporation shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the Corporation to the fullest extent not prohibited by law who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses of any such current or former employee or agent in any such proceeding in advance of the final disposition of the proceeding if such person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Certificate of incorporation or any statute, Bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement. The foregoing right to indemnification shall not apply in respect of actions, suits or proceedings (or parts thereof) against the Corporation unless such action, suit or proceeding shall have been approved by the Board of Directors.

                                   ARTICLE VI

                               ISSUANCE OF SHARES

     6.1 Adequacy of Consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

     6.2 Certificates for Shares.

          (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the General Corporation Law of Delaware and these Bylaws. The certificates shall be signed, either manually or in facsimile, by two officers of the corporation, who shall be the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. Any or all of the signatures upon a certificate may be facsimiles.

          (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Certificate of Incorporation, the Bylaws, securities laws, a stockholders' agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the corporation retains a copy of the full text. Every certificate issued when the corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

          (3) All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued upon receipt by the Corporation of security against loss (by bond, indemnity or otherwise) to the extent deemed necessary by the Board of Directors.

     6.3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the corporation to the owner thereof for all purposes.

     6.4 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

     6.5 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     6.6 Fractional Shares. The Corporation shall not issue certificates for fractional shares.

                                   ARTICLE VII

                     CONTRACTS, CHECKS AND OTHER INSTRUMENTS

     7.1 Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

     7.2 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors, the Chairman of the Board or the President.

     7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

     8.2 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the stockholders of the Corporation.

                                       Adopted:  July 14, 1997

                                                                      APPENDIX F

--------------------------------------------------------------------------------







                                VOTING AGREEMENT

                                      among

                                FRED MEYER, INC.

                                       and

                      EACH OF THE INDIVIDUALS AND ENTITIES

                       LISTED ON THE SIGNATURE PAGE HERETO




                            Dated as of May 11, 1997






--------------------------------------------------------------------------------

     VOTING AGREEMENT (this "Agreement") dated as of May 11, 1997, among Fred Meyer, Inc., a Delaware corporation ("Fred Meyer") and the individuals and entities (other than the University of Utah and the Corporation of the President of the Church of Jesus Christ of Latter-Day Saints (the "Other Stockholders")) listed on Schedule A attached hereto and each of such individuals and entities being a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS, Fred Meyer and Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Reorganization and Merger dated as of the date hereof (as the same may be amended or supplemented in a manner not adverse to the Stockholders, the "Reorganization Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement) providing for the formation of a new Delaware holding company, Meyer-Smith Holdco, Inc. ("Holdings"), the formation of two subsidiaries wholly-owned by Holdings ("Fred Meyer Merger Sub, Inc." and "Smith's Merger Sub, Inc.") and the simultaneous merger of Fred Meyer Merger Sub, Inc. with and into Fred Meyer and Smith's Merger Sub, Inc. with and into the Company (the "Merger") so that each of Fred Meyer and the Company become wholly-owned subsidiaries of Holdings, upon the terms and subject to the conditions set forth in the Reorganization Agreement;

     WHEREAS, pursuant to the Merger the Common Stock (as defined below) will be converted into shares of common stock, par value $.01 per share, of Holdings and each share of the Series I Preferred Stock (as defined below) shall be converted into the right to receive thirty-three and one-third cents ($.33 1/3) (the "Preferred Consideration)";

     WHEREAS, simultaneously with the execution hereof, Fred Meyer is entering into voting agreements (the "Other Voting Agreements", and together with this Agreement, the "Voting Agreements") with the Other Stockholders, dated as of the date hereof;

     WHEREAS, immediately prior to the Effective Time, Fred Meyer will assign each of the Voting Agreements and all of its rights, interests and obligations hereunder and thereunder to Holdings;

     WHEREAS, each Stockholder and each Other Stockholder owns beneficially and (except as set forth on Schedule A attached hereto) of record (i) the number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), of Class C Common Stock, par value $.01 per share, of the Company (the "Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock") and of Series I Preferred Stock, par value $.01 per share, of the Company (the "Series I Preferred Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Common Stock and of Series I Preferred Stock, together with any other shares of capital stock of the Company acquired (including, without limitation, through the exercise of Options or Warrants or by reason of any split, reclassification, stock dividend or other distribution with respect to the capital stock of the Company) by such Stockholder or such Other Stockholder after the date hereof and during the term of the Voting Agreements, being collectively referred to herein as the "Subject Shares") and
(ii) options issued under any Stock

Option Plan (the "Options") and warrants (the "Warrants") issued under the Warrant Agreement, dated as of May 23, 1996, between the Company and The Yucaipa Companies, a California general partnership (the "Partnership") (the "Warrant Agreement") to acquire the number of shares of Common Stock or of Series I Preferred Stock, if any, set forth opposite his or its name on Schedule A attached hereto;

     WHEREAS, the Common Stock and the Series I Preferred Stock set forth on Schedule A attached hereto represent at least 50.1% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote on each of the matters set forth in Section 3 hereof; and

     WHEREAS, as a condition to its willingness to enter into the Reorganization Agreement, Fred Meyer has required that the Other Stockholders enter into the Other Voting Agreements and that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce Fred Meyer to enter into, and in consideration of its entering into, the Reorganization Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. Representations and Warranties of each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Fred Meyer as of the date hereof in respect of himself or itself as follows:

          (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder (or in the case of any Stockholder which is a trust, by the trustee on behalf of such trust, or in the case of any Stockholder which is a partnership by a general partner on behalf of such partnership) and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Subject Shares, Option or Warrants constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, and is enforceable against such spouse in accordance with its terms. No trust which is a Stockholder requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b) The Subject Shares, Options and Warrants. The Stockholder is the beneficial and (except as set forth on Schedule A attached hereto) record owner of, and has good and marketable title to, the Subject Shares, Options and Warrants set forth opposite such Stockholder's name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever (other than as set forth on Schedule A attached hereto). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares and the shares of Common Stock subject to any Options or Warrants set forth opposite such Stockholder's name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement or as otherwise set forth on Schedule A attached hereto. The Partnership has not transferred, sold, pledged, assigned or otherwise disposed of (including by gift) (collectively, "Transfer") any Warrants issued to it pursuant to the Warrant Agreement and the Warrants set forth opposite the Partnership's name on Schedule A attached hereto constitute all of the Warrants issued and outstanding under the Warrant Agreement.

     2. Representations and Warranties of Fred Meyer. Fred Meyer hereby represents and warrants to each Stockholder that Fred Meyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fred Meyer, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Fred Meyer. This Agreement has been duly executed and delivered by Fred Meyer and constitutes a valid and binding obligation of Fred Meyer enforceable in accordance with its terms.

     3. Covenants of each Stockholder. Until the termination of this Agreement in accordance with Section 7 hereof, each Stockholder, severally and not jointly, agrees as follows:

          (a) Vote for the Merger. At any duly noticed meeting of stockholders of the Company called to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Fred Meyer, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Reorganization Agreement and the approval of the terms thereof and, to the extent presented to the stockholders of the Company for a vote, each of the other transactions contemplated by the Reorganization Agreement. The Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Merger or the other transactions contemplated by the Reorganization Agreement.

          (b) Vote Against Acquisition Proposals. At any duly noticed meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Reorganization Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal as such term is defined in the Reorganization Agreement relating to the Company (an "Acquisition Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Reorganization Agreement or any of the other transactions contemplated by the Reorganization Agreement or change in any manner the voting rights of any class of capital stock of the Company. Subject to
     Section 9, the Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (c) Transfer of Subject Shares, Options and Warrants. Except pursuant to this Agreement and except as provided in the immediately succeeding sentence of this Section 3(c), the Stockholder agrees not to (i) Transfer, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares, any Option or Warrant or any shares of Common Stock subject to any Option or Warrant to any person, other than pursuant to the terms of the Merger, (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or (iii) convert (or cause to be converted) any of the Subject Shares consisting of Class A Common Stock into Class B Common Stock, in whole or in part, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder shall have the right (i) for estate planning purposes, to Transfer Subject Shares to a transferee if and only if such Transfer will not result in the automatic conversion of Class A Common Stock or Class C Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the due execution and delivery to Fred Meyer by each transferee of a legal, valid and binding counterpart to this Agreement and
     (ii) to pledge such Subject Shares for purposes of securing customary margin or similar loans (and other customary steps related thereto, including transferring the certificate evidencing the shares into the name of the lender or its nominee) if and only if, in the case of the Class A Common Stock or the Series I Preferred Stock, such pledge will not result in the automatic conversion of Class A Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the delivery to Fred Meyer of an acknowledgment by the pledgee of the existence of this Agreement.

          (d) No Solicitation. During the term of this Agreement, the Stockholder shall not, nor shall it permit any of its Affiliates or any director, officer, employee, investment banker, attorney or other adviser or representative of any of the foregoing to, (i) directly or indirectly, solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) subject to the terms of
     Section 9, directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

          (e) Stockholder Assistance. Until the Merger is consummated or the Reorganization Agreement is terminated, the Stockholder shall use all reasonable efforts to assist and cooperate with the other parties to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement, subject, in each case to the requirements of applicable laws, regulations, decrees or other judicial process and subject to the fiduciary obligations of any such Stockholder who is also an officer or director of the Company in his capacity as such.

          (f) Treatment of Certain Stockholder Profits. (i) In the event that the Reorganization Agreement shall have been terminated at any time pursuant to Section 7.4(a) thereof or Section 7.4(d) thereof, or is terminated, at any time after an Acquisition Proposal is made, pursuant to
     Section 7.2(c) thereof (regardless of whether such termination is by Fred Meyer or the Company), Section 7.4(b) thereof or Section 7.4(c) thereof, and at the time of such termination less than 50.1% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote on each of the matters set forth in Section 3 hereof is subject to valid and binding Voting Agreements in full force and effect in all respects. Each Stockholder shall pay to Fred Meyer on demand an amount equal to all profit (determined in accordance with Section 3(f) (ii) of such Stockholder from the consummation of any Acquisition Proposal (an "Acquisition Transaction") within 18 months of such termination.

               (ii) For purposes of this Section 3(f), the profit of any Stockholder from any Acquisition Transaction shall equal (A) the aggregate consideration received by such Stockholder (or which such Stockholder is legally entitled to receive) pursuant to such Acquisition Transaction, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation plus (B) the fair market value, on the date of disposition, of all Subject Shares, Options and Warrants of such Stockholder and shares of Common Stock acquired by such Stockholder upon exercise of any Option or Warrant (less the exercise price thereof) disposed of after the termination of the Reorganization Agreement and prior to the date of such consummation less
     (C) the fair market value of the aggregate consideration that would have been issuable or payable to such Stockholder pursuant to the Reorganization Agreement in effect on the date hereof, valued as of immediately prior to the first public announcement of the termination of, or the intention of Fred Meyer or the Company to terminate, the Reorganization Agreement, as if the Merger had been consummated on the date of such public announcement. For purposes of clause (C) above, the fair market value of the common stock of Holdings that would have been received by the Stockholders pursuant to the Reorganization Agreement as originally executed shall be deemed to be the fair market value of the common stock, par value $.01 per share, of Fred Meyer.

               (iii) For purposes of this Section 3(f), the fair market value of any non-cash consideration consisting of:

               (A) securities listed on a national securities exchange or traded on the NASDAQ/NMS shall be equal to the average closing price per share of such security as reported on the composite trading system of such exchange or by NASDAQ/NMS for the five trading days ending on the trading day immediately prior to the date of value determination; and

               (B) consideration which is other than cash or securities of the form specified in clause (A) of this Section 3(f) (iii) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by Fred Meyer, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

               (iv) Any payment of profit under this Section 3(f) shall (x) if paid in cash, be paid by wire transfer of same day funds to an account designated by Fred Meyer and (y) if paid through a mutually agreed transfer of securities, to the extent such transfer is permitted by applicable law and the transfer of such securities to Fred Meyer would not adversely impact Fred Meyer, or the value of such securities, be paid through delivery of such securities, suitably endorsed for transfer.

     4. Affiliate Letter; Tax Certificates. Each Stockholder (other than any Stockholder holding only shares of Series I Preferred Stock) shall execute and deliver an Affiliate Letter contemplated by the Reorganization Agreement and such tax certificates as may reasonably be requested by tax counsel for Fred Meyer or for the Company in connection with the rendering of the tax opinions contemplated by the Reorganization Agreement

     5. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Fred Meyer or Holdings may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Fred Meyer may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Holdings or to any direct or indirect wholly owned subsidiary of Fred Meyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

     7. Termination. This Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Reorganization Agreement or (b) the Effective Time of the Merger; provided, however, that unless (x) the Company is in material breach of its material obligations under the Reorganization Agreement, (y) any Stockholder or any Other Stockholder is in material breach of its material obligations under this Agreement or the Other Voting Agreements, as the case may be or (z) a meeting of the Company's stockholders (or any adjournment thereof) has been held to consider the Merger and the other transactions contemplated by the Reorganization Agreement and the Smith's Stockholder Approval was not obtained, this Agreement shall terminate at the time the Reorganization Agreement is terminated (i) pursuant to Section 7.1 or 7.2(b) thereof, or (ii) by the Company (A) pursuant to Section 7.2(d) thereof or
(B) pursuant to Section 7.2(a) thereof (unless an Acquisition Proposal is pending at the time of such termination) made) or (C) pursuant to Section 7.3 thereof. Notwithstanding the foregoing, Section 3(f) shall (if operative in accordance with its terms) survive the termination of the Reorganization Agreement for the period of time specified therein.

     8. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Fred Meyer in accordance with the notification provision contained in the Reorganization Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto and other than Holdings, which is an express beneficiary of this Agreement, any rights or remedies hereunder.

          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g) Public Announcements. Each Stockholder will consult with Fred Meyer and use reasonable efforts to agree upon the text of any press release, before issuing any press release or otherwise making public statements with respect to the transactions contemplated by this Agreement and the Reorganization Agreement and shall not issue any such press release or make any such public statement without Fred Meyer's prior consent, which consent shall not be unreasonably withheld, except as may be required by applicable law (including requirements of stock exchanges and other similar regulatory bodies).

          (h) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, or the general partner of a partnership which is the beneficial owner of such Stockholder's Subject Shares or Options or Warrants and nothing herein shall limit or affect any actions taken by a Stockholder in his or its capacity as an officer or director of the Company to the extent specifically permitted by the Reorganization Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by any Stockholder.

     10. Enforcement. The parties agree, and the beneficiaries of each trust which is a party hereto have agreed, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby and
(v) appoints The Corporation Trust Corporation as such party's agent for service of process in the State of Delaware.

     11. Each Stockholder owning Series I Preferred Stock hereby acknowledges that it will receive the Preferred Consideration in the Merger and hereby agrees to accept the Preferred Consideration in exchange for the cancellation of its Series I Preferred Stock and to take such further actions as Fred Meyer and the Company may request to evidence such agreement.

                            (Signature page follows)

     IN WITNESS WHEREOF, Fred Meyer has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement or has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                       FRED MEYER, INC.


                                       By:  /S/ ROBERT G. MILLER
                                           -------------------------------------
                                       Name: Robert G. Miller
                                       Title: Chief Executive Officer
                                              and President


                                       STOCKHOLDERS:


                                       THE YUCAIPA COMPANIES


                                       By:  /S/ RONALD W. BURKLE
                                           -------------------------------------
                                       Name: Ronald W. Burkle
                                       Title:  General Partner





                                       YUCAIPA ARIZONA PARTNERS, L.P.

                                       YUCAIPA SMITTY'S PARTNERS, L.P.

                                       YUCAIPA SMITTY'S PARTNERS II, L.P.

                                       YUCAIPA SSV PARTNERS, L.P.

                                       By:  THE YUCAIPA COMPANIES
                                            as the General Partner of each of
                                            the entities listed above


                                            By:  /S/ RONALD W. BURKLE
                                                --------------------------------
                                             Name: Ronald W. Burkle
                                             Title:  General Partner

                                            /S/ JEFFREY P. SMITH
                                            ------------------------------------
                                            JEFFREY P. SMITH


                                            /S/ FRED L. SMITH
                                            ------------------------------------
                                            FRED L. SMITH


                                            /S/ RICHARD D. SMITH
                                            ------------------------------------
                                            RICHARD D. SMITH


                                            THE DEE GLENN MARITAL TRUST


                                            By:  /S/ JEFFREY P. SMITH
                                                --------------------------------
                                            Name:  Jeffrey P. Smith
                                            Title: Trustee


                                            TRUST FOR THE CHILDREN OF JEFFREY P.
                                            SMITH


                                            By:  /S/ JEFFREY P. SMITH
                                                --------------------------------
                                            Name:  Jeffrey P. Smith
                                            Title: Trustee


                                            TRUST FOR THE CHILDREN OF FRED L.
                                            SMITH


                                            By:  /S/ FRED L. SMITH
                                                --------------------------------
                                            Name:  Fred L. Smith
                                            Title: Trustee


                                            TRUST FOR THE CHILDREN OF RICHARD D.
                                            SMITH


                                            By:  /S/ RICHARD D. SMITH
                                                --------------------------------
                                            Name:  Richard D. Smith
                                            Title: Trustee

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
The Yucaipa Companies                                                  200,000                                          1,842,555/1
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Arizona Partners, L.P.                                         273,582
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Smitty's Partners, L.P.                                        300,667
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

--------------

1 No shares of Class C Common Stock have been issued. 1,842,555 shares of non-voting Class C Common Stock are issuable upon exercise of the Yucaipa
     Warrant.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Yucaipa Smitty's Partners II, L.P.                                     136,793
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa SSV Partners, L.P.                                           1,340,772/2
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

University of Utah                                                                      2,267,731
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT  84112

--------------

2 Of this total, 660,000 shares are pledged to Goldman, Sachs & Co. for collateral purposes in connection with a margin account.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Corporation of the President of the Church                                              2,000,010
of Jesus Christ of Latter-Day Saints
50 East North Temple
Salt Lake City UT  84150

Jeffrey P. Smith                                     648,666             5,141
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

Fred L. Smith                                        252,708
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Richard D. Smith
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Dee Glen Smith Marital Trust I                       224,287                            3,253,623
c/o Ida W. Smith
1066 North East Capital Blvd.
Salt Lake City, UT  84103

Trust for the Children of Jeffrey P. Smith           560,353
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Trust for the Children of Fred L. Smith              560,353/3
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Trust for the Children of Richard D. Smith           483,952
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                                  ----------         ---------         ----------       ----------      ---------

Total Shares                                       2,730,319         2,256,955          7,521,364                       1,842,555
                                                  ==========         =========         ==========       ==========      =========

Total Voting Power                                27,303,190         2,256,955         75,213,640
                                                  ==========         =========         ==========       ==========      =========

--------------

3    The children of Fred L. Smith have individual trusts of shares of Class A
     Common Stock. Fred L. Smith is the trustee and the trusts are as follows:
     Fred Lloyd Smith Trust - 41,353 shares, Staci Elaine Smith Trust - 28,670 shares and Zachary Dee Smith Trust - 28,670 shares.

--------------------------------------------------------------------------------







                                VOTING AGREEMENT

                                     between

                                FRED MEYER, INC.

                                       and

                               UNIVERSITY OF UTAH









                            Dated as of May 11, 1997






--------------------------------------------------------------------------------

     VOTING AGREEMENT (this "Agreement") dated as of May 11, 1997, between Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), and the University of Utah (the "Stockholder").

     WHEREAS, Fred Meyer and Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Reorganization and Merger dated as of the date hereof (as the same may be amended or supplemented in a manner not adverse to the Stockholder, the "Reorganization Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement) providing for the formation of a new Delaware holding company, Meyer-Smith Holdco, Inc. ("Holdings"), the formation of two subsidiaries wholly-owned by Holdings ("Fred Meyer Merger Sub, Inc." and "Smith's Merger Sub, Inc.") and the simultaneous merger of Fred Meyer Merger Sub, Inc. with and into Fred Meyer and Smith's Merger Sub, Inc. with and into the Company (the "Merger") so that each of Fred Meyer and the Company become wholly-owned subsidiaries of Holdings, upon the terms and subject to the conditions set forth in the Reorganization Agreement;

     WHEREAS, pursuant to the Merger the Common Stock (as defined below) will be converted into shares of common stock, par value $.01 per share, of Holdings and each share of the Series I Preferred Stock (as defined below) shall be converted into the right to receive thirty-three and one-third cents ($.33 1/3) (the "Preferred Consideration");

     WHEREAS, simultaneously with the execution hereof, Fred Meyer is entering into voting agreements (the "Other Voting Agreements", and together with this Agreement, the "Voting Agreements"), with each of the other stockholders of the Company named in Schedule A attached hereto (the "Other Stockholders" and together with the Stockholder, the "Stockholders");

     WHEREAS, immediately prior to the Effective Time, Fred Meyer will assign each of the Voting Agreements and all of its rights, interests and obligations hereunder and thereunder to Holdings;

     WHEREAS , the Stockholder and each Other Stockholder owns beneficially and (except as set forth on Schedule A attached hereto) of record the number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), of Class C Common Stock, par value $.01 per share, of the Company (the "Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock") and of Series I Preferred Stock, par value $.01 per share, of the Company (the "Series I Preferred Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Common Stock and of Series I Preferred Stock, together with any other shares of capital stock of the Company acquired (including, without limitation, through the exercise of Options or Warrants or by reason of any split, reclassification, stock dividend or other distribution with respect to the capital stock of the Company) by such Stockholder or such Other Stockholder after the date hereof and during the term of the Voting Agreements, being collectively referred to herein as the "Subject Shares");

     WHEREAS, the Common Stock and the Series I Preferred Stock set forth on Schedule A attached hereto represent at least 50.1% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote on each of the matters set forth in Section 3 hereof; and

     WHEREAS, as a condition to its willingness to enter into the Reorganization Agreement, Fred Meyer has required that the Other Stockholders enter into the Other Voting Agreements and that the Stockholder enter into this Agreement;

     NOW, THEREFORE, to induce Fred Meyer to enter into, and in consideration of its entering into, the Reorganization Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Fred Meyer as of the date hereof in respect of itself as follows:

          (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder (or in the case of a Stockholder which is a trust, by the trustee on behalf of such trust or in the case of a Stockholder which is a partnership, by a general partner on behalf of such partnership) and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. No trust which is a Stockholder requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b) The Subject Shares, Options and Warrants. The Stockholder is the beneficial and (except as set forth on Schedule A attached hereto) record owner of, and has good and marketable title to, the Subject Shares, options and warrants set forth opposite the Stockholder's name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever (other than as set forth on Schedule A attached hereto). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares and the shares of Common Stock subject to any options or warrants set forth opposite the Stockholder's name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement or as otherwise set forth on Schedule A attached hereto.

     2. Representations and Warranties of Fred Meyer. Fred Meyer hereby represents and warrants to the Stockholder that Fred Meyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fred Meyer, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Fred Meyer. This Agreement has been duly executed and delivered by Fred Meyer and constitutes a valid and binding obligation of Fred Meyer enforceable in accordance with its terms.

     3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 7 hereof, the Stockholder agrees as follows:

          (a) Vote for the Merger. At any duly noticed meeting of stockholders of the Company called to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Fred Meyer, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Reorganization Agreement and the approval of the terms thereof and, to the extent presented to the stockholders of the Company for a vote, each of the other transactions contemplated by the Reorganization Agreement. The Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Merger or the other transactions contemplated by the Reorganization Agreement.

          (b) Vote Against Acquisition Proposals. At any duly noticed meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Reorganization Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal as such term is defined in the Reorganization Agreement relating to the Company (an "Acquisition Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Reorganization Agreement or any of the other transactions contemplated by the Reorganization Agreement or change in any manner the voting rights of any class of capital stock of the Company. Subject to Section 9, the Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (c) Transfer of Subject Shares, Options and Warrants. Except pursuant to this Agreement and except as provided in the immediately succeeding sentence of this Section 3(c), the Stockholder agrees not to (i) Transfer, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares, any option or warrant or any shares of Common Stock subject to any option or warrant to any person, other than pursuant to the terms of the Merger, (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or (iii) convert (or cause to be converted) any of the Subject Shares consisting of Class A Common Stock into Class B Common Stock, in whole or in part, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder shall have the right (i) for estate planning purposes, to Transfer Subject Shares to a transferee if and only if such Transfer will not result in the automatic conversion of Class A Common Stock or Class C Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the due execution and delivery to Fred Meyer by each transferee of a legal, valid and binding counterpart to this Agreement and
     (ii) to pledge such Subject Shares for purposes of securing customary margin or similar loans (and other customary steps related thereto, including transferring the certificate evidencing the shares into the name of the lender or its nominee) if and only if, in the case of the Class A Common Stock or the Series I Preferred Stock, such pledge will not result in the automatic conversion of Class A Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the delivery to Fred Meyer of an acknowledgment by the pledgee of the existence of this Agreement.

          (d) No Solicitation. During the term of this Agreement, the Stockholder shall not, nor shall it permit any of its Affiliates or any director, officer, employee, investment banker, attorney or other adviser or representative of any of the foregoing to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) subject to the terms of Section 9, directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

          (e) Stockholder Assistance. Until the Merger is consummated or the Reorganization Agreement is terminated, the Stockholder shall use all reasonable efforts to assist and cooperate with the other parties to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement, subject, in each case to the requirements of applicable laws, regulations, decrees or other judicial process and subject to the fiduciary obligations of any of the Stockholders who is also an officer or director of the Company in his capacity as such.

     4. Confidentiality. The Stockholder hereby agrees to be bound, to the same extent as the Company is bound, by the terms and conditions of the Confidentiality Agreement, dated as of March 26, 1997 by and between Fred Meyer and the Company.

     5. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Fred Meyer or Holdings may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Fred Meyer may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Holdings or to any direct or indirect wholly owned subsidiary of Fred Meyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

     7. Termination. This Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Reorganization Agreement or (b) the Effective Time of the Merger; provided, however, that unless (x) the Company is in material breach of its material obligations under the Reorganization Agreement, (y) the Stockholder or any Other Stockholder is in material breach of its material obligations under this Agreement or the Other Voting Agreements, as the case may be or (z) a meeting of the Company's stockholders (or any adjournment thereof) has been held to consider the Merger and the other transactions contemplated by the Reorganization Agreement and the Smith's Stockholder Approval was not obtained, this Agreement shall terminate at the time the Reorganization Agreement is terminated (i) pursuant to Section 7.1 or 7.2(b) thereof, or (ii) by the Company (A) pursuant to Section 7.2(d) thereof or
(B) pursuant to Section 7.2(a) thereof (unless an Acquisition Proposal is pending at the time of such termination) or (C) pursuant to Section 7.3 thereof.

     8. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Fred Meyer in accordance with the notification provision contained in the Reorganization Agreement and to the Stockholder at its address set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words

     "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto and other than Holdings, which is an express beneficiary of this Agreement, any rights or remedies hereunder.

          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g) Public Announcements. The Stockholder will consult with Fred Meyer and use reasonable efforts to agree upon the text of any press release, before issuing any press release or otherwise making public statements with respect to the transactions contemplated by this Agreement and the Reorganization Agreement and shall not issue any such press release or make any such public statement without Fred Meyer's prior consent, which consent shall not be unreasonably withheld, except as may be required by applicable law (including requirements of stock exchanges and other similar regulatory bodies).

          (h) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. The Stockholder signs solely in its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, or the general partner of a partnership which is the beneficial owner of the Stockholder's Subject Shares or Options or Warrants and nothing herein shall limit or affect any actions taken by the Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Reorganization Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by the Stockholder.

     10. Enforcement. The parties agree, and the beneficiaries of each trust which is a party hereto have agreed, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby and (v) appoints The Corporation Trust Corporation as such party's agent for service of process in the State of Delaware.

     11. The Stockholder hereby acknowledges that it will receive the Preferred Consideration in the Merger and hereby agrees to accept the Preferred Consideration in exchange for the cancellation of its Series I Preferred Stock and to take such further actions as Fred Meyer and the Company may request to evidence such agreement.

                            (Signature page follows)

     IN WITNESS WHEREOF, each of Fred Meyer and the Stockholder has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder as of the date first written above.

                                       FRED MEYER, INC.


                                       By: ROBERT G. MILLER
                                           -------------------------------------
                                       Name: Robert G. Miller
                                       Title: Chief Executive Officer and
                                              President





                                       UNIVERSITY OF UTAH


                                       By: THOMAS G. NYCUM
                                           -------------------------------------
                                       Name: Thomas G. Nycum
                                       Title: Vice President for Administrative
                                              Services

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
The Yucaipa Companies                                                  200,000                                          1,842,555/1
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Arizona Partners, L.P.                                         273,582
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Smitty's Partners, L.P.                                        300,667
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

--------------

1 No shares of Class C Common Stock have been issued. 1,842,555 shares of non-voting Class C Common Stock are issuable upon exercise of the Yucaipa
     Warrant.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Yucaipa Smitty's Partners II, L.P.                                     136,793
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa SSV Partners, L.P.                                           1,340,772/2
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

University of Utah                                                                      2,267,731
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT  84112

--------------

2 Of this total, 660,000 shares are pledged to Goldman, Sachs & Co. for collateral purposes in connection with a margin account.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Corporation of the President of the Church                                              2,000,010
of Jesus Christ of Latter-Day Saints
50 East North Temple
Salt Lake City UT  84150

Jeffrey P. Smith                                     648,666             5,141
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

Fred L. Smith                                        252,708
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Richard D. Smith
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Dee Glen Smith Marital Trust I                       224,287                            3,253,623
c/o Ida W. Smith
1066 North East Capital Blvd.
Salt Lake City, UT  84103

Trust for the Children of Jeffrey P. Smith           560,353
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Trust for the Children of Fred L. Smith              560,353/3
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Trust for the Children of Richard D. Smith           483,952
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                                  ----------         ---------         ----------       ----------      ---------

Total Shares                                       2,730,319         2,256,955          7,521,364                       1,842,555
                                                  ==========         =========         ==========       ==========      =========

Total Voting Power                                27,303,190         2,256,955         75,213,640
                                                  ==========         =========         ==========       ==========      =========

--------------

3    The children of Fred L. Smith have individual trusts of shares of Class A
     Common Stock. Fred L. Smith is the trustee and the trusts are as follows:
     Fred Lloyd Smith Trust - 41,353 shares, Staci Elaine Smith Trust - 28,670 shares and Zachary Dee Smith Trust - 28,670 shares.

--------------------------------------------------------------------------------







                                VOTING AGREEMENT

                                     between

                                FRED MEYER, INC.

                                       and

                   CORPORATION OF THE PRESIDENT OF THE CHURCH
                      OF JESUS CHRIST OF LATTER-DAY SAINTS




                            Dated as of May 11, 1997




--------------------------------------------------------------------------------

     VOTING AGREEMENT (this "Agreement") dated as of May 11, 1997, between Fred Meyer, Inc., a Delaware corporation ("Fred Meyer "), and the Corporation of the President of the Church of Jesus Christ of Latter-Day Saints (the
"Stockholder").

     WHEREAS, Fred Meyer and Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Reorganization and Merger dated as of the date hereof (as the same may be amended or supplemented in a manner not adverse to the Stockholder, the "Reorganization Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement) providing for the formation of a new Delaware holding company, Meyer-Smith Holdco, Inc. ("Holdings"), the formation of two subsidiaries wholly-owned by Holdings ("Fred Meyer Merger Sub, Inc." and "Smith's Merger Sub, Inc.") and the simultaneous merger of Fred Meyer Merger Sub, Inc. with and into Fred Meyer and Smith's Merger Sub, Inc. with and into the Company (the "Merger") so that each of Fred Meyer and the Company become wholly-owned subsidiaries of Holdings, upon the terms and subject to the conditions set forth in the Reorganization Agreement;

     WHEREAS, pursuant to the Merger the Common Stock (as defined below) will be converted into shares of common stock, par value $.01 per share, of Holdings and each share of the Series I Preferred Stock (as defined below) shall be converted into the right to receive thirty-three and one-third cents ($.33 1/3) (the "Preferred Consideration");

     WHEREAS, simultaneously with the execution hereof, Fred Meyer is entering into voting agreements (the "Other Voting Agreements", and together with this Agreement, the "Voting Agreements") with each of the other stockholders of the Company named in Schedule A attached hereto (the "Other Stockholders" and together with the Stockholder, the "Stockholders") dated as of the date hereof;

     WHEREAS, immediately prior to the Effective Time, Fred Meyer will assign each of the Voting Agreements and all of its rights, interests and obligations hereunder and thereunder to Holdings;

     WHEREAS, the Stockholder and each Other Stockholder owns beneficially and (except as set forth on Schedule A attached hereto) of record the number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), of Class C Common Stock, par value $.01 per share, of the Company (the "Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock") and of Series I Preferred Stock, par value $.01 per share, of the Company (the "Series I Preferred Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Common Stock and of Series I Preferred Stock, together with any other shares of capital stock of the Company acquired (including, without limitation, through the exercise of Options or Warrants or by reason of any split, reclassification, stock dividend or other distribution with respect to the capital stock of the Company) by the Stockholder or such Other Stockholder after the date hereof and during the term of the Voting Agreements, being collectively referred to herein as the "Subject Shares");

     WHEREAS, the Common Stock and the Series I Preferred Stock set forth on Schedule A attached hereto represent at least 50.1% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote on each of the matters set forth in Section 3 hereof; and

     WHEREAS, as a condition to its willingness to enter into the Reorganization Agreement, Fred Meyer has required that each of the Other Stockholders enter into the Other Voting Agreements and that the Stockholder enter into this Agreement;

     NOW, THEREFORE, to induce Fred Meyer to enter into, and in consideration of its entering into, the Reorganization Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Fred Meyer as of the date hereof in respect of itself as follows:

          (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder (or in the case of a Stockholder which is a trust, by the trustee on behalf of such trust, or in the case of a Stockholder which is a partnership by a general partner on behalf of such partnership) and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. No trust which is a Stockholder requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b) The Subject Shares, Options and Warrants. The Stockholder is the beneficial and (except as set forth on Schedule A attached hereto) record owner of, and has good and marketable title to, the Subject Shares, options and warrants set forth opposite its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever (other than as set forth on Schedule A attached hereto). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares and the shares of Common Stock subject to any options or warrants set forth opposite the Stockholder's name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject shares, except as contemplated by this Agreement or as otherwise set forth on Schedule A attached hereto.

     2. Representations and Warranties of Fred Meyer. Fred Meyer hereby represents and warrants to the Stockholder that Fred Meyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fred Meyer, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Fred Meyer. This Agreement has been duly executed and delivered by Fred Meyer and constitutes a valid and binding obligation of Fred Meyer enforceable in accordance with its terms.

     3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 7 hereof, the Stockholder agrees as follows:

          (a) Vote for the Merger. At any duly noticed meeting of stockholders of the Company called to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Fred Meyer, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Reorganization Agreement and the approval of the terms thereof and, to the extent presented to the stockholders of the Company for a vote, each of the other transactions contemplated by the Reorganization Agreement. The Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Merger or the other transactions contemplated by the Reorganization Agreement.

          (b) Vote Against Acquisition Proposals. At any duly noticed meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Reorganization Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal as such term is defined in the Reorganization Agreement relating to the Company (an "Acquisition Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Reorganization Agreement or any of the other transactions contemplated by the Reorganization Agreement or change in any manner the voting rights of any class of capital stock of the Company. Subject to
     Section 9, the Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (c) Transfer of Subject Shares, Options and Warrants . Except pursuant to this Agreement and except as provided in the immediately succeeding sentence of this Section 3(c), the Stockholder agrees not to (i) Transfer, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares, any option or warrant or any shares of Common Stock, subject to any option or warrant to any person other than pursuant to the terms of the Merger, (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or (iii) convert (or cause to be converted) any of the Subject Shares consisting of Class A Common Stock into Class B Common Stock, in whole or in part, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder shall have the right (i) for estate planning purposes, to Transfer Subject Shares to a transferee if and only if such Transfer will not result in the automatic conversion of Class A Common Stock or Class C Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the due execution and delivery to Fred Meyer by each transferee of a legal, valid and binding counterpart to this Agreement and
     (ii) to pledge such Subject Shares for purposes of securing customary margin or similar loans (and other customary steps related thereto, including transferring the certificate evidencing the shares into the name of the lender or its nominee) if and only if, in the case of the Class A Common Stock or the Series I Preferred Stock, such pledge will not result in the automatic conversion of Class A Common Stock to Class B Common Stock or the reduction in the number of votes allocated to the Series I Preferred Stock and only following the delivery to Fred Meyer of an acknowledgment by the pledgee of the existence of this Agreement.

          (d) No Solicitation. During the term of this Agreement, the Stockholder shall not, nor shall it permit any of its Affiliates or any director, officer, employee, investment banker, attorney or other adviser or representative of any of the foregoing to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) subject to the terms of Section 9, directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

          (e) Stockholder Assistance. Until the Merger is consummated or the Reorganization Agreement is terminated, the Stockholder shall use all reasonable efforts to assist and cooperate with the other parties to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement, subject, in each case to the requirements of applicable laws, regulations, decrees or other judicial process and subject to the fiduciary obligations of any such Stockholder who is also an officer or director of the Company in his capacity as such.

     4. Confidentiality. The Stockholder hereby agrees to be bound, to the same extent as the Company is bound, by the terms and conditions of the Confidentiality Agreement, dated as of March 26, 1997 by and between Fred Meyer and the Company

     5. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Fred Meyer or Holdings may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Fred Meyer may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Holdings or to any direct or indirect wholly owned subsidiary of Fred Meyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

     7. Termination. This Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Reorganization Agreement or (b) the Effective Time of the Merger; provided, however, that unless (x) the Company is in material breach of its material obligations under the Reorganization Agreement, (y) the Stockholder or any Other Stockholder is in material breach of its material obligations under this Agreement or the Other Voting Agreements, as the case may be or (z) a meeting of the Company's stockholders (or any adjournment thereof) has been held to consider the Merger and the other transactions contemplated by the Reorganization Agreement and the Smith's Stockholder Approval was not obtained, this Agreement shall terminate at the time the Reorganization Agreement is terminated (i) pursuant to Section 7.1 or 7.2(b) thereof, or (ii) by the Company (A) pursuant to Section 7.2(d) thereof or
(B) pursuant to Section 7.2(a) thereof (unless an Acquisition Proposal is pending at the time of such termination) or (C) pursuant to Section 7.3 thereof.

     8. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Fred Meyer in accordance with the notification provision contained in the Reorganization Agreement and to the Stockholder at its address set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words

     "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto and other than Holdings, which is an express beneficiary of this Agreement, any rights or remedies hereunder.

          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g) Public Announcements. The Stockholder will consult with Fred Meyer and use reasonable efforts to agree upon the text of any press release, before issuing any press release or otherwise making public statements with respect to the transactions contemplated by this Agreement and the Reorganization Agreement and shall not issue any such press release or make any such public statement without Fred Meyer's prior consent, which consent shall not be unreasonably withheld, except as may be required by applicable law (including requirements of stock exchanges and other similar regulatory bodies).

          (h) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. The Stockholder signs solely in its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, or the general partner of a partnership which is the beneficial owner of its Stockholder's Subject Shares or Options or Warrants and nothing herein shall limit or affect any actions taken by the Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Reorganization Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by the Stockholder.

     10. Enforcement. The parties agree, and the beneficiaries of each trust which is a party hereto have agreed, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby and (v) appoints The Corporation Trust Corporation as such party's agent for service of process in the State of Delaware.

     11. The Stockholder hereby acknowledges that it will receive the Preferred Consideration in the Merger and hereby agrees to accept the Preferred Consideration in exchange for the cancellation of its Series I Preferred Stock and to take such further actions as Fred Meyer and the Company may request to evidence such agreement.

                            (Signature page follows)

     IN WITNESS WHEREOF, each of Fred Meyer and the Stockholder has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

                                       FRED MEYER, INC.


                                       By: ROBERT G. MILLER
                                           -------------------------------------
                                       Name: Robert G. Miller
                                       Title: Chief Executive Officer and
                                              President





                                       CORPORATION OF THE PRESIDENT OF THE
                                       CHURCH OF JESUS CHRIST OF LATTER-DAY
                                       SAINTS


                                       By: ROGER G. CLARKE
                                           -------------------------------------
                                       Name: Roger G. Clarke
                                       Title: Authorized Agent

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
The Yucaipa Companies                                                  200,000                                          1,842,555/1
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Arizona Partners, L.P.                                         273,582
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa Smitty's Partners, L.P.                                        300,667
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

--------------

1 No shares of Class C Common Stock have been issued. 1,842,555 shares of non-voting Class C Common Stock are issuable upon exercise of the Yucaipa
     Warrant.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Yucaipa Smitty's Partners II, L.P.                                     136,793
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

Yucaipa SSV Partners, L.P.                                           1,340,772/2
c/o The Yucaipa Companies
10000 Santa Monica Boulevard
5th Floor
Los Angeles, CA  90067

University of Utah                                                                      2,267,731
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT  84112

--------------

2 Of this total, 660,000 shares are pledged to Goldman, Sachs & Co. for collateral purposes in connection with a margin account.

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Corporation of the President of the Church                                              2,000,010
of Jesus Christ of Latter-Day Saints
50 East North Temple
Salt Lake City UT  84150

Jeffrey P. Smith                                     648,666             5,141
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

Fred L. Smith                                        252,708
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84101

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Richard D. Smith
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Dee Glen Smith Marital Trust I                       224,287                            3,253,623
c/o Ida W. Smith
1066 North East Capital Blvd.
Salt Lake City, UT  84103

Trust for the Children of Jeffrey P. Smith           560,353
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                  SCHEDULE A/1

                                                                                                     Shares of         Shares of
                                                Shares of         Shares of       Shares of          capital stock     capital stock
                                                Class A           Class B         Series I           subject to        subject to
Name                                            Common Stock      Common Stock    Preferred Stock    Options           Warrants
------------------------------------------------------------------------------------------------------------------------------------
Trust for the Children of Fred L. Smith              560,353/3
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

Trust for the Children of Richard D. Smith           483,952
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT  84104

                                                  ----------         ---------         ----------       ----------      ---------

Total Shares                                       2,730,319         2,256,955          7,521,364                       1,842,555
                                                  ==========         =========         ==========       ==========      =========

Total Voting Power                                27,303,190         2,256,955         75,213,640
                                                  ==========         =========         ==========       ==========      =========

--------------

3    The children of Fred L. Smith have individual trusts of shares of Class A
     Common Stock. Fred L. Smith is the trustee and the trusts are as follows:
     Fred Lloyd Smith Trust - 41,353 shares, Staci Elaine Smith Trust - 28,670 shares and Zachary Dee Smith Trust - 28,670 shares.

                                                                      APPENDIX G

                        DELAWARE GENERAL CORPORATION LAW


     SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to subsection (g) of Section 251), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next proceeding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and

(d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall by borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX H




================================================================================




                             STOCK OPTION AGREEMENT


                                     between


                        SMITH'S FOOD & DRUG CENTERS, INC.


                                       and


                                FRED MEYER, INC.











                            -------------------------

                            Dated as of May 11, 1997

                            -------------------------






================================================================================

                             STOCK OPTION AGREEMENT

          STOCK OPTION AGREEMENT, dated as of May 11, 1997, between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Grantee"), and Fred Meyer, Inc., a Delaware corporation ("Issuer").


                              W I T N E S S E T H:

          WHEREAS, on May 11, 1997, Grantee and Issuer entered into an Agreement and Plan of Reorganization and Merger (the "Reorganization Agreement");

          WHEREAS, as a condition and inducement to Grantee's execution of the Reorganization Agreement and pursuit of the transactions contemplated thereby, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

          WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Reorganization Agreement prior to the execution hereof;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

          1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of Five Million Two Hundred Fifty-Eight Thousand Thirty-Six (5,258,036) fully paid and nonassessable shares of the common stock, $0.01 par value per share, of Issuer ("Common Stock") at a price per share equal to $45.00 (the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price is subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Reorganization Agreement.

          2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, the termination fee provided for in either
Section 7.5(c) or

Section 7.5(d) of the Reorganization Agreement has become payable (a "Triggering Event") and prior to the occurrence of an Exercise Termination Event (as hereinafter defined). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Reorganization Agreement such that Issuer shall be entitled to terminate the Reorganization Agreement pursuant to Section 7.4(c) thereof and (ii) this Agreement shall automatically terminate upon the termination of the Reorganization Agreement by Issuer pursuant to Section 7.4(c) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Reorganization Agreement. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) the termination of the Reorganization Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event and in circumstances under which the conditions necessary for a Triggering Event to occur are incapable of being fulfilled; or
(iii) the passage of twelve (12) months following the occurrence of a Triggering Event.

          (b) Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (c) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (d) At the closing referred to in subsection (c) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option and (ii) present and surrender this Agreement to Issuer at its principal executive offices.

          (e) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (d) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

          (f) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (g) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (c) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

          3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

          4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

          (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

          6. Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section 10) of such Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

          7. (a) At any time after the occurrence of a Triggering Event (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of
(i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the net price paid in such sale for such assets and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

          (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

          8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or any Significant Subsidiary's assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option

(the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving or acquiring person, and (iii) the transferee of all or substantially all of Issuer's assets (or the assets of a Significant Subsidiary of Issuer).

          (ii) "Assigned Value" shall mean the market/offer price, as defined in
Section 7.

          (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (iv) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

          9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the

Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this
Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

          10. The time periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16 (b) of the 1934 Act by reason of such exercise.

          11. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

          12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

          13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

          14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed the sum of (i) $10 million and (ii) an amount (not to exceed in any event $35 million) equal to any portion of the Termination Fee provided for in Sections 7.5(c) or
(d) of the Reorganization Agreement the payment of which under the Reorganization Agreement the Grantee has advised the Issuer in writing that it has permanently and irrevocably waived (such sum of clause (i) and (ii) is referred to herein as the "Maximum Amount") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the Maximum Amount after taking into account the foregoing actions.

          (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than the Maximum Amount; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

          (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

          15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

          16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

          17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

          18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

          19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          21. Except as otherwise expressly provided herein, in the Reorganization Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                     SMITH'S FOOD & DRUG CENTERS, INC.


                                     By: RONALD W. BURKE
                                         -------------------------------------
                                         Name:  Ronald W. Burkle
                                         Title: Chief Executive Officer


                                     FRED MEYER, INC.


                                     By: ROBERT G. MILLER
                                         ---------------------------------------
                                         Name:  Robert G. Miller
                                         Title:  Chairman of the Board and Chief
                                                 Executive Officer

                                                                      APPENDIX I


                                    PROPOSED
                                 HOLDINGS, INC.
                            1997 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this 1997 Stock Incentive Plan (the "Plan") is to enable Holdings, Inc. (the "Company") to attract and retain the services of selected salaried employees, including employees who may be officers or directors of the Company or of any subsidiary of the Company, and selected nonemployee agents, consultants, directors and advisors to the Company or any subsidiary.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 12, the shares to be offered under the Plan shall consist of Common Stock of the Company ("Common Stock"), and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 5,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or Performance-based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or Performance-based Award shall again be available under the Plan. If shares sold or issued under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of the Plan.

          (a) Effective Date. The Plan shall become effective as of the date of consummation of the mergers whereby Fred Meyer, Inc. and Smith's Food & Drug Centers, Inc. become wholly owned subsidiaries of the Company.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding awards, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration.

          (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to share (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15.

     5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; and (vii) grant Performance-based Awards as provided in paragraph 11. Any such awards may be made to salaried employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes may have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company and its subsidiaries shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No individual may be granted options or stock appreciation rights under the Plan for more than an aggregate of 1,000,000 shares of Common Stock in connection with the hiring of the individual or 250,000 shares in any fiscal year otherwise.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv), 12 and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C) or because of a change in control as provided in subparagraph 6(a)(iv)(D), the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Termination upon a Change of Control. In the event an optionee's employment by the Company or by any parent or subsidiary of the Company terminates within one year after a change in control of the Company for any reason other than retirement, death or total disability (as defined in paragraph 6(a)(iv)(B)), any option held by such optionee may be exercised with respect to all remaining shares subject thereto, free of any limitation on the number of shares with respect to which the option may be exercised in any one year, at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period. A "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provision; provided that, without limitation, such a change in control shall be deemed to have occurred if
(1) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A change in control of the Company shall not include any change in control (i) pursuant to a written agreement between the Company and another person, which agreement is approved and adopted by the Board of Directors of the Company, or (ii) pursuant to any tender offer or exchange offer which the Board of Directors has in any manner recommended acceptance of to the shareholders of the Company.

                    (E) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the three-month and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (F) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including cash that may be the proceeds of a loan from the Company) or, in whole or in part, in Common Stock of the Company valued at fair market value, or, with the consent of the Board of Directors, restricted stock, Performance-based Awards or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price for the Common Stock as reported in the NYSE Composite Transactions and published in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment therefor has been made. Subject to such rules as may be adopted by the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

     Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. Subject to such rules as may be adopted by the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option, less the number of shares surrendered in payment of the option exercise or surrendered or withheld to satisfy withholding obligations.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price for the Common Stock as reported in the NYSE Composite Transactions and published in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee covert an Incentive Stock Option to a Nonstatutory Stock Option.

               (vii) Limitation on Number of Shares Issuable Under Incentive Stock Options. Subject to adjustment as provided in paragraph 12, the total number of shares of Common Stock that may be issued under the Plan upon exercise of Incentive Stock Option shall not exceed 5,000,000 shares.

          (c) Nonstatutory Stock Options. Nonstatutory Stock Options shall be subject to the following additional terms and conditions:

               (i) Option Price. The option price for Nonstatutory Stock Options shall be determined by the Board of Directors at the time of grant. The option price may not be less than 50 percent of the fair market value of the shares on the date of grant. The fair market value of shares covered by a Nonstatutory Stock Option shall be determined pursuant to paragraph 6(b)(iv).

               (ii) Duration of Options. Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares surrendered or withheld to satisfy withholding obligations.

     8. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares surrendered in payment of the restricted stock or surrendered or withheld to satisfy withholding obligations.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms and conditions as the Board of Directors prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors; provided, that the provisions of paragraph 6(a)(iv)(D) shall apply to the exercise of a stock appreciation right upon termination of employment of the grantee following a change in control as provided therein. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

               (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be the closing price for the Common Stock as reported in the NYSE Composite Transactions and published in The Wall Street Journal, or such other reported value of the Common Stock as shall be specified by the Board of Directors, on the trading day preceding the date the stock appreciation right is exercised.

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               (vii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares surrendered or withheld to satisfy withholding obligations. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     10. Cash Bonus Rights.

          (a) Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection with Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. No cash bonus right granted to an officer or director in connection with an option may be exercised during the first six months following the date the bonus right is granted. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection with Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d) Cash Bonus Rights in Connection with Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance-based Awards. The Board of Directors may grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

          (a) Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

          (b) Performance Goals and Payment. The Board of Directors shall establish in writing an objective ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit (including one or more regions or stores) of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals shall be set within the applicable time periods required under
Section 162(m) of the Code. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to The Company or any Business Unit: departmental expense performance, earnings per share, total shareholder return (stock price increase plus dividends), return on equity, return on assets, revenues, operating income, income before taxes, net income, inventories, inventory turns, cash flows, expenses, capital expenditures, increase in shareholder value as a percentage of assets employed, other financial return ratios, market performance, customer satisfaction or any of the foregoing before the effect of acquisitions, divestitures, accounting changes and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under the Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 11(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

          (c) Computation of Payment. After an Award Period, the financial performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

          (d) Maximum Awards. No participant may receive Stock Performance Awards in any fiscal year under which the maximum number of shares of Common Stock issuable under the award exceeds 100,000 shares. No participant may receive Dollar Performance Awards in any fiscal year under which the maximum amount of cash payable under the award exceeds $1,500,000.

          (e) Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

          (f) Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares surrendered or withheld to satisfy withholding obligations.

     12. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portion thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. The Board of Directors may also require that any securities issued in respect of or exchanged for shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting The Company, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 12, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

     13. Corporate Mergers, Acquisitions, etc. The Board of Directors may also grant options, stock appreciation rights, Performance-based Awards, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with, the assumption of existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and Performance-based Awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     14. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     15. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company.

     17. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                                                                      APPENDIX J

                            MEYER-SMITH HOLDCO, INC.

               NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

                                  July 23, 1997



Meyer-Smith Holdco, Inc.
a Delaware corporation
3800 SE 22nd Avenue
Portland, Oregon  97202                                                  Company


          The Company hereby establishes this plan (the Plan) effective as of July 23, 1997. The name of the Plan is the Meyer-Smith Holdco, Inc. Non-Employee Directors' Deferred Compensation Plan. The purpose of the Plan is to attract and retain certain individuals of outstanding competence to serve as members of the Board of Directors of the Company by permitting such individuals to elect to defer all or a portion of their Compensation as a Director otherwise payable currently to them by the Company for payment occurring or commencing at a later date or upon the occurrence of a later event.

          As provided below, this Plan is a successor to the Smith's Food & Drug Centers, Inc. Directors' Deferred Compensation Plan (Smith's Plan) adopted by Smith's Food & Drug Centers, Inc. (Smith's) effective May 1, 1997.

     SECTION 1. Definitions. As used in this Plan, the following terms shall have the indicated meanings:

     (a) Board. The Board of Directors of the Company.

     (b) Committee. The Compensation Committee of the Board.

     (c) Common Stock. The Company's Common Stock, par value $.01 per share.

     (d) Company. Meyer-Smith Holdco, Inc.

     (e) Compensation. The annual retainer and all fees (excluding any reimbursed expenses) directly payable to a Director in the Director's capacity as a member of the Board in any calendar year.

     (f) Director. Any member of the Board who directly receives Compensation in connection with being a member of the Board.

     (g) Non-Employee Director. A Director who is not an employee of the Company.


     (h) Participant. Any Director who becomes a participant in the Plan as provided in Section 2 of the Plan.

     (i) Plan. Meyer-Smith Holdco, Inc. Non-Employee Directors' Deferred Compensation Plan, as it may be amended from time to time.

     (j) Plan Year. Each 12 month period as to which an election is made to defer Compensation in accordance with the provisions of Section 3 of the Plan. Such 12 month period shall be from each January 1st to the following December 31st.

     (k) Retirement. Any termination or resignation from membership on the Board, including the reaching of any mandatory retirement age.

     SECTION 2. Eligibility and Participation.

     (a) All Non-Employee Directors shall be eligible to participate in the Plan. Deferral elections shall apply only to Compensation for service as a Director while not an employee of the Company or an affiliate of the Company. A Director may become a Participant for any Plan Year by executing an irrevocable deferral election (in the form attached hereto or on such other form as may be prescribed by the Committee) with respect to the Director's Compensation for such Plan Year. Except as provided in Section 2(b), such election shall be executed on or before the day following the day of the annual meeting of shareholders. If a Non-Employee Director becomes an employee of the Company and remains a member of the Board, the former Non-Employee Director's participation in the Plan shall cease, but then-existing deferrals shall remain in the Plan for payment in accordance with the former Non-Employee Director's deferral election.

     (b) With respect to an individual who first becomes eligible to participate in the Plan after the beginning of a Plan Year by reason of an election or appointment to the Board, such individual may become a Participant for the remainder of such Plan Year by executing an irrevocable deferral election with respect to future Compensation as soon as practicable, but in any event within 30 days of the date such individual becomes a Director. A Director, at the time the Plan becomes effective, may become a Participant for the remainder of such Plan Year by executing such a form within 30 days following upon approval of the Plan.

     SECTION 3. Deferral Election.

     (a) As a condition of participation under the Plan, a Director must agree to defer all or part of Compensation for any Plan Year. An election made under this Plan with respect to Compensation shall relate only to Compensation for the succeeding Plan Year, or to Compensation for the remainder of a Plan Year if
Section 2(b) applies, and a separate election must be made in order to defer Compensation during any subsequent Plan Year. In the event of a failure to make a timely election to defer Compensation for any Plan Year, no portion of the Participant's Compensation for such Plan Year may be deferred under this Plan.

     (b) Each deferral election shall designate the following:

          (1) The percentage of Compensation that is to be deferred under this Plan.

          (2) The percentage of deferred Compensation that is to bear interest and the percentage that is to be invested in Common Stock until paid or distributed as the case may be.

          (3) The date of the event on which payment of deferred Compensation is to commence, provided, however, that any date or event (other than death, disability or termination of directorship) shall not be earlier than the later of two years from the date of the deferral election or termination of directorship.

          (4) The method of distribution of deferred Compensation; provided, however, that the portion of deferred Compensation that is to bear interest will be distributed in cash and the portion of deferred Compensation that is to be invested in Common Stock will be distributed in shares of Common Stock.

          (5) The beneficiary to receive any payment or distribution if the Participant dies before receiving all amounts to which the Participant is entitled under the Plan.

     SECTION 4. Participant's Account.

     (a) The Company shall establish bookkeeping accounts to record the deferrals and additions under this Plan. Each Participant shall have a separate account for each Plan Year, and each account shall be increased and decreased as provided in this Section 4.

     (b) During the Plan Year, each Participant's account shall be credited on the last day of each March, June, September, and December with the amount of Compensation deferred by the Participant for the calendar quarter ending on that day.

     (c) If crediting with interest is elected, the Participant's account shall be credited as of the last day of each March, June, October, and December during the Plan Year with the dollar amount obtained by multiplying the cash balance as of the first day of the calendar quarter by one-fourth of the average prime rate as published in The Wall Street Journal in effect as of the first day of such quarter. That portion of each Participant's account that is interest bearing shall continue to bear interest in accordance with this Section 4(c) until payment of all cash amounts has been made pursuant to Section 6, including during any installment payment period which may have been elected by the Participant or approved by the Committee under Section 6(c).

     (d) If investment in Common Stock is elected as of the last day of each March, June, September, and December during the Plan Year, then the following shall apply:

          (1) The Company shall issue stock certificates to the trust described in Section 5 for the account of the Participant, in a share amount which shall be equal to the number of full shares of Common Stock which can be purchased with 110 percent of the dollar amount of the Compensation so deferred at the median of the high and low trading prices of the Common Stock as quoted on the New York Stock Exchange Composite Transactions on such date as reported in The Wall Street Journal (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

          (2) The Participant's cash deferral account shall be credited with the dollar amount of any part of such deferred Compensation that was not equal to the purchase price of a full share of Common Stock. The cash portion of a Participant's account representing a fractional share shall bear interest as set forth in Section 4(c) until a full share of Common Stock can be allotted to such account as of the last day of a quarter.

     (e) If investment in Common Stock is elected, the Participant's account shall be credited as of the last day of each March, June, September, and December with any dividend payable to stockholders, which shall be an amount determined by multiplying the dividends paid, either in cash or property (other than shares of Common Stock) upon a share of Common Stock to a stockholder of record during the calendar quarter, by the number of shares in the Participant's account at the beginning of such quarter. Such dividend amounts in a Participant's account shall be converted to Common Stock in the manner described in Section 4(d) above. That portion of each Participant's account that is invested in Common Stock shall continue to be credited with respect to any dividends paid to the stockholders of the Company in accordance with this
Section 4(e) until distribution of all share amounts has been made pursuant to
Section 6, including during any installment payment period which may have been elected by the Participant or approved by the Committee under Section 6(c).

     (f) In the event of any change in the shares of Common Stock upon which the share amounts hereunder are based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination or exchange of shares, or other change in the corporate structure, the number and kind of shares reserved for the Plan and credited to each Participant's account and any related dividends credited to each Participant's account shall be appropriately adjusted by the Committee.

     (g) The Participant's account shall be reduced by any payments or distributions made to the Participant or the Participant's beneficiary, estate or representative.

     SECTION 5. Funding Prohibitions. All entries in a Participant's account shall be bookkeeping entries only and shall not represent a special reserve or otherwise constitute a funding of the Company's unsecured promise to pay any amounts or make any distributions hereunder. All payments to be made under this Plan shall be paid from the general funds of the Company or by distributing previously unissued or treasury shares of Common Stock. The maximum amount of Common Stock issuable under the Plan shall be 100,000 shares, which shall be adjusted, if necessary, under Section 4(f).

     Participants and their beneficiaries shall have no right, title or interest in or to any investments which the Company may make to aid it in meeting its obligations under this Plan. Except to the extent a so called "rabbi trust" is established and funded as provided below, all such assets shall be the property solely of the Company and shall be subject to the claims of the Company's unsecured general creditors. To the extent a Participant or any other person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company and such person shall have only the unsecured promise of the Company that such payments shall be made. The Company, however, may establish a "rabbi trust" and place in such trust some or all assets attributable to this Plan.

     SECTION 6. Payment.

     (a) The payment of cash amounts and the distribution of Common Stock amounts credited to a Participant's account shall be made in the manner and at the time or times specified herein. All payments of cash shall be made by Company or the trustees of a trust established under Section 5 to the Participant by check. All distributions of Common Stock shall be by share certificates representing the number of whole shares of Common Stock then due to the Participant.

     (b) A Participant who makes a deferral election for a Plan Year shall at the same time also elect the time at which or the event (such as Retirement) after which payment of the amounts credited to the Participant's account established for such Plan Year shall commence. Subject to Section 6(d) below, once made, such election of time of commencement of payment or distribution for such Plan Year shall be irrevocable. Payment or distribution of amounts credited to the Participant's account for such Plan Year shall commence within 30 days of the date or the occurrence of the event specified by the Participant in such election and shall be made in accordance with the other provisions of this Plan.

     (c) A Participant who makes a deferral election with respect to a Plan Year shall at the same time also elect to have the balance of the Participant's account paid out or distributed in one of two methods, and subject to Section 6(d), once made, such election of payment/distribution method shall be irrevocable:

          (1) In a single lump sum.

          (2) In approximately equal annual installments (calculated on the basis of the amounts in the Participant's account and the amounts to be accrued during the installment payment period) over a period of years (selected by the Participant) not to exceed fifteen.

     (d) Notwithstanding any other provision of this Plan to the contrary, a Participant or beneficiary may withdraw an amount of cash or Common Stock or both from the Participant's or beneficiary's account before the designated time at which or event after which payment is to commence as follows:

          (1) Upon a finding by the Committee in its sole discretion that an unanticipated emergency that is caused by an event beyond the control of such Participant or beneficiary has occurred and that such emergency would result in severe financial hardship to such Participant or beneficiary if early withdrawal were not permitted. The amount which may be withdrawn pursuant to this Section 6(d) shall not exceed the amount necessary to meet such financial hardship as determined by the Committee in its sole discretion. The Committee shall have the right to require such Participant or beneficiary to submit such documentation as it deems appropriate for the purpose of determining the existence, cause and extent of such financial hardship.

          (2) At the Participant's or beneficiary's option, 100 percent of the account balance may be withdrawn, less a forfeiture of 10 percent of the amount withdrawn. The Participant shall be permanently ineligible to participate after a forfeiture withdrawal.

     (e) Distributions of shares of Common Stock in a Participant's account will be made by delivery of an equal number of shares of Common Stock.

     (f) Notwithstanding any provision of this Plan to the contrary, in the event of the death of any Participant, the amounts in the Participant's account shall be paid or distributed to the Participant's beneficiary as designated on the Participant's deferral election form in a single lump sum or in a single distribution of shares of Common Stock, as the case may be, within 30 days after the date of such death.

     Each Participant shall designate a beneficiary to whom any amounts in the Participant's account under this Plan shall be payable or distributable on the Participant's death. A Participant may also designate an alternate beneficiary to receive such distribution in the event that the designated beneficiary cannot receive the distribution for any reason. In the event no designated or alternate beneficiary can receive such payment or distribution for any reason, the payment or distribution will be made to the Participant's estate. Each Participant may at any time change any beneficiary designation. A change of beneficiary designation must be made in writing and delivered to the Committee or its delegate. The interest of any beneficiary who dies before the Participant will terminate unless otherwise specified by the Participant.

     SECTION 7. Administration. The Plan shall be administered by the Committee. The Committee shall have all powers necessary to carry out the provisions of the Plan, including without limitation, the power to delegate administrative matters to other persons and to interpret the Plan in a manner consistent with its express provisions.

     SECTION 8. Miscellaneous.

     (a) Termination of the Plan. The Company may at any time by action of its Board terminate this Plan. Upon termination of the Plan, no further deferrals will be permitted, and each Participant's Compensation will be paid thereafter on a non-deferred basis. Each Participant's accounts as they then exist will be maintained, credited and distributed pursuant to the provisions of this Plan and the Participant's elections.

     (b) Amendment. The Company may at any time amend this Plan in any respect as follows:

          (1) In the case of amendments which have a material effect on the cost to the Company of maintaining the Plan, by action of its Board.

          (2) With respect to any other amendments, by action of the Committee.

          (3) No amendment shall adversely effect the right of Participants or their beneficiaries to any amounts credited or to be credited to the Participants' accounts with respect to any Plan Year which has commenced prior to the adoption of the amendment.

     (c) No Alienation of Benefits. To the extent permitted by law, Participants and beneficiaries shall not have the right to alienate, anticipate, commute, sell, assign, transfer, pledge, encumber or otherwise convey the right to receive any distributions under this Plan, and any distributions under this Plan or rights thereto shall not be subject to the debts, liabilities, contracts, engagements or torts of Participants or beneficiaries nor to attachment, garnishment or execution, nor shall they be transferable by operation of law in the event of bankruptcy or insolvency. Any attempt, whether voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     (d) No Right to Continue as a Director. Nothing contained herein shall be construed as conferring upon a Director the right to continue as a member of the Board or to continue Director's current or any other rate of Compensation.

     (e) Headings. The headings of paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of the Plan.

     (f) Compliance with Laws. This Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     (g) General Restrictions. The issuance of Common Stock or the delivery of certificates for such shares to Participants under the Plan or the sale of such shares by Participants shall be subject to the requirement that, if at any time the General Counsel or Secretary of the Company shall reasonably determine, in either's discretion, that the listing, registration or qualification of such Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, the issuance or sale of such shares, payment or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the General Counsel or Secretary.

     (h) Governing Law. The Plan shall be construed and administered under the laws of the State of Oregon, without regard to the conflicts of laws principles thereof.

     (i) Successorship to the Smith's Plan. As of the effective date of this Plan, Smith's is a wholly-owned subsidiary of the Company. The terms of this Plan are substantially the same as the Smith's Plan. Deferrals under the Smith's Plan are ending as of the effective date of this Plan. Deferral accounts under the Smith's Plan are being assumed by the Company as of the effective date of this Plan, with the consent of then-current participants under the Smith's Plan.

After the effective date, the Smith's Plan shall no longer exist. All obligations under this Plan are obligations of the Company and not of Smith's. Participants' accounts credited under the Smith's Plan in Smith's Class B Common Stock, par value $.01 per share, shall be converted to Common Stock of the Company under this plan based on the conversion rate for Smith's Class B Common Stock as set forth in the "Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997, between Smith's and Fred Meyer, Inc." Deferral elections under the Smith's Plan as to amounts deferred as of the effective date of this Plan, including elections as to time and form of payment of benefits, shall continue to apply to amounts from the Smith's Plan assumed under this Plan. Former Smith's Plan participants who qualify for ongoing deferrals of Compensation after the effective date of this Plan shall execute new deferral elections under this Plan with respect to any such deferrals.

                                     PART II

Item 20.  Indemnification of Officers and Directors

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation the power to indemnify officers and directors under certain circumstances. Article VII.A of the Registrant's Certificate of Incorporation (the "Certificate") and Article V of the Registrant's Bylaws (the "Bylaws") provide for indemnification to the fullest extent permitted by Section 145. Reference is made to the Certificate and the Bylaws of the Registrant, which are incorporated by reference as Exhibits 3.1 and 3.2 hereto, respectively.

     As authorized by Section 102 of the Delaware GCL, the Registrant has included in the Certificate a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for breaches of a director's fiduciary duty to the Registrant. Liability may not be and has not been limited for breaches of the duty of loyalty, intentional misconduct, distributions made in contravention of Section 174 of the Delaware GCL or for any transaction in which a director derives an improper personal benefit. Reference is made to the Certificate incorporated by reference as Exhibit 3.1 hereto.

     The Registrant has a directors and officers liability insurance policy that, under certain circumstances, insures its directors and officers against the costs of defense, settlement or payment of a judgment.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any agreement, vote of stockholders or directors or otherwise.

Item 21.   Exhibits and Financial Statement Schedules

     2.1 Agreement and Plan of Reorganization and Merger by and between Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc., dated as of May 11, 1997 (Incorporated by reference to Appendix A to the Proxy Statement/Prospectus that is a part of this filing)

     3.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Appendix D to the Proxy Statement/Prospectus that is a part of this filing)

     3.2 Bylaws of the Registrant (Incorporated by reference to Appendix E to the Proxy Statement/Prospectus that is a part of this filing)

    *4.1   Specimen Stock Certificate

    *5.1 Opinion of Stoel Rives LLP as to the legality of the securities being registered

    *8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding certain tax matters

    *8.2   Opinion of Latham & Watkins regarding certain tax matters

    *21.1  Subsidiaries of the Registrant

    *23.1  Consent of Deloitte & Touche LLP

    *23.2  Consent of Ernst & Young LLP

     23.3  Consent of Stoel Rives LLP (included in Exhibit 5.1)

     23.4  Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit
           8.1)

     23.5  Consent of Latham & Watkins (included in Exhibit 8.2)

    *23.6  Consent of Salomon Brothers Inc

    *23.7  Consent of Donaldson, Lufkin & Jenrette Securities Corporation

    *24.1  Powers of Attorney

    *99.1  Fred Meyer, Inc. Proxy Card - Common Stock

    *99.2  Smith's Proxy Card - Series I Preferred Stock

    *99.3  Smith's Proxy Card - Class A Common Stock

    *99.4  Smith's Proxy Card - Class B Common Stock

--------------

* Previously filed with this registration statement.


Item 22.   Undertakings

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b) or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on August 6, 1997.

                                       MEYER-SMITH HOLDCO, INC.


                                       By: ROBERT G. MILLER
                                           -------------------------------------
                                           Robert G. Miller
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on August 6, 1997 in the capacities indicated.

         Signature                            Title
         ---------                            -----

    ROBERT G. MILLER              President and Chief Executive
-----------------------------     Officer
    Robert G. Miller              (Principal Executive Officer)


    DAVID R. JESSICK              Senior Vice President and Chief
-----------------------------     Financial Officer
    David R. Jessick              (Principal Financial and
                                  Accounting Officer)


  * RONALD W. BURKLE              Chairman of the Board
-----------------------------
    Ronald W. Burkle


  * VIVIAN A. BULL                Director
-----------------------------
    Vivian A. Bull


  * JAMES J. CURRAN               Director
-----------------------------
    James J. Curran


  * A.M. GLEASON                  Director
-----------------------------
    A.M. Gleason


  * BRUCE KARATZ                  Director
-----------------------------
    Bruce Karatz

  * JOHN G. KING                  Director
-----------------------------
    John G. King


  * ROGER S. MEIER                Director
-----------------------------
    Roger S. Meier


  * ROBERT G. MILLER              Director
-----------------------------
    Robert G. Miller


  * STEVEN R. ROGEL               Director
-----------------------------
    Steven R. Rogel


  * FRED L. SMITH                 Director
-----------------------------
    Fred L. Smith


  * JEFFREY P. SMITH              Director
-----------------------------
    Jeffrey P. Smith


*By: KENNETH THRASHER
     ------------------------
     Kenneth Thrasher
     As Attorney-in-Fact

                                  Exhibit Index


No.     Description
---     -----------

  2.1 Agreement and Plan of Reorganization and Merger by and between Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc., dated as of May 11, 1997 (incorporated by reference to Appendix A to the Proxy
        Statement/Prospectus that is a part of this filing)

  3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendix D to the Proxy Statement/Prospectus that is a part of this filing)

  3.2 Bylaws of the Registrant (incorporated by reference to Appendix E to the Proxy Statement/Prospectus that is a part of this filing)

 *4.1   Specimen Stock Certificate

 *5.1 Opinion of Stoel Rives LLP as to the legality of the securities being registered

 *8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding certain tax matters

 *8.2   Opinion of Latham & Watkins regarding certain tax matters

 *21.1  Subsidiaries of the Registrant

 *23.1  Consent of Deloitte & Touche LLP

 *23.2  Consent of Ernst & Young LLP

  23.3  Consent of Stoel Rives LLP (included in Exhibit 5.1)

  23.4  Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1)

  23.5  Consent of Latham & Watkins (included in Exhibit 8.2)

 *23.6  Consent of Salomon Brothers Inc

 *23.7  Consent of Donaldson, Lufkin & Jenrette Securities Corporation

 *24.1  Powers of Attorney

 *99.1  Fred Meyer, Inc. Proxy Card - Common Stock

 *99.2  Smith's Proxy Card - Series I Preferred Stock

 *99.3  Smith's Proxy Card - Class A Common Stock

 *99.4  Smith's Proxy Card - Class B Common Stock II-7

--------------

* Previously filed with this registration statement.